                                            Filed Pursuant to Rule 424(B)(5)
                                            Registration File No.: 333-130408-04

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 13, 2006)

                                 $2,246,176,000
                                  (APPROXIMATE)

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers

                                ---------------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 211 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately
$2,425,022,033 and the other characteristics described in this prospectus supplement.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-36 OF
THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in
October 2006. The offered certificates will accrue interest from September 1,
2006. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                            APPROXIMATE       APPROXIMATE
                          EXPECTED         INITIAL TOTAL        INITIAL
                          RATINGS        PRINCIPAL BALANCE   PASS-THROUGH     ASSUMED FINAL        RATED FINAL
                      (FITCH/MOODY'S)   OR NOTIONAL AMOUNT       RATE       DISTRIBUTION DATE   DISTRIBUTION DATE
                     ----------------- -------------------- -------------- ------------------- ------------------

Class A-1 ..........      AAA/Aaa         $   66,580,000        4.71100%      August 2011          July 2046
Class A-2 ..........      AAA/Aaa         $  163,000,000        5.29100%      October 2011         July 2046
Class A-3 ..........      AAA/Aaa         $   34,000,000        5.38900%      August 2013          July 2046
Class A-SB .........      AAA/Aaa         $  118,000,000        5.38200%     December 2015         July 2046
Class A-4 ..........      AAA/Aaa         $  971,780,000        5.41400%      August 2016          July 2046
Class A-1A .........      AAA/Aaa         $  344,155,000        5.40900%     September 2016        July 2046
Class AM ...........      AAA/Aaa         $  242,502,000        5.45600%     September 2016        July 2046
Class AJ ...........      AAA/Aaa         $  190,971,000        5.48500%     September 2016        July 2046
Class B ............       AA/Aa2         $   48,500,000        5.52500%     September 2016        July 2046
Class C ............      AA-/Aa3         $   18,188,000        5.55400%     September 2016        July 2046
Class D ............        A/A2          $   48,500,000        5.62300%     September 2016        July 2046
Class XP ...........      AAA/Aaa         $2,372,109,000        0.68214%     September 2014        July 2046

                                 ---------------

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, PNC Capital Markets LLC, Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated are the underwriters of this offering. Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities
Corporation is acting as sole bookrunning manager with respect to 5.498% of the class C certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is
acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates. PNC Capital Markets
LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September 29, 2006. We expect to receive from this offering approximately $2,350,342,046 in sale proceeds, plus accrued interest on the offering certificates from and including September 1, 2006, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us.

                                 ---------------

MERRILL LYNCH & CO.                          COUNTRYWIDE SECURITIES CORPORATION

                             PNC CAPITAL MARKETS LLC

GOLDMAN, SACHS & CO.                                             MORGAN STANLEY

         The date of this prospectus supplement is September 22, 2006

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

      Cross-Collateralized and Cross-Defaulted Mortgage Loans,
        Multi-Property Mortgage Loans and Mortgage Loans
        with Affiliated Borrowers ..........................................S-70
      Terms and Conditions of the Mortgage Loans ...........................S-71
      Collateral Substitution and Partial Releases Other Than

      The Controlling Class Representative and the Loan Combination

      Reductions to Certificate Principal Balances in Connection
        with Realized Losses and Additional Trust Fund Expenses ...........S-185
      Advances of Delinquent Monthly Debt Service Payments and

                                      S-3

Annex A-1   --    Certain Characteristics of the Mortgage Loans
Annex A-2   --    Certain Statistical Information Regarding the Mortgage Loans
Annex A-3   --    Sonic Automotive I Amortization Schedule
Annex A-4   --    Memorial Regional MOB III Amortization Schedule
Annex A-5   --    Mortgage Pool Prepayment Profile
Annex B     --    Certain Characteristics Regarding Multifamily Properties
Annex C     --    Description of the Ten Largest Mortgage Loans and/or Groups of
                     Cross Collateralized Mortgage Loans
Annex D     --    Form of Trustee Report
Annex E     --    Class A-SB Planned Principal Balance Schedule
Annex F     --    Global Clearance, Settlement And Tax Documentation Procedures
Annex G     --    Class XP Reference Rate Schedule

                                      S-4

       IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
                 SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

      Information about the offered certificates is contained in two separate documents--

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

      The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

      This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we", "us", "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      Within the United Kingdom, this prospectus supplement and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

      Until December 21, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                      S-5

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-3 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2006-3, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          Commercial Mortgage Pass-Through Certificates, Series 2006-3

                                             APPROX.        APPROX. %                   APPROX.
                            APPROX. %     INITIAL TOTAL     OF INITIAL      PASS-       INITIAL    WEIGHTED
             EXPECTED         TOTAL     PRINCIPAL BALANCE    MORTGAGE      THROUGH       PASS-     AVERAGE
              RATINGS        CREDIT        OR NOTIONAL         POOL          RATE       THROUGH      LIFE      PRINCIPAL
 CLASS    (FITCH/MOODY'S)    SUPPORT         AMOUNT          BALANCE     DESCRIPTION      RATE     (YEARS)      WINDOW
-------   ---------------   ---------   -----------------   ----------   ------------   --------   --------   -----------

Offered Certificates
A-1           AAA/Aaa        30.000%      $    66,580,000     2.746%        Fixed       4.71100%    2.951     10/06-08/11
A-2           AAA/Aaa        30.000%      $   163,000,000     6.722%       WAC CAP      5.29100%    4.953     08/11-10/11
A-3           AAA/Aaa        30.000%      $    34,000,000     1.402%       WAC CAP      5.38900%    6.787     07/13-08/13
A-SB          AAA/Aaa        30.000%      $   118,000,000     4.866%       WAC CAP      5.38200%    7.176     10/11-12/15
A-4           AAA/Aaa        30.000%      $   971,780,000    40.073%       WAC CAP      5.41400%    9.740     12/15-08/16
A-1A          AAA/Aaa        30.000%      $   344,155,000    14.192%       WAC CAP      5.40900%    9.167     10/06-09/16
AM            AAA/Aaa        20.000%      $   242,502,000    10.000%       WAC CAP      5.45600%    9.953     09/16-09/16
AJ            AAA/Aaa        12.125%      $   190,971,000     7.875%       WAC CAP      5.48500%    9.953     09/16-09/16
B             AA/Aa2         10.125%      $    48,500,000     2.000%       WAC CAP      5.52500%    9.953     09/16-09/16
C             AA-/Aa3         9.375%      $    18,188,000     0.750%       WAC CAP      5.55400%    9.953     09/16-09/16
D              A/A2           7.375%      $    48,500,000     2.000%       WAC CAP      5.62300%    9.953     09/16-09/16
XP            AAA/Aaa          N/A        $ 2,372,109,000      N/A         Variable     0.68214%     N/A          N/A

Certificates Not Offered
E              A-/A3         6.500%       $    21,219,000     0.875%       WAC CAP      5.68200%     9.953    09/16-09/16
F            BBB+/Baa1       5.000%       $    36,375,000     1.500%       WAC CAP      5.86000%    10.020    09/16-10/16
G            BBB/Baa2        4.000%       $    24,251,000     1.000%       WAC CAP      5.95900%    10.036    10/16-10/16
H            BBB-/Baa3       3.125%       $    21,219,000     0.875%     WAC - 0.023%   6.10840%    10.036    10/16-10/16
J             BB+/Ba1        2.625%       $    12,125,000     0.500%       WAC CAP      5.09900%    10.036    10/16-10/16
K             BB/Ba2         2.375%       $     6,062,000     0.250%       WAC CAP      5.09900%    10.036    10/16-10/16
L             BB-/Ba3        2.000%       $     9,094,000     0.375%       WAC CAP      5.09900%    10.036    10/16-10/16
M              B+/B1         1.750%       $     6,063,000     0.250%       WAC CAP      5.09900%    10.265    10/16-02/17
N              B/B2          1.500%       $     6,062,000     0.250%       WAC CAP      5.09900%    10.369    02/17-02/17
P              B-/B3         1.375%       $     3,031,000     0.125%       WAC CAP      5.09900%    10.369    02/17-02/17
Q              NR/NR         0.000%       $    33,345,032     1.375%       WAC CAP      5.09900%    11.980    02/17-07/24
XC            AAA/Aaa          N/A        $ 2,425,022,032      N/A         Variable     0.05238%     N/A          N/A
XR             NR/NR           N/A        $    32,632,360      N/A         Variable     0.00000%     N/A          N/A

      In reviewing the foregoing table, prospective investors should note that--

      o     The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G,
            H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The

                                      S-6

            principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

      o     The class XC, XP and XR certificates do not have principal balances.
            They are interest-only certificates and each of those classes will accrue interest on a notional amount.

      o     For purposes of calculating the amount of accrued interest on the class XC certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class
            A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K,
            L, M, N, P and Q certificates outstanding from time to time.

      o     For purposes of calculating the amount of accrued interest on the class XP certificates, that class of certificates will have a total notional amount that initially equals the sum of (a) the lesser of
            $62,659,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of
            $343,664,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ, B, C, D,
            E, F, G, H, J, K and L certificates outstanding from time to time.
            The total notional amount of the class XP certificates will decline from time to time, in the manner described under "Description of the
            Offered Certificates--General" in this prospectus supplement. In any event, the total notional amount of the class XP certificates will be zero following the distribution date in September 2014.

      o     For purposes of calculating the amount of accrued interest on the class XR certificates, that class of certificates will have a total notional amount approximately equal to the total principal balance of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as RLJ -
            Fairfield Inn San Antonio Airport, RLJ - Residence Inn Salt Lake
            City, RLJ - Courtyard Hammond and RLJ - Courtyard Goshen, which are sometimes collectively referred to in this prospectus supplement as the RLJ loans.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

      o     The ratings shown in the table are those expected of Fitch, Inc. and
            Moody's Investors Service, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates with principal balances is the distribution date in July 2046. See "Ratings" in this prospectus supplement.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

                                      S-7

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a
            "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus x%.

      o     The respective pass-through rates for the class XC and XP
            certificates will, in the case of each class thereof, equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates, provided that the class XP certificates will not accrue interest following the end of the August 2014 interest accrual period. See "Description of the
            Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. The total strip rate applicable to the accrual of interest in respect of the class XC and XP certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

            2.    the pass-through rate from time to time on that class of
                  principal balance certificates.

      o     The pass-through rate for the class XR certificates will be 0% per annum for each interest accrual period through and including the
            July 2013 interest accrual period. Commencing with the August 2013 interest accrual period, the pass-through rate for the class XR certificates will be 0.60% per annum, except that in certain cases when an interest accrual period does not consist of 30 days, the pass-through rate for the class XR certificates will be adjusted because interest accrues on the RLJ loans on the basis of the actual number of days in an accrual period.

      o     The initial pass-through rates listed in the table for the class XC and XP certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

                                      S-8

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    each mortgage loan with an anticipated repayment date is paid in full on that date,

            2.    no mortgage loan is otherwise prepaid prior to maturity,

            3.    no defaults or losses occur with respect to the mortgage
                  loans, and

            4.    no extensions of maturity dates of mortgage loans occur.

            See "Yield and Maturity Considerations--Weighted Average Lives" in
            this prospectus supplement.

      o     The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
            R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

            3.    without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that
                  anticipated repayment date, and

            4.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue and, solely in the case of an RLJ loan, from and after
                  August 1, 2013, further net of 0.60% per annum.

as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

      The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

                                      S-9

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of September 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY

      ML-CFC Commercial Mortgage Trust 2006-3, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing Entity"
in this prospectus supplement and "The Trust Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series
2006-3 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
Street, New York, New York 10080 and our telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the issuing entity. We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the sponsors, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. See
"Transaction Participants--The Depositor" in this prospectus supplement and "The
Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS

      Merrill Lynch Mortgage Lending, Inc., Countrywide Commercial Real Estate
Finance, Inc. and PNC Bank, National Association will be the sponsors with respect to the series 2006-3 securitization transaction. Countrywide Commercial
Real Estate Finance, Inc. is an affiliate of Countrywide Securities Corporation, one of the underwriters. Merrill Lynch Mortgage Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of
the underwriters. PNC Bank, National Association is an affiliate of Midland Loan
Services, Inc., one of the master servicers, and an affiliate of PNC Capital
Markets LLC, one of the underwriters.

      We will acquire the mortgage loans that will back the certificates from the sponsors, each of which originated or acquired from a third party the mortgage loans to be transferred to the issuing entity. Accordingly, the sponsors are also referred to as mortgage loan sellers in this prospectus supplement.

      The following table shows the number of mortgage loans that we expect will be sold to us by each sponsor and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance.

                                      S-10

                                                                                  % OF
                                                                                INITIAL       % OF         % OF
                                           NUMBER OF                            MORTGAGE    INITIAL      INITIAL
                                           MORTGAGE    AGGREGATE CUT-OFF DATE     POOL     LOAN GROUP   LOAN GROUP
         MORTGAGE LOAN SELLER                LOANS       PRINCIPAL BALANCE      BALANCE    1 BALANCE    2 BALANCE
---------------------------------------    ---------   ----------------------   --------   ----------   ----------

1. Merrill Lynch Mortgage Lending, Inc.        58        $   1,077,900,362        44.45%      44.60%       43.56%
2. Countrywide Commercial Real Estate
     Finance, Inc.                            113        $   1,009,711,413        41.64%      44.49%       24.36%
3.  PNC Bank, National Association             40        $     337,410,257        13.91%      10.91%       32.08%
                                           ---------   ----------------------   --------   ----------   ----------
                                              211        $   2,425,022,033       100.00%     100.00%      100.00%
                                           =========   ======================   ========   ==========   ==========

      See "Transaction Participants--The Sponsors" in this prospectus supplement and "The Sponsor" in the accompanying base prospectus.

TRUSTEE

      Upon initial issuance of the certificates, LaSalle Bank National
Association, a national banking association with corporate trust offices located in Chicago, Illinois, will act as trustee of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be responsible for: (a)
maintaining, directly or through one or more custodians appointed by it, possession of the promissory notes for the mortgage loans and various other important loan documents; (b) distributing payments to certificateholders; and
(c) delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the trustee will be primarily responsible for back-up advancing. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See
"Transaction Participants--The Trustee" in this prospectus supplement.

MASTER SERVICERS

      Upon initial issuance of the certificates, Midland Loan Services, Inc., a
Delaware corporation, and Capmark Finance Inc., a California corporation, will act as the master servicers with respect to the mortgage loans. Midland Loan
Services, Inc. is an affiliate of PNC Bank, National Association, one of the sponsors, and of PNC Capital Markets LLC, one of the underwriters.

      Midland Loan Services, Inc. will act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch Mortgage Lending, Inc. and
PNC Bank, National Association and transfer to the issuing entity. Capmark
Finance Inc. will act as master servicer with respect to the mortgage loans that we acquire from Countrywide Commercial Real Estate Finance, Inc. and transfer to the issuing entity.

      The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See "Transaction
Participants--The Master Servicers" in this prospectus supplement.

SPECIAL SERVICER

      Upon initial issuance of the certificates, ING Clarion Partners, LLC, a
New York limited liability company, will act as special servicer with respect to the mortgage loans and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default

                                      S-11

or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See
"Transaction Participants--The Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF CERTIFICATEHOLDERS

      The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates (initially the class Q certificates) will have the right, subject to the conditions described under "Servicing of the Mortgage Loans--The
Controlling Class Representative and the Loan Combination Subordinate
Noteholders" and "--Replacement of the Special Servicer" in this prospectus supplement, to--

      o     replace the special servicer; and

      o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except to the extent that the holders of the non-trust subordinate loan described under "--The Stonestown Mall Controlling
            Party" below, may exercise those, or similar, rights with respect to the mortgage loans (loan number 2) that we identify on Annex A-1 to this prospectus supplement as being secured by the Stonestown Mall.

      Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

THE STONESTOWN MALL CONTROLLING PARTY

      As indicated under "--The Mortgage Loans and the Mortgaged Real
Properties--The Loan Combinations" below, the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Stonestown Mall, is part of a loan combination that is comprised of the subject mortgage loan, which will be transferred to the issuing entity, and a subordinate B-note loan that will not be transferred to the issuing entity, which we refer to in this prospectus supplement as a B-note non-trust loan.

      In the case of the Stonestown Mall loan combination the holder of the related B-note non-trust loan, for so long as it has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the subject loan combination that is allocable to that B-note non-trust loan, that is equal to or greater than 25% of its outstanding principal balance (without taking into account any appraisal reduction amount), will have the right, in lieu of the controlling class representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the loans in the Stonestown Mall loan combination and the related mortgaged real property. See "Description of the Mortgage Pool--The Loan
Combinations--The Stonestown Mall Loan Combination" and "Servicing of the
Mortgage Loans--The Controlling Class Representative and the Loan Combination
Subordinate Noteholders" in this prospectus supplement.

SIGNIFICANT OBLIGORS

      The mortgage loan identified on Annex A-1 to this prospectus supplement as being secured by the Atrium Hotel Portfolio, represents a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrower will be considered a significant obligor. See Annex C, "Ten Largest Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans--The Atrium Hotel Portfolio" in
this prospectus supplement.

                                      S-12

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE

      References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in September 2006 or, with respect to any mortgage loan that has its first due date in October 2006,
September 1, 2006, or, with respect to any mortgage loan that has its first due date in November 2006, the date of origination. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

      With respect to seven (7) mortgage loans (loan numbers 13, 14, 21, 44, 45,
138 and 158), the related mortgage loan seller(s) will deposit, for the benefit of the trust, amounts that will cause the trust to receive, in October 2006, a full month's interest with respect to those mortgage loans. For purposes of determining distributions on the certificates, those supplemental interest payments should be considered payments by the related borrowers.

CLOSING DATE

      The date of initial issuance for the offered certificates will be on or about September 29, 2006.

DETERMINATION DATE

      For any distribution date, the fourth business day prior to the distribution date.

      Notwithstanding the foregoing, the applicable master servicer may make its determination as to the collections received in respect of certain mortgage loans as of a later date during each month because those mortgage loans provide for monthly debt-service payments to be due on a day later than the first day of each month, but which, subject to the applicable business day convention, is not later than the 8th day of each month.

      With respect to any distribution date, references in this prospectus supplement to "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.

DISTRIBUTION DATE

      Payments on the offered certificates are scheduled to occur monthly, commencing in October 2006. During any given month, the distribution date will be the 12th day of such month or, if the 12th day is not a business day, the next succeeding business day.

RECORD DATE

      The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE

      The rated final distribution date for each class of the offered certificates with principal balances is the distribution date in July 2046.

                                      S-13

ASSUMED FINAL DISTRIBUTION DATES

      Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full (or, in the case of the class XP certificates, the distribution date on which its notional amount is expected to be reduced to zero), assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to be repaid in full on its anticipated repayment date.

                                               MONTH AND YEAR OF
                CLASS                   ASSUMED FINAL DISTRIBUTION DATE
              ----------              -----------------------------------
                 A-1                              August 2011
                 A-2                             October 2011
                 A-3                              August 2013
                 A-SB                            December 2015
                 A-4                              August 2016
                 A-1A                           September 2016
                  AM                            September 2016
                  AJ                            September 2016
                  B                             September 2016
                  C                             September 2016
                  D                             September 2016
                  XP                            September 2014

      See the maturity assumptions described under "Yield and Maturity
Considerations" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD

      On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

      o     will relate to a particular distribution date;

      o     will be approximately one month long;

      o     will begin on the day after the determination date in the
            immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

      o     will end on the determination date in the month of the related distribution date.

      However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.

                                      S-14

      With respect to any distribution date, references in this prospectus supplement to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD

      The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each class of interest bearing certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each class of interest bearing certificates assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The issuing entity will issue multiple classes of the certificates with an approximate total principal balance at initial issuance equal to $2,425,022,032.
Twelve (12) of those classes of the certificates are being offered by this prospectus supplement. The classes offered by this prospectus supplement are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS

      We intend to deliver the offered certificates in book-entry form in original denominations of--

      o     in the case of the class XP certificates, $100,000 initial notional amount and in any whole dollar denominations in excess of $100,000;
            and

      o     in the case of the other classes of offered certificates, $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of
Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations"
in this prospectus supplement and under "Description of the
Certificates--Book-Entry Registration" in the accompanying base prospectus.

PAYMENTS

A. GENERAL

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 178 mortgage loans, with an initial loan group 1 balance of
$2,080,866,100 and representing approximately 85.81% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 33 mortgage loans, with an initial loan group 2 balance of $344,155,933 and representing approximately 14.19% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                      S-15

      On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trustee fees and other compensation, and further net of any interest distributions made on a subordinate basis with respect to the class XR certificates, the trustee will make payments of interest and, except in the case of the class XC and XP certificates, principal to the holders of the following classes of certificates, in the following order:

            PAYMENT ORDER                       CLASS
          -----------------       ---------------------------------
                  1                A-1, A-2, A-3, A-SB, A-4, A-1A,
                                              XC and XP
                  2                              AM
                  3                              AJ
                  4                               B
                  5                               C
                  6                               D
                  7                               E
                  8                               F
                  9                               G
                 10                               H
                 11                               J
                 12                               K
                 13                               L
                 14                               M
                 15                               N
                 16                               P
                 17                               Q

      In general, payments of interest in respect of the class A-1, A-2, A-3,
A-SB and A-4 certificates will be made pro rata, based on entitlement, out of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made out of available funds attributable to the mortgage loans in loan group 2. Payments of interest on the class XC and XP certificates will be made out of available funds attributable to both loan groups. However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class
A-1, A-2, A-3, A-SB, A-4, A-1A, XC and/or XP certificates, then the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

      The allocation of principal payments among the class A-1, A-2, A-3, A-SB,
A-4 and A-1A certificates also takes into account loan groups and is described under "--Payments--Payments of Principal" below. The class XC, XP and XR certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.

      Notwithstanding the foregoing, interest distributions with respect to the class XR certificates will be made on a subordinate basis out of available funds attributable to the RLJ loans, which available funds will be net of specified expenses of the issuing entity, including servicing fees, trustee fees and other compensation.

      No payments or other collections on the B-note non-trust loans described under "--The Mortgage Loans and the Mortgaged Real Properties--Loan
Combinations" below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the
Mortgage Pool--Loan Combination" in this prospectus supplement.

                                      S-16

B. PAYMENTS OF INTEREST

      Each class of certificates (other than the class Z, R-I and R-II certificates) will bear interest. With respect to each interest-bearing class of certificates that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for the particular class of certificates for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class XC and XP certificates).

      On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period;
plus (b) any interest that was payable with respect to your class of offered certificates on all prior distribution dates, to the extent not previously paid;
less (c) except in the case of the class XC and XP certificates, your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

      See "Description of the Offered Certificates--Payments--Payments of
Interest", "--Payments--Priority of Payments" and "--Calculation of Pass-Through
Rates" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL

      The class XC, XP, XR, R-I, R-II and Z certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General"
above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order to ensure that--

                                      S-17

      o     no payments of principal will be made to the holders of the class E,
            F, G, H, J, K, L, M, N, P or Q certificates until the total principal balance of the offered certificates, exclusive of the class XP certificates, is reduced to zero;

      o     no payments of principal will be made to the holders of the class
            AM, AJ, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates, exclusive of the class XP certificates, is reduced to zero; and

      o     except as described under "--Amortization, Liquidation and Payment
            Triggers" below, payments of principal will be made--

            (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 certificates until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 certificates until the total principal balance of such certificates is reduced to zero, fourth, the holders of the class A-SB certificates,
                  until the total principal balance of such certificates is
                  reduced to zero, and fifth, the holders of the class A-4
                  certificates, until the total principal balance of such
                  certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class A-1A certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, provided that, on each distribution date the total principal balance of the class A-SB certificates must, subject to available funds, be paid down, if necessary, to the scheduled principal balance for that class for that
                  distribution date that is set forth on Annex E to this
                  prospectus supplement before any payments of principal are made with respect to the class A-1, A-2 and/or A-3
                  certificates, and

            (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-SB and
                  A-4 certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1.

      The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

      o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee; and

      o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

      However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

                                      S-18

      Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.

      Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-SB, A-4 or A-1A certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

      If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

      The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. AMORTIZATION, LIQUIDATION AND PAYMENT TRIGGERS

      As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-SB, A-4 and
A-1A certificates, or any two or more of those classes, remain outstanding. See
"--Description of the Offered Certificates--Allocation of Losses on the Mortgage
Loans and Other Unanticipated Expenses" below. If the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates is reduced to zero at a time when the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

E. PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

                                      S-19

      If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

      o     the holders of any of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
            AJ, B, C, D, E, F, G and/or H certificates that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan;

      o     the holders of the class XC certificates; and/or

      o     the holders of the class XP certificates.

      All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

F. FEES AND EXPENSES

      The amounts available for distribution on the certificates on any distribution date will generally be reduced by the fees and expenses described below.

      Master Servicers. The master servicers will earn a master servicing fee with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.020% to 0.110% per annum; and (3) be payable (a) monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

      Special Servicer. The special servicer will earn a special servicing fee with respect to each mortgage loan that is being specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.35% per annum (but in any event may not be less than $4,000 in any month with respect to any specially serviced mortgage loan); and (c) be payable monthly from general collections on the mortgage pool.

      The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that it successfully works out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

                                      S-20

      Subject to the exceptions described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses--Principal
Special Servicing Compensation" and "--The Principal Recovery Fee" in this prospectus supplement, the special servicer will, in general, be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Trustee. The trustee will earn a trustee fee, which for any distribution date, will equal one month's interest at 0.001% per annum with respect to each and every mortgage loan in the trust, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

      Other Fees and Expenses. The master servicers, the special servicer and the trustee will be entitled to certain other additional compensation and the reimbursement of expenses.

      Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the Offered Certificates--Fees and
Expenses" in this prospectus supplement.

      The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates.

G. PAYMENTS OF ADDITIONAL INTEREST

      On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. See "Description of the Offered Certificates--Payments--Payments of Additional Interest" in this prospectus supplement.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS AND OTHER UNANTICIPATED EXPENSES

      Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and principal recovery fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances

                                      S-21

of the following classes of principal balance certificates will be successively reduced in the following order, until the deficit is eliminated:

             REDUCTION ORDER                     CLASS
            -----------------         ---------------------------
                    1                              Q
                    2                              P
                    3                              N
                    4                              M
                    5                              L
                    6                              K
                    7                              J
                    8                              H
                    9                              G
                   10                              F
                   11                              E
                   12                              D
                   13                              C
                   14                              B
                   15                             AJ
                   16                             AM
                   17                  A-1, A-2, A-3, A-SB, A-4
                                               and A-1A

      Any reduction to the total principal balances of the class A-1, A-2, A-3,
A-SB, A-4 and A-1A certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

      See "Description of the Offered Certificates--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced by that master servicer with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this prospectus supplement.

      Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination. The special servicer, however, will not have the right to determine as recoverable any advance that has been determined by the applicable master servicer to be nonrecoverable.

                                      S-22

      In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and describe in the glossary to, this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

      o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds,

      o     an amount generally equal to:

            1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other
                  relevant information; plus

            2.    certain other amounts, such as escrow funds,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

      The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination will take into account the related B-note loan, which is not held by the issuing entity. The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of those loan combinations will be allocated, first to the related B-note loan (up to the amount of the outstanding principal balance of that B-note loan), and then to the related mortgage loan held by the issuing entity. The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

      None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

      See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" and "Servicing of
the Mortgage Loans--Required Appraisals" in this prospectus supplement. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the trustee will make available on its internet website, initially located at www.etrustee.net, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

                                      S-23

      You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

      See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION

      Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

      In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates, including the class XP certificates (but excluding the class Z,
R-I and R-II certificates), are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

      See "Description of the Offered Certificates--Termination" in this prospectus supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL

      In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

      o     "Description of the Mortgage Pool";

      o     "Risk Factors--Risks Related to the Mortgage Loans";

      o     Annex A-1--Certain Characteristics of the Mortgage Loans;

      o     Annex A-2--Certain Statistical Information Regarding the Mortgage
            Loans;

      o     Annex A-3--Sonic Automotive I Amortization Schedule;

      o     Annex A-4--Memorial Regional MOB III Amortization Schedule;

      o     Annex A-5--Mortgage Pool Prepayment Profile;

      o     Annex B--Certain Characteristics Regarding Multifamily Properties;
            and

      o     Annex C--Description of the Ten Largest Mortgage Loans and/or Groups
            of Cross Collateralized Mortgage Loans

                                      S-24

      When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances;

      o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related B-note loan, which is not held by the issuing entity;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SUBSTITUTIONS, ACQUISITIONS AND REMOVALS OF MORTGAGE LOANS

      On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

      Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the assets of the issuing entity, will:

      o     make, as of the date of initial issuance of the offered
            certificates, and subject to any applicable exceptions, the representations and warranties generally described under
            "Description of the Mortgage Pool--Representations and Warranties"
            in this prospectus supplement; and

      o     agree to deliver the loan documents described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans" in this prospectus supplement.

      If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under
"Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
Pool--Repurchases and Substitutions" in this prospectus supplement.

                                      S-25

      If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement.

      If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default.

      The issuing entity will be subject to optional termination as discussed under "Description of the Offered Certificates--Termination" in this prospectus supplement.

PAYMENT AND OTHER TERMS

      Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties, although in one (1) case (loan number 211), the related mortgaged real property pledged to secure the subject mortgage loan is limited to a borrower's fee interest in land and does not include the improvements on that land. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this prospectus supplement.

      All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

      Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement.
Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A. Partial Interest-Only Balloon Loans

      One hundred fourteen (114) of the mortgage loans, representing approximately 61.15% of the initial mortgage pool balance (97 mortgage loans in loan group 1, representing approximately 61.68% of the initial loan group 1 balance, and 17 mortgage loans in loan group 2, representing approximately
57.94% of the initial loan group 2 balance), require:

      o     the payment of interest only on each due date until the expiration of a designated period;

      o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

                                      S-26

      In the case of one (1) mortgage loan (loan number 86), there is an initial amortization period before the interest-only period commences.

B. Interest-Only Balloon Loans

      Eleven (11) of the mortgage loans, representing approximately 11.57% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 11.39% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 12.63% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

C. Amortizing Balloon Loans

      Eighty-three (83) of the mortgage loans, representing approximately 26.48%
of the initial mortgage pool balance (70 mortgage loans in loan group 1, representing approximately 25.99% of the initial loan group 1 balance, and 13 mortgage loans in loan group 2, representing approximately 29.43% of the initial loan group 2 balance), provide for:

      o     no interest-only period;

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      These 83 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" above or
"--Interest-Only Balloon Loans" above.

D. ARD Loans

      Two (2) of the mortgage loans, representing approximately 0.65% of the initial mortgage pool balance and approximately 0.76% of the initial loan group
1 balance, which are commonly referred to as hyper-amortization loans or ARD loans, each provide for material changes to their terms to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for each of those ARD loans. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date.
The changes to the loan terms, which, in each case, will become effective as of the related anticipated repayment date, include:

      o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

      o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

      The two (2) above-identified ARD loans require:

      o     the payment of interest only until the expiration of a designated period; and

      o     the amortization of principal following the expiration of that interest-only period.

                                      S-27

E. Fully Amortizing Loans

      One (1) of the mortgage loans, representing approximately 0.15% of the initial mortgage pool balance and approximately 0.17% of the initial loan group
1 balance, has a payment schedule that provides for the payment of principal substantially in full by its maturity date.

LOAN COMBINATIONS

      Two (2) mortgage loans are, in each case, part of a loan combination comprised of two or more mortgage loans that are obligations of the same borrower, only one of which will be transferred to the issuing entity. The remaining mortgage loan in each loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of each such loan combination, the mortgage loan that will not be transferred to the issuing entity is, in general, subordinate in right of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted with each other.

      The following mortgage loans are each part of a loan combination:

                                                                         ORIGINAL
 MORTGAGED REAL PROPERTY NAME                         % OF INITIAL   PRINCIPAL BALANCE                CUT-OFF
(AS IDENTIFIED ON ANNEX A-1 TO      CUT-OFF DATE        MORTGAGE     OF RELATED B-NOTE   U/W NCF       DATE
  THIS PROSPECTUS SUPPLEMENT)     PRINCIPAL BALANCE   POOL BALANCE   NON-TRUST LOAN(S)    DSCR     LOAN-TO-VALUE
----------------------------------------------------------------------------------------------------------------

Stonestown Mall                   $     155,600,000      6.42%       $      60,000,000    1.53x       55.42%
----------------------------------------------------------------------------------------------------------------
Sportmart/Westwood Storage        $      18,000,000      0.74%       $       1,010,000    1.10x       78.88%

      See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

DELINQUENCY STATUS

      None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT LOCK-OUT PERIODS

      Except as described under "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Prepayment Lock-out Periods" in this prospectus supplement with respect to one (1) mortgage loan (loan number 12), the mortgage loans restrict prepayment for a particular period commonly referred to as a lock-out period and, in most cases (see "--Defeasance" below), a period during which the subject mortgage loan may be defeased but not prepaid. The weighted average remaining lock-out period and defeasance period of the mortgage loans that provide for a lock-out period or for both lock-out and defeasance periods, is approximately 104 payment periods.

DEFEASANCE

      One hundred eighty-four (184) of the mortgage loans, representing approximately 91.85% of the initial mortgage pool balance (158 mortgage loans in loan group 1, representing approximately 94.11% of the initial loan group 1 balance, and 26 mortgage loans in loan group 2, representing approximately
78.22% of the initial loan group 2 balance), permit the related borrower, under certain conditions, to obtain a full or, in some cases, a

                                      S-28

partial release of the mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates.
The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or portion thereof or allocated to the related mortgaged real property, including any balloon payment.

PREPAYMENT CONSIDERATION

      Thirty-two (32) of the mortgage loans, representing approximately 9.31% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 7.24% of the initial loan group 1 balance, and seven
(7) mortgage loans in loan group 2, representing approximately 21.78% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but one (1) case (loan number 12), following an initial prepayment lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Prepayment Consideration" in this prospectus supplement.

      In the case of each of five (5) of the 32 mortgage loans referred to above, the related borrower may either prepay the mortgage loan with prepayment consideration (i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents) or defease the mortgage loan following the initial lockout period. These five (5) mortgage loans are included among the
184 mortgage loans identified under "--Defeasance" above. For purposes of the
Modeling Assumptions used with respect to the certificates and the mortgage loans to be held by the issuing entity, these five (5) mortgage loans are considered to be mortgage loans providing for prepayment with prepayment consideration.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      S-29

ADDITIONAL STATISTICAL INFORMATION

      The mortgage pool will have the following general characteristics as of the cut-off date:

                                                                     MORTGAGE POOL      LOAN GROUP 1     LOAN GROUP 2
                                                                     --------------    --------------    ------------

Initial mortgage pool/loan group balance                             $2,425,022,033    $2,080,866,100    $344,155,933
Number of mortgage loans                                                  211               178               33
Number of mortgaged real properties                                       290               256               34
Percentage of investment grade, shadow rated loans (1)                    6.4%              7.5%             0.0%

Average cut-off date principal balance                                $11,492,995       $11,690,259      $10,428,968
Largest cut-off date principal balance                                $247,200,000      $247,200,000     $27,500,000
Smallest cut-off date principal balance                                 $745,455          $745,455        $1,081,741
                                                                        6.1605%           6.1629%          6.1462%
Weighted average mortgage interest rate
Highest mortgage interest rate                                          7.1300%           7.1300%          7.0000%
Lowest mortgage interest rate                                           5.2709%           5.2709%          5.4130%
Number of cross-collateralized loans                                       11                11               0
Cross-collateralized loan groups as a percentage of initial              1.45%             1.69%            0.00%
  mortgage pool/loan group balance
Number of multi-property mortgage loans                                    16                15               1
Multi-property mortgage loans as a percentage of initial                 22.97%            26.69%           0.47%
  mortgage pool/loan group balance

Weighted average underwritten debt service coverage ratio (2)            1.35x             1.36x            1.28x
Highest underwritten debt service coverage ratio (2)                     2.48x             2.48x            1.67x
Lowest underwritten debt service coverage ratio (2)                      1.15x             1.15x            1.15x
                                                                         67.79%            66.99%           72.61%
Weighted average cut-off date loan-to-value ratio(2)
Highest cut-off date loan-to-value ratio (2)                             82.73%            80.07%           82.73%
Lowest cut-off date loan-to-value ratio (2)                              32.05%            32.05%           51.84%

Weighted average original term to maturity or anticipated
  repayment date (months)                                                 115               115              118
Longest original term to maturity or anticipated repayment date
  (months)                                                                216               180              216
Shortest original term to maturity or anticipated repayment date
  (months)                                                                 60                60               60

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                 114               114              117
Longest remaining term to maturity or anticipated repayment date
  (months)                                                                214               179              214
Shortest remaining term to maturity or anticipated repayment
  date (months)                                                            59                60               59

______________________
(1)   It has been confirmed to us by each of Fitch and Moody's, in accordance with their respective methodologies, that loan number 2 has credit characteristics consistent with investment grade-rated obligations.

(2)   In the case of certain mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans referred to above.

                                      S-30

PROPERTY TYPE

      The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                                                                   % OF
                                 NUMBER OF         TOTAL         INITIAL
                                 MORTGAGED     CUT-OFF DATE      MORTGAGE    % OF INITIAL   % OF INITIAL
                                    REAL         PRINCIPAL         POOL      LOAN GROUP 1   LOAN GROUP 2
       PROPERTY TYPES            PROPERTIES     BALANCE(1)      BALANCE(1)    BALANCE(1)     BALANCE(1)
----------------------------     ----------   ---------------   ----------   ------------   ------------

Retail                              113       $   886,782,259     36.57%        42.62%          0.00%
   Retail-Anchored                   35       $   527,933,211     21.77%        25.37%          0.00%
   Retail-Unanchored                 50       $   224,506,482      9.26%        10.79%          0.00%
   Retail-Single Tenant              15       $    84,024,022      3.46%         4.04%          0.00%
   Retail-Shadow-Anchored(2)         13       $    50,318,544      2.07%         2.42%          0.00%
Multifamily                          37       $   376,580,018     15.53%         1.56%        100.00%
   Multifamily                       33       $   332,655,933     13.72%         0.00%         96.66%
   Manufactured Housing
      Communities                     4       $    43,924,085      1.81%         1.56%          3.34%
Hospitality                          30       $   519,174,711     21.41%        24.95%          0.00%
Office(3)                            46       $   323,764,612     13.35%        15.56%          0.00%
Industrial                           35       $   171,550,240      7.07%         8.24%          0.00%
Mixed Use                             9       $    74,734,146      3.08%         3.59%          0.00%
Self Storage                         19       $    71,690,592      2.96%         3.45%          0.00%
Land                                  1       $       745,455      0.03%         0.04%          0.00%
                                 ----------   ---------------   ----------   ------------   ------------

TOTAL:                              290       $ 2,425,022,033    100.00%       100.00%        100.00%

______________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   Thirteen mortgaged real properties are medical offices, some of which include a surgical center tenant.

                                      S-31

PROPERTY LOCATION

      The mortgaged real properties are located in 34 states. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                                                                   % OF
                                 NUMBER OF         TOTAL         INITIAL
                                 MORTGAGED     CUT-OFF DATE      MORTGAGE    % OF INITIAL   % OF INITIAL
                                    REAL         PRINCIPAL         POOL      LOAN GROUP 1   LOAN GROUP 2
           STATE                 PROPERTIES     BALANCE(1)      BALANCE(1)    BALANCE(1)     BALANCE(1)
----------------------------     ----------   ---------------   ----------   ------------   ------------

California                           57       $   578,645,822     23.86%        27.81%          0.00%
         Southern (2)                44       $   299,870,276     12.37%        14.41%          0.00%
         Northern (2)                13       $   278,775,546     11.50%        13.40%          0.00%
Texas                                34       $   279,201,534     11.51%         7.84%         33.73%
Virginia                             52       $   278,721,250     11.49%        13.39%          0.00%
Florida                              16       $   178,506,525      7.36%         6.53%         12.36%
Arizona                              14       $   144,812,988      5.97%         3.53%         20.75%
Other                               117       $   965,133,913     39.80%        40.90%         33.16%
                                 ----------   ---------------   ----------   ------------   ------------

TOTAL:                              290       $ 2,425,022,033    100.00%       100.00%        100.00%

______________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS

      The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

                                                                   % OF
     ENCUMBERED                  NUMBER OF         TOTAL         INITIAL
   INTEREST IN THE               MORTGAGED     CUT-OFF DATE      MORTGAGE    % OF INITIAL   % OF INITIAL
   MORTGAGED REAL                   REAL         PRINCIPAL         POOL      LOAN GROUP 1   LOAN GROUP 2
      PROPERTY                   PROPERTIES     BALANCE(1)      BALANCE(1)    BALANCE(1)     BALANCE(1)
----------------------           ----------   ---------------   ----------   ------------   ------------

Fee (2)                             276       $ 2,126,064,782     87.67%        86.79%         93.03%
Leasehold                             9       $   188,657,803      7.78%         9.07%          0.00%
Fee/Leasehold                         5       $   110,299,448      4.55%         4.15%          6.97%
                                 ----------   ---------------   ----------   ------------   ------------

TOTAL:                              290       $ 2,425,022,033    100.00%       100.00%        100.00%

______________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual

                                      S-32

      property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES

      The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal
Revenue Code of 1986, as amended. The designations for each of those two REMICs are as follows:

      o     REMIC I, the lower tier REMIC, which will consist of, among other things--

            1.    the mortgage loans, and

            2.    various other related assets; and

      o     REMIC II, which will hold the non-certificated regular interests in
            REMIC I.

      The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

      Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

      The portion of the assets held by the issuing entity that is represented by the class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes. That additional interest will be excluded from the REMICs referred to above.

      The offered certificates will be treated as regular interests in REMIC II.
This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

      The class XP and A-1 certificates will be issued with more than a de minimis amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                      S-33

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
U.S. federal income tax purposes, will be that, subsequent to any date of determination--

      o     each mortgage loan with an anticipated repayment date will be paid in full on that date,

      o     no mortgage loan will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying base prospectus.

ERISA CONSIDERATIONS

      We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

      o     Title I of the Employee Retirement Income Security Act of 1974, as
            amended, or

      o     section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation by the U.S. Department of Labor.

      If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal
Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying base prospectus.

LEGAL INVESTMENT

      The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS

      The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of

                                      S-34

offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group
2 -- could result in a lower than anticipated yield. In the case of the class XP certificates and the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and
A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

      If you are contemplating the purchase of class XP certificates, you should be aware that--

      o     the yield to maturity on those certificates will be highly sensitive to the rate and timing of principal prepayments and other
            liquidations on or with respect to the mortgage loans,

      o     a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

      o     an extremely rapid rate of prepayments and/or other liquidation on or with respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

      When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the yields to maturity of the class XP certificates, you should consider what the respective components of the total notional amount of that class of certificates are and how payments and other collections of principal on the mortgage loans are to be applied to the respective total principal balances (or portions thereof) of the principal balance certificates that make up those components.

      The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

      In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
AJ, B, C, D, E, F, G, H, J, K and L certificates.

      See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying base prospectus.

                                      S-35

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

      THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN
THE ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

      THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN
FACTORS, INCLUDING THE RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS
SUPPLEMENT AND IN THE ACCOMPANYING BASE PROSPECTUS.

      IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

      If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class XC certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered

                                      S-36

Certificates May Be Insufficient to Protect You Against All Potential Losses"
and "--Payments on the Offered Certificates Will Be Made Solely from the Limited
Assets of the Related Trust, and Those Assets May Be Insufficient to Make All
Required Payments on Those Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, or if you purchase any of the class XP certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition Will
Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

                                      S-37

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

      See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates, other than the class XP certificates, at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates, other than the class XP certificates, at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      The yield to maturity of the class XP certificates will be particularly sensitive to the rate and timing of principal payments on the mortgage loans
(including principal prepayments and principal payments occasioned by

                                      S-38

any default, liquidation or repurchase of a mortgage loan by the applicable mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, all as described in this prospectus supplement under "Description of the Mortgage Pool--Repurchases and
Substitutions". Depending on the timing thereof, a payment of principal in reduction of the principal balance of any of the class A-1, A-2, A- 3, A-SB,
A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K and L certificates may result in a corresponding reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments (including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan) on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Prior to investing in the class XP certificates, you should carefully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans. In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-SB,
A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K and L certificates.

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

                                      S-39

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans.
No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the

                                      S-40

maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

      To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

      Midland Loan Services, Inc., an initial master servicer, is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers. This affiliation could cause a conflict with Midland Loan Services, Inc.'s duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement.

                                      S-41

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

      In addition, in connection with the servicing of the specially serviced mortgage loans (other than the Stonestown Mall trust mortgage loan prior to the occurrence of certain "change of control" events with respect to the related
B-note non-trust loan), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of a B-note non-trust loan or its designee (prior to the occurrence of a "change of control" event with respect to that B-note non-trust loan), take generally similar but not identical actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the
Stonestown Mall and Sportmart/Westwood Storage B-note non-trust loans have a par purchase option and cure rights with respect to the related A-note mortgage loans that will be assets of the issuing entity, upon the occurrence of specified adverse circumstances with respect to the related loan combination.
See "Description of the Mortgage Pool--The Loan Combinations--The Stonestown
Mall Loan Combination" and "--The Sportmart/Westwood Storage Loan Combination"
and "Servicing of the Mortgage Loans--The Controlling Class Representative and
the Loan Combination Subordinate Noteholders" in this prospectus supplement.

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holders of the Stonestown Mall and Sportmart/Westwood Storage B-note non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holders of the
Stonestown Mall and Sportmart/Westwood Storage B-note non-trust loans may direct or advise the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

                       RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      One hundred-thirteen (113) of the mortgaged real properties, which represent security for approximately 36.57% of the initial mortgage pool balance and approximately 42.62% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing

                                      S-42

Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan--Retail Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty (30) of the mortgaged real properties, which represent security for approximately 21.41% of the initial mortgage pool balance and approximately
24.95% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty-three (33) of the mortgaged real properties, which represent security for approximately 13.72% of the initial mortgage pool balance and approximately 96.66% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Forty-six (46) of the mortgaged real properties, which represent security for approximately 13.35% of the initial mortgage pool balance and approximately
15.56% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties".

      In the case of five (5) mortgage loans, which represent approximately
1.89% of the initial mortgage pool balance and approximately 2.20% of the initial loan group 1 balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk
Factors--Various Types of Income-Producing Properties May Secure Mortgage Loans
Underlying a Series of Offered Certificates and Each Type of Income-Producing
Property May Present Special Risks as Collateral for a Loan--Health Care Related
Properties".

                                      S-43

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty-five (35) of the mortgaged real properties, which represent security for approximately 7.07% of the initial mortgage pool balance and approximately 8.24% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Nineteen (19) of the mortgaged real properties, which represent security for approximately 2.96% of the initial mortgage pool balance and approximately
3.45% of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities".

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

      Four (4) of the mortgaged real properties, which represent security for approximately 1.81% of the initial mortgage pool balance (comprised of three (3)
mortgage loans in loan group 1, representing approximately 1.56% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 3.34% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks".

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

      Ten (10) mortgage loans, representing in the aggregate approximately 4.01%
of the initial mortgage pool balance (comprised of nine (9) mortgage loans in loan group 1, representing approximately 4.08% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately
3.60% of the initial loan group 2 balance), are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units.
Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk Factors--Lending on Condominium
Units Creates Risks for Lenders That Are Not Present When Lending on
Non-Condominiums" in the base prospectus.

                                      S-44

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

      o     the related borrower's ability to sell or refinance the mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

                                      S-45

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrowers under certain of the mortgage loans have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

      In the case of 134 mortgaged real properties, securing approximately
34.79% of the initial mortgage pool balance and approximately 40.55% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of
83 of those properties, securing approximately 20.10% of the initial mortgage pool balance and approximately 23.42% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of 56 mortgaged real properties, securing approximately 13.90% of the initial mortgage pool balance and approximately 16.20% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies approximately 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral

                                      S-46

securing the claim) and the amounts the landlord could claim would be limited.
One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy
Proceedings Entail Certain Risks" in this prospectus supplement and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--Dependence on a
Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral"
in the accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

      The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

                                      S-47

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in California, Texas and Virginia will represent approximately 23.86%, 11.51% and 11.49%, respectively, by allocated loan amount, of the initial mortgage pool balance and approximately 27.81%,
7.84% and 13.39% respectively, of the initial loan group 1 balance. Mortgaged real

                                      S-48

properties located in Texas, Arizona and Florida will represent approximately
33.73%, 20.75% and 12.36% respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Certain State-Specific
Considerations" below and "Risk Factors--Geographic Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

      Fifty-seven (57) mortgaged real properties, representing security for approximately 23.86% of the initial mortgage pool balance and approximately
27.81% of the initial loan group 1 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      Two hundred-eight (208) of the mortgage loans, representing approximately
99.20% of the initial mortgage pool balance (175 mortgage loans in loan group 1, representing approximately 99.07% of the initial loan group 1 balance, and 33 mortgage loans in loan group 2, representing approximately 100.00% of the initial loan group 2 balance), are balloon loans that will have substantial remaining principal balances at their respective stated maturity dates. In addition, two (2) mortgage loans, representing approximately 0.65% of the initial mortgage pool balance and approximately 0.76% of the initial loan group
1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

                                      S-49

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

      Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity, represents approximately 10.19% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans loan group 1 represents approximately 11.88% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 7.99% of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 28.36% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 33.05% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 35.35% of the initial loan group 2 balance.

      o     The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 35.71% of the initial mortgage pool balance.
            The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 41.62% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 58.97% of the initial loan group 2 balance.

                                      S-50

      See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDERS OF THE SUBORDINATE
COMPANION LOANS OF THE MORTGAGE LOANS THAT ARE PART OF LOAN COMBINATIONS MAY
CONFLICT WITH YOUR INTERESTS

      Two (2) mortgage loans (loan numbers 2 and 34), which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Stonestown Mall and Sportmart/Westwood Storage, respectively, representing approximately 7.16% of the initial mortgage pool balance and approximately 8.34%
of the initial loan group 1 balance, are each one of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The other loan in each of these loan combinations will not be included as an asset of the issuing entity.

      As described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, the holders of the loans comprising the loan combinations have entered into intercreditor arrangements, which include provisions to the following effect--

      o     the holder of the Stonestown Mall B-note non-trust loan (in each case, for so long as the Stonestown Mall B-Note loan has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the Stonestown Mall loan
            combination allocable thereto, that is generally equal to or greater than 25% of its unpaid principal balance) or any designee thereof, will have the right, in lieu of the controlling class
            representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the mortgage loans in the Stonestown Mall loan combination and the related mortgaged real property;

      o     the holder of the Sportmart/Westwood Storage B-note non-trust loan will have the right to consult, in a non-binding manner, with the applicable master servicer and the special servicer on various servicing matters with respect to the mortgage loans in the
            Sportmart/Westwood Storage loan combination and the related mortgaged real property;

      o     if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the related mortgage loan that will be included in the assets of the issuing entity, the holder of the related B-note non-trust loan has the right to purchase the related mortgage loan that will be included in the assets of the issuing entity at the purchase price set forth in the related intercreditor agreement; and

      o     the holder of the related B-note non-trust loan has cure rights with respect to the related mortgage loan that will be included in the assets of the issuing entity.

      In connection with exercising any of the foregoing rights, the holder of a
B-note non-trust loan may have interests that conflict with your interests.

      See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of nine (9) mortgaged real properties, representing security for approximately 7.78% of the initial mortgage pool balance and approximately
9.07% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a

                                      S-51

material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease.
In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Two (2) mortgage loans, which represent approximately 7.16% of the initial mortgage pool balance and approximately 8.34% of the initial loan group 1 balance, are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the Mortgage
Pool--The Loan Combinations" and "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

                                      S-52

      In the case of two (2) mortgage loans, which represent approximately 1.05%
of the initial mortgage pool balance and approximately 1.23% of the initial loan group 1 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

      In the case of one (1) mortgage loan (loan number 12), which represents approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial loan group 1 balance, the related borrower has the option to either incur additional subordinate secured financing or additional mezzanine debt.

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of 37 of the mortgage loans, representing approximately 38.11%
of the initial mortgage pool balance (36 mortgage loans in loan group 1 representing approximately 43.14% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2 representing approximately 7.67% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real

                                      S-53

property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                                      S-54

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

      Twenty-one (21) separate groups of mortgage loans, representing approximately 15.53% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance", "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US

      We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE

      Underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flows set forth in Annex A-1 to this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. Each

                                      S-55

investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In the case of one (1) mortgage loan (loan number 6), representing approximately 2.13% of the initial mortgage pool balance and approximately 2.48%
of the initial loan group 1 balance, the movie theater space at the related mortgaged real property is currently vacant although the departed tenant is obligated to continue making lease payments. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which
May Reduce Payments on Your Certificates", "--Self Storage Facilities are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" and
"--Manufactured Housing Community Properties, Mobile Home Parks and Recreational
Vehicle Parks are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all but one of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement, was taken.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" for further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

                                      S-56

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments". Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      With the exception of one (1) mortgaged real property, which constitutes security for one (1) mortgage loan (loan number 211), representing approximately
0.03% of the initial mortgage pool balance and approximately 0.04% of the initial loan group 1 balance, licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a

                                      S-57

distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See "Description of the Mortgage Pool--Assessments of
Property Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties. Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items. See "Description of the Mortgage Pool--Assessments of
Property Condition--Property Inspections" and "--Engineering Assessments" in
this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

      The mortgage pool will include 27 mortgage loans representing approximately 24.41% of the initial mortgage pool balance (26 mortgage loans in loan group 1, representing approximately 28.37% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
0.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Seventeen (17) of the mortgage loans referred to in the preceding paragraph, representing approximately 10.15% of the initial mortgage pool balance and approximately 11.83% of the initial loan group 1 balance are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration"
            or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

                                      S-58

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Four (4) mortgage loans, representing approximately 11.74% of the initial mortgage pool and approximately 13.69% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states.
Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under certain of the mortgage loans (for example, loan numbers 3, 36, 143 and 160), are either individuals or entities that are not subject to limitations on the amount of additional debt they may incur and/or not structured to diminish the likelihood of their becoming bankrupt. Some of the borrowers that have been structured with the aim of diminishing the likelihood of their becoming bankrupt may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

                                      S-59

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES.

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Nineteen (19) of the mortgage loans 9, 16, 20, 32, 34, 46, 54, 63, 76, 77,
87, 98, 100, 103, 150, 151, 173, 177 and 208), representing approximately 8.90%
of the initial mortgage pool balance (15 mortgage loans in loan group 1, representing approximately 8.07% of the initial loan group 1 balance, and four
(4) mortgage loans in loan group 2, representing approximately 13.95% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans
(for example, loan numbers 15, 50 and 73) permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

                                      S-60

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      Certain of the mortgage loans, for example loan numbers 47, 53 and 117, have a sponsor that has filed for bankruptcy protection in the last ten years.
In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

                                      S-61

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      In the case of one (1) mortgage loan (loan number 56), representing approximately 0.49% of the initial mortgage pool balance, the owner of a property adjacent to the related mortgaged real property (the plaintiff), has brought an action against the borrower alleging that by signing a lease with
Coal Oven Pizzeria and constructing a 6,000 square foot building in a
"restricted area" of the borrower's property, the borrower is in violation of agreements it made with the plaintiff. The plaintiff alleges that development is not permitted in this area of the parking lot pursuant to restrictions under a reciprocal easement agreement. However, the plaintiff has acknowledged that the plaintiff and the borrower agreed that the borrower could construct the building within the restricted area provided that the borrower did not allow tenants in that building that would "directly compete" with the plaintiff's tenants. In its complaint, the plaintiff alleges that Coal Oven Pizzeria directly competes with one of its tenants (Rotelli's Italian Restaurant) and seeks to enjoin the completion of the 6,000 square foot building, prevent Coal Oven Pizzeria from occupying any space in the building, and recover damages. In connection with underwriting the mortgage loan, the Coal Oven Pizzeria rent was not taken into account and the space was treated as vacant. In a ruling on a preliminary injunction, the judge rejected the plaintiff's request to enjoin the completion of the building. The related mortgage loan seller has been informed that the borrower's litigation counsel has indicated that the suit is now focused on the issue regarding Coal Oven's occupancy.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      S-62

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans",
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of

                                      S-63

any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate
(currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

      Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest. Also, Countrywide Commercial Real Estate
Finance, Inc. is currently the holder of the B-note non-trust loan that is part of a loan combination with the Sportmart/Westwood Storage trust mortgage loan
(loan number 34).

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Except with respect to the mortgage loan secured by the related borrower's interest in land and not the improvements thereon (loan number 211), all of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas

                                      S-64

and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

      Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

                                      S-65

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. Further, in certain cases, terrorism insurance coverage may be required solely with respect to "certified acts of terrorism" within the meaning of TRIA. Additionally, in the case of mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

      In the case of three (3) mortgage loans (loan numbers 15, 50 and 73), representing approximately 2.03%, of the initial mortgage pool balance and approximately 2.36% of the initial loan group 1 balance, the requirement that terrorism insurance be maintained has been waived. The mortgaged real properties securing the three (3) mortgage loans referred to in the preceding sentence are used as car dealerships.

      In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

      IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT

                                      S-66

ADEQUATELY COVER THE DAMAGE SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY
NOT GENERATE ADEQUATE CASH FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO
SATISFY, ALL AMOUNTS OWING UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A
DEFAULT ON THAT MORTGAGE LOAN AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE
CERTIFICATES.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying base prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 211 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,425,022,033. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, as described under "Description of the
Offered Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 178 mortgage loans, representing approximately 85.81% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 33 mortgage loans, representing approximately 14.19% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties
(representing approximately 100.00% of all the mortgage loans secured by multifamily properties and 26.18% of the mortgage loans secured by manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the

                                      S-67

trust range from $745,455 to $247,200,000 and the average of those cut-off date principal balances is $11,492,995; the cut-off date principal balances of the mortgage loans in loan group 1 range from $745,455 to $247,200,000, and the average of those cut-off date principal balances is $11,690,259; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,081,741 to $27,500,000, and the average of those cut-off date principal balances is $10,428,968.

      When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the

                                      S-68

            subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

      o     when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that constitute the sole properties securing the related mortgage loans and/or upon allocated portions of the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that do not constitute the sole properties securing the related mortgage loans;

      o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related B-Note
            Non-Trust Loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 58 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 44.45% of the initial mortgage pool balance (comprised of 48 mortgage loans in loan group 1, representing approximately 44.60% of the initial loan group 1 balance, and 10 mortgage loans in loan group 2, representing approximately 43.56% of the initial loan group 2 balance).

      Countrywide Commercial Real Estate Finance, Inc. originated or acquired
113 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 41.64% of the initial mortgage pool balance
(comprised of 101 mortgage loans in loan group 1, representing approximately
44.49% of the initial loan group 1 balance, and 12 mortgage loans in loan group
2, representing approximately 24.36% of the initial loan group 2 balance).

      PNC Bank, National Association originated or acquired 40 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 13.91% of the initial mortgage pool balance (comprised of 29 mortgage loans in loan group 1, representing approximately 10.91% of the initial loan group 1 balance, and 11 mortgage loans in loan group 2, representing approximately 32.08% of the initial loan group 2 balance).

                                      S-69

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include 27 mortgage loans, representing approximately 24.41% of the initial mortgage pool balance (26 mortgage loans in loan group 1, representing approximately 28.37% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
0.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Seven (7) of the mortgage loans (loan numbers 10, 25, 26, 28, 29, 30 and
31) referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser.

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate at least
            1.0% of the initial mortgage pool balance.

                                      S-70

                                                  NUMBER OF STATES
                                                     WHERE THE           AGGREGATE        % OF INITIAL
                                                     PROPERTIES        CUT-OFF DATE         MORTGAGE
GROUP               PROPERTY NAMES                 ARE LOCATED(1)    PRINCIPAL BALANCE    POOL BALANCE
-----   ---------------------------------------   ----------------   -----------------    ------------

  1     The Heritage Apartment Homes                                    $   22,500,000        0.93%
  1     Windward Apartment Homes                                            16,750,000        0.69
  1     Leeward Apartment Homes                                             14,600,000        0.60
                                                                     -----------------    ------------
                                                         1              $   53,850,000        2.22%
                                                                     =================    ============

  2     Carmax - Tennessee                                              $   26,850,000        1.11%
  2     Carmax of Texas                                                     12,850,000        0.53
  2     Carmax of Glencoe                                                    9,500,000        0.39
                                                                     -----------------    ------------
                                                         3              $   49,200,000        2.03%
                                                                     =================    ============

  3     Preserve at Colony Lakes                                        $   26,400,000        1.09%
  3     Greenrich Building                                                   6,950,000        0.29
                                                                     -----------------    ------------
                                                         1              $   33,350,000        1.38%
                                                                     =================    ============

  4     RLJ - Fairfield Inn San Antonio Airport                         $    9,510,000        0.39%
  4     RLJ - Residence Inn Salt Lake City                                   9,504,726        0.39
  4     RLJ - Courtyard Hammond                                              7,956,000        0.33
  4     RLJ - Courtyard Goshen                                               5,661,634        0.23
                                                                     -----------------    ------------
                                                         3              $   32,632,360        1.35%
                                                                     =================    ============

  5     Hilton Garden Inn - Orlando, FL                                 $   13,513,142        0.56%
  5     Fairfield Inn and Suites- Clearwater                                 8,643,055        0.36
  5     LA Fitness - Hamden, CT                                              8,189,939        0.34
                                                                     -----------------    ------------
                                                         2              $   30,346,136        1.25%
                                                                     =================    ============

_________________
(1)   Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. Ninety-eight (98) of the mortgage loans, representing approximately 58.36% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One hundred-thirteen (113) of the mortgage loans, representing approximately 41.64%
of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month. Except as described below in the following paragraph, no mortgage loan has a grace period that extends payments beyond the 8th day of any calendar month.

      Nine (9) mortgage loans, representing approximately 4.19% of the initial mortgage pool balance (eight mortgage loans in loan group 1, representing approximately 4.42% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 2.84% of the initial loan group
2 balance), each have a grace period that extends payments beyond the 8th day of any calendar month. However, although each of those mortgage loans has a due date on the 8th day of each month and either a 5-day grace period (in five cases) or a 10- day grace period (in four cases), default interest is due and payable if payment is not made by the related borrower on the 8th of the month.
In addition, there is no grace period with respect to the balloon payment due on the mortgage loans' stated maturity dates.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under

                                      S-71

"--ARD Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 5.2709% per annum to 7.1300% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1615%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.2709% to 7.1300% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1629% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.4130%
to 7.0000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1462% per annum.

      Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

      Two hundred-ten (210) of the mortgage loans, representing approximately
99.56% of the initial mortgage pool balance (178 mortgage loans in loan group 1, representing approximately 100.00% of the initial loan group 1 balance, and 32 mortgage loans in loan group 2, representing approximately 96.88% of the initial loan group 2 balance), will accrue interest on an Actual/360 Basis. One (1) of the mortgage loans, representing approximately 0.44% of the initial mortgage pool balance and approximately 3.12% of the initial loan group 2 balance), will accrue interest on a 30/360 Basis.

      See Annex A-3 (Sonic Automotive I Amortization Schedule) and Annex A-4
(Memorial Regional MOB III Amortization Schedule) for detailed information regarding the amortization features of those mortgage loans.

      Partial Interest-Only Balloon Loans. One hundred-fourteen (114) of the mortgage loans, representing approximately 61.15% of the initial mortgage pool balance (97 mortgage loans in loan group 1, representing approximately 61.68% of the initial loan group 1 balance, and 17 mortgage loans in loan group 2, representing approximately 57.94% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date. In the case of one (1) mortgage loan (loan number 86), there is an initial amortization period before the interest-only period commences.

      Interest-Only Balloon Loans. Eleven (11) of the mortgage loans, representing approximately 11.57% of the initial mortgage pool balance (eight
(8) mortgage loans in loan group 1, representing approximately 11.39% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 12.63% of the initial loan group 2 balance) require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

      Amortizing Balloon Loans. Eighty-three (83) of the mortgage loans, representing approximately 26.48% of the initial mortgage pool balance (70 mortgage loans in loan group 1, representing approximately 25.99% of the initial loan group 1 balance, and 13 mortgage loans in loan group 2, representing approximately 29.43% of the initial loan group 2 balance), are characterized by--

      o     no interest only period;

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

                                      S-72

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 83 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "Interest-Only
Balloon Loans" above.

      ARD Loans. Two (2) of the mortgage loans, representing approximately 0.65%
of the initial mortgage pool balance and approximately 0.76% of the initial loan group 1 balance, are characterized by the following features:

      o     a maturity date that is more than 20 years following origination;

      o     the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

      o     the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

      o     from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      The two (2) above-identified ARD loans require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

      As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

      In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager

                                      S-73

of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

      Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

      Fully Amortizing Loans. One (1) of the mortgage loans, representing approximately 0.15% of the initial mortgage pool balance and approximately 0.17%
of the initial loan group 1 balance, is characterized by--

      o     constant monthly debt service payments throughout the term of the mortgage loan; and

      o     an amortization schedule that is approximately equal to the actual term of the mortgage loan.

This fully amortizing mortgage loan does not have an anticipated repayment date nor the associated repayment incentives.

      Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

      o     a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

      o     an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

      All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 36 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after their respective anticipated repayment dates.

      The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

      As described below under "--Defeasance Loans", most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. A prepayment profile of the mortgage pool is contained on Annex A-3.

                                      S-74

      Prepayment Lock-out Periods. Except as described below in the second following sentence, in the case of 210 of the mortgage loans, representing approximately 98.82% of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 104 months (approximately 106 months for the mortgage loans in loan group 1 and approximately 96 months for the mortgage loans in loan group
2). In the case of one (1) mortgage loan (loan number 12), representing approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial loan group 1 balance, the related borrower may prepay the mortgage loan on any payment date with the payment of a yield maintenance amount or a prepayment penalty.

      In the case of four (4) mortgage loans (loan numbers 115, 179, 183 and
202), which represent approximately 0.55% of the initial mortgage pool balance and approximately 0.64% of the initial loan group 1 balance, the related loan documents each provide for an initial lock-out period followed by a period during which the subject mortgage loan may be prepaid along with the payment of a yield maintenance amount, provided that in the event the cost to fully defease the mortgage loan would be less than the yield maintenance costs, the related borrower would be required to defease the mortgage loan.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties", "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

      Prepayment Consideration. Thirty-two (32) of the mortgage loans, representing approximately 9.31% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 7.24% of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing approximately 21.78% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but one (1) case (loan number 12), following an initial prepayment lock-out period.

      In the case of five (5) of the 32 mortgage loans referred to above, the related borrower may either prepay the mortgage loan with prepayment consideration (i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents) or defease the mortgage loan following the initial lockout period. These five (5) mortgage loans are included among the
184 mortgage loans identified under "--Defeasance Loans" below. For purposes of the Modeling Assumptions used with respect to the certificates and the mortgage loans to be held by the issuing entity, these five (5) mortgage loans are considered to be mortgage loans providing for prepayment with prepayment consideration.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against

                                      S-75

Prepayment Risk" in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged As
Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects
of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying base prospectus.

      Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

      See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable", "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

                                      S-76

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a
            qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

      o     other transfers similar in nature to the foregoing.

      Mortgage Loans Which May Require Principal Paydowns. Certain of the
mortgage loans are secured by letters of credit or cash reserves that in each such case:

      o     will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      o     if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      See also "--Other Prepayment Provisions" above.

                                      S-77

      Defeasance Loans. One hundred eighty-four (184) mortgage loans, representing approximately 91.85% of the initial mortgage pool balance (158 mortgage loans in loan group 1, representing approximately 94.11% of the initial loan group 1 balance and 26 mortgage loans in loan group 2, representing approximately 78.22% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S.
government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See
"--Prepayment Lock-out Periods" in this prospectus supplement for a description of those periods during which voluntary prepayments are prohibited.

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii) an estimated or otherwise determined sales price of the property
(or portion thereof) to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Thirteen (13) mortgage loans, representing approximately
20.73% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 24.09% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 0.47% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

                                      S-78

COLLATERAL SUBSTITUTION AND PARTIAL RELEASES OTHER THAN IN CONNECTION WITH
DEFEASANCE.

      Property Substitutions.

      In the case of one (1) mortgage loan (loan number 1), representing approximately 10.19% of the initial mortgage pool balance and approximately
11.88% of the initial loan group 1 balance, the related borrower is entitled from time to time to substitute a portion of the mortgaged property with another parcel of real property subject to the satisfaction of certain conditions, specifically--

      o     no event of default has occurred and is continuing at the time of substitution;

      o     satisfaction of a debt service coverage test; and

      o     receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In the case of one (1) mortgage loan (loan number 2), representing approximately 6.42% of the initial mortgage pool balance and approximately 7.48%
of the initial loan group 1 balance, the related borrower is entitled from time to time to substitute a portion of the related mortgage property with another parcel of real property subject to the satisfaction of certain conditions, specifically--

      o     no event of default under the related mortgage loan shall have occurred and be continuing at the time of substitution;

      o     the exchange parcel is vacant, non-income-producing and unimproved or only improved by landscaping, utility facilities that are readily relocatable or surface parking areas;

      o     the replacement parcel is reasonably equivalent in use, value and condition to the exchange parcel; and

      o     the related loan documents are amended to spread the lien of lender's mortgage to the replacement parcel.

      In the case of one (1) mortgage loan (loan number 3), representing approximately 5.57% of the initial mortgage pool balance and approximately 6.49%
of the initial loan group 1 balance, the related borrower is entitled on a one time basis to substitute a portion of the mortgaged property with another parcel of real property subject to the satisfaction of certain conditions, specifically--

      o     no event of default has occurred and is continuing at the time of substitution;

      o     satisfaction of certain loan-to-value and debt service coverage tests; and

      o     receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Four (4) of the mortgage loans (loan numbers 15, 50, 73 and 77), representing approximately 2.40% of the initial mortgage pool balance and approximately 2.80% of the initial loan group 1 balance, are secured by one or more properties that are subject to leases that grant the respective tenants the rights to purchase the applicable property, which property, upon sale to the respective tenant, will be released from the related security documents.

                                      S-79

Under the related loan documents, the related borrower will be entitled to substitute the released properties with one or more commercial properties of like kind and quality subject to the satisfaction of certain conditions, including:

      o     no event of default has occurred and is continuing at the time of substitution;

      o     the purchase price of the replacement property must be equal to or less than the sales price of the released property;

      o     satisfaction of certain loan-to-value and debt service coverage tests; and

      o     receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Property Releases Other than in Connection with Defeasance.

      In the case of one (1) mortgage loan (loan number 2), representing approximately 6.42% of the initial mortgage pool balance and approximately 7.48%
of the initial loan group 1 balance, the related borrower is entitled from time to time to acquire one or more additional parcels of real property, which parcels may be improved and income-producing, provided that certain conditions are satisfied, including, but not limited to:

      o     no event of default has occurred and is continuing under the related mortgage loan on the acquisition date;

      o     the related loan documents are amended to spread the lien of lender's mortgage to the acquired parcels; and

      o     payment of lender's reasonable out-of-pocket expenses incurred with respect to any such acquisitions.

The related borrower is permitted from time to time to release any such acquired parcels from lender's lien, provided that certain conditions in the related loan documents are satisfied and no event of default under the related mortgage loan shall have occurred and be continuing as of the release date.

      Some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

      General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                      S-80

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                              NUMBER OF                                                                  CUT-OFF
                                               MORTGAGE                   % OF                                             DATE
                                                LOANS/                   INITIAL  % OF INITIAL                          PRINCIPAL
                                    MORTGAGE  MORTGAGED   CUT-OFF DATE  MORTGAGE  LOAN GROUP 1               PROPERTY    BALANCE
                                      LOAN       REAL      PRINCIPAL      POOL      MORTGAGE     PROPERTY      SIZE        PER
             LOAN NAME               SELLER   PROPERTIES    BALANCE      BALANCE  POOL BALANCE     TYPE      SF/ROOMS    SF/ROOMS
     ----------------------------------------------------------------------------------------------------------------------------

1.   The Atrium Hotel Portfolio       MLML       1/6      $247,200,000   10.19%     11.88%      Hospitality      1,473  $ 167,821
2.      Stonestown Mall(1)            MLML       1/1      $155,600,000    6.42%      7.48%        Retail       472,318  $     329
3.    Wilton Portfolio Pool 1         MLML      1/45      $135,000,000    5.57%      6.49%        Various    1,868,121  $      72
4.    Westin Arlington Gateway        CRF        1/1      $ 94,000,000    3.88%      4.52%      Hospitality        336  $ 279,762
5.   Farmers Markets I, II and III    CRF        1/1      $ 56,000,000    2.31%      2.69%        Office       376,134  $     149
6.    Valdosta - Colonial Mall        CRF        1/1      $ 51,600,000    2.13%      2.48%        Retail       442,832  $     117
7.         Exel Logistics             CRF        1/1      $ 37,027,252    1.53%      1.78%      Industrial   1,216,499  $      30
8.          Lufkin Mall               CRF        1/1      $ 30,000,000    1.24%      1.44%        Retail       343,069  $      87
9.      Cool Springs Commons          PNC        1/1      $ 29,975,000    1.24%      1.44%        Office       301,697  $      99
10.      South State Street           MLML       1/2      $ 29,590,000    1.22%      1.42%        Retail       107,543  $     275
                                    ---------------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGE:......              10/60     $865,992,252   35.71%     41.62%
                                             =================================================

                                              CUT-OFF
                                                DATE
                                                LTV
             LOAN NAME               DSCR(2)  RATIO(2)
     -------------------------------------------------

1.   The Atrium Hotel Portfolio       1.30x    71.49%
2.      Stonestown Mall(1)            2.10x    40.00%
3.    Wilton Portfolio Pool 1         1.23x    72.41%
4.    Westin Arlington Gateway        1.25x    55.95%
5.   Farmers Markets I, II and III    1.21x    78.71%
6.    Valdosta - Colonial Mall        1.27x    68.80%
7.         Exel Logistics             1.20x    76.34%
8.          Lufkin Mall               1.36x    74.07%
9.      Cool Springs Commons          1.21x    73.88%
10.      South State Street           1.29x    69.95%
                                    ------------------
     TOTAL/WEIGHTED AVERAGE:......    1.44X    64.92
                                    ==================

_________________
(1)   It has been confirmed to us by Fitch and Moody's, in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

(2)   With respect to the Westin Arlington Gateway mortgage loan, DSCR was calculated using stabilized cash flows and with respect to the Westin
      Arlington Gateway mortgage loan and the Valdosta-Colonial Mall Loan,
      Cut-off Date LTV Ratio was calculated using stabilized appraised values.

      See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include two (2) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other loans that we will not include in the trust. Each loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The loans that are part of a particular Loan
Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan
Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or by virtue of relevant provisions contained in the related loan documents. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective loans comprising a Loan Combination.

      The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                                                   U/W DSCR (NCF)
                    MORTGAGE LOANS THAT ARE                          RELATED B-NOTE        AND CUT-OFF DATE LOAN-TO-VALUE
                  PART OF A LOAN COMBINATION                         NON-TRUST LOANS      RATIO OF ENTIRE LOAN COMBINATION
-----------------------------------------------------------------------------------------------------------------------------
 MORTGAGED REAL PROPERTY NAME   CUT-OFF DATE      % OF INITIAL
 (AS IDENTIFIED ON ANNEX A-1     PRINCIPAL          MORTGAGE            ORIGINAL           U/W NCF         CUT-OFF DATE
TO THIS PROSPECTUS SUPPLEMENT)    BALANCE         POOL BALANCE      PRINCIPAL BALANCE       DSCR        LOAN-TO-VALUE RATIO
-----------------------------------------------------------------------------------------------------------------------------

Stonestown Mall                 $155,600,000         6.42%            $ 60,000,000          1.53x             55.42%
-----------------------------------------------------------------------------------------------------------------------------
Sportmart/Westwood Storage      $ 18,000,000         0.74%            $  1,010,000          1.10x             78.88%

                                      S-81

      The Stonestown Mall Loan Combination.

      General. The Stonestown Mall Trust Mortgage Loan, which has a cut-off date principal balance of $155,600,000, representing approximately 6.42% of the initial mortgage pool balance and approximately 7.48% of the initial loan group
1 balance, is part of the Loan Combination that we refer to as the Stonestown
Mall Loan Combination, which consists of that mortgage loan and a single B-note non-trust loan, namely the Stonestown Mall B-Note Non-Trust Loan. The Stonestown
Mall B-Note Non-Trust Loan will not be included in the trust. The Stonestown
Mall B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the Stonestown Mall Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Stonestown Mall Loan Combination are governed by the
Stonestown Mall Intercreditor Agreement.

      Priority of Payments. Pursuant to the Stonestown Mall Intercreditor
Agreement, prior to the occurrence and continuance of a Stonestown Mall
Triggering Event, collections on the Stonestown Mall Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of the Stonestown Mall B-Note Non-Trust
Loan following a defeasance of the Stonestown Mall Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Stonestown Mall Trust Mortgage Loan in an amount equal to all accrued and unpaid interest on its principal balance (net of related master servicing fees);

      o     second, to the Stonestown Mall Trust Mortgage Loan in amounts equal to scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of other principal payments
            attributable to the Stonestown Mall Loan Combination in accordance with the related loan documents;

      o     third, to the Stonestown Mall B-Note Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its respective principal balance (net of related master servicing fees) and (c) scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of all other principal payments attributable to the
            Stonestown Mall Loan Combination in accordance with the related loan documents;

      o     fourth, to the Stonestown Mall Trust Mortgage Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     fifth, to the Stonestown Mall B-Note Non-Trust Loan, in an amount equal to the yield maintenance premium due in respect of that loan under the related loan documents;

      o     sixth, to the Stonestown Mall Trust Mortgage Loan and the Stonestown
            Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
            Stonestown Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the Stonestown

                                      S-82

            Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     eighth, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Stonestown Mall
            Borrower.

      Pursuant to the Stonestown Mall Intercreditor Agreement, subsequent to the occurrence and during the continuation of a Stonestown Mall Triggering Event, collections on the Stonestown Mall Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Stonestown Mall B-Note Non-Trust Loan following a defeasance of the Stonestown Mall Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Stonestown Mall Trust Mortgage Loan in an amount equal to accrued and unpaid interest on its principal balance (net of related master servicing fees);

      o     second, to the Stonestown Mall Trust Mortgage Loan, principal payments, until its principal balance has been reduced to zero;

      o     third, to the Stonestown Mall B-Note Non-Trust Loan, amounts equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b)
            accrued and unpaid interest on its principal balance (net of related master servicing fees) and (c) principal payments until its principal balance has been reduced to zero;

      o     fourth, to the Stonestown Mall Trust Mortgage Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     fifth, to the Stonestown Mall B-Note Non-Trust Loan, in amounts equal to any yield maintenance premiums due in respect of that mortgage loan under the related loan documents;

      o     sixth, to the Stonestown Mall Trust Mortgage Loan and the Stonestown
            Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
            Stonestown Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the Stonestown Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     eighth, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Stonestown Mall
            Borrower.

      Consent Rights. Under the Stonestown Mall Intercreditor Agreement, the
Stonestown Mall Controlling Party will be entitled to consult with the special servicer, and the special servicer may not take any of the following actions without the consent of the Stonestown Mall Controlling Party:

                                      S-83

      o     any modification of, or waiver with respect to, (a) the material payment terms of the Stonestown Mall Loan Combination, (b) any provision of the related loan documents that restricts the
            Stonestown Mall Borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the Stonestown Mall Loan Combination;

      o     any acceptance of an assumption agreement releasing the Stonestown
            Mall Borrower from liability under the Stonestown Mall Loan
            Combination;

      o     any release of any portion of the Stonestown Mall Mortgaged Property
            (other than in accordance with the terms of the related loan documents);

      o     any determination to cause the Stonestown Mall Mortgaged Property to comply with environmental laws;

      o     any acceptance of substitute or additional collateral for the
            Stonestown Mall Loan Combination (other than in accordance with the terms thereof);

      o     any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

      o     any proposed sale of the Stonestown Mall Mortgaged Property after it becomes REO Property;

      o     any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required by the related loan documents;

      o     any approval of a material capital expenditure, if approval is required under the related loan documents;

      o     any replacement of the property manager, if approval is required by the related loan documents;

      o     any approval of the incurrence of additional indebtedness secured by the Stonestown Mall Mortgaged Property, if approval is required under the related loan documents; and

      o     any adoption or approval of a plan in bankruptcy by the Stonestown
            Mall Borrower.

      In addition, the prior consent of the Stonestown Mall Controlling Party will be required, in certain circumstances, with respect to any modification or amendment of the related loan documents that would result in a change in the terms of the Stonestown Mall Loan Combination.

      Purchase Option. The Stonestown Mall Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the
Stonestown Mall Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the Stonestown Mall Loan Combination becomes delinquent, or (c) another event of default exists with respect to the Stonestown Mall Loan
Combination, then (if the holder of the Stonestown Mall B-Note Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default is continuing), the holder of the Stonestown Mall
B-Note Non-Trust Loan has the option to purchase the Stonestown Mall Trust
Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the Stonestown Mall Trust Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory notes, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

                                      S-84

      Cure Rights. In the event that the Stonestown Mall Borrower fails to make any scheduled payment due under the related loan documents, the Stonestown Mall
B-Note Loan Noteholder will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the Stonestown Mall
Borrower, the Stonestown Mall B-Note Loan Noteholder will have 10 business days from the date of receipt of notice of the subject default to cure the default.
Further, in the event of a non-monetary default by the Stonestown Mall Borrower, the Stonestown Mall B-Note Loan Noteholder will have 30 days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the
Stonestown Mall B-Note Loan Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 90 days.

      Without the prior written consent of the holder of the Stonestown Mall
Trust Mortgage Loan, the Stonestown Mall B-Note Loan Noteholder will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any 12- month period.

      The Sportmart/Westwood Storage Loan Combination.

      General. The Sportmart/Westwood Storage Trust Mortgage Loan, which has a cut-off date principal balance of $18,000,000, representing approximately 0.74%
of the initial mortgage pool balance and approximately 0.87% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the
Sportmart/Westwood Storage Loan Combination, which consists of that mortgage loan and a single B-note non-trust loan, namely the Sportmart/Westwood Storage
B-Note Non-Trust Loan. The Sportmart/Westwood Storage B-Note Non-Trust Loan will not be included in the trust. The Sportmart/Westwood Storage B-Note Non-Trust
Loan is secured by the same mortgage instrument encumbering the
Sportmart/Westwood Storage Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Sportmart/Westwood Storage Loan Combination are governed by the
Sportmart/Westwood Storage Intercreditor Agreement.

      Priority of Payments. Pursuant to the Sportmart/Westwood Storage
Intercreditor Agreement, prior to the occurrence and continuance of a monetary or other material event of default, collections on the Sportmart/Westwood
Storage Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of the
Sportmart/Westwood Storage B-Note Non-Trust Loan following an involuntary prepayment of the Sportmart/Westwood Storage Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Sportmart/Westwood Storage Trust Mortgage Loan in an
            amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of servicing and trustee fees);

      o     second, to the Sportmart/Westwood Storage Trust Mortgage Loan in
            amounts equal to scheduled principal payments due in respect of that loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of other principal payments attributable to the Sportmart/Westwood Storage Loan
            Combination in accordance with the related loan documents;

      o     third, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, in
            an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees) and (c) scheduled principal payments due

                                      S-85

            in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of all other principal payments attributable to the Sportmart/Westwood
            Storage Loan Combination in accordance with the related loan documents;

      o     fourth, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            prepayment premium due in respect of that loan under the related loan documents;

      o     fifth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, in
            an amount equal to any prepayment premium due in respect of that loan under the related loan documents;

      o     sixth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any default interest in excess of the interest paid above, to the extent actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     eighth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     ninth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any late payment charges actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     tenth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the
            Sportmart/Westwood Storage Borrower.

      Pursuant to the Sportmart/Westwood Storage Intercreditor Agreement,
subsequent to the occurrence and during the continuation of a monetary or other material event of default (provided that the holder of the Sportmart/Westwood
Storage B-Note Non-Trust Loan is not curing such event of default), collections on the Sportmart/Westwood Storage Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x) proceeds, awards or settlements to be applied to the restoration or repair of the Sportmart/Westwood Storage Mortgaged Property or
released to the Sportmart/Westwood Storage Borrower in accordance with the
Servicing Standard or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Sportmart/Westwood Storage Trust Mortgage Loan in an
            amount equal to accrued and unpaid interest (excluding default interest) on its principal balance (net of servicing and trustee fees);

      o     second, to the Sportmart/Westwood Storage Trust Mortgage Loan,
            principal payments, until its principal balance has been reduced to zero;

                                      S-86

      o     third, to the Sportmart/Westwood Storage B-Note Non-Trust Loan,
            amounts equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) accrued and unpaid interest (excluding default interest)
            on its principal balance (net of related master servicing fees) and
            (c) principal payments, until its principal balance has been reduced to zero;

      o     fourth, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            prepayment premiums due in respect of that loan under the related loan documents;

      o     fifth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, in
            amounts equal to any prepayment premiums due in respect of that loan under the related loan documents;

      o     sixth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any default interest, to the extent actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     eighth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     ninth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any late payment charges actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     tenth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the
            Sportmart/Westwood Storage Borrower.

      Consultation Rights. Under the Sportmart/Westwood Storage Intercreditor
Agreement, the Sportmart/Westwood Storage B-Note Loan Noteholder will be entitled to consult, in a non-binding manner, with the applicable master servicer and the special servicer with respect to certain servicing matters.

      Purchase Option. The Sportmart/Westwood Storage Intercreditor Agreement
provides that if (a) any scheduled payment of principal and interest with respect to the Sportmart/Westwood Storage Loan Combination becomes delinquent,
(b) the Sportmart/Westwood Storage Loan Combination has been accelerated, (c)
the principal balance of the Sportmart/Westwood Storage Loan Combination has not
been paid at maturity, (d) the Sportmart/Westwood Storage Borrower files a petition for bankruptcy or (e) the Sportmart/Westwood Storage Loan Combination
becomes a specially serviced loan (and an event of default has occurred and is continuing), then (if the holder of the Sportmart/Westwood Storage B-Note
Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default is continuing), the holder of the
Sportmart/Westwood Storage B-Note Non-Trust Loan has the option to purchase the
Sportmart/Westwood Storage Trust Mortgage Loan from the trust fund, at a price generally equal to the aggregate unpaid principal balance of the
Sportmart/Westwood Storage Trust Mortgage Loan, together with all accrued and unpaid interest

                                      S-87

on that mortgage loan, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

      Cure Rights. In the event that the Sportmart/Westwood Storage Borrower fails to make any scheduled payment due under the related loan documents, the
Sportmart/Westwood Storage B-Note Loan Noteholder will have five (5) business days from the date of receipt of notice of the subject default (or five (5)
business days from the expiration of any applicable grace period, whichever is longer) to cure the default. In the event of a non-monetary default by the
Sportmart/Westwood Storage Borrower, the Sportmart/Westwood Storage B-Note Loan
Noteholder will have 30 days from the date of receipt of notice of the subject default (or 30 days from the expiration of any applicable grace period, whichever is longer) to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the Sportmart/Westwood
Storage B-Note Loan Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 30 additional days.

      Without the prior written consent of the holder of the Sportmart/Westwood
Storage Trust Mortgage Loan, the Sportmart/Westwood Storage B-Note Loan
Noteholder will not have the right to cure more than six (6) cure events during the term of the Sportmart/Westwood Storage Loan Combination and no single cure event may exceed three (3) consecutive months.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in September 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     One hundred thirty-four (134) of the mortgaged real properties, securing approximately 34.79% of the initial mortgage pool balance and approximately 40.55% of the initial loan group 1 balance are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Fifty-six (56) of the mortgaged real properties, securing
            approximately 13.90% of the initial mortgage pool balance and approximately 16.20% of the initial loan group 1 balance are entirely or substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information

                                      S-88

            regarding lease term expirations with respect to the three largest tenants (or, if applicable, single tenant) at the retail, office, industrial and mixed use mortgaged real properties.

      o     Three (3) of the mortgaged real properties, representing security for approximately 1.50% of the initial mortgage pool balance and approximately 10.60% of the initial loan group 2 balance, are multifamily rental properties that have a material concentration of student tenants. Those kinds of mortgaged real properties may experience more fluctuations in occupancy rates than other types of properties;

      o     Certain of the mortgaged real properties are multifamily rental properties that receive rent subsidies from the United States
            Department of Housing and Urban Development under the Section 42 low income tax credit program or have tenants whose rents are subsidized under HUD's Section 8 housing choice voucher program or are otherwise subsidized;

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of nine (9) mortgaged real properties securing, in whole or partially, mortgage loans, which represent approximately
7.78% of the initial mortgage pool balance and approximately 9.07% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt.

      In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the assets of the issuing entity. See "--The Loan Combinations"
above for a description of certain aspects of the related Loan Combinations.

      In the case of two (2) mortgage loans, representing approximately 1.05% of the initial mortgage pool balance and approximately 1.23% of the initial loan group 1 balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                      S-89

                                           MORTGAGE LOAN       MAXIMUM          MINIMUM
 LOAN    LOAN                              CUT-OFF DATE     COMBINED LTV     COMBINED DSCR
NUMBER   GROUP   MORTGAGED PROPERTY NAME      BALANCE      RATIO PERMITTED     PERMITTED
------   -----   -----------------------   -------------   ---------------   -------------

  20       1     Gilbert Town Square       $  23,800,000         75%             1.25x

 202       1     AAA Storage - I-37        $   1,733,000         85%             1.20x

_________________

      In the case of one (1) mortgage loan (loan number 12), which represents approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial loan group 1 balance, the related borrower has the option to either incur additional subordinate financing or additional mezzanine debt.

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

      Mezzanine Debt. In the case of 10 mortgage loans, representing approximately 11.87% of the initial mortgage pool balance (nine (9) mortgage loans in loan group 1, representing approximately 12.56% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 7.67% of the initial loan group 2 balance, the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                                                                              MATURITY      INTEREST
                                            MORTGAGE LOAN      ORIGINAL                       DATE OF       RATE ON
 LOAN    LOAN                               CUT-OFF DATE    MEZZANINE DEBT     AGGREGATE     MEZZANINE     MEZZANINE
NUMBER   GROUP   MORTGAGED PROPERTY NAME       BALANCE          BALANCE       DEBT BALANCE      LOAN          LOAN
------   -----   ------------------------   -------------   ---------------   ------------   ----------   ------------

  2        1     Stonestown Mall            $ 155,600,000   $    57,400,000   $213,000,000    9/1/2011      6.1825%

  15       1     Carmax (Tennessee)         $  26,850,000   $  5,666,667(1)   $ 32,516,667    1/7/2007      13.0000%

                                                                                                           Greater of
                                                                                                          10% or LIBOR
  16       2     Preserve at Colony Lakes   $  26,400,000   $     8,725,000   $ 35,125,000   1/11/2007      + 475bps

                                                                                                           Greater of
                                                                                                           (i) LIBOR
                                                                                                           plus LIBOR
                                                                                                           Spread and
                                                                                                              (ii)
  20       1     Gilbert Town Square        $  23,800,000   $     6,500,000   $ 30,300,000   12/8/2006    8.58063%(2)

  50       1     Carmax (Texas)             $  12,850,000   $  5,666,667(1)   $ 18,516,667    1/7/2007      13.0000%

                 Homewood Suites -
  51       1       Bakersfield              $  12,781,584   $     1,200,000   $ 13,981,584    7/8/2016      12.0000%

                 Walmart Shadow Anchor
  60       1        Portfolio               $  11,102,754   $       777,246   $ 11,880,000    8/8/2016      12.5000%

  73       1     Carmax (Glencoe)           $   9,500,000   $  5,666,667(1)   $ 15,166,667    1/7/2007      13.0000%

  98       1     Greenrich Building         $   6,950,000   $     3,530,000   $ 10,480,000   10/15/2006     8.0000%

 195       1     2710 Weck Drive            $   1,912,802   $       432,000   $  2,344,802   5/25/2016      12.2500%

____________________

(1)   This is a single mezzanine loan secured by ownership interests in the borrowers under the corresponding mortgage loans.

                                      S-90

(2)   LIBOR Spread means (i) 3.50% and (ii) in the event the maturity date is extended, 5.00% during the extension term.

      Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

      In the case of 28 mortgage loans, representing approximately 32.66% of the initial mortgage pool balance and approximately 38.06% of the initial loan group
1 balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then-current ratings of the offered certificates.

                                      S-91

                                                            MORTGAGE LOAN       MAXIMUM              MINIMUM
 LOAN    LOAN                                               CUT-OFF DATE     COMBINED LTV         COMBINED DSCR
NUMBER   GROUP        MORTGAGED PROPERTY NAME                  BALANCE      RATIO PERMITTED         PERMITTED
------   -----   ----------------------------------         -------------   ---------------   ---------------------

  1        1     The Atrium Hotel Portfolio                 $ 247,200,000         79%                 1.20x

  2        1     Stonestown Mall(1)                         $ 155,600,000         70%                 1.15x

  3        1     Wilton Portfolio Pool 1                    $ 135,000,000         85%                  N/A

  6        1     Valdosta - Colonial Mall                   $  51,600,000         85%                 1.20x

  8        1     Lufkin Mall                                $  30,000,000         85%                 1.10x

  34       1     Sportmart/Westwood Storage                 $  18,000,000         80%                 1.20x

  36       1     Home Center Murrieta                       $  17,000,000         75%                 1.25x

  41       1     Haier Building                             $  14,800,000         70%                 1.07x

  54       1     Valley Fair Retail                         $  12,500,000         80%                 1.30x

  56       1     Westview Shoppes                           $  12,000,000         85%                 1.07x
                                                                                              DSCR at loan closing
  71       1     RLJ - Fairfield Inn San Antonio Airport    $   9,510,000         80%
                                                                                              DSCR at loan closing
  72       1     RLJ - Residence Inn Salt Lake City         $   9,504,726         80%
                                                                                              DSCR at loan closing
  89       1     RLJ - Courtyard Hammond                    $   7,956,000         80%

 103       1     Cummins, Inc.                              $   6,518,200         90%                 1.07x

 107       1     Hampton Inn & Suites - Yuma                $   6,489,757         N/A                  N/A

 110       1     Main Street Plaza                          $   6,300,000         75%                 1.25x

 111       1     Julian Building                            $   6,250,000         N/A                  N/A

 122       1     RLJ - Courtyard Goshen                     $   5,661,634         80%          DSCR at loan closing

  65       1     Ashlan Village Shopping Center             $   5,600,000         85%                 1.05x

 127       1     Fredericksburg Inn & Suites                $   5,495,851         75%                 1.40x

 129       1     Trader Joes/Smart & Final                  $   5,489,915         80%                 1.20x

  66       1     Winston Plaza                              $   4,900,000         85%                 1.05x

 148       1     Emporia West Shopping Center               $   4,480,000         85%                 1.15x

 154       1     Fedex Ground Illinois                      $   4,065,000         85%                 1.20x

 167       1     Laguna Country Mart                        $   3,557,540         80%                 1.20x

 132       1     Bandera at Mainland Shopping Center        $   3,150,000         85%                 1.05x

 133       1     Bandera Place Shopping Center              $   2,090,000         85%                 1.05x

 208       1     Isis Avenue                                $   1,275,000         75%                 1.25x

_________________

(1)   Future mezzanine debt is only permitted if the existing mezzanine debt is repaid in full.

      In the case of one (1) mortgage loan (loan number 12), which represents approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial loan group 1 balance, the related borrower has the option to either incur additional subordinate financing or additional mezzanine debt. If the related borrower elects to obtain incur additional mezzanine debt, the loan documents require that the combined loan-to-value-ratio of the mortgage loan and the related mezzanine debt not be greater than 90% and that the combined debt service coverage ratio of the mortgage loan and the related mezzanine debt not be less than 1.10x.

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your

                                      S-92

Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In the case of one (1) mortgage loan (loan number 3), representing approximately 5.57% of the initial mortgage pool balance and approximately 6.49%
of the initial loan group 1 balance, the related borrower is composed of 19 entities, which are not special purpose entities. Many of the related borrower entities have incurred debt with financial institutions other than the lender in connection with the ownership and operation of real properties that are not part of the collateral for the mortgage loan. Two (2) of the 19 borrower entities are permitted to acquire additional real properties during the term of the mortgage loan and to secure financing in connection with such acquisitions with liens on the acquired real properties. This permitted future debt may be incurred without the lender's consent and without an intercreditor agreement. The related mortgage loan documents provide that it is an event of default if the borrower defaults with respect to its obligations under the existing debt having a balance of $1,000,000 or more in the aggregate.

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of one (1) mortgage loan (loan number
101), representing approximately 0.28% of the initial mortgage pool balance, the related borrower is expressly permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

                                      S-93

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. Fifty-seven (57) mortgage loans, representing approximately
54.04% of the initial mortgage pool balance (56 mortgage loans in loan group 1, representing approximately 61.70% of the initial loan group 1 balance and one
(1) mortgage loan in loan group 2, representing approximately 7.67% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

      In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

      For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft"
lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a failure to pay the related mortgage loan in full on or
                  before any related anticipated repayment date; or

                                      S-94

            2.    a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

      For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

      The 57 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                  % OF INITIAL     % OF INITIAL
                                                   % OF INITIAL   LOAN GROUP 1     LOAN GROUP 2
                                    NUMBER OF        MORTGAGE      PRINCIPAL        PRINCIPAL
         LOCKBOX TYPE*            MORTGAGE LOANS   POOL BALANCE     BALANCE          BALANCE
-------------------------------   --------------   ------------   ------------     ------------

Hard                                    50            36.00%         40.68%            7.67%
Soft at Closing, Springing Hard         5             14.09%         16.42%            0.00%
Soft                                    1              3.88%          4.52%            0.00%
None at Closing, Springing Soft         1              0.07%          0.08%            0.00%
                                  --------------   ------------   ------------     ------------
                                        57            54.04%         61.70%            7.67%
                                  ==============   ============   ============     ============

*     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

                                      S-95

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

      In the case of one (1) mortgage loan (loan number 172), representing approximately 0.13% of the initial mortgage pool balance and approximately 0.15%
of the initial loan group 1 balance, a seismic study report performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of over 20% of the estimated replacement cost of the improvements. The related loan documents require the borrower to obtain earthquake insurance.

      Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of Fitch and
Moody's (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

      In some cases, however, insurance may not be available from insurers that are rated by either of Fitch or Moody's. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage

                                      S-96

with respect to a property securing one of the mortgage loans in the trust. See
"Risk Factors--Risks Related to the Mortgage Loans--The Absence or Inadequacy of
Insurance Coverage on the Property May Adversely Affect Payments on Your
Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance
Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the
accompanying base prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. Except as indicated in the following paragraph, all of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

                                      S-97

      In the case of one (1) mortgage loan (loan number 211), representing approximately 0.03% of the initial mortgage pool balance and approximately 0.04%
of the initial loan group 1 balance, no inspection of the related mortgaged real property was performed in connection with the origination of the mortgage loan.
The mortgaged real property for that mortgage loan consists solely of land and does not include the related improvements.

      Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute and in each case the appraiser certified that the appraisal complied with the regulations issued under the Federal Institutions Reform,
Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

      Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all but one of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date.

      In the case of 15 mortgaged real properties securing 12 separate mortgage loans, representing approximately 4.05% of the initial mortgage pool balance and approximately 4.72% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. In the case of one (1) mortgage loan (loan number 182), a third party consultant also conducted a Phase III environmental site assessment. In the case of one (1) mortgage loan (loan number 78), the related borrower was required to obtain environmental insurance in lieu of a Phase II environmental site assessment being conducted. See "--Secured Creditor
Environmental Insurance Policies" below.

      The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

      o     an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another

                                      S-98

            party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

      o     in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
            contamination, a responsible party has been identified under applicable law, and generally either--

            1.    that condition is not known to have affected the mortgaged real property; or

            2.    the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                  required, established a remediation fund, engaged in
                  responsive remediation, or provided an indemnity or guaranty to the borrower; or

            3.    an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will be implemented or if implemented, will continue to be complied with.

                                      S-99

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

      With respect to two (2) mortgaged real properties, having allocated loan amounts representing 0.38% of the initial mortgage pool balance and 0.45% of the initial loan group 1 balance, and constituting part of the mortgaged real property for loan number 3, the phase I consultant noted the matters described in the following two sentences. With respect to one (1) property (property number 3.04), the Phase I consultant recommended abandonment of on-site groundwater monitoring wells in accordance with applicable regulations. With respect to one (1) property (property number 3.29), the replacement and/or removal of two on-site above ground storage tanks and the provision of secondary containment for all on-site underground storage tanks was recommended.

      Secured Creditor Environmental Insurance Policies. In the case of one (1)
mortgage loan (loan number 31), representing approximately 0.04% of the initial mortgage pool balance and 0.04% of the initial loan group 1 balance, the related borrower was required to obtain a secured creditor environmental insurance policy for the benefit of the related lender in lieu of conducting a Phase II environmental site assessment. In general, the policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real property during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate, provided no foreclosure has occurred. Subject to certain conditions and exclusions, the insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loan to which it relates if on site environmental conditions in violation of the applicable environmental standards are discovered at the mortgaged real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) clean-up costs

                                     S-100

discovered by the insured resulting from environmental conditions in violation of applicable environmental standards at or emanating from the mortgaged real property, and (iii) losses from third-party claims against the trust during the policy period for any losses for bodily injury, property damage or related claim expenses caused by conditions in violation of applicable environmental standards.

      The premium for the secured creditor environmental insurance policy described above has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

      Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared during the 12-month period preceding the cut-off date.

      In the case of one mortgaged real property, representing security for one
(1) mortgage loan (loan number 211), which represents approximately 0.03% of the initial mortgage pool balance and 0.04% of the initial loan group 1 balance, no engineering assessment of the related mortgaged real property was performed in connection with the origination of the related mortgage loan.

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

      We will acquire the mortgage loans directly from the sponsors. As a result, the sponsors are the "mortgage loan sellers" with respect to the series
2006-3 securitization transaction.

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not

                                     S-101

            been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name if delivered in blank and except for missing recording
                  information; or

            2.    a certified copy of that assignment as sent for recording;

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer),

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

                                     S-102

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the applicable mortgage loan seller described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted

                                     S-103

            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1),
            (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan,

                                     S-104

            except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

      In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

      o     the related borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the subject mortgage loan is eligible to be included in a REMIC;

      o     there are any liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is the subject of bankruptcy proceedings;

      o     in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

      o     the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Default Interest and/or Additional
            Interest), plus

                                     S-105

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, the special servicer, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or

                                     S-106

more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time or to fulfill any other obligations on its part that may arise. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

      A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                                     S-107

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2006-3, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2006-3 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity", the "trust" or the "trust fund". We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust".

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2006-3 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor".

THE SPONSORS

      General. Merrill Lynch Mortgage Lending, Inc. ("MLML"), Countrywide
Commercial Real Estate Finance, Inc. ("CRF") and PNC Bank, National Association
("PNC Bank") will act as co-sponsors with respect to the series 2006-3 securitization transaction.

      We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                     S-108

                                                                                          % OF
                                                            % OF                        INITIAL
                                                          INITIAL      % OF INITIAL    LOAN GROUP
                    NUMBER OF      TOTAL CUT-OFF DATE     MORTGAGE      LOAN GROUP       NO. 2
    SPONSOR       MORTGAGE LOANS   PRINCIPAL BALANCE    POOL BALANCE   NO. 1 BALANCE    BALANCE
---------------   --------------   ------------------   ------------   -------------   ----------

MLML                    58         $    1,077,900,362      44.45%         44.60%         43.56%
CRF                    113         $    1,009,711,413      41.64%         44.49%         24.36%
PNC Bank                40         $      337,410,257      13.91%         10.91%         32.08%
                  --------------   ------------------   ------------   -------------   ----------
     Total             211         $    2,425,022,033     100.00%        100.00%        100.00%
                  ==============   ==================   ============   =============   ==========

      Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

      MERRILL LYNCH MORTGAGE LENDING, INC.

      MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, one of the underwriters. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since
1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

      COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.

      CRF is a California corporation with its principal offices located in
Calabasas, California. CRF is a wholly-owned direct subsidiary of Countrywide
Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide
Financial Corporation. Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969, Countrywide Financial
Corporation is headquartered in Calabasas, California. CRF is an affiliate of
Countrywide Securities Corporation, one of the underwriters and a registered broker-dealer specializing in underwriting, buying, and selling mortgage-backed debt securities. CRF is also an affiliate of Countrywide Home Loans, Inc.
("CHL"), a New York corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. CHL and its consolidated subsidiaries, including
Countrywide Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

      CRF was founded in 2004 and originates, and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

      Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

      The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

                                     S-109

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)
                                     2004            2005
                                  ------------   -------------
      Fixed Rate Loans             $    355.3     $   3,552.5
      Floating Rate Loans          $       --     $     395.2
                                  ------------   -------------
      TOTAL                        $    355.3     $   3,947.7

      CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

      In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CRF may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of offered certificates.

      In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to

                                     S-110

cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute for the subject mortgage asset.

      The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)
                                     2004            2005
                                  -----------    ------------
      Fixed Rate Loans             $    58.0     $   3,088.0
      Floating Rate Loans                 --           436.6
                                  -----------    ------------
      TOTAL                        $    58.0     $   3,524.7

      CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

      1.    Loan Analysis. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      2.    Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

      3.    Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt

                                     S-111

currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--

                                     S-112

Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

      4.    Loan-to-Value Ratio. CRF also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated as-is or as-stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

      5.    Additional Debt. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
CRF or an affiliate will be the lender on that additional debt.

      The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratio described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      6.    Assessments of Property Condition. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      (a)   Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter

                                     S-113

that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      (b)   Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

      (c)   Engineering Assessment. In connection with the origination process,
CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      (d)   Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      7.    Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

                                     S-114

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CRF to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance (which may or may not be adequate to cover any potential related loss).

      8.    Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

      Notwithstanding the foregoing discussion under this "--CRF's Underwriting
Standards" section, CRF may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

      PNC BANK, NATIONAL ASSOCIATION.

      PNC Bank, National Association, a national banking association ("PNC
Bank"), is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., which is one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

      PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank,
National Association had total consolidated assets representing 89.9% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

      PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the depositor.

      PNC Bank's Commercial Real Estate Securitization Program.

      PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of
PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in

                                     S-115

its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

      PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

      As of June 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $11.2 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $11.1 billion in approximately 38 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $1.1 billion of such loans were included in securitizations in which Merrill Lynch Mortgage Investors, Inc. acted as the depositor. In its fiscal year ended December 31, 2005, PNC Bank originated over
$3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately
$743 million in such loans for securitization.

      The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

      Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization.
Midland Loan Services, Inc. will act as a master servicer and as the special servicer in this transaction. See "Transaction Participants--The Master
Servicers" in this prospectus supplement for more information.

      PNC Bank's Underwriting Standards.

      General. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The

                                     S-116

credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC
Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Condition", "--Appraisals",
"--Environmental Assessments", and "--Engineering Assessments".

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

      Notwithstanding the foregoing discussion under this "--PNC Bank's
Underwriting Standards" section, PNC Bank may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with,
PNC Bank's underwriting guidelines.

                                     S-117

THE MASTER SERVICERS

      MIDLAND LOAN SERVICES, INC.

      Midland Loan Services, Inc ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from PNC Bank, National
Association and Merrill Lynch Mortgage Lending, Inc. and transferred by us to the trust.

      Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association ("PNC Bank"), which is one of the mortgage loan sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin
Street, Building 82, Suite 700, Overland Park, Kansas 66210.

      Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1"
for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

      Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

      Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction.
Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

      From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement. Additionally,
Midland has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

      Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-

                                     S-118

backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

      As of June 30, 2006, Midland was servicing approximately 18,100 commercial and multifamily mortgage loans with a principal balance of approximately $150.7 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,700 of such loans, with a total principal balance of approximately $113.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

      Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

      PORTFOLIO GROWTH -                   CALENDAR YEAR END
      MASTER/PRIMARY               (APPROXIMATE AMOUNTS IN BILLIONS)
      ---------------------     ----------------------------------------
                                   2003           2004           2005
                                ----------     ----------     ----------
      CMBS                         $60            $70            $104
      Other                         23             28              32
                                ----------     ----------     ----------
      TOTAL                        $83            $98            $136

      CAPMARK FINANCE INC.

      Capmark Finance Inc. ("Capmark") will act as master servicer with respect to those mortgage loans acquired by us from Countrywide Commercial Real Estate
Finance, Inc. and transferred by us to the trust. Capmark's servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

      Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
As of March 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $129.6 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from
2003 to 2005 in respect of which Capmark has acted as master servicer.

                                               YEARS (AMTS IN $ BILLIONS)
                                           -----------------------------------
                                             2003          2004         2005
                                           ---------     ---------    --------
      CMBS (US)..........................     99.0         100.2       122.4
      Other..............................    103.3          97.0       102.8
                                           ---------     ---------    --------
      Total..............................    202.3         197.2       225.2
                                           =========     =========    ========

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

                                     S-119

      No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

      CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

      Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

      From time to time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

THE SPECIAL SERVICER

      ING Clarion Partners, LLC ("ING Clarion"), a New York limited liability company, is the U.S. arm of ING Real Estate, one of the world's largest real estate investment management firms. ING Real Estate is an affiliate of ING
Group, one of the world's largest financial institutions with global operations in insurance, banking and investment management. ING Clarion will initially be appointed as special servicer of the mortgage loans under the pooling and servicing agreement. The principal executive offices of ING Clarion are located at 230 Park Avenue 12th Floor New York, New York 10169 and its telephone number is (212)-883-2500. ING Clarion, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

      o     investing in high-yielding real estate loans; and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to commercial mortgage-backed securitization ("CMBS") transactions.

      ING Clarion and its affiliates have substantial experience in working out loans and have been engaged in investing and managing commercial real estate assets for 24 years and servicing CMBS assets for 8 years. The number of CMBS pools specially serviced by ING Clarion and its affiliates has increased from 9 as of December

                                     S-120

31, 2003 to 16 as of December 31, 2005. More specifically, ING Clarion acted as special servicer with respect to: (a) 9 domestic CMBS pools containing 748 loans as of December 31, 2003, with a then-current face value in excess of $8.5 billion; (b) 14 domestic CMBS pools containing 1,295 loans as of December 31,
2004, with a then-current face value in excess of $14.7 billion; and (c) 16 domestic CMBS pools containing 1,687 loans as of December 31, 2005, with a then-current face value in excess of $18.3 billion. Additionally, ING Clarion has resolved over $185 million of U.S. commercial and multifamily loans over the past 3 years, of which all of it was resolved during 2005.

      Generally, ING Clarion or one of its affiliates seeks investments where it has the right to appoint ING Clarion as the special servicer. ING Clarion and its affiliates have 10 regional offices and manage over 735 investments in 55 markets throughout the U.S., which equates to over 35 million square feet of commercial space under direct property management and over 45,000 multifamily units.

      As of December 31, 2005, ING Clarion had 10 employees responsible for the special servicing of commercial real estate assets, of which 3 employees worked almost full-time on special servicing and 7 employees had part-time responsibilities in special servicing. As of December 31, 2005, ING Clarion and its affiliates specially service a portfolio which included approximately 1,906 assets throughout the 50 United States, the District of Columbia and Puerto Rico
with a then-current face value in excess of $18.3 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets of
ING Clarion and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. ING Clarion does not service or manage any assets other than commercial and multifamily real estate assets.

      ING Clarion has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. During the past three years, policies and procedures of special servicing at ING Clarion have been modified to incorporate the development of an Internet-based infrastructure. ING
Clarion has recognized that technology can greatly improve its performance as a special servicer, and the IT-based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

      ING Clarion occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. ING Clarion does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. ING Clarion does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer.

      ING Clarion will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, ING Clarion may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that ING Clarion has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against ING Clarion or of which any of its property is the subject, that is material to the certificateholders. ING Clarion is not an affiliate of the depositor, the sponsors, the trust fund, the master servicers, the trustee or any originator of any of the mortgage loans identified in this prospectus supplement.

                                     S-121

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between ING Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between ING Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer has experienced an event of default as a result of any action or inaction performed by ING Clarion as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by ING Clarion with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer.

      From time to time, ING Clarion and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. ING
Clarion does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

      The information set forth above in this "--The Special Servicer" section regarding ING Clarion has been provided by ING Clarion.

THE TRUSTEE

      LaSalle Bank National Association ("LaSalle"), a national banking association, will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global
Securities and Trust Services--ML-CFC Commercial Mortgage Trust 2006-3 or at
such other address as the trustee may designate from time to time.

      LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 660 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of July 31, 2006, LaSalle served as trustee or paying agent in over 450 commercial mortgage-backed security transactions.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking

                                     S-122

numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

      There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

SIGNIFICANT OBLIGORS

      The mortgage loan identified on Annex A-1 to this prospectus supplement as being secured by the Atrium Hotel Portfolio, represents a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrower will be considered a significant obligor. See Annex C, "Ten Largest Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans--Atrium Hotel Portfolio" in this prospectus supplement.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, and (ii)
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

                                     S-123

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor, and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
one of the underwriters.

      Countrywide Commercial Real Estate Finance Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

      LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
are parties to a custodial agreement whereby LaSalle Bank National Association, for consideration, provides custodial services to Merrill Lynch Mortgage
Lending, Inc. for certain commercial mortgage loans originated or purchased by
it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Merrill Lynch
Mortgage Lending, Inc. to the depositor in connection with this securitization.
The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      PNC Bank, National Association, a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Midland Loan Services, Inc., one of the initial master servicers and (ii) PNC Capital Markets LLC, one of the underwriters.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

      The pooling and servicing agreement provides that each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

      Furthermore, to the extent consistent with the preceding paragraph, each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans as to which no Servicing Transfer Event has occurred; and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

                                     S-124

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties.
Neither master servicer nor the special servicer will have responsibility for the performance by another servicer of its obligations and duties under the pooling and servicing agreement.

      Each master servicer will transfer servicing of a mortgage loan that it is responsible for servicing to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing
Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      Each B-Note Non-Trust Loan will be serviced by the applicable master servicer and the special servicer in accordance with, and to the extent provided by, the pooling and servicing agreement and the related Loan Combination
Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be its master servicing fee.

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      Subject to certain conditions, Midland Loan Services, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If Midland resigns or

                                     S-125

is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of Midland, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.020% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.028% per annum as of the cut-off date. For purposes of this prospectus supplement, master servicing fees include primary servicing fees, which are the portion of the master servicing fees paid to the applicable master servicer or a third-party primary servicer for directly servicing mortgage loans.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), each master servicer (with respect to any mortgage loan serviced by it that experienced such a principal prepayment) must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls; and

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be

                                     S-126

required to make to cover that Prepayment Interest Shortfall, the reference to
"master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and, with respect to Midland Loan Services, Inc., any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class XC and XP certificates) in reduction of the interest payable on those certificates, as and to the extent described under
"Description of the Offered Certificates--Payments--Payments of Interest" in
this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

      o     the workout fee; and

      o     the principal recovery fee.

      The Special Servicing Fee. The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2     each mortgage loan, if any, as to which the corresponding
                  mortgaged real property has become REO Property; and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be either a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.35% per annum (but in any event may not be less than $4,000 in any month with respect to any specially serviced mortgage loan);

                                     S-127

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                  Properties, that are on deposit in the master servicers'
                  collection accounts from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
            Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless the purchase does not occur within 90 days of the subject

                                     S-128

            mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related Loan Combination Intercreditor
            Agreement;

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this prospectus supplement; and

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except to the extent those fees relate to a
B-Note Non-Trust Loan, in which case the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note
Non-Trust Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
                  applicable master servicer, the special servicer or the
                  trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that
                  mortgage loan,

            3.    to pay, or to reimburse the trust fund for, any expenses
                  incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source

                                     S-129

                  other than Penalty Interest and/or late payment charges
                  collected on that mortgage loan, would result in an Additional
                  Trust Fund Expense; and

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. Neither master servicer nor the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request.
As discussed below, the special servicer will have the option, but not the obligation, to make such Advances on an emergency or urgent basis.

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if the funds in its collection account are insufficient, from similar funds in the other

                                     S-130

master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this prospectus supplement.

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property that is required on an emergency or urgent basis and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it. The applicable master servicer will have no obligation to reimburse from its own funds any advance made by the special servicer that such master servicer determines to be nonrecoverable, provided however any such advance will be reimbursable to the special servicer from the trust fund as a Nonrecoverable Advance.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan

                                     S-131

Combination is involved, the certificateholders and holder(s) of the related
Non-Trust Loan(s)), as a collective whole.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

TRUSTEE COMPENSATION

      The trustee will be entitled to a monthly fee for its services, which fee will--

      o     accrue at a rate of 0.001% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

      The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Each master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such

                                     S-132

obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a
Loan Combination, the related B-Note Loan Noteholder(s), will each be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan;
and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION SUBORDINATE
NOTEHOLDERS

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, XR, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class XC, XP, XR, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, XR, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of The Controlling Class Representative and the
            Loan Combination Subordinate Noteholders" below; or

      o     replace an existing controlling class representative.

                                     S-133

      The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the trustee that the controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

      Rights and Powers of the Controlling Class Representative and the Loan
Combination Subordinate Noteholders. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of the
Stonestown Mall Loan Combination, such other number of days provided for in the related Loan Combination Intercreditor Agreement) after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the
Stonestown Mall Loan Combination, to the related Stonestown Mall Controlling
Party), among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

      The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business

                                     S-134

days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report, provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

      Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above.

      No direction of the controlling class representative or the Stonestown
Mall Controlling Party in connection with any asset status report may (a)
require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination
Intercreditor Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's or the special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Stonestown Mall Trust Mortgage Loan), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans
(exclusive of the Stonestown Mall Trust Mortgage Loan) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional Interest or taking actions described under
"--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and
"--Modifications, Waivers, Amendments and Consents" below):

                                     S-135

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted
            Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and
            Additional Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      IN THE CASE OF THE STONESTOWN MALL TRUST MORTGAGE LOAN, THE STONESTOWN
MALL CONTROLLING PARTY (WHICH WILL EITHER BE THE CONTROLLING CLASS
REPRESENTATIVE OR THE RELATED B-NOTE LOAN NOTEHOLDER) WILL BE

                                     S-136

ENTITLED TO ADVISE THE SPECIAL SERVICER WITH RESPECT TO THE ACTIONS DESCRIBED
UNDER "DESCRIPTION OF THE MORTGAGE POOL--THE LOAN COMBINATIONS--THE STONESTOWN
MALL LOAN COMBINATION--CONSENT RIGHTS" AND THE SPECIAL SERVICER WILL NOT BE
PERMITTED TO TAKE (OR CONSENT TO THE APPLICABLE MASTER SERVICER TAKING) ANY OF
THOSE SPECIFIED ACTIONS WITH RESPECT TO THE STONESTOWN MALL LOAN COMBINATION AS
TO WHICH THE STONESTOWN MALL CONTROLLING PARTY HAS OBJECTED IN WRITING.

      As indicated under "Description of the Mortgage Pool--Loan
Combinations--Sportmart/Westwood Storage Loan Combination, the
Sportmart/Westwood Storage B-Note Loan Noteholder will be entitled to consult with the applicable master servicer with respect to certain servicing matters.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or, in the case of the Stonestown
Mall Loan Combination or the Sportmart/Westwood Storage Loan Combination, the
Stonestown Mall Controlling Party or the Sportmart/Westwood Storage B-Note Loan
Noteholder, as applicable), as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class Representative and the
Loan Combination Subordinate Noteholders" subsection, may:

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

      o     cause the issuing entity to fail to qualify as one or more REMICs or result in an adverse tax consequence for the issuing entity, except that the controlling class representative may advise or direct the issuing entity to earn "net income from foreclosure property" that is subject to tax with the consent of the special servicer, if the special servicer determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties;

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

      o     cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

      The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, in the case of the Stonestown Mall Loan Combination or the Sportmart/Westwood Storage Loan Combination, the Stonestown Mall Controlling
Party or the Sportmart/Westwood Storage B-Note Loan Noteholder, as applicable)
that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, in the case of the Stonestown
Mall Trust Mortgage Loan, the Stonestown Mall Controlling Party) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative (or, in the case of the Stonestown Mall Trust Mortgage
Loan, the Stonestown Mall Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days (or, in the case of the Stonestown
Mall Trust Mortgage Loan, such other number of days specified in the Stonestown
Mall Loan Combination Intercreditor Agreement) following the first such notice, the controlling class representative (or, in the case of the Stonestown Mall
Trust Mortgage Loan, the Stonestown Mall Controlling

                                     S-137

Party) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE MORTGAGE LOANS THAT
ARE PART OF LOAN COMBINATIONS, THE RELATED B-NOTE LOAN NOTEHOLDERS) COULD HAVE
ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE APPLICABLE MASTER
SERVICER.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and, in the case of the Stonestown Mall Loan
Combination, all expenses borne by the related B-Note Loan Noteholder acting as
Stonestown Mall Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative (or, in the case of the Stonestown Mall Loan Combination, the related B-Note Loan Noteholder in its capacity as the Stonestown Mall Controlling Party) by a borrower under a mortgage loan, the controlling class representative (or that B-Note Loan
Noteholder, as applicable) is required to immediately notify the trustee, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the
Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative (or, in the case of the Stonestown Mall Loan Combination, the related B-Note Loan Noteholder in its capacity as the Stonestown Mall Controlling Party), but only if--

      o     the special servicer or the trust are also named parties to the same action; and

      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative (or, in the case of the
                  Stonestown Mall Loan Combination, the related B-Note Loan
                  Noteholder in its capacity as the Stonestown Mall Controlling
                  Party) acted in good faith, without gross negligence or
                  willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative (or, in the case of the Stonestown Mall
                  Loan Combination, the related B-Note Loan Noteholder in its capacity as the Stonestown Mall Controlling Party).

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not be required to assume the defense of the subject claim.

      The controlling class representative and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the B-Note Loan
Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to any Loan Combination, the related B-Note Loan Noteholder may act solely in its own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a B-Note Loan Noteholder for having acted solely in its own interest.

                                     S-138

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative and the Loan Combination Subordinate Noteholders" and
            "--Replacement of the Special Servicer" above; and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative and the Loan Combination Subordinate
            Noteholders" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

                                     S-139

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Subordinate
Noteholders" above and "--Modifications, Waivers, Amendments and Consents"
below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

      o     in respect of any mortgage loan that--

            1.    has a principal balance of $25,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

                                     S-140

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Subordinate Noteholders" and
"--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

      Neither master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

      Neither master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC
            II under the Code; or

                                     S-141

      o     adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

      o     must be in accordance with the Servicing Standard; and

      o     will be subject to approval by the special servicer and the controlling class representative.

      The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

      Neither master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

                                     S-142

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, if it does not consider it to be nonrecoverable, and will be reimbursable to the applicable master servicer as a servicing advance.

                                     S-143

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a master servicer's collection account will be paid to that master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Additional Interest and Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this prospectus supplement;

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this prospectus supplement;

      o     any amounts required to be transferred from the special servicer's
            REO account;

                                     S-144

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in its collection account.

      Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
            Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the
            Available Distribution Amount (calculated without regard to clauses
            (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and
            REO Properties, plus any amounts required to be remitted in respect of P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
            received in respect of the particular mortgage loan or REO Property as to which the P&I advance was made; provided that, if such P&I advance becomes a Workout Delayed Reimbursement Amount, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this prospectus supplement;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

            1.    a specially serviced mortgage loan; or

                                     S-145

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee, itself or the special servicer, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO
            Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections;
            provided that, if such servicing advance becomes a Workout Delayed
            Reimbursement Amount, such servicing advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses" above and
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to reimburse the trustee, itself or the special servicer, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any
            Nonrecoverable Advance made by that party under the pooling and servicing agreement, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
            Compensation and Payment of Expenses" above and/or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
            Service Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to pay the trustee, itself or the special servicer, in that order, unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

      o     to pay for costs and expenses incurred by the trust fund in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Servicing Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

                                     S-146

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
            reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

      o     to pay any other items described in this prospectus supplement as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not part of the related Loan Combination.

      In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of

                                     S-147

which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a
Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

      At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

      Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

                                     S-148

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to receive, out of the collection accounts, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Subordinate
Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

      o     either:

            1.    the report indicates that--

                  o     the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                  o     there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with

                                     S-149

                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
                  Non-Trust Loan(s)), taking into account the time value of
                  money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in

                                     S-150

            which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

      This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

                                     S-151

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year in the case of a mortgage loan having an unpaid principal balance of $2,000,000 or greater, unless such mortgaged real property has been inspected in such calendar year by the special servicer; and
once every two calendar years in the case of a mortgage loan having an unpaid principal balance of less than $2,000,000. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property commencing with the fiscal quarter ending December 2006. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

                                     S-152

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicers and the special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must

                                     S-153

deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause
(or, in the case of a sub-servicer that has been retained by a servicer on or following the date of the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i),
(ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the trustee; or

      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to that master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee and any affected B-Note Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case

                                     S-154

            of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor) or the special servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the second business day after the time
            (plus any applicable grace period) specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

      o     either Fitch or Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b)
            placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
            placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

                                     S-155

      o     a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" above occurs with respect to either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch and Moody's have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      In general, the certificateholders entitled to at least 66?% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of Default"
above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                                     S-156

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about September 29, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

      o     any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under
            "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

                                     S-157

      Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D and XP classes, which are the classes of certificates that are offered by this prospectus supplement; and

      o     the XC, E, F, G, H, J, K, L, M, N, P, Q, XR, Z, R-I and R-II
            classes, which are the classes of certificates that--

            1.    will be retained or privately placed by us; and

            2.    are not offered by this prospectus supplement.

      The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J,
K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      The class XC, XP and XR certificates will not have principal balances, and the holders of the class XC, XP and XR certificates will not be entitled to receive payments of principal. However, each class XC, XP and XR certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

      The total notional amount of the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class XC certificates will be approximately $2,425,022,032, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

      The total notional amount of the class XP certificates will equal:

      o     during the period from the date of initial issuance of the certificates through and including the distribution date in March
            2007, the sum of (a) the lesser of $62,659,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $343,664,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c)

                                     S-158

            the total principal balance of the class A-2, A-3, A-SB, A-4, AM,
            AJ, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

      o     during the period following the distribution date in March 2007 through and including the distribution date in September 2007, the sum of (a) the lesser of $58,826,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $343,142,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ, B, C, D,
            E, F, G, H, J, K and L certificates outstanding from time to time;

      o     during the period following the distribution date in September 2007 through and including the distribution date in March 2008, the sum of (a) the lesser of $10,518,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $335,222,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ, B, C, D,
            E, F, G, H, J, K and L certificates outstanding from time to time;

      o     during the period following the distribution date in March 2008 through and including the distribution date in September 2008, the sum of (a) the lesser of $126,442,000 and the total principal balance of the class A-2 certificates outstanding from time to time,
            (b) the lesser of $327,504,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c)
            the total principal balance of the Class A-3, A-SB, A-4, AM, AJ, B,
            C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

      o     during the period following the distribution date in September 2008 through and including the distribution date in March 2009, the sum of (a) the lesser of $79,241,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $319,733,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D, E,
            F, G and H certificates outstanding from time to time, and (d) the lesser of $11,461,000 and the total principal balance of the Class J certificates outstanding from time to time;

      o     during the period following the distribution date in March 2009 through and including the distribution date in September 2009, the sum of (a) the lesser of $33,320,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $312,258,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-SB, A-4, AM, AJ, B, C, D, E, F and G certificates outstanding from time to time and (d) the lesser of $12,613,000 and the total principal balance of the class H certificates outstanding from time to time;

      o     during the period following the distribution date in September 2009 through and including the distribution date in March 2010, the sum of (a) the lesser of $20,860,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $304,650,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-SB, A-4, AM, AJ, B, C, D, E and F certificates outstanding from time to time and (d) the lesser of
            $17,458,000 and the total principal balance of the class G certificates outstanding from time to time;

      o     during the period following the distribution date in March 2010 through and including the distribution date in September 2010, the sum of (a) the lesser of $94,178,000 and the total principal balance of the class A-SB certificates outstanding from time to time, (b)
            the lesser of $297,325,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4, AM, AJ, B, C, D and E
            certificates

                                     S-159

            outstanding from time to time and (d) the lesser of $35,078,000 and the total principal balance of the class F certificates outstanding from time to time;

      o     during the period following the distribution date in September 2010 through and including the distribution date in March 2011, the sum of (a) the lesser of $900,467,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $290,042,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B, C, D and E certificates outstanding from time to time and (d) the lesser of $16,962,000 and the total principal balance of the class F certificates outstanding from time to time;

      o     during the period following the distribution date in March 2011 through and including the distribution date in September 2011, the sum of (a) the lesser of $843,290,000 and the total principal balance of the class A-4 certificates outstanding from time to time,
            (b) the lesser of $264,701,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B, C and D certificates outstanding from time to time and (d) the lesser of $20,710,000 and the total principal balance of the class E certificates outstanding from time to time;

      o     during the period following the distribution date in September 2011 through and including the distribution date in March 2012, the sum of (a) the lesser of $802,916,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $258,153,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B, C and D certificates outstanding from time to time and (d) the lesser of $5,154,000 and the total principal balance of the class E certificates outstanding from time to time;

      o     during the period following the distribution date in March 2012 through and including the distribution date in September 2012, the sum of (a) the lesser of $764,101,000 and the total principal balance of the class A-4 certificates outstanding from time to time,
            (b) the lesser of $251,862,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B and C certificates outstanding from time to time and (d) the lesser of $38,652,000 and the total principal balance of the class D certificates outstanding from time to time;

      o     during the period following the distribution date in September 2012 through and including the distribution date in March 2013, the sum of (a) the lesser of $725,930,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $245,652,000 and the total principal balance of the class
            A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B and C certificates outstanding from time to time and (d) the lesser of $24,287,000 and the total principal balance of the class D certificates outstanding from time to time;

      o     during the period following the distribution date in March 2013 through and including the distribution date in September 2013, the sum of (a) the lesser of $646,022,000 and the total principal balance of the class A-4 certificates outstanding from time to time,
            (b) the lesser of $239,715,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ, B and C certificates outstanding from time to time and (d) the lesser of $10,528,000 and the total principal balance of the class D certificates outstanding from time to time;

      o     during the period following the distribution date in September 2013 through and including the distribution date in March 2014, the sum of (a) the lesser of $610,790,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $233,854,000

                                     S-160

            and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ and B certificates outstanding from time to time and (d) the lesser of $15,611,000 and the total principal balance of the class C certificates outstanding from time to time;

      o     during the period following the distribution date in March 2014 through and including the distribution date in September 2014, the sum of (a) the lesser of $577,167,000 and the total principal balance of the class A-4 certificates outstanding from time to time,
            (b) the lesser of $228,248,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class AM, AJ and B certificates outstanding from time to time and (d) the lesser of $3,034,000 and the total principal balance of the class C certificates outstanding from time to time; and

      o     following the distribution date in September 2014, $0.

      The total notional amount of the class XR certificates will equal the total Stated Principal Balance of all the RLJ Loans outstanding from time to time.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of --

      o     in the case of the class XP certificates, $100,000 initial notional amount and in any whole dollar denominations in excess of $100,000;
            and

      o     in the case of the other offered certificates, $25,000 initial principal balance and in any whole dollar denomination in excess of
            $25,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

                                     S-161

      The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

                                     S-162

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (a)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (b)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                  (c)   amounts payable with respect to other expenses of the
                        trust, and

                  (d)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Accounts--Withdrawals" above; and

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this prospectus supplement.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

      With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account"
below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "--The Trustee"
            below and any interest or other income earned on funds in the distribution account;

      o     to indemnify itself and various related persons, as described under
            "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

                                     S-163

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
            Residual Certificates--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "Servicing of the Mortgage
            Loans--REO Properties" in this prospectus supplement;

      o     to pay any separate tax administrator any amounts reimbursable to it;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by it in the distribution account not required to be deposited therein; and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
            Premiums and Yield Maintenance Charges" below;

      o     the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below;
            and

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

            2.    will be paid to the holders of all the certificates, other than the class Z certificates, as described under
                  "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

      The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-

                                     S-164

account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                     S-165

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

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   TYPE / RECIPIENT                 AMOUNT                GENERAL PURPOSE                SOURCE                   FREQUENCY
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FEES
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Master Servicing Fee    The master servicers will earn      Compensation     First, out of collections of          Monthly
/ Master Servicers      a master servicing fee with                          interest with respect to the
                        respect to each and every                            subject mortgage loan and
                        mortgage loan in the trust,                          then, if the subject mortgage
                        including each specially                             loan and any related REO
                        serviced mortgage loan, if                           Property has been liquidated,
                        any, and each mortgage loan,                         out of general collections on
                        if any, as to which the                              deposit in the collection
                        corresponding mortgaged real                         account.
                        property has become an REO
                        Property. With respect to each
                        mortgage loan, the master
                        servicing fee will: (1)
                        generally be calculated for the
                        same number of days and on the
                        same principal amount as
                        interest accrues or is deemed
                        to accrue on that mortgage
                        loan; and (2) accrue at an
                        annual rate that ranges, on a
                        loan-by-loan basis, from 0.020%
                        per annum to 0.110% per annum.
                        Master servicing fees with
                        respect to any mortgage loan
                        will include the primary
                        servicing fees payable by the
                        applicable master servicer to
                        any sub-servicer with respect
                        to that mortgage loan.
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Additional Master       o   Prepayment Interest             Compensation     Interest payments made by the        Time to time
Servicing                   Excesses collected on                            related borrower intended to
Compensation / Master       mortgage loans that are                          cover interest accrued on the
Servicers                   the subject of a principal                       subject principal prepayment
                            prepayment in full or in                         with respect to the subject
                            part after their                                 mortgage loan during the
                            respective due dates in                          period from and after the
                            any collection period;                           related due date.
                        ---------------------------------------------------------------------------------------------------------
                        o   All interest and investment     Compensation     Interest and investment                Monthly
                            income earned on amounts on                      income related to the subject
                            deposit in accounts                              accounts (net of investment
                            maintained by the master                         losses).
                            servicers, to the extent
                            not otherwise payable to
                            the borrowers;
                        ---------------------------------------------------------------------------------------------------------
                        o   On non-specially serviced       Compensation     Payments of late payment             Time to time
                            mortgage loans, late                             charges and default interest
                            payment charges and default                      made by borrowers with
                            interest actually collected                      respect to the mortgage loans.
                            with respect to the subject
                            mortgage loan during any
                            collection period, but only
                            to the extent not otherwise
                            allocable to pay the
                            following items with
                            respect to the subject
                            mortgage loan: (i) interest
                            on advances; or (ii)
                            Additional Trust Fund
                            Expenses currently payable
                            or previously paid with
                            respect to the subject
                            mortgage loan or mortgaged
                            real property from
                            collections on the mortgage
                            pool and not previously
                            reimbursed; and
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                                     S-166

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   TYPE / RECIPIENT                  AMOUNT                GENERAL PURPOSE               SOURCE                    FREQUENCY
---------------------------------------------------------------------------------------------------------------------------------

                        o   The percentage, if any,         Compensation     Payments of the applicable           Time to time
                            specified in the pooling                         fee(s) made by the borrower
                            and servicing agreement, of                      under the subject mortgage
                            each assumption application                      loan.
                            fee, assumption fee,
                            modification fee, extension
                            fee other similar fee or
                            fees paid in connection
                            with a defeasance of a
                            mortgage loan that is
                            actually paid by a borrower
                            in connection with the
                            related action.
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Special Servicing Fee   The special servicer will earn      Compensation     Out of general collections on          Monthly
/ Special Servicer      a special servicing fee with                         all the mortgage loans and
                        respect to each mortgage loan                        any REO Properties in the
                        that is being specially                              trust on deposit in the
                        serviced or as to which the                          master servicers' collection
                        corresponding mortgaged real                         accounts.
                        property has become an REO
                        Property. With respect to each
                        such mortgage loan described in
                        the preceding sentence, the
                        special servicing fee will: (a)
                        accrue for the same number of
                        days and on the same principal
                        amount as interest accrues or
                        is deemed to accrue from time
                        to time on that mortgage loan;
                        (b) accrue at a special
                        servicing fee rate of 0.35% per
                        annum (but in any event may not
                        be less than $4,000 in any
                        month with respect to any
                        specially serviced mortgage
                        loan); and (c) be payable
                        monthly from general
                        collections on the mortgage
                        pool.
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Workout Fee / Special   The special servicer will, in       Compensation     Out of each collection of            Time to time
Servicer                general, be entitled to                              interest (other than default
                        receive a workout fee with                           interest) and principal
                        respect to each specially                            received on the subject
                        serviced mortgage loan that it                       mortgage loan.
                        successfully works out. The
                        workout fee will be payable out
                        of, and will be calculated by
                        application of a workout fee
                        rate of 1.0% to, each
                        collection of interest and
                        principal received on the
                        subject mortgage loan for so
                        long as it is not returned to
                        special servicing by reason of
                        an actual or reasonably
                        foreseeable default.
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Principal Recovery      Subject to the exceptions           Compensation     Out of the full, partial or          Time to time
Fee / Special Servicer  described under "Servicing of                        discounted payoff obtained
                        the Mortgage Loans--Servicing                        from the related borrower
                        and Other Compensation and                           and/or liquidation proceeds
                        Payment of Expenses--Principal                       (exclusive of any portion of
                        Special Servicing                                    that payment or proceeds that
                        Compensation" and "--The                             represents a recovery of
                        Principal Recovery Fee" in                           default interest) in respect
                        this prospectus supplement,                          of the related specially
                        the special servicer will, in                        serviced mortgage loan or
                        general, be entitled to                              related REO Property, as the
                        receive a principal recovery                         case may be.
                        fee with respect to: (a) each
                        specially serviced mortgage
                        loan--or any replacement
                        mortgage loan substituted for
                        it--as to which the special
                        servicer obtains a full or
                        discounted payoff from the
                        related borrower; and (b) any
                        specially serviced mortgage
                        loan or REO Property as to
                        which the special servicer
                        receives any liquidation
                        proceeds, sale proceeds,
                        insurance proceeds or
                        condemnation proceeds. As to
                        each such specially serviced
                        mortgage loan or foreclosure
                        property, the principal
                        recovery fee will be payable
                        from,
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                                     S-167

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   TYPE / RECIPIENT                  AMOUNT                GENERAL PURPOSE               SOURCE                   FREQUENCY
---------------------------------------------------------------------------------------------------------------------------------

                        and will be calculated by
                        application of a principal
                        recovery fee rate of 1.0% to,
                        the related payment or
                        proceeds.
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Additional Special      o   All interest and investment     Compensation     Interest and investment income         Monthly
Servicing                   income earned on amounts                         related to the subject accounts
Compensation /              on deposit in accounts                           (net of investment losses).
Special Servicer            maintained by the special
                            servicer;
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                        o   On specially serviced           Compensation     Payments of late payment             Time to time
                            mortgage loans, late                             charges and default interest
                            payment charges and default                      made by borrowers in respect
                            interest actually collected                      of the mortgage loans.
                            with respect to the subject
                            mortgage loan during any
                            collection period, but only
                            to the extent not otherwise
                            allocable to pay the
                            following items with
                            respect to the subject
                            mortgage loan: (i) interest
                            on advances; or (ii)
                            additional trust fund
                            expenses currently payable
                            or previously paid with
                            respect to the subject
                            mortgage loan or mortgaged
                            real property from
                            collections on the mortgage
                            pool and not previously
                            reimbursed;
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                        o   With respect to any             Compensation     Payments of the applicable           Time to time
                            serviced mortgage loan,                          fee(s) made by the borrower
                            100% of assumption fees or                       under the subject mortgage
                            modification fee actually                        loan.
                            paid by a borrower with
                            respect to any assumption
                            or modification; and
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                        o   With respect to any             Compensation     Payments of the applicable           Time to time
                            non-specially serviced                           fee(s) made by the borrower
                            mortgage loan, the                               under the subject mortgage
                            percentage, if any,                              loan.
                            specified in the pooling
                            and servicing agreement, of
                            assumption fees, assumption
                            application fees,
                            modification fees and other
                            fees actually paid by a
                            borrower with respect to
                            any assumption,
                            modification or other
                            agreement entered into by
                            the applicable master
                            servicer.
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Trustee Fee / Trustee   The trustee fee, for any            Compensation     General collections on the             Monthly
                        distribution date, will equal                        mortgage loans and any REO
                        one month's interest at 0.001%                       Properties on deposit in the
                        per annum with respect to each                       master servicers' collection
                        and every mortgage loan in the                       accounts and/or the trustee's
                        trust, including each specially                      distribution account.
                        serviced mortgage loan, if any,
                        and each mortgage loan, if any,
                        as to which the corresponding
                        mortgaged real property has
                        become an REO Property.
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Additional Trustee      All interest and investment         Compensation     Interest and investment                Monthly
Compensation / Trustee  income earned on amounts on                          income related to the subject
                        deposit in accounts maintained                       account (net of investment
                        by the trustee.                                      losses).
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EXPENSES
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Servicing Advances /    To the extent of funds             Reimbursement of  Amounts on deposit in the            Time to time
Trustee, Master         available, the amount of any          expenses       applicable master servicer's
Servicers or Special    servicing advances.(1)                               collection account that
Servicer                                                                     represent (a) payments made
                                                                             by
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                                     S-168

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   TYPE / RECIPIENT                  AMOUNT                GENERAL PURPOSE               SOURCE                   FREQUENCY
---------------------------------------------------------------------------------------------------------------------------------

Special Servicer                                                             the related borrower to
                                                                             cover the item for which such
                                                                             servicing advance was made or
                                                                             (b) liquidation proceeds,
                                                                             condemnation proceeds,
                                                                             insurance proceeds and, if
                                                                             applicable, REO revenues (in
                                                                             each case, if applicable, net
                                                                             of any principal recovery fee
                                                                             or workout fee payable
                                                                             therefrom) received in
                                                                             respect of the particular
                                                                             mortgage loan or related REO
                                                                             Property, provided that if
                                                                             the applicable master
                                                                             servicer, special servicer or
                                                                             trustee determines that a
                                                                             servicing advance is not
                                                                             recoverable out of
                                                                             collections on the related
                                                                             underlying mortgage loan,
                                                                             then out of general
                                                                             collections on the mortgage
                                                                             loans and any REO Properties
                                                                             in the trust on deposit in
                                                                             the applicable master
                                                                             servicer's collection
                                                                             account or, if funds in that
                                                                             master servicer's collection
                                                                             account are insufficient, the
                                                                             other master servicer's
                                                                             collection account.
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Interest on servicing   At a rate per annum equal to a       Payment of      First, out of default                Time to time
advances / Master       published prime rate, accrued        interest on     interest and late payment
Servicers, Special      on the amount of each            Servicing Advances  charges on the related
Servicer or Trustee     outstanding servicing                                mortgage loan and then, after
                        advance.(2)                                          or at the same time that
                                                                             advance is reimbursed, out of
                                                                             any other amounts then on
                                                                             deposit in the applicable
                                                                             master servicer's collection
                                                                             account or, if funds in that
                                                                             master servicer's collection
                                                                             account are insufficient, the
                                                                             other master servicer's
                                                                             collection account.
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P&I Advances / Master   To the extent of funds            Reimbursement of   Amounts on deposit in the            Time to time
Servicers and Trustee   available, the amount of any     P&I Advances made   applicable master servicer's
                        P&I advances.(1)                  with respect to    collection account that
                                                         the mortgage pool   represent late collections of
                                                                             interest and principal (net
                                                                             of related master servicing,
                                                                             workout and principal
                                                                             recovery fees) received in
                                                                             respect of the related
                                                                             mortgage loans or REO
                                                                             Property as to which such P&I
                                                                             advance was made, provided
                                                                             that if the applicable master
                                                                             servicer or trustee
                                                                             determines that a P&I advance
                                                                             is not recoverable out of
                                                                             collections on the related
                                                                             mortgage loan, then out of
                                                                             general collections on the
                                                                             mortgage loans and any REO
                                                                             Properties in the trust on
                                                                             deposit in the applicable
                                                                             master servicer's collection
                                                                             account or, if funds in that
                                                                             master servicer's collection
                                                                             account are insufficient, the
                                                                             other master servicer's
                                                                             collection account.
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Interest on P&I         At a rate per annum equal to a       Payment of      First, out of default                Time to time
Advances / Master       published prime rate, accrued     interest on P&I    interest and late payment
Servicers and Trustee   on the amount of each                 advances       charges on the related
                        outstanding P&I advance.(2)                          mortgage loan and then, after
                                                                             or at the same time that
                                                                             advance is reimbursed, out of
                                                                             any other amounts then on
                                                                             deposit in the applicable
                                                                             master servicer's collection
                                                                             account or, if funds in that
                                                                             master
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                                     S-169

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   TYPE / RECIPIENT                  AMOUNT                GENERAL PURPOSE               SOURCE                   FREQUENCY
---------------------------------------------------------------------------------------------------------------------------------

                                                                             servicer's collection account
                                                                             are insufficient, the other
                                                                             master servicer's collection
                                                                             account.
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Indemnification         Amount to which such party is     Indemnification    General collections on the           Time to time
Expenses/ Trustee and   entitled to indemnification                          mortgage loans and any REO
any director,           under the pooling and servicing                      Properties on deposit in the
officer, employee or    agreement.(3)                                        applicable master servicer's
agent of the Trustee/                                                        collection account or, if
Depositor, Master                                                            funds in that master
Servicers or Special                                                         servicer's collection account
Servicer and any                                                             are insufficient, the other
director, officer,                                                           master servicer's collection
employee or agent of                                                         account and/or the trustee's
Depositor, either                                                            distribution account.
Master Servicer or
Special Servicer
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                                     S-170

____________________
(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

CALCULATION OF PASS-THROUGH RATES

      The pass-through rates for the class A-1 certificates will be fixed at the rate per annum identified as the initial pass-through rate for that class in the table under "Summary of Prospectus supplement--Overview of the Series 2006-3
Certificates" in this prospectus supplement.

      The pass-through rates for the class A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B,
C, D, E, F, G, J, K, L, M, N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of:
(a) the Weighted Average Net Mortgage Rate for the related distribution date;
and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Prospectus supplement--Overview of the Series 2006-3 Certificates" in this prospectus supplement.

      The pass-through rates for the class H certificates will, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date minus 0.023%.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                     S-171

 The pass-through rate for the class XP certificates, for each interest accrual period through and including the August 2014 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class
XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "--General"
 above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that total principal balance
   (or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
August 2014 interest accrual period, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

      (1)   the lesser of (a) the reference rate specified in Annex G to this prospectus supplement for such interest accrual period and (b) the
            Weighted Average Net Mortgage Rate for the related distribution date, over

      (2)   the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance, or a designated portion thereof, comprises such component.

      Following the August 2014 interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class
XP certificates will have a 0% pass-through rate for the September 2014 interest accrual period and for each interest accrual period thereafter.

      The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of the respective classes of the principal balance certificates. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates;
provided that, if a portion, but not all, of the total principal balance of any particular class of principal balance certificates is identified under
"--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
August 2014 interest accrual period, on any particular component of the total notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

      (1)   if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a)
            the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on
            Annex G to this prospectus supplement for such interest

                                     S-172

            accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

      (2)   if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
            Rate for the related distribution date, over (b) the greater of (i)
            the reference rate specified on Annex G to this prospectus supplement for such interest accrual period and (ii) the
            pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

      (3)   if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates; and

      (4)   if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net
            Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates.

      Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the
August 2014 interest accrual period, the total principal balance of each class of principal balance certificates will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class
XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

      The pass-through rate for the class XR certificates will be 0% per annum for each interest accrual period through and including the July 2013 interest accrual period. Commencing with the August 2013 interest accrual period, the pass-through rate for the class XR certificates will be 0.60% per annum, except that in certain cases when an interest accrual period does not consist of 30 days, the pass-through rate for the class XR certificates will be adjusted because interest accrues on the RLJ Loans on the basis of the actual number of days in an accrual period.

      The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

      General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender

                                     S-173

of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates) will bear interest.

      With respect to each interest-bearing class of the certificates, that interest will accrue during each related interest accrual period based upon--

      o     the pass-through rate with respect to that particular class of certificates for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (except in the case of the class XC and XP certificates) by the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date allocable to the subject class of certificates.

      The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates will equal the product of:

      o     the amount of that Net Aggregate Prepayment Interest Shortfall (less the amount allocated to the class XR certificates as specified in the following paragraph) multiplied by;

      o     a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the classes of principal balance certificates.

      The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to reduce the current accrued interest then payable with respect to the class XR certificates will equal the sum of the products obtained by multiplying, in the case of each RLJ Loan, if any, that was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

      o     the portion of that Net Aggregate Prepayment Interest Shortfall attributable to the subject RLJ Loan, multiplied by

                                     S-174

      o     a fraction, the numerator of which is a per annum rate equal to
0.60%, and the denominator of which is the mortgage interest rate for the subject RLJ Loan minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated for such RLJ Loan.

      If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

      Allocation of Payments Between the Class XR Certificates and the other
Classes of Certificates. Pursuant to the pooling and servicing agreement, to the extent described below, the right of the holders of the class XR certificates to receive payments with respect to the RLJ Loans will be subordinate to the rights of the holders of the other classes of the certificates to receive payments with respect to the RLJ Loans. On or prior to each distribution date, the portion of the applicable Available Distribution Amount attributable to each RLJ Loan will generally be allocated:

      o     first, to make distributions on the various interest-bearing classes of certificates (other than the class XR certificates), up to an amount equal to all interest accrued on the Stated Principal Balance of the subject RLJ Loan at the related Net Mortgage Rate during the related interest accrual period;

      o     second, to make distributions on the various interest-bearing classes of the certificates (other than the class XR certificates), up to an amount equal to all accrued and unpaid interest on the
            Stated Pincipal Balance of the subject RLJ Loan at the related Net
            Mortgage Rate from prior interest accrual periods, to the extent not previously advanced;

      o     third, to make distributions on the various interest-bearing classes of the certificates (other than the class XR certificates), up to an amount equal to that portion of the Principal Distribution Amount for such distribution date that is allocable to the subject RLJ
            Loan; and

      o     fourth, to make distributions on the class XR certificates, as described below.

      The interest referred to in the first and second clauses of the prior sentence will be calculated on a 30/360 Basis (even though the RLJ Loans actually accrue interest on an Actual/360 Basis), and the "Net Mortgage Rate"
referred to in those clauses will be determined taking into account the proviso to the definition of "Net Mortgage Rate" in the glossary to this prospectus supplement.

      The total amount available to make distributions on the class XR certificates from all of the RLJ Loans will be applied to make distributions of interest with respect to the class XR certificates on each distribution date up to the amount of all unpaid distributable interest accrued thereon through the end of the related interest accrual period.

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates on any given distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the
Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis.

                                     S-175

On each distribution date after the total principal balance of either the A-4 or
A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan
            Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates on each distribution date as follows:

      o     first, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
                  Balance for that distribution date;

      o     second, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB certificates as described in the preceding bullet, and

                                     S-176

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     third, to the class A-2 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB and/or A-1 certificates as
                  described in the preceding two bullets, and

            2.    the total principal balance of the class A-2 certificates
                  outstanding immediately prior to that distribution date;

      o     fourth, to the class A-3 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

            2.    the total principal balance of the class A-3 certificates
                  outstanding immediately prior to that distribution date;

      o     fifth, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding four bullets, and

            2.    the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal
                  Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph); and

      o     sixth, to the class A-4 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding five bullets, and

            2.    the total principal balance of the class A-4 certificates
                  outstanding immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and
A-4 certificates outstanding immediately prior to that distribution

                                     S-177

date, then (following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates.
Similarly, if the Loan Group 2 Principal Distribution Amount for any
distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the
Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire that class of certificates;
third, to the class A-2 certificates, up to the extent necessary to retire that class of certificates; fourth, to the class A-3 certificates, up to the extent necessary to retire that class of certificates; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates;
and sixth, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB,
A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class immediately prior to that distribution date.

                   ORDER OF ALLOCATION                  CLASS
            ------------------------------  ------------------------------
                           1                              AM
                           2                              AJ
                           3                              B
                           4                              C
                           5                              D
                           6                              E
                           7                              F
                           8                              G
                           9                              H
                          10                              J
                          11                              K
                          12                              L
                          13                              M
                          14                              N
                          15                              P
                          16                              Q

      In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the

                                     S-178

foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments"
below mean, in the case of any class of principal balance certificates, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates on all prior distribution dates as discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below.

      In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date.

      Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

   ORDER OF      RECIPIENT CLASS
   PAYMENT         OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------------   ----------------   --------------------------------------------
       1           XC and XP*       From the entire Available Distribution
                                    Amount, interest up to the total interest
                                    payable on those classes, pro rata, based on
                                    entitlement, without regard to loan groups

                  A-1, A-2, A-3,    From the portion of the Available
                  A-SB and A-4*     Distribution Amount attributable to the
                                    mortgage loans in loan group 1, interest up
                                    to the total interest payable on those
                                    classes, pro rata, based on entitlement

                      A-1A*         From the portion of the Available
                                    Distribution Amount attributable to the
                                    mortgage loans in loan group 2, interest up
                                    to the total interest payable on such class

       2          A-1, A-2, A-3,    Principal up to the Loan Group 1 Principal
                  A-SB and A-4**    Distribution Amount (and, if the class A-1A
                                    certificates are retired, any remaining
                                    portion of the Loan Group 2 Principal
                                    Distribution Amount), first to the class
                                    A-SB certificates, until the total principal
                                    balance thereof is reduced to the applicable
                                    Class A-SB Planned Principal Balance, and
                                    then to (a) the class A-1 certificates, (b)
                                    the class A-2 certificates, (c) the class
                                    A-3 certificates, (d) the class A-SB
                                    certificates, and (e) the class A-4

                                     S-179

   ORDER OF      RECIPIENT CLASS
   PAYMENT         OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------------   ----------------   --------------------------------------------
                                    certificates, in that order, in the case of
                                    each such class until retired

                      A-1A**        Principal up to the Loan Group 2 Principal
                                    Distribution Amount (and, if the class A-4
                                    certificates are retired, any remaining
                                    portion of the Loan Group 1 Principal
                                    Distribution Amount), until the class A-1A
                                    certificates are retired

       3          A-1, A-2, A-3,    Reimbursement up to the loss reimbursement
                  A-SB, A-4 and     amounts for those classes, pro rata, based
                       A-1A         on entitlement, without regard to loan
                                    groups
--------------------------------------------------------------------------------
       4                AM          Interest up to the total interest payable on
                                    that class

       5                AM          Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

       6                AM          Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
       7                AJ          Interest up to the total interest payable on
                                    that class

       8                AJ          Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

       9                AJ          Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      10                B           Interest up to the total interest payable on
                                    that class

      11                B           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      12                B           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      13                C           Interest up to the total interest payable on
                                    that class

      14                C           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      15                C           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      16                D           Interest up to the total interest payable on
                                    that class

      17                D           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      18                D           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------

                                     S-180

   ORDER OF      RECIPIENT CLASS
   PAYMENT          OR CLASSES               TYPE AND AMOUNT OF PAYMENT
--------------   ----------------   --------------------------------------------
      19                E           Interest up to the total interest payable on
                                    that class

      20                E           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      21                E           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      22                F           Interest up to the total interest payable on
                                    that class

      23                F           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      24                F           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      25                G           Interest up to the total interest payable on
                                    that class

      26                G           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      27                G           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      28                H           Interest up to the total interest payable on
                                    that class

      29                H           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      30                H           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      31                J           Interest up to the total interest payable on
                                    that class

      32                J           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      33                J           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      34                K           Interest up to the total interest payable on
                                    that class

      35                K           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      36                K           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      37                L           Interest up to the total interest payable on
                                    that class

      38                L           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      39                L           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------

                                     S-181

   ORDER OF      RECIPIENT CLASS
   PAYMENT          OR CLASSES               TYPE AND AMOUNT OF PAYMENT
--------------   ----------------   --------------------------------------------
      40                M           Interest up to the total interest payable on
                                    that class

      41                M           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      42                M           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      43                N           Interest up to the total interest payable on
                                    that class

      44                N           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      45                N           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      46                P           Interest up to the total interest payable on
                                    that class

      47                P           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      48                P           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      49                Q           Interest up to the total interest payable on
                                    that class

      50                Q           Principal up to the portion of the Principal
                                    Distribution Amount allocable to that class

      51                Q           Reimbursement up to the loss reimbursement
                                    amount for that class
--------------------------------------------------------------------------------
      52           R-I and R-II     Any remaining portion of the Available
                                    Distribution Amount

______________________
*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A, XC and
      XP classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**    In general, no payments of principal will be made in respect of the class
      A-1, A-2, A-3 or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-SB certificates is reduced to zero.
      Furthermore, for purposes of receiving distributions of principal from the
      Loan Group 1 Principal Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates will evidence a prior right, relative to the class
      A-1A certificates, to any available funds attributable to loan group 1;
      and, for purposes of receiving distributions of principal from the Loan
      Group 2 Principal Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group 2.
      However, if any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate
      Principal

                                     S-182

      Balances in Connection with Realized Losses and Additional Trust Fund
      Expenses" below, payments of principal on the outstanding class A-1, A-2,
      A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-SB, A-4,
A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates, if any such class is then entitled to payments of principal on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
            Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal
            Distribution Amount or the Loan Group 2 Principal Distribution
            Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

      The discount rate applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date or
            anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

      Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class XP and/or XC certificates as follows:

      o     on each distribution date up to and including the distribution date in September 2014--

            1.    to the holders of the class XP certificates, an amount equal to 15% of that remaining portion of the prepayment
                  consideration, and

                                     S-183

            2.    to the holders of the class XC certificates, an amount equal to 85% of that remaining portion of the prepayment
                  consideration; and

      o     on each distribution date that occurs subsequent to September 2014, to the holders of the class XC certificates, an amount equal to 100%
            of that remaining portion of the prepayment consideration.

      NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

      o     the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment
Provisions" in this prospectus supplement.

      Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding

                                     S-184

mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

      On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

            ORDER OF ALLOCATION              CLASS
            -------------------   ----------------------------
                     1                         Q
                     2                         P
                     3                         N
                     4                         M
                     5                         L
                     6                         K
                     7                         J
                     8                         H
                     9                         G
                    10                         F
                    11                         E
                    12                         D
                    13                         C
                    14                         B
                    15                         AJ
                    16                         AM
                    17            A-1, A-2, A-3, A-SB, A-4 and
                                             A-1A*

__________________________
*Pro rata and pari passu based on the respective total principal balances thereof.

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

      In no event will the total principal balance of any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

                                     S-185

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

            2.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--Taxation of Owners of REMIC Residual
                  Certificates--Prohibited Transactions Tax and Other Taxes" in
                  the accompanying base prospectus;

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
            Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

                                     S-186

      From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

      In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan

                                     S-187

Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates.

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Accounts" in
this prospectus supplement.

      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

                                     S-188

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds in such account are insufficient, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or
(as an accommodation to prevent an interest shortfall in distributions to certificateholders) to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the
Advance that remains outstanding. Notwithstanding the foregoing, no party entitled to reimbursement for an Advance or a portion of an Advance may defer the reimbursement of that Advance or the subject portion of an Advance for a period greater than 12 months. Further, any party to the pooling and servicing agreement that has deferred the reimbursement of an Advance or a portion of an
Advance may elect at any time to reimburse itself for the deferred amounts from general collections (including amounts otherwise distributable as interest to certificateholders) on the mortgage loans together with interest thereon. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period
(net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed
Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the
Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions

                                     S-189

to Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. Based primarily on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
            Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

                                     S-190

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
            (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy
            proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation ;

      o     with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any
            Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date,

                                     S-191

            separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then-current credit support levels for each class of interest-bearing certificates;

      o     the original and then-current ratings known to the trustee for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

      o     the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

      o     any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

      Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in October 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the trustee monthly, beginning in October 2006, the CMSA loan periodic update file with respect to the subject distribution date.

                                     S-192

      Monthly, beginning in January 2007, each master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, neither master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of that master servicer or the special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Trustee. The trustee will, and either master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling

                                     S-193

and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the trustee will make available each month, on each distribution date, the
Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the
Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at
www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number: (312) 992-2191.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

      The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

      Other Information. The pooling and servicing agreement will obligate each master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6, 8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 10 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

            1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

            2.    all trustee reports and monthly reports of the master
                  servicers delivered, or otherwise electronically made
                  available, to certificateholders since the date of initial issuance of the offered certificates;

                                     S-194

            3.    all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under
                  "Servicing of the Mortgage Loans--Evidence as to Compliance"
                  in this prospectus supplement;

            4.    all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as
                  described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

            5.    the most recent inspection report with respect to each
                  mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage
                  Loans--Inspections; Collection of Operating Information" in
                  this prospectus supplement and any environmental assessment prepared as described under "Realization Upon Defaulted
                  Mortgage Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

            6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
                  Mortgage Loans--Inspections; Collection of Operating
                  Information" in this prospectus supplement;

            7.    all modifications, waivers and amendments of the mortgage
                  loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special
                  servicer;

            8.    the servicing file relating to each mortgage loan;

            9.    any and all officer's certificates and other evidence
                  delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

            10.   all reports filed with the SEC with respect to the trust
                  pursuant to 13(a), 13(c), 14 or 15(d) of the Securities
                  Exchange Act of 1934, as amended.

      Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to

                                     S-195

            the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     2% in the aggregate in the case of the class XC and XP certificates
            (allocated, pro rata, between the XC and XP classes based on their respective total notional amounts), and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the class XR, R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in
the accompanying base prospectus.

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated
            Principal Balance of the mortgage pool has been reduced to less than
            1.0% of the initial mortgage pool balance.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

                                     S-196

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
                  Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those
                  mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional
                  Trust Fund Expenses (including any Additional Trust Fund
                  Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, including the class XP certificates (but excluding the class Z,
R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

                                     S-197

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      In addition, through and including the August 2014 interest accrual period, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B,
C, D, E, F, G, H, J, K and L certificates.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on the class
XP certificates will be very sensitive to, and any other offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related

                                     S-198

anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property.
Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

      The yield on the class A-1, A-2, A-3, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

                                     S-199

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

                                     S-200

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

                                     S-201

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

      The yield to maturity on the class XP certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans
(including by reason of prepayments, defaults, liquidations and repurchases), to the extent applied to reduce the notional amount of such class. Accordingly, investors in the class XP certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments.

      The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the class XP certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the class XP certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such class of certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the class XP certificates and consequently do not purport to reflect the return on any investment in such class of certificates when such reinvestment rates are considered.

      The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Offered
Certificates--Payments" in this prospectus supplement and on the Modeling
Assumptions and with the assumed respective purchase prices (as a percentage of the initial total notional amount of the class XP certificates) of the class XP certificates set forth in the table, plus accrued interest thereon from
September 1, 2006 to the Closing Date.

                                     S-202

  SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY OF THE
                             CLASS XP CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND
                                   YIELD MAINTENANCE CHARGES OTHERWISE AT INDICATED CPR
                                   ----------------------------------------------------

     ASSUMED PURCHASE PRICE         0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------   --------   --------   --------   --------   --------

            2.9170%                15.2089%   15.2151%   15.2192%   15.2217%   15.2238%
            3.0420%                13.6723%   13.6786%   13.6826%   13.6851%   13.6871%
            3.1670%                12.2383%   12.2446%   12.2487%   12.2512%   12.2531%
            3.2920%                10.8956%   10.9020%   10.9061%   10.9086%   10.9104%
            3.4170%                 9.6345%    9.6410%    9.6451%    9.6476%    9.6493%
            3.5420%                 8.4468%    8.4533%    8.4575%    8.4599%    8.4615%
            3.6670%                 7.3252%    7.3318%    7.3360%    7.3384%    7.3400%
            3.7920%                 6.2637%    6.2703%    6.2745%    6.2769%    6.2783%
            3.9170%                 5.2566%    5.2634%    5.2675%    5.2699%    5.2713%
            4.0420%                 4.2994%    4.3062%    4.3104%    4.3127%    4.3140%
            4.1670%                 3.3878%    3.3947%    3.3988%    3.4011%    3.4024%
            4.2920%                 2.5181%    2.5250%    2.5291%    2.5314%    2.5326%
            4.4170%                 1.6870%    1.6939%    1.6981%    1.7003%    1.7015%
            4.5420%                 0.8916%    0.8985%    0.9027%    0.9049%    0.9060%
            4.6670%                 0.1292%    0.1362%    0.1403%    0.1425%    0.1436%
            4.7920%                -0.6025%   -0.5955%   -0.5914%   -0.5892%   -0.5882%
            4.9170%                -1.3057%   -1.2987%   -1.2945%   -1.2924%   -1.2915%

Weighted average life (in years)     6.226      6.226      6.226      6.226      6.226

      There can be no assurance that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the class XP certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the class XP certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified percentages of
CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the class XP certificates.

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates (other than the class XP certificates) and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

      For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is September 29, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

                                     S-203

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates (other than the class XP certificates) outstanding over time and their respective weighted average lives.

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES
   --------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100       100       100       100       100
September 12, 2007..................     88        88        88        88        88
September 12, 2008..................     75        75        75        75        75
September 12, 2009..................     55        55        55        55        55
September 12, 2010..................     28        28        28        28        28
September 12, 2011 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)....    3.0       2.9       2.9       2.9       2.9

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES
    -------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100       100       100       100       100
September 12, 2007..................    100       100       100       100       100
September 12, 2008..................    100       100       100       100       100
September 12, 2009..................    100       100       100       100       100
September 12, 2010..................    100       100       100       100       100
September 12, 2011 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)....    5.0       4.9       4.9       4.8       4.5

                                     S-204

   PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES
   -------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100       100       100       100       100
September 12, 2007..................    100       100       100       100       100
September 12, 2008..................    100       100       100       100       100
September 12, 2009..................    100       100       100       100       100
September 12, 2010..................    100       100       100       100       100
September 12, 2011..................    100       100        98        96        59
September 12, 2012..................    100        89        78        68        58
September 12, 2013 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)....    6.8       6.6       6.4       6.2       5.9

   PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES
   --------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100       100       100       100       100
September 12, 2007..................    100       100       100       100       100
September 12, 2008..................    100       100       100       100       100
September 12, 2009..................    100       100       100       100       100
September 12, 2010..................    100       100       100       100       100
September 12, 2011..................    100       100       100       100       100
September 12, 2012..................     79        79        79        79        79
September 12, 2013..................     56        49        44        39        17
September 12, 2014..................     31        17         6         0         0
September 12, 2015..................      5         0         0         0         0
September 12, 2016 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)....    7.2       6.9       6.8       6.7       6.5

   PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES
   -------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100       100       100       100       100
September 12, 2007..................    100       100       100       100       100
September 12, 2008..................    100       100       100       100       100
September 12, 2009..................    100       100       100       100       100
September 12, 2010..................    100       100       100       100       100
September 12, 2011..................    100       100       100       100       100
September 12, 2012..................    100       100       100       100       100
September 12, 2013..................    100       100       100       100       100
September 12, 2014..................    100       100       100       100        99
September 12, 2015..................    100        98        97        96        91
September 12, 2016 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)....    9.7       9.7       9.7       9.6       9.4

                                     S-205

   PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES
   --------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100       100       100       100       100
September 12, 2007..................    100       100       100       100       100
September 12, 2008..................     99        99        99        99        99
September 12, 2009..................     99        99        99        99        99
September 12, 2010..................     98        98        98        98        98
September 12, 2011..................     90        90        90        90        90
September 12, 2012..................     89        89        89        89        89
September 12, 2013..................     88        88        88        88        88
September 12, 2014..................     87        87        87        87        87
September 12, 2015..................     85        85        85        85        85
September 12, 2016 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)....    9.2       9.1       9.1       9.1       9.0

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES
   -------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100       100       100       100       100
September 12, 2007..................    100       100       100       100       100
September 12, 2008..................    100       100       100       100       100
September 12, 2009..................    100       100       100       100       100
September 12, 2010..................    100       100       100       100       100
September 12, 2011..................    100       100       100       100       100
September 12, 2012..................    100       100       100       100       100
September 12, 2013..................    100       100       100       100       100
September 12, 2014..................    100       100       100       100       100
September 12, 2015..................    100       100       100       100       100
September 12, 2016 and thereafter...      0         0         0         0         0
Weighted Average Life (in Years)....   10.0      10.0       9.9       9.9       9.7

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES
    ------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100      100       100       100       100
September 12, 2007..................     100      100       100       100       100
September 12, 2008..................     100      100       100       100       100
September 12, 2009..................     100      100       100       100       100
September 12, 2010..................     100      100       100       100       100
September 12, 2011..................     100      100       100       100       100
September 12, 2012..................     100      100       100       100       100
September 12, 2013..................     100      100       100       100       100
September 12, 2014..................     100      100       100       100       100
September 12, 2015..................     100      100       100       100       100
September 12, 2016 and thereafter...       0        0         0         0         0
Weighted Average Life (in Years)....    10.0     10.0      10.0      10.0       9.7

                                     S-206

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES
    -----------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100      100       100       100       100
September 12, 2007..................     100      100       100       100       100
September 12, 2008..................     100      100       100       100       100
September 12, 2009..................     100      100       100       100       100
September 12, 2010..................     100      100       100       100       100
September 12, 2011..................     100      100       100       100       100
September 12, 2012..................     100      100       100       100       100
September 12, 2013..................     100      100       100       100       100
September 12, 2014..................     100      100       100       100       100
September 12, 2015..................     100      100       100       100       100
September 12, 2016 and thereafter...       0        0         0         0         0
Weighted Average Life (in Years)....    10.0     10.0      10.0      10.0       9.7

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES
    -----------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100      100       100       100       100
September 12, 2007..................     100      100       100       100       100
September 12, 2008..................     100      100       100       100       100
September 12, 2009..................     100      100       100       100       100
September 12, 2010..................     100      100       100       100       100
September 12, 2011..................     100      100       100       100       100
September 12, 2012..................     100      100       100       100       100
September 12, 2013..................     100      100       100       100       100
September 12, 2014..................     100      100       100       100       100
September 12, 2015..................     100      100       100       100       100
September 12, 2016 and thereafter...       0        0         0         0         0
Weighted Average Life (in Years)....    10.0     10.0      10.0      10.0       9.7

    PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES
    -----------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100      100       100       100       100
September 12, 2007..................     100      100       100       100       100
September 12, 2008..................     100      100       100       100       100
September 12, 2009..................     100      100       100       100       100
September 12, 2010..................     100      100       100       100       100
September 12, 2011..................     100      100       100       100       100
September 12, 2012..................     100      100       100       100       100
September 12, 2013..................     100      100       100       100       100
September 12, 2014..................     100      100       100       100       100
September 12, 2015..................     100      100       100       100       100
September 12, 2016 and thereafter...       0        0         0         0         0
Weighted Average Life (in Years)....    10.0     10.0      10.0      10.0       9.7

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                                     S-207

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Sidley Austin LLP, New
York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

      The assets of REMIC I will generally include--

      o     the mortgage loans;

      o     any REO Properties acquired on behalf of the certificateholders;

      o     the master servicers' collection accounts;

      o     the special servicer's REO account; and

      o     the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD
            Loans.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I;

      o     the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC, XP, AM, AJ, B, C, D,
            E, F, G, H, J, K, L, M, N, P, Q and XR certificates will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

                                     S-208

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II.

      The portion of the trust consisting of Additional Interest on the ARD
Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

      The class XP and A-1 certificates will be issued with more than a de minimis amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium.

      If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                     S-209

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     the ARD Loans will be paid in full on their respective anticipated repayment dates;

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

                                     S-210

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

      The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain on the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

      o     entitle the holder to a specified principal amount;

      o     pay interest at a fixed or variable rate; and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have a principal balance, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

                                     S-211

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related loan documents allow that substitution,

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under

                                     S-212

ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code.
Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor
Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations; and

            3.    the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receives an investment grade rating from each of Fitch and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the

                                     S-213

Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

      The Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any
            sub-servicer, any provider of credit support, Exemption-Favored
            Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
            AJ, B, C or D certificate by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

                                     S-214

      Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

      o     the continued holding of such offered certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying base prospectus. There can be no assurance that any exemption described in the accompanying base prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned

                                     S-215

provisions of ERISA and the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                                     S-216

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation, PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances of each class of the offered certificates as set forth below subject in each case to a variance of 5%.

                  MERRILL LYNCH,
                      PIERCE,             COUNTRYWIDE                                   MORGAN STANLEY
                  FENNER & SMITH          SECURITIES       PNC CAPITAL     GOLDMAN,          & CO.
   CLASS           INCORPORATED           CORPORATION      MARKETS LLC    SACHS & CO.    INCORPORATED
------------     -----------------      ---------------   -------------   -----------   ---------------

Class A-1        $      38,857,948      $    27,722,052              --       --              --
Class A-2        $      83,458,796      $    59,541,204   $  20,000,000       --              --
Class A-3        $      19,843,350      $    14,156,650              --       --              --
Class A-SB       $      68,868,097      $    49,131,903              --       --              --
Class A-4        $     564,239,822      $   402,540,178   $   5,000,000       --              --
Class A-1A       $     200,858,475      $   143,296,525              --       --              --
Class AM         $     141,530,943      $   100,971,057              --       --              --
Class AJ         $     111,456,012      $    79,514,988              --       --              --
Class B          $      28,305,955      $    20,194,045              --       --              --
Class C          $      10,615,025      $     7,572,975              --       --              --
Class D          $      28,305,955      $    20,194,045              --       --              --
Class XP         $   1,384,429,095      $   987,679,905              --       --              --

      Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. PNC Capital Markets LLC, Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated will act as co-managers for this offering.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities
Corporation are acting as joint-bookrunning managers in the following manner:
Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 5.498% of the class C certificates, and Merrill Lynch, Pierce, Fenner
& Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates.

      Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,350,342,046 before adjusting for accrued interest.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

      Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities

                                     S-217

Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying base prospectus.

      We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., a sponsor and mortgage loan seller. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., a sponsor and mortgage loan seller. PNC Capital
Markets LLC is an affiliate of PNC Bank, National Association, a sponsor and mortgage loan seller, and Midland Loan Services, Inc. one of the master servicers.

      Each underwriter has represented to and agreed with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                                     S-218

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin LLP, New York, New York and for the underwriters by
Latham & Watkins LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                  CLASS            FITCH         MOODY'S
            -----------------   -----------   --------------
                Class A-1           AAA            Aaa
                Class A-2           AAA            Aaa
                Class A-3           AAA            Aaa
               Class A-SB           AAA            Aaa
                Class A-4           AAA            Aaa
               Class A-1A           AAA            Aaa
                Class AM            AAA            Aaa
                Class AJ            AAA            Aaa
                 Class B            AA             Aa2
                 Class C            AA-            Aa3
                 Class D             A              A2
                Class XP            AAA            Aaa

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

                                     S-219

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

      o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

      Further, in the case of the class XP certificates, a security rating does not represent any assessment of the possibility that the holders of those certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the mortgage loans.

      In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or
Moody's.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                     S-220

                                    GLOSSARY

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

      "A-NOTE TRUST MORTGAGE LOAN" means either of the Stonestown Mall Trust
Mortgage Loan or the Sportmart/Westwood Storage Trust Mortgage Loan.

                                     S-221

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
            Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication)
            of:

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer, the special servicer or the
                  trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related
                  Unliquidated Advances; and

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan.

                                     S-222

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by the
            60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

      For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

      "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a)   an amount equal to the sum, without duplication, of the following amounts:

            (i)     the aggregate of all amounts on deposit in the master
                    servicers' collection accounts and the trustee's
                    distribution account as of the close of business on the
                    related determination date and the amounts collected by or on behalf of the master servicers as of the close of
                    business on such determination date and required to be
                    deposited in the collection account;

            (ii)    the aggregate amount of all P&I advances made by either
                    master servicer or the trustee for distribution on the
                    certificates on that distribution date;

            (iii)   the aggregate amount transferred from the special servicer's
                    REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that
                    distribution date, on or prior to the date on which P&I
                    advances are required to be made in that month;

                                     S-223

            (iv)    the aggregate amount deposited by the master servicers in
                    their collection accounts for that distribution date in
                    connection with Prepayment Interest Shortfalls and any
                    shortfalls in interest caused by the application of a
                    condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

            (v)     for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

      exclusive of

      (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)     any monthly debt service payments collected but due on a due date after the end of the related collection period;

            (ii)    all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or
                    reimbursable to any person other than the certificateholders from:

                    (A)   the master servicers' collection accounts, including,
                          but not limited to, servicing compensation, as
                          described under "Servicing of the Mortgage
                          Loans--Collection Accounts--Withdrawals" in this
                          prospectus supplement; and

                    (B)   the trustee's distribution account, including, but not
                          limited to, trustee fees, as described under
                          "Description of the Offered Certificates--Distribution
                          Account--Withdrawals" in this prospectus supplement;

            (iii)   any prepayment premiums and yield maintenance charges;

            (iv)    any Additional Interest on the ARD Loans (which is
                    separately distributed to the holders of the class Z
                    certificates);

            (v)     if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan
                    that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for
                    future distribution; and

            (vi)    any amounts deposited in the master servicers' collection
                    accounts or the trustee's distribution account in error.

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

      "B-NOTE NON-TRUST LOAN" means either of the Stonestown Mall B-Note
Non-Trust Loan or the Sportmart/Westwood Storage B-Note Non-Trust Loan.

      "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using,

                                     S-224

among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about September 29, 2006.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "DTC" means The Depository Trust Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

      o     Countrywide Securities Corporation;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FITCH" means Fitch, Inc.

                                     S-225

      "IRS" means the Internal Revenue Service.

      "LOAN COMBINATION" means either of the Stonestown Mall Loan Combination or the Sportmart/Westwood Storage Loan Combination.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means either of the Stonestown
Mall Intercreditor Agreement or the Sportmart/Westwood Storage Intercreditor
Agreement.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $2,425,022,033; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

      o     the pass-through rate for each class of certificates is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
            Actual/360 Basis or a 30/360 Basis;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

                                     S-226

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     the mortgage loans that permit either voluntary prepayment with prepayment consideration (i.e. a prepayment premium or yield maintenance) or defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance or a prepayment premium, as
            applicable;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 12th day of each month, commencing in October 2006; and

      o     the offered certificates are settled on September 29, 2006.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of (a) the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue), (b) the per annum rate at which the monthly trustee fee is calculated and (c) in the case of an RLJ Loan, from and after August 1, 2013,
0.60%; provided, however, that, for purposes of calculating the Weighted Average
Net Mortgage Rate and the pass-through rates for the various classes of the non-fixed rate interest-bearing certificates from time to time--

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement and, in the case of an RLJ Loan, from and after August 1,

                                     S-227

            2013, further net of 0.60%), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a)
            prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.2499% per annum to 7.0490%, with a weighted average of those Net
Mortgage Rates of 6.1314% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property and, in the case of an A-Note Trust Mortgage Loan with respect to a servicing advance, on or with respect to the related Loan Combination.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

      "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

                                     S-228

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                                     S-229

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection

                                     S-230

            period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation

                                     S-231

proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee;

      2.    the Exemption-Favored Parties;

      3.    us;

      4.    the master servicers;

      5.    the special servicer;

      6.    any sub-servicers;

      7.    the mortgage loan sellers;

      8.    each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

      9.    any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

      "RLJ LOANS" means, collectively, the mortgage loans identified on Annex
A-1 to this prospectus supplement as being secured by the RLJ - Fairfield Inn
San Antonio Airport, RLJ - Residence Inn Salt Lake City, RLJ - Courtyard Hammond
and RLJ - Courtyard Goshen properties, respectively.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

                                     S-232

      "SERVICING STANDARD" means, with respect to any mortgage loan, Servicing
Standard No. 1 or Servicing Standard No. 2, as applicable.

      "SERVICING STANDARD NO. 1" means, with respect to Midland Loan Services,
Inc. or the special servicer, the obligation to service and administer the mortgage loans which that party is responsible for servicing under the pooling and servicing agreement;

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, that master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by such master servicer or the special servicer, as the case may be, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan
            Combination, the holder of the related B-Note Non-Trust Loan, taking into account, to the extent consistent with the related Loan
            Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

      o     without regard to--

            1.    any relationship that such master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate by such master servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the obligation of such master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of such master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

            5.    the ownership, servicing or management by such master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of such master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of such master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

                                     S-233

            8.    any debt such master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      "SERVICING STANDARD NO. 2" means, with respect to Capmark Finance Inc., the obligation to service and administer the mortgage loans which it is responsible for servicing under the pooling and servicing agreement:

      o     in the best interests (as determined by such master servicer in its good faith and reasonable judgment) of and for the benefit of the holders of the certificates (as a collective whole) and the trust fund and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan (also as a collective whole), in accordance with applicable law, the terms of the pooling and servicing agreement and the related Loan Combination Intercreditor
            Agreement, and to the extent consistent with the foregoing, further as follows:

      o     with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is responsible for servicing under the pooling and servicing agreement;

      o     with a view to the timely recovery of all scheduled payments of principal and interest under the mortgage loans; and

      o     without regard to--

            1.    any relationship that such master servicer or any of its
                  affiliates may have with a borrower under a mortgage loan;

            2.    the ownership of any certificate by such master servicer or by any of its affiliates;

            3.    the obligation of such master servicer to make Advances; and

            4.    the right of such master servicer or any of its affiliates to receive reimbursement of costs, or the sufficiency of any
                  compensation payable to it under the pooling and servicing agreement or with respect to any particular transaction.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

            (a)   except in the case of a balloon payment, for 60 days; or

            (b)   solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related
                  maturity date, then for such period (not to exceed 120 days)
                  beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

                                     S-234

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

      If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of the Stonestown Mall B-Note Non-Trust Loan or the Sportmart/Westwood Storage
B-Note Non-Trust Loan, as the case may be, prevents the occurrence of a
Servicing Transfer Event with respect to the Stonestown Mall Trust Mortgage Loan or the Sportmart/Westwood Storage Trust Mortgage Loan, as applicable, through the exercise of cure rights as set forth

                                     S-235

in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the Stonestown Mall B-Note
Non-Trust Loan or the Sportmart/Westwood Storage B-Note Non-Trust Loan, as the
case may be, will not, in and of itself, result in the existence of a Servicing
Transfer Event with respect to the Stonestown Mall Trust Mortgage Loan or the
Sportmart/Westwood Storage Trust Mortgage Loan, as applicable, or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

      "SPORTMART/WESTWOOD STORAGE B-NOTE LOAN NOTEHOLDER" means the holder of the Sportmart/Westwood Storage B-Note Non-Trust Loan.

      "SPORTMART/WESTWOOD STORAGE B-NOTE NON-TRUST LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the Sportmart/Westwood Storage
            Intercreditor Agreement as "Note B", with an unpaid principal balance of $1,010,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Sportmart/Westwood
            Storage Mortgaged Property as is the Sportmart/Westwood Storage
            Trust Mortgage Loan.

      "SPORTMART/WESTWOOD STORAGE BORROWER" means the borrower under the
Sportmart/Westwood Storage Loan Combination.

      "SPORTMART/WESTWOOD STORAGE INTERCREDITOR AGREEMENT" means, the co-lender agreement, by and between the holders of the Sportmart/Westwood Storage Trust
Mortgage Loan and the Sportmart/Westwood Storage B-Note Non-Trust Loan.
Following the inclusion of the Sportmart/Westwood Storage Trust Mortgage Loan in
the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Sportmart/Westwood Storage Intercreditor
Agreement.

      "SPORTMART/WESTWOOD STORAGE LOAN COMBINATION" means, collectively, the
Sportmart/Westwood Storage Trust Mortgage Loan and the Sportmart/Westwood
Storage B-Note Non-Trust Loan.

      "SPORTMART/WESTWOOD STORAGE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Sportmart/Westwood Storage.

      "SPORTMART/WESTWOOD STORAGE TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $18,000,000, and is secured by a mortgage encumbering the Sportmart/Westwood Storage Mortgaged Property.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

                                     S-236

            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

      o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      "STONESTOWN MALL B-NOTE NON-TRUST LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the Stonestown Mall Intercreditor
            Agreement as "Note B", with an unpaid principal balance of
            $60,000,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Stonestown Mall
            Mortgaged Property as is the Stonestown Mall Trust Mortgage Loan.

      "STONESTOWN MALL BORROWER" means the borrower under the Stonestown Mall
Loan Combination.

      "STONESTOWN MALL CONTROLLING PARTY" means, with respect to the Stonestown
Mall Loan Combination, either--

      o     the holder of the Stonestown Mall B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the
            Stonestown Mall Loan Combination allocable to the Stonestown Mall
            B-Note Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal
            Reduction Amount); or

      o     the controlling class representative (as the designee of the trust as holder of the Stonestown Mall Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of the Stonestown
            Mall B-Note Non-Trust Loan, net of the portion of any Appraisal
            Reduction Amount with respect to the Stonestown Mall Loan
            Combination allocable to the Stonestown Mall B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount).

                                     S-237

      "STONESTOWN MALL INTERCREDITOR AGREEMENT" means, the co-lender agreement, by and between the holders of the Stonestown Mall Trust Mortgage Loan and the
Stonestown Mall B-Note Non-Trust Loan. Following the inclusion of the Stonestown
Mall Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Stonestown
Mall Intercreditor Agreement.

      "STONESTOWN MALL LOAN COMBINATION" means, collectively, the Stonestown
Mall Trust Mortgage Loan and the Stonestown Mall B-Note Non-Trust Loan.

      "STONESTOWN MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Stonestown Mall.

      "STONESTOWN MALL TRIGGERING EVENT" means, with respect to the Stonestown
Mall Loan Combination--

      o     any uncured event of default with respect to an obligation of the
            Stonestown Mall Borrower to make a scheduled or unscheduled payment due under the loan documents for the Stonestown Mall Loan
            Combination,

      o     any loan comprising the Stonestown Mall Loan Combination is accelerated,

      o     any loan comprising the Stonestown Mall Loan Combination becomes a specially serviced loan,

      o     the occurrence of the maturity date with respect to any loan in the
            Stonestown Mall Loan Combination unless a Servicing Transfer Event with respect to the Stonestown Mall Loan Combination has not occurred as a result of the Stonestown Mall Borrower having delivered a refinancing commitment prior to the related maturity date, or

      o     a foreclosure on the Stonestown Mall Mortgaged Property.

      "STONESTOWN MALL TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $155,600,000, and is secured by a mortgage encumbering the Stonestown Mall Mortgaged Property.

      "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

                                     S-238

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

TERMS USED IN ANNEXES A-1 AND A-2

      The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

            (i)     References to "UW DSCR (x)" and "DSCR" are references to
      debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments.
      However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date;
      provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 116 mortgage loans, representing approximately 61.80% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to 11 mortgage loans, representing approximately 11.57% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
      Real Properties--Additional Statistical Information", the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
      "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

            (ii)    The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

                                     S-239

            In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

            In determining the "revenue" component of UW Net Cash Flow for each
      Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
      (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling
      12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental
      Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms
      (including expiration dates) of the leases shown thereon.

            In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used,
      (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
      assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

            The borrowers' financial information used to determine UW Net Cash
      Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

            (iii)   References to "Cut-off Date LTV %" or "LTV Ratio" are
      references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
      Real Properties--Additional Statistical Information", the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized"

                                     S-240

      basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

            (iv)    References to "Maturity LTV %", "Maturity Date LTV Ratio" or
      "ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

            (v)     References to "Original Balance per Unit ($)" and "Cut-off
      Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

            (vi)    References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

            (vii)   References to "Admin. Fee %" for each mortgage loan
      represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

            (viii)  References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

            (ix)    References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

            (x)     References to "LO ()" represent, with respect to each
      mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()"
      represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity

                                     S-241

      date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

            (xi)    References to "Def ()" represent, with respect to each
      mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

            (xii)   References to "Occupancy %" are, with respect to any
      mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

            (xiii)  References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

            (xiv)   References to "Upfront Engineering Reserve ($)" are
      references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

            (xv)    References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvi)   References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvii)  References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-242

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

          LOAN
         GROUP
LOAN #   1 OR 2  ORIGINATOR(1)                        PROPERTY NAME                               STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1        1    MLML           The Atrium Hotel Portfolio                     Various
 1.01       1    MLML           Embassy Suites Raleigh Durham                  201 Harrison Oaks Boulevard
 1.02       1    MLML           Embassy Suites Portland Airport                7900 Northeast 82nd Avenue
 1.03       1    MLML           Embassy Suites Tampa                           3705 Spectrum Boulevard
 1.04       1    MLML           Embassy Suites Charleston                      300 Court Street
 1.05       1    MLML           Embassy Suites on Monterey Bay                 1441 Canyon Del Rey Boulevard
 1.06       1    MLML           Topeka Capitol Plaza Hotel                     1717 Southwest Topeka Boulevard
   2        1    MLML           Stonestown Mall                                3251 Twentieth Avenue
   3        1    MLML           Wilton Portfolio Pool 1                        Various
 3.01       1    MLML           John Rolfe Commons                             2100 John Rolfe Parkway #2316
 3.02       1    MLML           Tuckahoe Village Shopping Center               11200-11280 Patterson Avenue & 1107-1117 Westbriar
                                                                               Drive
 3.03       1    MLML           Hermitage Industrial Center                    8400-8621 Sandford Drive & 8401-8447 Glazebrook Drive
 3.04       1    MLML           The Shoppes of CrossRidge                      10250 Staples Mill Road
 3.05       1    MLML           Montpelier Shopping Center                     16601-16655 Mountain Road
 3.06       1    MLML           Westland Shopping Center                       8025-8099 West Broad Street
 3.07       1    MLML           Lauderdale Square Shopping Center              3151-3171 & 3033-3091 Lauderdale Drive
 3.08       1    MLML           Stratford Hills Shopping Center                6766-6798 Forest Hill Avenue & 2801-2837 & 2909-2921
                                                                               Hathaway Road
 3.09       1    MLML           Beverly Hills Shopping Center                  8502-8550 Patterson Avenue
 3.10       1    MLML           Canterbury Shopping Center                     10600-10624 Patterson Avenue
 3.11       1    MLML           Ridgefield Walgreens                           10720 Ridgefield Parkway
 3.12       1    MLML           Maybuery North Complex                         8908-8910 Patterson Avenue
 3.13       1    MLML           Gayton Business Center                         12107-12115 Ridgefield Parkway & 2500-2590 Gayton
                                                                               Centre Drive
 3.14       1    MLML           Maybuery South Shopping Center                 8901-8917 & 8930 Patterson Avenue
 3.15       1    MLML           Atack-Eagle Building                           4191 Innslake Drive
 3.16       1    MLML           Wilton Park                                    4901 Dickens Road
 3.17       1    MLML           Atlee Commerce Center III                      9432, 9436, 9440 & 9444 Atlee Commerce Center
                                                                               Boulevard
 3.18       1    MLML           Atlee Commons II                               9424 Atlee Commerce Center Boulevard
 3.19       1    MLML           Dickens Place                                  6401 A-F, 6403 A-G, & 6405 A-G Dickens Place
 3.20       1    MLML           Quioccasin Square Shopping Center              9025-9035 & 9101-9115 Quioccasin Road
 3.21       1    MLML           Tuckahoe Village Merchants Square              1104-1126 Westbriar Drive
 3.22       1    MLML           Westland East Shopping Center                  8045 West Broad Street
 3.23       1    MLML           Canterbury Green Shopping Center               10605 Patterson Avenue
 3.24       1    MLML           Genito Station Shopping Center                 13601-13625 Genito Road
 3.25       1    MLML           Crofton Green Shopping Center                  12341-12395 Gayton Road
 3.26       1    MLML           Brookside Convenience Center                   7601 Brook Road
 3.27       1    MLML           2400 Westwood Avenue                           2400 Westwood Avenue
 3.28       1    MLML           2208-18 Perl Road                              2208-2218 Perl Road
 3.29       1    MLML           5001-03 W. Leigh Street                        5001-5003 West Leigh Street & 5004 West Clay Street
 3.30       1    MLML           The Parham & Patterson Bldg.                   8545 Patterson Avenue
 3.31       1    MLML           Children's World Learning Center               338 Oyster Point Road
 3.32       1    MLML           2121 Dabney Road                               2121 Dabney Road
 3.33       1    MLML           Crofton Green - Nova Complex                   12215 Gayton Road
 3.34       1    MLML           Canterbury Green                               10611 Patterson Avenue
 3.35       1    MLML           2040 Westmoreland Street                       2040 Westmoreland Street
 3.36       1    MLML           4909-11 West Clay Street                       4909-4911 West Clay Street
 3.37       1    MLML           Canterbury Building                            10625 Patterson Road
 3.38       1    MLML           4411 Jacque Street                             4411 Jacque Street
 3.39       1    MLML           4100 West Clay Street                          4100 West Clay Street
 3.40       1    MLML           5712-16 Greendale Road                         5712-5716 Greendale Road
 3.41       1    MLML           Wilton Building                                3200 Lauderdale Drive
 3.42       1    MLML           5612-14 Greendale Road                         5612-5614 Greendale Road
 3.43       1    MLML           4901 West Clay Street                          4901 West Clay Street
 3.44       1    MLML           5010 West Clay Street                          5010 West Clay Street
 3.45       1    MLML           4905-4907 West Clay Street                     4905-4907 West Clay Street
   4        1    CRF            Westin Arlington Gateway                       801 North Glebe Road
   5        1    CRF            Farmers Market I, II and III                   1727 & 1801 30th Street, 1920 Alhambra Boulevard &
                                                                               2910 South Street
   6        1    CRF            Valdosta - Colonial Mall                       1700 Norman Drive
   7        1    CRF            Exel Logistics                                 4000 Cedar Boulevard
   8        1    CRF            Lufkin Mall                                    4600 South Medford Drive
   9        1    PNC            Cool Springs Commons                           7100 Commerce Way
  10        1    MLML           South State Street                             Various
 10.01      1    MLML           26-34 South State Street                       26-34 South State Street
 10.02      1    MLML           36 South State Street                          36 South State Street
  11        1    CRF            Whippletree Village MHP                        525 North McHenry Road
  12        1    PNC            Covance Business Center                        8211 Scicor Drive
  13        1    MLML           16661 Ventura Boulevard                        16661 Ventura Boulevard
  14        2    MLML           Hawthorne Groves Apartments                    204 Hawthorne Groves Boulevard
  15        1    MLML           Carmax of Tennessee                            Various
 15.01      1    MLML           Carmax - Nashville                             2501 Powell Avenue
 15.02      1    MLML           Carmax - Memphis                               7771 Highway 64
  16        2    PNC            Preserve at Colony Lakes                       1000 Farrah Lane
  17        1    CRF            Town Center Block 3 & 8                        193 & 265 Central Park Avenue
  18        1    PNC            Middle Atlantic Products                       300 Fairfield Rd
  19        2    MLML           Autumn Park Apartments                         1963 Mosser Road
  20        1    CRF            Gilbert Town Square                            1030 - 1166 South Gilbert Road
  21        1    MLML           Walnut Hill Plaza                              1500 Diamond Hill Road
  22        2    PNC            The Heritage Apartment Homes                   7828 Pat Booker Road
  23        2    MLML           Arioso City Lofts                              3411 North 16th Street
  24        2    MLML           The Seasons                                    811 East Wetmore Road
            1    PNC            Campbell Portfolio                             Various
  25        1    PNC            Eastgate Marketplace                           420 North Wilbur Ave.
  26        1    PNC            Ellensburg Square                              401-409 South Main Street
  27        1    PNC            Pasco Retail Center                            5024 North Road 68
  28        1    PNC            Union Gap                                      1601 East Washington Ave
  29        1    PNC            Canyon Lakes Center                            4008 West 27th Avenue
  30        1    PNC            Paradise Plaza                                 4900 Paradise Drive
  31        1    PNC            Tony Romas                                     7640 North Divison Street
  32        1    MLML           Whitehall Tech Center I & II                   2745 & 2915 Whitehall Park Drive
  33        1    CRF            Hemet Valley Center                            3301-3695 Florida Avenue
  34        1    CRF            Sportmart/Westwood Storage                     1901-1919 Sepulveda Boulevard
  35        1    CRF            Crystal Plaza                                  12525 Laurel Bowie Road
  36        1    CRF            Home Center Murrieta                           39809, 39745, 39729, 39681, 39665 Avenida Acacias
  37        2    PNC            Windward Apartment Homes                       600 East Medical Center Boulevard
  38        2    CRF            Northern Point Apartments                      1905 West Las Palmaritas Drive
  39        1    CRF            Regents Court Medical Office                   4120 & 4130 La Jolla Village Drive
  40        1    CRF            The Clay Hotel                                 1434-1438 Washington Avenue & 516 Espanola Way
  41        1    MLML           Haier Building                                 1356 Broadway
  42        2    PNC            Leeward Apartment Homes                        444 East Medical Center Boulevard
  43        1    CRF            DDLLP Self Storage Portfolio                   Various
 43.01      1    CRF            Airport Road Self Storage                      1604 Airport Road
 43.02      1    CRF            Morada Self Storage                            10220 North Highway 99
 43.03      1    CRF            Highway 88 Self Storage                        12941 Blossom Court
 43.04      1    CRF            Highway 99 Self Storage                        935 Simmerhorn Road
 43.05      1    CRF            Eight Mile Road Self Storage                   10910 North Highway 99
  44        1    MLML           Well Luck Portfolio                            Various
 44.01      1    MLML           6000 Peachtree Street                          6000 Peachtree Street
 44.02      1    MLML           104 Harbor Drive                               104 Harbor Drive
 44.03      1    MLML           West 73rd Street                               6235 West 73rd Street
 44.04      1    MLML           13888 Westfair East Drive                      13888 Westfair East Drive
 44.05      1    MLML           1585 Market Drive                              1585 Market Drive Southeast
  45        2    MLML           Campus Quad Phase I                            316 Columbia Drive
  46        1    CRF            Woodland Hills Village                         20929 Ventura Boulevard
  47        1    CRF            Hilton Garden Inn - Orlando, FL                5877 American Way
  48        1    CRF            Courtyard - Little Rock                        521 President Clinton Avenue
  49        2    MLML           Portofino Apartments                           5780 Windhover Drive
  50        1    MLML           Carmax of Texas                                Various
 50.01      1    MLML           4448 Plano Parkway                             4448 West Plano Parkway
 50.02      1    MLML           19500 Northwest Freeway                        19500 Northwest Freeway
  51        1    CRF            Homewood Suites - Bakersfield                  1505 Mill Rock Way
  52        1    PNC            DaVita Portfolio                               Various
 52.01      1    PNC            Davita - Richmond, VA                          5270 Chamberlayne Road
 52.02      1    PNC            Davita - Grand Rapids, MI                      801 Cherry Street
 52.03      1    PNC            Davita - Goldsboro, NC                         2609 Hospital Road
 52.04      1    PNC            Davtia - Edison, NJ                            29 Meridian Road
 52.05      1    PNC            Davita - Philadelphia, PA                      1700 South 60th Street
 52.06      1    PNC            Davita - Lancaster, PA                         1412 East King Street
 52.07      1    PNC            Davita - Santee, SC                            228 Bradford Blvd
 52.08      1    PNC            Davita - Pittsburgh, PA                        4312 Penn Avenue
 52.09      1    PNC            Davito - Portsmouth, VA                        2000 High Street
  53        1    PNC            Capital City Press Office Building             7290 Bluebonnet Blvd
  54        1    CRF            Valley Fair Retail                             113 East Southern Avenue
  55        2    CRF            Barclay Square Apartments                      3535 Cambridge Street
  56        1    CRF            Westview Shoppes                               9515-9545 Westview Drive
  57        1    CRF            Storage Plus                                   30-54 Review Avenue & 54-15 Greenpoint Avenue
  58        2    CRF            Mariner Village Mobile Home Park               815 124th Street SW
  59        1    CRF            Jefferson Office Park                          790-800 Turnpike Street
  60        1    CRF            Walmart Shadow Anchor Portfolio                Various
 60.01      1    CRF            Shippensburg Shopping Center                   101-207 South Conestoga Drive
 60.02      1    CRF            Edinboro Shopping Center                       112-136 Washington Towne Boulevard
 60.03      1    CRF            Bradford Shopping Center (Foster Brook Plaza)  14-46 Foster Brook Boulevard
  61        2    MLML           Southgate Apartments                           10960 Southgate Manor Drive
  62        1    PNC            Noble Hotel Portfolio                          Various
 62.01      1    PNC            Holiday Inn - Russellville, AR                 2407 North Arkansas Ave
 62.02      1    PNC            Ramada Inn - Glenwood CO                       124 West 6th Street
 62.03      1    PNC            Ramada Inn - Sterling CO                       22140 West Hwy 6
  63        2    CRF            Mapleshade Park                                6606 Mapleshade Lane
  64        1    CRF            Springhill Suites - Annapolis                  189 Admiral Cochrane Drive
            1    MLML           Vlessing Portfolio                             Various
  65        1    MLML           Ashlan Village Shopping Center                 4422-4474 West Ashlan Avenue
  66        1    MLML           Winston Plaza                                  235 - 275 Sanderson Avenue
  67        1    MLML           De La Fuente 2006 Portfolio                    Various
 67.01      1    MLML           5424, 5440 & 5464 Morehouse Drive              5424, 5440 & 5464 Morehouse Drive
 67.02      1    MLML           8101- 8111 Balboa Avenue & 4465-4475 Mercury   8101- 8111 Balboa Avenue & 4465-4475
                                Street                                         Mercury Street
 67.03      1    MLML           5010 Kearny Mesa Road                          5010 Kearny Mesa Road
  68        1    CRF            Stanford Center                                1050 Stanford Avenue
  69        2    CRF            Colonia Tepeyac Apartments                     5880 Bernal Drive
  70        1    CRF            2875 Santa Rosa Avenue                         2875-2885 Santa Rosa Avenue
  71        1    MLML           RLJ - Fairfield Inn San Antonio Airport        88 Northeast Loop 410
  72        1    MLML           RLJ - Residence Inn Salt Lake City             4883 Douglas Corrigan Way
  73        1    MLML           Carmax of Glencoe                              2000 West Frontage Road
  74        1    CRF            Yard House/Birch Street Center                 Various
 74.01      1    CRF            Birch Street Center                            375 West Birch Street
 74.02      1    CRF            Yard House                                     160 South Brea Boulevard
  75        2    PNC            Villas of Cordoba                              5901 East Stassney Lane
  76        1    CRF            Global Plaza West                              3655 South Durango Drive
  77        1    MLML           Sonic Automotive I                             Various
 77.01      1    MLML           Momentum Volkswagen                            2405 Richmond Avenue
 77.02      1    MLML           Momentum Audi                                  2309 Richmond Avenue
  78        1    PNC            Olivewood Plaza Shopping Center                202-268 North Highway 65
  79        1    CRF            Holiday Inn - St. Louis                        6921 South Lindbergh Boulevard
  80        1    CRF            Fairfield Inn and Suites- Clearwater           3070 Gulf to Bay Boulevard
  81        1    PNC            Asian Village                                  9191 Bolsa Avenue
  82        1    CRF            15720 Ventura Blvd                             15720 Ventura Boulevard
  83        2    MLML           Watermill Apartments                           1730 East Valley Water Mill Road
  84        1    CRF            LA Fitness - Hamden, CT                        46 Skiff Street
  85        1    CRF            Bloomfield Retail                              31 Belleville Avenue
  86        1    MLML           Memorial Regional MOB III                      8262 Atlee Road
  87        1    CRF            GSA Perris Office/Warehouse                    23123 Cajalco Road
  88        1    MLML           The Weatherly                                  516 Southeast Morrison Street
  89        1    MLML           RLJ - Courtyard Hammond                        7730 Corinne Drive
  90        1    CRF            Barrett Distribution                           1950 Vaughn Road
  91        1    MLML           Bel Villaggio Shopping Center                  41555-41577 Margarita Road
  92        1    CRF            Town Center - South Retail                     200 Central Park Avenue
  93        1    MLML           Dependable Self Storage Portfolio              Various
 93.01      1    MLML           Dependable Airline                             16068 Airline Highway
 93.02      1    MLML           Dependable West Park                           5755 West Park Avenue
  94        2    CRF            Casas Adobes                                   6200 North Oracle Road
  95        1    PNC            Southgate Center I                             7207-7227 South Central Avenue
  96        1    CRF            New York Classic Retail                        2 Horatio Street & 162 West 56th Street
  97        1    MLML           Hampton Inn - Birmingham                       30 State Farm Parkway
  98        1    PNC            Greenrich Building                             6222 Richmond Avenue
  99        1    MLML           Jefferson Gateway II                           931 Jefferson Boulevard
  100       2    MLML           Paseo del Sol                                  2634 North 51st Avenue
  101       1    CRF            Mayors Plaza                                   5850 & 5870 North Hiatus Road
  102       1    CRF            Intermountain-Homewood Suites                  950 University Drive East
  103       1    CRF            Cummins, Inc                                   8550 Palmetto Commerce Parkway
  104       1    MLML           Bonanza Square                                 2300 East Bonanza Road
  105       1    CRF            Dupont Medical Office Building II              2514 East DuPont Road
  106       1    PNC            Marketplace at Cypress Creek                   721-793 Cortaro Drive
  107       1    PNC            Hampton Inn & Suites - Yuma                    1600 East 16th Street
  108       1    MLML           University Plaza - Sunrise                     2400 North University Drive
  109       1    CRF            Madison Self Storage                           2901 Eagle Drive
  110       1    MLML           Main Street Plaza                              701-725 East Main Street
  111       1    PNC            Julian Building                                615 & 629 J Street
  112       2    PNC            Colonial Village Apartments - DE               600 Moores Lane
  113       1    MLML           CVS-Ft. Myers                                  12255 South Cleveland Avenue
  114       1    CRF            Perimeter Point                                5125 & 5175 Emore Road, 5115 Covington Way, 2170 &
                                                                               2175 Business Center Drive, 2165 Spicer Cove
  115       1    CRF            Northwest Business Center                      1800-1940 Grandstand Drive
  116       1    PNC            Southgate Center II                            336 East Baseline Road
  117       1    CRF            Hampton Inn @ Thousand Oaks                    2700 Perkins Road South
  118       1    PNC            Gateway North Shopping Center                  215 Stadium Street
  119       1    MLML           Shadowridge Shopping Center                    730-790 Sycamore Avenue
  120       1    MLML           Hampton Inn - Smyrna                           2573 Highwood Boulevard
  121       1    MLML           Flamingo Lakes                                 2820, 2840, 2860 & 2880 East Flamingo Road
  122       1    MLML           RLJ - Courtyard Goshen                         1930 Lincolnway East
  123       1    MLML           Preserve Plaza                                 5300 North Hamilton Road
  124       1    CRF            Office Court at Saint Michael's                460 Saint Michael's Drive
  125       1    CRF            Liberty Self Storage                           165-08 Liberty Avenue
  126       1    CRF            Sandhill Square                                4130 - 4180 South Sandhill Road
  127       1    CRF            Fredericksburg Inn & Suites                    201 South Washington
  128       1    CRF            Quality Inn - Fort Lee                         4911 Oaklawn Boulevard
  129       1    CRF            Trader Joes/Smart & Final                      7720 West Bell Road
  130       1    MLML           Shops at Spectrum                              9187 Clairemont Mesa Boulevard
  131       1    MLML           Union Square Shopping Center                   5035-5085 & 5089 North Academy Boulevard
            1    MLML           Bandera SC                                     Various
  132       1    MLML           Bandera at Mainland Shopping Center            8111 Mainland Drive
  133       1    MLML           Bandera Place Shopping Center                  8103 Bandera Road
  134       1    PNC            Pelican Place                                  1026-1064 Pine Ridge Road
  135       1    CRF            Hampton Inn & Suites - Texarkana               4601 Cowhorn Creek Road
  136       1    PNC            Beverly Center                                 8181 South 48th Street
  138       1    MLML           RPT Office Building                            24630 Washington Avenue
  140       1    MLML           Sorrento Crossroads                            10066 Pacific Heights Boulevard
  139       1    CRF            Sailhouse Lofts                                212 Marine Street
  137       1    CRF            All Right Storage                              6900 Van Nuys Boulevard
  141       1    CRF            Store America - Cicero & Syracuse              Various
141.01      1    CRF            Store America - Syracuse                       314 - 316 Ainsley Drive
141.02      1    CRF            Store America - Cicero                         5666 Route 31
  142       1    CRF            2010 East 15th Street                          2010 East 15th Street
  143       1    MLML           Best Buy West Dundee                           979 West Main Street
  144       2    CRF            Bayberry Cove Apartments                       4363 Bayberry Cove
  145       1    CRF            Storage Center of Valencia                     26407 Bouquet Canyon Road
  146       1    PNC            Vitesse Semiconductor                          4721 Calle Carga
  147       1    MLML           Preston Highlands                              2401 Preston Road
  148       1    MLML           Emporia West Shopping Center                   1312-1430 Industrial Road
  149       1    CRF            47th & Kedzie Retail Center                    4701 South Kedzie Avenue
  150       2    PNC            Lakepointe Apartments - Lincoln City           120 SE Mast Avenue
  151       1    PNC            Big Lots - Whittier                            13241 Whittier Boulevard
  152       1    CRF            La Plaza de Alhambra                           200 South Garfield Avenue
  153       1    CRF            1286 Eighteen Mile Road                        1286 Eighteen Mile Road
  154       1    CRF            Fedex Ground Illinois                          500 East Highland Street
  155       1    MLML           300 West Service Road                          300 West Service Road
  156       1    CRF            Safe Lock Storage                              801 & 860 Midpoint Drive
  157       1    CRF            Petco & Big 5                                  30682 & 30692 Santa Margarita Parkway
  158       1    MLML           Mountain View Plaza                            7405 & 7415 Hardeson Way
  159       1    CRF            Bristol South Coast Centre                     1220 Hemlock Way
  160       1    MLML           University Shopping Center                     1664 South University Drive
  161       1    CRF            Mission Manor                                  615-675 Valencia Road
  162       1    CRF            Shops on the Boulevard                         2101 Catawba Valley Boulevard Southeast
  163       2    CRF            Cresthill Townhomes                            3589 Cresthill Drive
  164       1    CRF            Intermountain-Fairfield Inn                    30 Saint Francis Way
  165       2    PNC            La Prada Apartments                            8383 La Prada
  166       2    MLML           Villager Apartments                            480 South Street
  167       1    CRF            Laguna Country Mart                            350-384 & 430 Forest Avenue
  168       1    CRF            Plaza Linda Vista                              1525 State Street
  169       1    CRF            721 Wellness Way                               721 Wellness Way
  170       1    CRF            Headland Delowe                                2020-2084 Headland Drive
  171       1    CRF            Shops at Wescott                               9730 Dorchester Road
  172       1    CRF            801 Garfield                                   801 South Garfield Avenue
  173       1    CRF            T.O. Plaza 1                                   1655 East Thousand Oaks Boulevard
  174       2    PNC            The Park at Heritage Greene Apartments         2891 Springdale Road
  175       1    CRF            Paddle Creek Shopping Center                   8750 Gladiolus Drive
  176       1    CRF            Stone Ridge/Security Storage                   14241 Northwest Boulevard
  177       1    CRF            GSA Tucson Office                              3265 East Universal Way
  178       1    MLML           Loop 4 & 5                                     1205-1209 West Loop North
  179       1    CRF            Pearland Plaza                                 7123 FM 518
  180       2    CRF            Prospect Park                                  1600-26, 1685-95 & 1821 Parkline Drive
  181       1    CRF            2803 Colorado Avenue                           2803 Colorado Avenue
  182       1    CRF            Pacific Business Park                          6235 South Pecos Road
  183       1    CRF            Friendswood Plaza                              151 North Friendswood Drive
  184       1    CRF            Stanwood Retail                                26477 72nd Avenue
  185       1    PNC            Sams Strip Center                              27727 State Road 56
  186       1    CRF            Green Valley Storage                           8945 Kens Court
  187       2    PNC            Gateway Village Seniors                        2825 South 12th Street
  188       1    CRF            Regency Square - Jacksonville                  9585 Regency Square Boulevard
  189       1    MLML           Center at Memorial                             803 Highway 6 South
  190       1    CRF            Sandia Square                                  10701-10721 Montgomery Boulevard NE
  191       1    CRF            San Jacinto Center                             1451- 1493 South San Jacinto Avenue
  192       2    CRF            Willow Creek Apts                              19 Willow Creek Drive
  193       2    CRF            The Chateau Apartments                         511 North Woodward Avenue
  194       1    CRF            Shepherd Center                                1251 West 11th Street
  195       1    CRF            2710 Weck Drive                                2710 Weck Drive
  196       1    CRF            A Storage Place - Denver                       1286 South Valentia Street
  197       1    CRF            Carmichael Place Retail Center                 4915 Carmichael Road
  198       1    CRF            Pine Knoll MHP                                 2546 Capitola Road
  199       1    PNC            Alliance Fire Protection                       998 Forest Edge Drive
  200       1    PNC            Prestige Plaza - Topeka                        1920 SW Wanamaker Rd
  201       1    CRF            North Park Self Storage                        3802 -3828 Herman Avenue
  202       1    CRF            AAA Storage - I-37                             10802 IH 37
  203       2    CRF            Park Slope Apartments                          518 4th Avenue & 451 7th Avenue
203.01      2    CRF            451 7th Avenue                                 451 7th Avenue
203.02      2    CRF            518 4th Avenue                                 518 4th Avenue
  204       1    CRF            4400 Keller Avenue                             4400 Keller Avenue
  205       1    CRF            McKinney Commons II                            2770 Virginia Parkway
  206       1    CRF            CVS Dayton                                     1300 Wilmington Avenue
  207       1    CRF            Graphic Arts Plaza                             1401 Arville Street
  208       1    CRF            Isis Avenue                                    317 South Isis Avenue
  209       1    CRF            Oak Lane Mobile Village                        3881 Many Oaks Lane
  210       2    PNC            The Park Whispering Pines                      605 First Avenue
  211       1    CRF            Cerritos Industrial                            13747 & 13758 Midway Street

                                                                                                 NUMBER OF            PROPERTY
LOAN #               CITY               STATE            ZIP CODE                COUNTY          PROPERTIES             TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1       Various                     Various           Various           Various                   6          Hospitality
 1.01      Cary                           NC              27513            Wake                      1          Hospitality
 1.02      Portland                       OR              97220            Multnomah                 1          Hospitality
 1.03      Tampa                          FL              33612            Hillsborough              1          Hospitality
 1.04      Charleston                     WV              25301            Kanawha                   1          Hospitality
 1.05      Seaside                        CA              93955            Monterey                  1          Hospitality
 1.06      Topeka                         KS              66612            Shawnee                   1          Hospitality
   2       San Francisco                  CA              94132            San Francisco             1          Retail
   3       Various                        VA             Various           Various                   45         Various
 3.01      Richmond                       VA              23233            Henrico                   1          Retail
 3.02      Richmond                       VA              23238            Henrico                   1          Retail
 3.03      Richmond                       VA              23228            Henrico                   1          Industrial
 3.04      Glen Allen                     VA              23060            Henrico                   1          Retail
 3.05      Montpelier                     VA              23192            Hanover                   1          Retail
 3.06      Richmond                       VA              23294            Henrico                   1          Retail
 3.07      Richmond                       VA              23233            Henrico                   1          Retail
 3.08      Richmond                       VA              23225            Richmond City             1          Retail
 3.09      Richmond                       VA              23229            Henrico                   1          Retail
 3.10      Richmond                       VA              23238            Henrico                   1          Retail
 3.11      Richmond                       VA              23233            Henrico                   1          Retail
 3.12      Richmond                       VA              23229            Henrico                   1          Retail
 3.13      Richmond                       VA              23233            Henrico                   1          Industrial
 3.14      Richmond                       VA              23229            Henrico                   1          Retail
 3.15      Glen Allen                     VA              23060            Henrico                   1          Office
 3.16      Richmond                       VA              23230            Henrico                   1          Office
 3.17      Ashland                        VA              23005            Hanover                   1          Industrial
 3.18      Ashland                        VA              23005            Hanover                   1          Industrial
 3.19      Richmond                       VA              23230            Henrico                   1          Industrial
 3.20      Richmond                       VA              23229            Henrico                   1          Retail
 3.21      Richmond                       VA              23238            Henrico                   1          Retail
 3.22      Richmond                       VA              23294            Henrico                   1          Retail
 3.23      Richmond                       VA              23238            Henrico                   1          Retail
 3.24      Midlothian                     VA              23112            Chesterfield              1          Retail
 3.25      Richmond                       VA              23238            Henrico                   1          Retail
 3.26      Richmond                       VA              23227            Henrico                   1          Retail
 3.27      Richmond                       VA              23230            Henrico                   1          Industrial
 3.28      Richmond                       VA              23230            Henrico                   1          Industrial
 3.29      Richmond                       VA              23230            Henrico                   1          Industrial
 3.30      Richmond                       VA              23229            Henrico                   1          Office
 3.31      Newport News                   VA              23602            Newport News City         1          Retail
 3.32      Richmond                       VA              23230            Henrico                   1          Industrial
 3.33      Richmond                       VA              23238            Henrico                   1          Retail
 3.34      Richmond                       VA              23238            Henrico                   1          Office
 3.35      Richmond                       VA              23230            Henrico                   1          Industrial
 3.36      Richmond                       VA              23230            Henrico                   1          Industrial
 3.37      Richmond                       VA              23238            Henrico                   1          Office
 3.38      Richmond                       VA              23230            Henrico                   1          Industrial
 3.39      Richmond                       VA              23230            Henrico                   1          Industrial
 3.40      Richmond                       VA              23228            Henrico                   1          Industrial
 3.41      Richmond                       VA              23233            Henrico                   1          Office
 3.42      Richmond                       VA              23228            Henrico                   1          Industrial
 3.43      Richmond                       VA              23230            Henrico                   1          Industrial
 3.44      Richmond                       VA              23230            Henrico                   1          Industrial
 3.45      Richmond                       VA              23230            Henrico                   1          Industrial
   4       Arlington                      VA              22203            Arlington                 1          Hospitality
   5       Sacramento                     CA              95816            Sacramento                1          Office
   6       Valdosta                       GA              31601            Lowndes                   1          Retail
   7       Baytown                        TX              77520            Chambers                  1          Industrial
   8       Lufkin                         TX              75901            Angelina                  1          Retail
   9       Brentwood                      TN              37027            Williamson                1          Office
  10       Chicago                        IL              60603            Cook                      2          Retail
 10.01     Chicago                        IL              60603            Cook                      1          Retail
 10.02     Chicago                        IL              60603            Cook                      1          Retail
  11       Wheeling                       IL              60090            Cook                      1          Manufactured Housing
  12       Indianapolis                   IN              46214            Marion                    1          Office
  13       Encino                         CA              91436            Los Angeles               1          Office
  14       Orlando                        FL              32835            Orange                    1          Multifamily
  15       Various                        TN             Various           Various                   2          Retail
 15.01     Nashville                      TN              37204            Davidson                  1          Retail
 15.02     Memphis                        TN              38133            Shelby                    1          Retail
  16       Stafford                       TX              77477            Fort Bend                 1          Multifamily
  17       Virginia Beach                 VA              23462            Virginia Beach City       1          Mixed Use
  18       Fairfield                      NJ              07004            Essex                     1          Industrial
  19       Breinigsville                  PA              18031            Lehigh                    1          Multifamily
  20       Gilbert                        AZ              85233            Maricopa                  1          Retail
  21       Woonsocket                     RI              02895            Providence                1          Retail
  22       Live Oak                       TX              78233            Bexar                     1          Multifamily
  23       Phoenix                        AZ              85016            Maricopa                  1          Multifamily
  24       Tucson                         AZ              85719            Pima                      1          Multifamily
           Various                        WA             Various           Various                              Retail
  25       Walla Walla                    WA              99362            Walla Walla               1          Retail
  26       Ellensburg                     WA              98926            Kittitas                  1          Retail
  27       Pasco                          WA              99301            Franklin                  1          Retail
  28       Union Gap                      WA              98903            Yakima                    1          Retail
  29       Kennewick                      WA              99337            Benton                    1          Retail
  30       Richland                       WA              99353            Benton                    1          Retail
  31       Spokane                        WA              99208            Spokane                   1          Retail
  32       Charlotte                      NC              28273            Mecklenburg               1          Industrial
  33       Hemet                          CA              92545            Riverside                 1          Retail
  34       Los Angeles                    CA              90025            Los Angeles               1          Mixed Use
  35       Laurel                         MD              20708            Prince George's           1          Retail
  36       Murrieta                       CA              92563            Riverside                 1          Retail
  37       Webster                        TX              77598            Harris                    1          Multifamily
  38       Phoenix                        AZ              85021            Maricopa                  1          Multifamily
  39       San Diego                      CA              92037            San Diego                 1          Office
  40       Miami Beach                    FL              33139            Miami Dade                1          Hospitality
  41       New York                       NY              10018            New York                  1          Office
  42       Webster                        TX              77598            Harris                    1          Multifamily
  43       Various                        CA             Various           Various                   5          Self Storage
 43.01     Rio Vista                      CA              94571            Solano                    1          Self Storage
 43.02     Stockton                       CA              95212            San Joaquin               1          Self Storage
 43.03     Lockeford                      CA              95237            San Joaquin               1          Self Storage
 43.04     Galt                           CA              95632            Sacramento                1          Self Storage
 43.05     Lodi                           CA              95240            San Joaquin               1          Self Storage
  44       Various                     Various           Various           Various                   5          Industrial
 44.01     Commerce                       CA              90040            Los Angeles               1          Industrial
 44.02     Jersey City                    NJ              07305            Hudson                    1          Industrial
 44.03     Bedford Park                   IL              60638            Cook                      1          Industrial
 44.04     Houston                        TX              77041            Harris                    1          Industrial
 44.05     Atlanta                        GA              30316            Dekalb                    1          Industrial
  45       Carrollton                     GA              30117            Carroll                   1          Multifamily
  46       Woodland Hills                 CA              91364            Los Angeles               1          Retail
  47       Orlando                        FL              32819            Orange                    1          Hospitality
  48       Little Rock                    AR              72201            Pulaski                   1          Hospitality
  49       Orlando                        FL              32819            Orange                    1          Multifamily
  50       Various                        TX             Various           Various                   2          Retail
 50.01     Plano                          TX              75093            Collin                    1          Retail
 50.02     Houston                        TX              77065            Harris                    1          Retail
  51       Bakersfield                    CA              93311            Kern                      1          Hospitality
  52       Various                     Various           Various           Various                   9          Office
 52.01     Richmond                       VA              23227            Henrico                   1          Office
 52.02     Grand Rapids                   MI              49506            Kent                      1          Office
 52.03     Goldsboro                      NC              27534            Wayne                     1          Office
 52.04     Edison                         NJ              08820            Middlesex                 1          Office
 52.05     Philadelphia                   PA              19142            Philadelphia              1          Office
 52.06     Lancaster                      PA              17602            Lancaster                 1          Office
 52.07     Santee                         SC              29142            Orangeburg                1          Office
 52.08     Pittsburgh                     PA              15224            Allegheny                 1          Office
 52.09     Portsmouth                     VA              23704            Portsmouth City           1          Office
  53       Baton Rouge                    LA              70810            East Baton Rouge          1          Office
  54       Tempe                          AZ              85282            Maricopa                  1          Retail
  55       Las Vegas                      NV              89109            Clark                     1          Multifamily
  56       Coral Springs                  FL              33076            Broward                   1          Retail
  57       Long Island City               NY              11101            Queens                    1          Self Storage
  58       Everett                        WA              98204            Snohomish                 1          Manufactured Housing
  59       North Andover                  MA              01845            Essex                     1          Office
  60       Various                        PA             Various           Various                   3          Retail
 60.01     Shippensburg                   PA              17257            Cumberland                1          Retail
 60.02     Edinboro                       PA              16412            Erie                      1          Retail
 60.03     Bradford                       PA              16701            McKean                    1          Retail
  61       Louisville                     KY              40229            Jefferson                 1          Multifamily
  62       Various                     Various           Various           Various                   3          Hospitality
 62.01     Russellville                   AR              72801            Pope                      1          Hospitality
 62.02     Glenwood Springs               CO              81601            Garfield                  1          Hospitality
 62.03     Sterling                       CO              80751            Logan                     1          Hospitality
  63       Dallas                         TX              75252            Collin                    1          Multifamily
  64       Annapolis                      MD              21401            Anne Arundel              1          Hospitality
           Various                        CA             Various           Various                              Retail
  65       Fresno                         CA              93722            Fresno                    1          Retail
  66       Hemet                          CA              92545            Riverside                 1          Retail
  67       San Diego                      CA             Various           San Diego                 3          Various
 67.01     San Diego                      CA              92121            San Diego                 1          Mixed Use
 67.02     San Diego                      CA              92111            San Diego                 1          Retail
 67.03     San Diego                      CA              92111            San Diego                 1          Retail
  68       Los Angeles                    CA              90021            Los Angeles               1          Industrial
  69       Dallas                         TX              75212            Dallas                    1          Multifamily
  70       Santa Rosa                     CA              95407            Sonoma                    1          Retail
  71       San Antonio                    TX              78216            Bexar                     1          Hospitality
  72       Salt Lake City                 UT              84116            Salt Lake                 1          Hospitality
  73       Glencoe                        IL              60022            Cook                      1          Retail
  74       Brea                           CA              92821            Orange                    2          Retail
 74.01     Brea                           CA              92821            Orange                    1          Retail
 74.02     Brea                           CA              92821            Orange                    1          Retail
  75       Austin                         TX              78744            Travis                    1          Multifamily
  76       Las Vegas                      NV              89147            Clark                     1          Retail
  77       Houston                        TX              77098            Harris                    2          Retail
 77.01     Houston                        TX              77098            Harris                    1          Retail
 77.02     Houston                        TX              77098            Harris                    1          Retail
  78       Lindsay                        CA              93247            Tulare                    1          Retail
  79       St. Louis                      MO              63125            St. Louis                 1          Hospitality
  80       Clearwater                     FL              33759            Pinellas                  1          Hospitality
  81       Westminster                    CA              92683            Orange                    1          Retail
  82       Encino                         CA              91436            Los Angeles               1          Office
  83       Springfield                    MO              65803            Greene                    1          Multifamily
  84       Hamden                         CT              06517            New Haven                 1          Retail
  85       Bloomfield                     NJ              07003            Essex                     1          Retail
  86       Mechanicsville                 VA              23116            Hanover                   1          Office
  87       Perris                         CA              92570            Riverside                 1          Industrial
  88       Portland                       OR              97214            Multnomah                 1          Office
  89       Hammond                        IN              46323            Lake                      1          Hospitality
  90       Kennesaw                       GA              30144            Cobb                      1          Industrial
  91       Temecula                       CA              92591            Riverside                 1          Retail
  92       Virginia Beach                 VA              23462            Princess Anne             1          Mixed Use
  93       Various                        LA             Various           Various                   2          Self Storage
 93.01     Prairieville                   LA              70769            Ascension                 1          Self Storage
 93.02     Houma                          LA              70364            Terrabonne                1          Self Storage
  94       Tucson                         AZ              85704            Pima                      1          Multifamily
  95       Phoenix                        AZ              85042            Maricopa                  1          Retail
  96       New York                       NY           10014/10019         New York                  1          Retail
  97       Birmingham                     AL              35209            Jefferson                 1          Hospitality
  98       Houston                        TX              77057            Harris                    1          Office
  99       Warwick                        RI              02886            Kent                      1          Office
  100      Phoenix                        AZ              85035            Maricopa                  1          Multifamily
  101      Tamarac                        FL              33321            Broward                   1          Office
  102      College Station                TX              77840            Brazos                    1          Hospitality
  103      Ladson                         SC              29456            Charleston                1          Industrial
  104      Las Vegas                      NV              89101            Clark                     1          Retail
  105      Fort Wayne                     IN              46825            Allen                     1          Office
  106      Sun City Center                FL              33573            Hillsborough              1          Retail
  107      Yuma                           AZ              85365            Yuma                      1          Hospitality
  108      Sunrise                        FL              33322            Broward                   1          Retail
  109      Woodstock                      GA              30189            Cherokee                  1          Self Storage
  110      Alhambra                       CA              91801            Los Angeles               1          Retail
  111      San Diego                      CA              92101            San Diego                 1          Mixed Use
  112      New Castle Hundred             DE              19720            New Castle                1          Multifamily
  113      Fort Myers                     FL              33907            Lee                       1          Retail
  114      Memphis                        TN              38134            Shelby                    1          Office
  115      San Antonio                    TX              78238            Bexar                     1          Industrial
  116      Phoenix                        AZ              85042            Maricopa                  1          Retail
  117      Memphis                        TN              38118            Shelby                    1          Hospitality
  118      Smyrna                         DE              19977            Kent                      1          Retail
  119      Vista                          CA              92083            San Diego                 1          Retail
  120      Smyrna                         TN              37167            Rutherford                1          Hospitality
  121      Las Vegas                      NV              89121            Clark                     1          Office
  122      Goshen                         IN              46526            Elkhart                   1          Hospitality
  123      Columbus                       OH              43230            Franklin                  1          Retail
  124      Santa Fe                       NM              87505            Santa Fe                  1          Office
  125      Jamaica                        NY              11433            Queens                    1          Self Storage
  126      Las Vegas                      NV              89121            Clark                     1          Retail
  127      Fredericksburg                 TX              78624            Gillespie                 1          Hospitality
  128      Hopewell                       VA              23860            Hopewell City             1          Hospitality
  129      Glendale                       AZ              85308            Maricopa                  1          Retail
  130      San Diego                      CA              92123            San Diego                 1          Retail
  131      Colorado Springs               CO              80918            El Paso                   1          Retail
           San Antonio                    TX             Various           Bexar                                Retail
  132      San Antonio                    TX              78240            Bexar                     1          Retail
  133      San Antonio                    TX              78250            Bexar                     1          Retail
  134      Naples                         FL              34108            Collier                   1          Retail
  135      Texarkana                      TX              75503            Bowie                     1          Hospitality
  136      Phoenix                        AZ              85027            Maricopa                  1          Office
  138      Murrietta                      CA              92562            Riverside                 1          Mixed Use
  140      San Diego                      CA              92121            San Diego                 1          Retail
  139      Santa Monica                   CA              90405            Los Angeles               1          Retail
  137      Van Nuys                       CA              91405            Los Angeles               1          Self Storage
  141      Various                        NY             Various           Onondaga                  2          Self Storage
141.01     Syracuse                       NY              13210            Onondaga                  1          Self Storage
141.02     Cicero                         NY              13039            Onondaga                  1          Self Storage
  142      Los Angeles                    CA              90021            Los Angeles               1          Industrial
  143      West Dundee                    IL              60118            Kane                      1          Retail
  144      Bellbrook                      OH              45305            Greene                    1          Multifamily
  145      Santa Clarita                  CA              91350            Los Angeles               1          Self Storage
  146      Camarillo                      CA              93012            Ventura                   1          Office
  147      Plano                          TX              75093            Collin                    1          Retail
  148      Emporia                        KS              66801            Lyon                      1          Retail
  149      Chicago                        IL              60632            Cook                      1          Retail
  150      Lincoln City                   OR              97367            Lincoln                   1          Multifamily
  151      Whittier                       CA              90602            Los Angeles               1          Retail
  152      Alhambra                       CA              91801            Los Angeles               1          Office
  153      Central                        SC              29630            Pickens                   1          Retail
  154      Morton                         IL              61550            Tazewell                  1          Industrial
  155      Staten Island                  NY              10314            Richmond                  1          Retail
  156      O'Fallon                       MO              63366            St Charles                1          Self Storage
  157      Rancho Santa Margarita         CA              92688            Orange                    1          Retail
  158      Everett                        WA              98203            Snohomish                 1          Retail
  159      Santa Ana                      CA              92707            Orange                    1          Office
  160      Fort Worth                     TX              76107            Tarrant                   1          Retail
  161      Tucson                         AZ              85706            Pima                      1          Retail
  162      Hickory                        NC              28602            Catawba                   1          Retail
  163      Flowery Branch                 GA              30542            Hall                      1          Multifamily
  164      Cranberry Township             PA              16066            Butler                    1          Hospitality
  165      Dallas                         TX              75228            Dallas                    1          Multifamily
  166      Lockport                       NY              14094            Niagara                   1          Multifamily
  167      Laguna Beach                   CA              92652            Orange                    1          Mixed Use
  168      Santa Barbara                  CA              93101            Santa Barbara             1          Office
  169      Lawrenceville                  GA              30045            Gwinnett                  1          Office
  170      East Point                     GA              30344            Fulton                    1          Retail
  171      Summerville                    SC              29485            Dorchester                1          Retail
  172      Alhambra                       CA              91801            Los Angeles               1          Office
  173      Thousand Oaks                  CA              91362            Ventura                   1          Retail
  174      Atlanta                        GA              30315            Fulton                    1          Multifamily
  175      Fort Meyers                    FL              33908            Lee                       1          Retail
  176      Corpus Christi                 TX              78410            Nueces                    1          Mixed Use
  177      Tucson                         AZ              85706            Pima                      1          Office
  178      Houston                        TX              77055            Harris                    1          Industrial
  179      Pearland                       TX              77581            Brazoria                  1          Retail
  180      Pittsburgh                     PA              15227            Allegheny                 1          Multifamily
  181      Santa Monica                   CA              90404            Los Angeles               1          Office
  182      Las Vegas                      NV              89120            Clark                     1          Retail
  183      Friendswood                    TX              77546            Galveston                 1          Retail
  184      Stanwood                       WA              98292            Snohomish                 1          Retail
  185      Wesley Chapel                  FL              33543            Pasco                     1          Retail
  186      Las Vegas                      NV              89139            Clark                     1          Self Storage
  187      Beaumont                       TX              77701            Jefferson                 1          Multifamily
  188      Jacksonville                   FL              32225            Duval                     1          Retail
  189      Houston                        TX              77079            Harris                    1          Retail
  190      Albuquerque                    NM              87111            Bernalillo                1          Retail
  191      San Jacinto                    CA              92583            Riverside                 1          Retail
  192      Battle Creek                   MI              49015            Calhoun                   1          Multifamily
  193      Tallahassee                    FL              32304            Leon                      1          Multifamily
  194      Houston                        TX              77008            Harris                    1          Retail
  195      Durham                         NC              27709            Durham                    1          Industrial
  196      Denver                         CO              80247            Arapahoe                  1          Self Storage
  197      Montgomery                     AL              36106            Montgomery                1          Retail
  198      Santa Cruz                     CA              95062            Santa Cruz                1          Manufactured Housing
  199      Vernon Hills                   IL              60061            Lake                      1          Office
  200      Topeka                         KS              66604            Shawnee                   1          Retail
  201      San Diego                      CA              92104            San Diego                 1          Self Storage
  202      Corpus Christi                 TX              78410            Nueces                    1          Self Storage
  203      Brooklyn                       NY              11215            Kings                     2          Multifamily
203.01     Brooklyn                       NY              11215            Kings                     1          Multifamily
203.02     Brooklyn                       NY              11215            Kings                     1          Multifamily
  204      Oakland                        CA              94605            Alameda                   1          Mixed Use
  205      McKinney                       TX              75071            Collin                    1          Office
  206      Dayton                         OH              45420            Montgomery                1          Retail
  207      Las Vegas                      NV              89102            Clark                     1          Office
  208      Inglewood                      CA              90301            Los Angeles               1          Office
  209      Shingle Springs                CA              95682            El Dorado                 1          Manufactured Housing
  210      Conway                         AR              72032            Faulkner                  1          Multifamily
  211      Cerritos                       CA              90703            Los Angeles               1          Land

                  PROPERTY           3RD MOST RECENT     3RD MOST RECENT       2ND MOST RECENT     2ND MOST RECENT      MOST RECENT
LOAN #            SUBTYPE                NOI ($)             NOI DATE              NOI ($)            NOI DATE            NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

   1     Full Service                     22,030,755             12/31/2004         23,171,596          12/31/2005       25,052,653
 1.01    Full Service                      5,168,000             12/31/2004          5,722,000          12/31/2005        6,018,549
 1.02    Full Service                      3,953,000             12/31/2004          4,384,000          12/31/2005        4,597,810
 1.03    Full Service                      2,675,000             12/31/2004          3,843,000          12/31/2005        4,644,769
 1.04    Full Service                      4,090,000             12/31/2004          3,840,000          12/31/2005        4,139,665
 1.05    Full Service                      3,488,755             12/31/2004          2,953,596          12/31/2005        3,123,720
 1.06    Full Service                      2,656,000             12/31/2004          2,429,000          12/31/2005        2,528,140
   2     Anchored                                                                   19,129,455          12/31/2005       20,976,670
   3     Various                           9,021,564             12/31/2004         11,362,928          12/31/2005       11,781,979
 3.01    Anchored
 3.02    Anchored
 3.03    Warehouse/Distribution
 3.04    Anchored
 3.05    Anchored
 3.06    Unanchored
 3.07    Unanchored
 3.08    Unanchored
 3.09    Anchored
 3.10    Unanchored
 3.11    Single Tenant
 3.12    Unanchored
 3.13    Warehouse/Distribution
 3.14    Unanchored
 3.15    Suburban
 3.16    Suburban
 3.17    Warehouse/Distribution
 3.18    Warehouse/Distribution
 3.19    Warehouse/Distribution
 3.20    Unanchored
 3.21    Unanchored
 3.22    Unanchored
 3.23    Unanchored
 3.24    Unanchored
 3.25    Unanchored
 3.26    Unanchored
 3.27    Warehouse/Distribution
 3.28    Warehouse/Distribution
 3.29    Warehouse/Distribution
 3.30    Suburban
 3.31    Single Tenant
 3.32    Warehouse/Distribution
 3.33    Anchored
 3.34    Suburban
 3.35    Warehouse/Distribution
 3.36    Warehouse/Distribution
 3.37    Suburban
 3.38    Flex
 3.39    Flex
 3.40    Warehouse/Distribution
 3.41    Suburban
 3.42    Warehouse/Distribution
 3.43    Warehouse/Distribution
 3.44    Warehouse/Distribution
 3.45    Warehouse/Distribution
   4     Full Service
   5     CBD                                                                         4,864,354          12/31/2004        5,241,646
   6     Anchored                          3,931,143             12/31/2004          3,886,710          12/31/2005        3,775,744
   7     Warehouse/Distribution
   8     Anchored                          2,423,085             12/31/2004          2,759,044          12/31/2005        2,973,981
   9     Suburban
  10     Unanchored
 10.01   Unanchored
 10.02   Unanchored
  11     Manufactured Housing              2,087,055             12/31/2003          2,151,374          12/31/2004        2,214,573
  12     Single Tenant Office              2,565,866             12/31/2004          2,551,157          12/31/2005        2,386,217
  13     Suburban                          2,211,796             12/31/2004          2,256,098          12/31/2005        2,428,874
  14     Garden                            1,935,432             12/31/2003          1,826,907          12/31/2004        2,143,199
  15     Single Tenant
 15.01   Single Tenant
 15.02   Single Tenant
  16     Garden                                                                      1,539,613          12/31/2005        2,025,202
  17     Retail/Office                                                                 591,277          12/31/2005          934,938
  18     Industrial
  19     Garden                            2,045,065             12/31/2004          2,636,126          12/31/2005        2,649,367
  20     Anchored                                                                                                         2,061,867
  21     Anchored                          1,797,633             12/31/2003          1,856,187          12/31/2004        1,921,365
  22     Garden
  23     Garden                            1,458,464             12/31/2004          1,686,570          12/31/2005        1,745,967
  24     Student Housing
         Various                             842,278                Various            798,357             Various          835,617
  25     Anchored                            594,670             12/31/2003            589,182          12/31/2004          591,547
  26     Unanchored                          247,608             12/31/2003            209,175          12/31/2004          244,070
  27     Shadow Anchored
  28     Anchored
  29     Anchored
  30     Unanchored
  31     Single Tenant
  32     Office/Warehouse                  2,034,256             12/31/2004          1,997,408          12/31/2005        2,032,303
  33     Anchored                          1,687,370             12/31/2003          1,477,342          12/31/2004        1,806,396
  34     Retail/Self Storage               1,539,470             12/31/2004          1,705,389          12/31/2005        1,635,938
  35     Anchored                          1,127,971             12/31/2004          1,520,351          12/31/2005        1,616,711
  36     Anchored
  37     Garden                            1,602,037             12/31/2004          1,640,854          12/31/2005        1,620,906
  38     Garden                              653,166             12/31/2004            721,714          12/31/2005        1,163,819
  39     Medical                           1,103,186             12/31/2004          1,208,810          12/31/2005        1,255,570
  40     Limited Service                   1,596,712             12/31/2004          2,149,235          12/31/2005        2,217,471
  41     Office/Retail                     1,286,519             12/31/2003          1,032,041          12/31/2004        1,175,846
  42     Garden                            1,406,784             12/31/2004          1,445,406          12/31/2005        1,377,948
  43     Self Storage                      1,222,132             12/31/2004          1,334,160          12/31/2005        1,288,831
 43.01   Self Storage                        331,635             12/31/2004            355,743          12/31/2005          355,685
 43.02   Self Storage                        320,016             12/31/2004            352,367          12/31/2005          353,710
 43.03   Self Storage                        247,852             12/31/2004            263,751          12/31/2005          249,206
 43.04   Self Storage                        207,949             12/31/2004            211,241          12/31/2005          186,424
 43.05   Self Storage                        114,680             12/31/2004            151,058          12/31/2005          143,806
  44     Warehouse
 44.01   Warehouse
 44.02   Warehouse
 44.03   Warehouse
 44.04   Warehouse
 44.05   Warehouse
  45     Student Housing
  46     Unanchored                        1,175,668             12/31/2004          1,263,114          12/31/2005        1,287,718
  47     Full Service                        821,731             12/31/2004          1,559,594          12/31/2005        1,552,753
  48     Full Service                                                                1,723,272          12/31/2005        1,848,630
  49     Garden                                                                                                             929,567
  50     Single Tenant
 50.01   Single Tenant
 50.02   Single Tenant
  51     Limited Service                                                             1,318,717          12/31/2005        1,315,619
  52     Medical Office                    1,268,181             12/31/2003          1,361,544          12/31/2004        1,399,036
 52.01   Medical Office                      277,524             12/31/2003            264,972          12/31/2004          248,147
 52.02   Medical Office                      243,614             12/31/2003            229,942          12/31/2004          236,127
 52.03   Medical Office                      122,159             12/31/2003            146,061          12/31/2004          152,380
 52.04   Medical Office                      153,199             12/31/2003            155,218          12/31/2004          165,753
 52.05   Medical Office                      123,316             12/31/2003            124,560          12/31/2004          134,497
 52.06   Medical Office                       58,295             12/31/2003            124,191          12/31/2004          135,312
 52.07   Medical Office                      100,975             12/31/2003            116,683          12/31/2004          116,609
 52.08   Medical Office                      100,043             12/31/2003            105,415          12/31/2004          109,896
 52.09   Medical Office                       89,056             12/31/2003             94,502          12/31/2004          100,315
  53     Single Tenant
  54     Anchored                          1,208,842             12/31/2004            986,461          12/31/2005        1,014,973
  55     Garden                              966,373             12/31/2003          1,010,455          12/31/2004          970,978
  56     Anchored
  57     Self Storage                                                                1,334,322          12/31/2005        1,408,351
  58     Manufactured Housing                912,592             12/31/2004            929,230          12/31/2005          944,237
  59     Suburban                            919,431             12/31/2003            760,115          12/31/2004          663,121
  60     Shadow Anchored                                                                                                    681,054
 60.01   Shadow Anchored
 60.02   Shadow Anchored                                                                                                    345,036
 60.03   Shadow Anchored                                                                                                    336,018
  61     Garden                              639,429             12/31/2003            705,252          12/31/2004          872,299
  62     Full Service                        938,705             12/31/2004          1,646,057          12/31/2005        1,559,071
 62.01   Full Service                        212,096             12/31/2004            740,729          12/31/2005          648,563
 62.02   Full Service                        400,607             12/31/2004            429,498          12/31/2005          449,604
 62.03   Full Service                        326,002             12/31/2004            475,830          12/31/2005          460,904
  63     Garden                              948,713             12/31/2004            883,302          12/31/2005          816,252
  64     Limited Service
         Unanchored
  65     Unanchored
  66     Unanchored
  67     Various                                                                     1,446,471          12/31/2004        1,538,782
 67.01   Industrial/Office                                                             435,465          12/31/2004          498,781
 67.02   Unanchored                                                                    616,006          12/31/2004          628,236
 67.03   Single Tenant                                                                 395,000          12/31/2004          411,765
  68     Flex                                959,813             12/31/2004            958,643          12/31/2005        1,046,977
  69     Garden                              936,239             12/31/2004            939,787          12/31/2005          978,922
  70     Unanchored
  71     Limited Service                     821,225             12/31/2004          1,010,172          12/31/2005        1,052,335
  72     Extended Stay                       632,330             12/31/2004            891,945          12/31/2005        1,061,376
  73     Single Tenant
  74     Unanchored                          315,551             12/31/2004            557,449          12/31/2005          538,214
 74.01   Unanchored                          315,551             12/31/2004            365,266          12/31/2005          341,872
 74.02   Unanchored                                                                    192,183          12/31/2005          196,342
  75     Garden                                                                        811,052          12/31/2005          865,713
  76     Unanchored                                                                    770,823          12/31/2004          871,743
  77     Single Tenant
 77.01   Single Tenant
 77.02   Single Tenant
  78     Anchored                                                                      522,164          12/31/2005          567,591
  79     Full Service                      1,211,882             12/31/2004          1,225,280          12/31/2005        1,251,498
  80     Limited Service                     916,834             12/31/2004            905,272          12/31/2005          752,763
  81     Unanchored                          666,712             12/31/2004            740,537          12/31/2005          965,706
  82     CBD                                 974,460             12/31/2004            996,089          12/31/2005        1,043,595
  83     Garden
  84     Single Tenant
  85     Anchored                                                                      748,240          12/31/2004          755,229
  86     Medical
  87     Flex                                                                                                             1,483,997
  88     CBD                                 616,731             12/31/2004            621,314          12/31/2005          669,210
  89     Limited Service                     883,677             12/31/2004            992,832          12/31/2005        1,262,671
  90     Flex
  91     Unanchored                                                                                                         478,411
  92     Retail/Office                       195,540             12/31/2004            492,015          12/31/2005          591,574
  93     Self Storage                                                                  477,829          12/31/2005          631,669
 93.01   Self Storage                                                                  354,645          12/31/2005          395,775
 93.02   Self Storage                                                                  123,183          12/31/2005          235,894
  94     Garden                                                                        560,714          12/31/2004          471,387
  95     Anchored                            834,223             12/31/2003            816,199          12/31/2004          773,964
  96     Shadow Anchored                     617,187             12/31/2004            651,564          12/31/2005          799,700
  97     Limited Service
  98     Suburban                            976,271             12/31/2004            613,139          12/31/2005          645,669
  99     Suburban
  100    Garden                              409,453              6/30/2004            523,482           6/30/2005          568,281
  101    Suburban
  102    Limited Service                                                               735,555          12/31/2005          857,626
  103    Single Tenant
  104    Anchored                            777,023             12/31/2004            846,058          12/31/2005          876,851
  105    Medical                                                                       649,769          12/31/2005          676,683
  106    Anchored                            624,674             12/31/2004            644,793          12/31/2005          591,680
  107    Limited Service                                                                                                    970,548
  108    Anchored                                                                      508,599          12/31/2004          535,586
  109    Self Storage                        279,380             12/31/2004            369,901          12/31/2005          449,840
  110    Anchored                            630,140             12/31/2004            651,796          12/31/2005          655,912
  111    Office/Retail                                                                -207,763          12/31/2005          590,240
  112    Garden                                                                                                             525,954
  113    Anchored
  114    Flex                                                                          457,980          12/31/2004          582,105
  115    Flex                                479,732             12/31/2004            414,242          12/31/2005          457,342
  116    Anchored                            594,806             12/31/2003            609,544          12/31/2004          612,149
  117    Limited Service                     474,329             12/31/2004            689,882          12/31/2005          828,506
  118    Anchored                            583,434             12/31/2004            582,652          12/31/2005          569,145
  119    Shadow Anchored                     427,015   12/31/2004 (T-8 Ann.)           554,382          12/31/2005          583,022
  120    Limited Service                                                                                                    762,133
  121    Suburban                            583,662             12/31/2004            667,258          12/31/2005          654,895
  122    Limited Service                     500,227             12/31/2004            608,562          12/31/2005          633,937
  123    Shadow Anchored                                                                                                    157,676
  124    Suburban                            562,802             12/31/2004            558,391          12/31/2005          544,640
  125    Self Storage                        213,693             12/31/2004            372,428          12/31/2005          585,581
  126    Unanchored                          332,085             12/31/2004            404,492          12/31/2005          585,208
  127    Limited Service                                                               540,600          12/31/2005          617,194
  128    Limited Service                     686,094             12/31/2004          1,072,536          12/31/2005        1,164,454
  129    Anchored                            466,494             12/31/2003            466,737          12/31/2004          466,690
  130    Unanchored
  131    Anchored                            361,636             12/31/2004            335,963          12/31/2005          504,990
         Shadow Anchored
  132    Shadow Anchored
  133    Shadow Anchored
  134    Unanchored                          424,353             12/31/2003            403,212          12/31/2004          445,480
  135    Limited Service                                                               819,650          12/31/2005          857,996
  136    Suburban                            608,184             12/31/2004            549,482          12/31/2005          534,519
  138    Office/Retail
  140    Unanchored                          481,685             12/31/2004            479,587          12/31/2005          512,794
  139    Unanchored
  137    Self Storage                                                                  147,260          12/31/2005          317,592
  141    Self Storage                        458,814             12/31/2004            501,946          12/31/2005          504,287
141.01   Self Storage                        294,921             12/31/2004            322,840          12/31/2005          321,993
141.02   Self Storage                        163,893             12/31/2004            179,106          12/31/2005          182,294
  142    Office/Warehouse                                                              377,155          12/31/2005          343,980
  143    Single Tenant
  144    Garden                              306,454             12/31/2004            308,058          12/31/2005          353,590
  145    Self Storage                                                                                                       330,664
  146    Industrial/Office
  147    Unanchored                          362,490             12/31/2004            443,801          12/31/2005          455,657
  148    Anchored                            239,192             12/31/2004            199,981          12/31/2005          268,156
  149    Unanchored                          401,837             12/31/2004            430,349          12/31/2005          475,391
  150    Garden                              355,640             12/31/2004            389,176          12/31/2005          398,545
  151    Single Tenant                       398,509             12/31/2004            360,777          12/31/2005          330,975
  152    Urban                                                                         286,702          12/31/2004          389,819
  153    Shadow Anchored                                                                                                    339,869
  154    Warehouse/Distribution
  155    Unanchored                          508,086             12/31/2003            522,196          12/31/2004          525,350
  156    Self Storage                                                                  291,817          12/31/2004          327,127
  157    Anchored                                                                      313,064          12/31/2004          315,598
  158    Unanchored
  159    Suburban                            374,821             12/25/2004            418,801          12/25/2005          409,670
  160    Unanchored                          272,132             12/31/2004            374,631          12/31/2005          381,894
  161    Anchored                            413,963             12/31/2004            250,698          12/31/2005          290,441
  162    Unanchored                                                                                                         139,115
  163    Garden                                                                        182,677          12/31/2005          344,071
  164    Limited Service                     104,852             12/31/2004            425,120          12/31/2005          462,872
  165    Garden                              351,538             12/31/2004            348,881          12/31/2005          340,139
  166    Garden                              412,603             12/31/2004            415,239          12/31/2005          418,683
  167    Retail/Office                       660,660             12/31/2004            669,044          12/31/2205          743,123
  168    Suburban                            537,632             12/31/2004            606,307          12/31/2005          622,536
  169    Medical
  170    Anchored                                                                      400,697          12/31/2005          413,094
  171    Shadow Anchored
  172    Urban                                                                         270,956          12/31/2004          290,682
  173    Unanchored                          156,474             12/31/2004            209,736          12/31/2005          248,396
  174    Garden                                                                        241,308          12/31/2005          320,058
  175    Unanchored                           97,437             12/31/2003            166,133          12/31/2004          266,079
  176    Retail/Self Storage                                                           116,473          12/31/2005          298,157
  177    Suburban                                                                                                           334,167
  178    Office/Warehouse                    230,072             12/31/2004            212,035          12/31/2005          231,846
  179    Shadow Anchored                                                               244,247          12/31/2004          275,888
  180    Garden                                                                        308,002          12/31/2004          295,704
  181    Urban
  182    Unanchored                                                                                                         286,955
  183    Shadow Anchored                                                               119,510          12/31/2004          193,138
  184    Unanchored                          275,002             12/31/2003            263,477          12/31/2004          278,720
  185    Unanchored
  186    Self Storage                                                                                                       124,900
  187    Section 8                                                                     176,372          12/31/2005          216,131
  188    Unanchored                                                                    178,251          12/31/2004          178,259
  189    Unanchored
  190    Unanchored                                                                    137,977          12/31/2005          205,057
  191    Unanchored                          151,480             12/31/2004            152,575          12/31/2005          176,009
  192    Low Income Housing                  192,329             12/31/2004            202,569          12/31/2005          225,296
  193    Student Housing                                                               197,945          12/31/2004          229,906
  194    Unanchored
  195    Warehouse
  196    Self Storage                        137,413             12/31/2004            156,572          12/31/2005          154,152
  197    Unanchored                                                                                                         126,396
  198    Mobile Home Park                    156,661             12/31/2004            175,725          12/31/2005          179,920
  199    Office/Industrial
  200    Unanchored                                                                                                         129,662
  201    Self Storage                        128,073             12/31/2004            144,548          12/31/2005          171,636
  202    Self Storage                                                                  177,509          12/31/2004          128,955
  203    Mid rise                             86,677             12/31/2004            117,625          12/31/2005          108,001
203.01   Mid/High Rise                        52,423             12/31/2004             71,141          12/31/2005           65,320
203.02   Garden                               34,254             12/31/2004             46,484          12/31/2005           42,681
  204    Office/Retail                        76,498             12/31/2004            137,675          12/31/2005          167,886
  205    Suburban                                                                                                           175,863
  206    Single Tenant
  207    Office/Warehouse                     88,231             12/31/2004            112,012          12/31/2005          123,351
  208    Urban                                                                                                              172,680
  209    Mobile Home Park                     98,214             12/31/2004            115,449          12/31/2005          105,449
  210    Section 8                                                                     114,081          12/31/2005          114,915
  211    Industrial

              MOST RECENT                                                                                              UW
LOAN #         NOI DATE            UW REVENUES ($)      UW EXPENSES ($)     UW NOI ($)      UW NCF ($)(2)   DSCR (X)(2)(3)(4)(5)(6)
------------------------------------------------------------------------------------------------------------------------------------

   1            6/30/2006 (TTM)         80,533,163           53,444,982     27,088,181        23,866,854              1.30
 1.01           6/30/2006 (TTM)         16,358,109            9,889,180      6,468,928         5,814,604
 1.02           6/30/2006 (TTM)         13,682,508            8,612,810      5,069,699         4,522,398
 1.03           6/30/2006 (TTM)         14,485,223            9,368,038      5,117,185         4,537,776
 1.04           6/30/2006 (TTM)         12,975,495            8,605,106      4,370,389         3,851,369
 1.05           6/30/2006 (TTM)         14,644,519           10,303,413      4,341,106         3,755,326
 1.06           6/30/2006 (TTM)          8,387,309            6,666,435      1,720,874         1,385,381
   2            5/31/2006 (TTM)         30,578,389           10,512,860     20,065,529        19,414,205              2.10
   3            4/30/2006 (TTM)         17,403,812            3,645,227     13,758,585        12,806,255              1.23
 3.01                                    1,995,754              424,694      1,571,060         1,514,045
 3.02                                    1,529,409              264,293      1,265,115         1,209,603
 3.03                                    1,970,221              369,536      1,600,685         1,464,995
 3.04                                    1,133,291              290,958        842,332           804,726
 3.05                                      490,486              118,043        372,444           364,694
 3.06                                    1,029,814              217,569        812,245           756,775
 3.07                                      924,306              178,209        746,097           703,542
 3.08                                      535,308              102,181        433,127           394,402
 3.09                                      618,824               99,803        519,021           482,068
 3.10                                      577,359               89,477        487,882           463,223
 3.11                                      366,700               11,001        355,699           355,699
 3.12                                      397,836               78,133        319,703           302,025
 3.13                                      512,613               98,966        413,647           390,222
 3.14                                      404,734               61,997        342,737           325,153
 3.15                                      613,432              210,463        402,969           341,919
 3.16                                      552,409              156,447        395,962           341,367
 3.17                                      235,607               56,093        179,514           167,060
 3.18                                      371,564               72,629        298,935           281,455
 3.19                                      310,785               73,226        237,559           218,208
 3.20                                      259,059               52,023        207,036           195,769
 3.21                                      277,637               68,889        208,748           194,731
 3.22                                       36,000               53,685        -17,685           -27,741
 3.23                                      299,524               77,541        221,982           209,844
 3.24                                      285,278               66,470        218,808           203,266
 3.25                                      178,108               48,865        129,243           120,480
 3.26                                      109,921               22,277         87,644            80,647
 3.27                                      127,536               23,040        104,496            84,974
 3.28                                      118,480               20,380         98,100            77,816
 3.29                                      108,294               12,172         96,122            78,387
 3.30                                      102,300               46,900         55,400            43,720
 3.31                                       90,104                9,508         80,596            76,761
 3.32                                       96,917               19,710         77,207            62,784
 3.33                                       78,010               15,012         62,998            59,545
 3.34                                       87,524               24,531         62,993            52,745
 3.35                                       88,342               15,150         73,192            66,321
 3.36                                       71,495                7,740         63,755            56,908
 3.37                                       88,344               16,336         72,008            56,396
 3.38                                       66,741               16,010         50,731            39,824
 3.39                                       45,241                6,320         38,921            34,683
 3.40                                       50,031               10,340         39,691            35,432
 3.41                                       61,710               21,828         39,882            32,929
 3.42                                       37,096                7,190         29,906            25,548
 3.43                                       33,544                4,330         29,214            25,540
 3.44                                       26,591                3,030         23,561            21,389
 3.45                                        9,536                2,230          7,306             6,376
   4                                    29,784,266           20,520,207      9,264,059         9,264,059              1.25
   5                12/31/2005           8,181,872            2,757,007      5,424,865         4,987,017              1.21
   6            6/30/2006 (TTM)          6,647,147            1,970,807      4,676,340         4,360,562              1.27
   7                                     4,662,140            1,246,893      3,415,247         3,301,652              1.20
   8            5/31/2006 (TTM)          5,729,320            2,544,887      3,184,433         2,884,903              1.36
   9                                     4,631,722            1,701,975      2,929,747         2,574,736              1.21
  10                                     2,762,395              411,383      2,351,012         2,313,738              1.29
 10.01                                   1,702,262              296,480      1,405,782         1,388,182
 10.02                                   1,060,133              114,903        945,230           925,556
  11                12/31/2005           3,406,572              901,520      2,505,052         2,484,702              1.21
  12      Annualized 4/30/2006           2,533,714               71,662      2,462,052         2,379,052              1.15
  13            6/30/2006 (TTM)          3,730,769            1,117,423      2,613,346         2,435,329              1.20
  14                12/31/2005           3,805,840            1,403,117      2,402,723         2,316,131              1.23
  15                                     2,721,745               81,652      2,640,093         2,562,629              1.28
 15.01                                   1,478,791               44,364      1,434,427         1,396,595
 15.02                                   1,242,954               37,289      1,205,666         1,166,035
  16        Trailing 5/31/2006           4,110,831            1,690,338      2,420,493         2,315,493              1.20
  17            4/30/2006 (TTM)          3,658,592            1,128,291      2,530,301         2,331,723              1.27
  18                                     3,633,275            1,182,144      2,451,131         2,329,258              1.30
  19            5/31/2006 (TTM)          4,151,426            1,611,619      2,539,807         2,458,307              1.45
  20                12/31/2005           3,533,166            1,108,180      2,424,986         2,263,460              1.31
  21                12/31/2005           3,153,568            1,057,601      2,095,967         1,960,084              1.15
  22                                     3,344,745            1,346,520      1,998,225         1,960,100              1.20
  23            5/31/2006 (TTM)          2,861,804            1,049,472      1,812,332         1,734,332              1.34
  24                                     3,068,065              865,425      2,202,640         2,160,040              1.45
                       Various           2,371,776              523,455      1,848,321         1,739,069              1.27
  25                12/31/2005             859,381              207,896        651,485           603,408              1.27
  26                12/31/2005             352,344               80,191        272,153           258,258              1.27
  27                                       308,156               69,221        238,935           226,398              1.27
  28                                       276,022               46,297        229,725           218,756              1.27
  29                                       244,440               47,494        196,947           188,609              1.27
  30                                       223,258               49,688        173,569           162,440              1.27
  31                                       108,175               22,668         85,507            81,200              1.27
  32            4/30/2006 (TTM)          2,422,339              564,850      1,857,489         1,797,923              1.30
  33                12/31/2005           2,716,421              926,742      1,789,679         1,627,062              1.25
  34            3/31/2006 (TTM)          1,978,900              361,636      1,617,264         1,567,542              1.20
  35            4/30/2006 (TTM)          2,407,265              513,358      1,893,907         1,775,397              1.42
  36                                     2,791,585              634,277      2,157,308         2,009,445              2.00
  37            T-12 4/30/2006           2,406,963              819,967      1,586,995         1,586,995              1.31
  38            5/31/2006 (TTM)          3,281,557            1,778,005      1,503,552         1,382,052              1.20
  39            5/31/2006 (TTM)          1,809,959              523,883      1,286,076         1,209,117              1.25
  40            3/31/2006 (TTM)          4,211,090            2,105,728      2,105,362         2,105,362              1.89
  41                12/31/2005           2,567,196              928,630      1,638,566         1,602,818              1.45
  42            T-12 4/30/2006           2,208,536              719,318      1,489,218         1,425,218              1.35
  43            5/31/2006 (TTM)          2,259,913              949,267      1,310,646         1,258,995              1.20
 43.01          5/31/2006 (TTM)            606,352              213,100        393,252           384,272
 43.02          5/31/2006 (TTM)            564,208              234,483        329,725           319,955
 43.03          5/31/2006 (TTM)            440,909              190,735        250,174           243,391
 43.04          5/31/2006 (TTM)            387,470              181,452        206,018           186,790
 43.05          5/31/2006 (TTM)            260,974              129,497        131,477           124,587
  44                                     2,530,629              835,674      1,694,955         1,640,552              1.40
 44.01                                     588,311              211,963        376,347           363,700
 44.02                                     617,726              255,453        362,273           348,993
 44.03                                     411,547              125,983        285,564           276,716
 44.04                                     297,685              145,821        151,864           145,464
 44.05                                     615,361               96,454        518,907           505,678
  45                                     2,167,760              879,433      1,288,327         1,245,127              1.21
  46      5/31/2006 (T-11 Ann.)          1,790,914              512,441      1,278,473         1,217,269              1.22
  47             3/31/2006(TTM)          4,564,599            3,173,770      1,390,829         1,390,829              1.41
  48            4/30/2006 (TTM)          4,203,559            2,439,362      1,764,197         1,764,197              1.67
  49       4/30/2006 (T-9 Ann.)          1,939,539              714,776      1,224,763         1,174,663              1.22
  50                                     1,337,094               40,113      1,296,981         1,265,897              1.32
 50.01                                     784,449               23,533        760,916           751,173
 50.02                                     552,645               16,579        536,065           514,724
  51            3/31/2006 (TTM)          3,916,556            2,393,460      1,366,434         1,366,434              1.40
  52                12/31/2005           1,575,172              266,057      1,309,114         1,214,123              1.25
 52.01              12/31/2005             263,481               23,753        239,728           219,073
 52.02              12/31/2005             267,796               40,010        227,786           210,759
 52.03              12/31/2005             173,856               28,592        145,264           135,825
 52.04              12/31/2005             188,553               35,227        153,326           143,607
 52.05              12/31/2005             152,975               29,978        122,997           115,669
 52.06              12/31/2005             142,985               24,664        118,320           110,268
 52.07              12/31/2005             139,804               26,933        112,872           105,221
 52.08              12/31/2005             117,935               21,475         96,459            90,463
 52.09              12/31/2005             127,787               35,425         92,362            83,238
  53                                     2,206,549              954,683      1,251,866         1,142,335              1.20
  54            6/30/2006 (TTM)          1,524,067              379,885      1,144,182         1,076,335              1.20
  55            6/30/2006 (TTM)          1,831,487              659,717      1,171,770         1,124,020              1.20
  56                                     1,695,040              550,308      1,144,732         1,083,141              1.23
  57            6/30/2006 (TTM)          1,861,618              764,258      1,097,360         1,074,089              1.28
  58            7/31/2006 (TTM)          1,187,912              306,494        881,418           873,168              1.20
  59                12/31/2005           1,487,043              363,945      1,123,098         1,020,998              1.21
  60                12/31/2004           1,325,445              255,959      1,069,486           979,817              1.23
 60.01                                     434,865               69,324        365,541           336,474
 60.02              12/31/2004             444,559               75,133        369,426           338,155
 60.03              12/31/2004             446,021              111,502        334,519           305,188
  61                12/31/2005           2,064,506            1,030,471      1,034,035           970,035              1.67
  62            T-12 4/30/2006           4,626,603            6,163,790      1,333,473         1,333,473              1.45
 62.01          T-12 4/30/2006           1,801,238            2,364,678        582,976           582,976
 62.02          T-12 4/30/2006           1,552,719            2,015,055        376,683           376,683
 62.03          T-12 4/30/2006           1,272,647            1,784,056        373,814           373,814
  63            5/31/2006 (TTM)          1,835,787              878,704        957,083           914,607              1.21
  64                                     3,557,696            2,435,554      1,122,142         1,122,142              1.42
                                         1,195,209              239,680        955,529           923,972              1.33
  65                                       635,351              131,628        503,723           486,408              1.33
  66                                       559,858              108,052        451,806           437,564              1.33
  67                12/31/2005           1,785,192              448,280      1,336,911         1,230,990              2.02
 67.01              12/31/2005             711,548              297,394        414,154           360,671
 67.02              12/31/2005             649,092              105,004        544,088           499,352
 67.03              12/31/2005             424,552               45,883        378,669           370,968
  68            5/31/2006 (TTM)          1,416,176              384,944      1,031,232           934,483              1.31
  69            3/31/2006 (TTM)          2,231,741            1,296,665        935,076           858,901              1.20
  70                                     1,207,548              273,971        933,577           876,222              1.22
  71            4/30/2006 (TTM)          2,962,440            1,679,869      1,282,571         1,164,073              1.65
  72            4/30/2006 (TTM)          2,689,198            1,624,315      1,064,882           930,422              1.32
  73                                       947,768               28,433        919,335           903,312              1.27
  74            5/31/2006 (TTM)          1,216,097              335,370        880,727           833,645              1.21
 74.01          5/31/2006 (TTM)            675,269              204,615        470,654           444,050
 74.02          5/31/2006 (TTM)            540,828              130,755        410,073           389,595
  75            T-12 4/30/2006           1,358,109              478,167        879,941           840,941              1.15
  76                12/31/2005           1,090,789              227,796        862,993           821,777              1.34
  77                                     1,075,881              184,347        891,533           874,644              1.23
 77.01                                     955,363              119,671        835,692           819,339
 77.02                                     120,518               64,676         55,842            55,305
  78      Annualized 5/31/2006           1,132,668              274,364        858,304           804,603              1.21
  79            3/31/2006 (TTM)          4,976,539            3,873,349      1,103,190         1,103,190              1.52
  80            3/31/2006 (TTM)          3,100,499            2,211,644        888,855           888,855              1.41
  81      Annualized 3/31/2006           1,192,330              321,745        870,585           822,277              1.27
  82            3/31/2006 (TTM)          1,703,428              788,262        915,166           819,217              1.29
  83                                     1,175,074              382,721        793,953           751,353              1.20
  84                                       953,599              132,396        821,203           775,246              1.20
  85                12/31/2005           1,014,282              258,385        755,897           735,935              1.20
  86                                     1,134,310              267,629        866,681           823,142              1.41
  87                12/31/2005           2,259,370            1,414,719        844,651           752,129              1.28
  88            5/31/2006 (TTM)          1,110,915              331,753        779,162           686,511              1.24
  89            4/30/2006 (TTM)          2,808,155            1,545,484      1,262,671         1,150,345              1.95
  90                                     1,248,352              391,355        856,997           725,057              1.25
  91       6/30/2006 (T-6 Ann.)            861,932              261,844        600,087           568,211              1.21
  92            4/30/2006 (TTM)          1,086,599              355,005        731,594           676,245              1.26
  93            3/31/2006 (TTM)          1,183,287              454,499        728,789           715,927              1.30
 93.01          3/31/2006 (TTM)            626,480              255,618        370,862           364,523
 93.02          3/31/2006 (TTM)            556,807              198,880        357,927           351,404
  94            6/30/2006 (TTM)          1,362,741              654,947        707,794           656,794              1.27
  95                12/31/2005           1,095,725              382,753        712,972           659,477              1.21
  96            4/30/2006 (TTM)          1,029,714              379,509        650,205           618,251              1.19
  97                                     2,495,896            1,420,533      1,075,363           975,527              1.34
  98            T-12 5/31/2006           2,173,790            1,382,355        791,436           639,927              1.26
  99                                       936,764              242,205        694,558           651,215              1.26
  100           5/31/2006 (TTM)          1,420,915              750,732        670,183           621,808              1.21
  101                                    1,128,800              489,481        639,319           585,770              1.19
  102           5/31/2006 (TTM)          2,179,872            1,460,639        719,233           719,233              1.40
  103                                      823,350              201,907        621,443           588,446              1.24
  104           4/30/2006 (TTM)          1,171,599              331,796        839,803           772,399              1.65
  105           3/31/2006 (TTM)          1,085,341              394,408        690,933           626,712              1.30
  106    Annualized 04/30/2006             938,467              298,336        640,131           596,749              1.23
  107            T-7 4/30/2006           2,332,454            1,620,688      1,301,039         1,184,170              2.48
  108               12/31/2005           1,040,452              406,129        634,323           589,448              1.23
  109           7/31/2006 (TTM)            908,870              340,202        568,668           558,556              1.22
  110           3/31/2006 (TTM)            777,855              208,570        569,285           549,785              1.20
  111           T-12 4/30/2006             787,107              121,669        665,438           638,531              1.39
  112          T- 12 3/31/2006             992,110              393,019        599,091           557,281              1.22
  113                                      597,427               17,923        579,504           577,288              1.34
  114               12/31/2005           1,199,509              414,971        748,538           692,193              1.53
  115           3/31/2006 (TTM)            835,154              239,548        595,606           532,928              1.20
  116               12/31/2005             674,515               98,792        575,723           537,644              1.20
  117           6/30/2006 (TTM)          2,639,616            1,943,540        696,076           696,076              1.43
  118    Annualized 04/30/2006             744,138              165,736        578,402           541,756              1.25
  119           3/31/2006 (TTM)            765,581              223,673        541,907           521,905              1.23
  120           4/30/2006 (TTM)          1,940,261            1,183,890        756,371           678,760              1.56
  121           3/31/2006 (TTM)            863,463              219,805        643,658           582,089              1.39
  122           4/30/2006 (TTM)          1,917,386            1,283,449        633,937           557,242              1.33
  123           3/31/2006 (TTM)            817,136              255,685        561,450           529,174              1.27
  124           4/30/2006 (TTM)            706,223              153,681        552,542           506,574              1.24
  125           5/30/2006 (TTM)            863,761              296,696        567,065           561,781              1.41
  126      4/30/2006 (T-3 Ann.)            695,088              167,526        527,562           480,236              1.21
  127           6/30/2006 (TTM)          1,887,241            1,285,340        601,901           601,901              1.47
  128           3/31/2006 (TTM)          1,902,668            1,135,227        767,441           767,441              1.45
  129               12/31/2005             582,723              106,980        475,743           464,961              1.20
  130                                      669,868              171,796        498,072           485,700              1.21
  131           4/30/2006 (TTM)            785,631              245,925        539,706           509,161              1.28
                                           579,496              162,071        417,425           404,398              1.27
  132                                      350,426               97,515        252,911           245,197              1.27
  133                                      229,070               64,556        164,514           159,201              1.27
  134               12/31/2005             746,048              256,461        489,587           462,119              1.21
  135           3/31/2006 (TTM)          1,972,921            1,303,175        669,746           590,829              1.44
  136     Annualized 3/31/2006             777,300              287,347        489,954           458,936              1.22
  138                                      737,953              181,646        556,307           521,312              1.40
  140           4/30/2006 (TTM)            674,763              180,991        493,773           467,706              1.27
  139                                      544,468              118,887        425,581           410,470              1.36
  137           6/30/2006 (TTM)            734,856              272,188        462,668           452,759              1.25
  141           5/31/2006 (TTM)            827,424              362,493        464,931           447,198              1.24
141.01          5/31/2006 (TTM)            519,320              218,960        300,360           289,910
141.02          5/31/2006 (TTM)            308,104              143,533        164,571           157,288
  142           4/30/2006 (TTM)            618,036              106,265        511,771           458,454              1.25
  143                                      425,998               12,780        413,218           413,218              1.19
  144           4/30/2006 (TTM)          1,129,331              668,059        461,272           428,944              1.21
  145      3/31/2006 (T-3 Ann.)            832,285              345,982        486,303           472,378              1.34
  146                                      578,120               17,344        560,776           516,478              1.55
  147           6/30/2006 (TTM)            586,642              156,849        429,793           416,360              1.22
  148           6/30/2006 (TTM)            606,256              173,183        433,073           387,264              1.21
  149           4/30/2006 (TTM)            703,422              286,109        417,313           391,413              1.20
  150           T-12 5/31/2006             690,675              268,953        421,721           397,721              1.25
  151     Annualized 4/30/2006             504,891               94,433        410,458           389,060              1.21
  152               12/31/2005             548,918              140,871        408,047           380,292              1.20
  153               12/31/2005             470,228               81,272        388,956           365,540              1.21
  154                                      587,002              183,800        403,202           373,152              1.23
  155               12/31/2005             731,678              259,980        471,698           462,962              1.56
  156               12/31/2005             538,586              171,883        366,703           357,324              1.21
  157               12/31/2005             530,698              170,570        360,128           345,630              1.20
  158                                      475,698              115,406        360,291           344,706              1.24
  159      4/25/2006 (T-3 Ann.)            639,545              232,524        407,021           354,870              1.26
  160           3/31/2006 (TTM)            474,458              121,123        353,336           342,901              1.22
  161           5/31/2006 (TTM)            588,545              203,603        384,942           340,547              1.26
  162            5/4/2006 (TTM)            417,703               68,688        349,015           330,942              1.23
  163      5/31/2006 (T-4 Ann.)            490,425              162,291        328,134           316,534              1.20
  164           5/31/2006 (TTM)          1,583,588            1,182,028        401,560           401,560              1.42
  165           T-12 4/30/2006             745,009              400,076        344,933           316,183              1.21
  166           3/31/2006 (TTM)            800,064              397,003        403,061           373,561              1.43
  167           3/31/2006 (TTM)          1,403,680              759,952        643,728           581,424              1.20
  168           3/31/2006 (TTM)            768,679              229,569        539,110           482,579              2.24
  169                                      466,485              130,137        336,348           305,321              1.21
  170           5/31/2006 (TTM)            537,227              162,160        375,067           313,938              1.24
  171                                      403,062              107,046        296,016           282,794              1.20
  172               12/31/2005             511,378              196,876        314,502           283,150              1.21
  173           4/30/2006 (TTM)            382,951               94,107        288,844           268,291              1.20
  174     Annualized 4/30/2006             698,215              352,656        345,558           318,308              1.33
  175               12/31/2005             451,912              142,697        309,215           274,115              1.20
  176      5/31/2006 (T-6 Ann.)            524,149              166,574        357,575           337,769              1.50
  177               12/31/2005             460,482              174,196        286,286           266,315              1.25
  178           2/28/2006 (TTM)            442,554              147,811        294,742           266,698              1.25
  179               12/31/2005             396,739              106,637        290,102           273,579              1.30
  180               12/31/2005             829,631              509,097        320,534           267,281              1.31
  181                                      340,960               79,147        261,813           249,235              1.20
  182     4/30/2006 (T-10 Ann.)            392,239               83,530        308,709           283,014              1.40
  183               12/31/2005             369,998              115,291        254,707           243,302              1.22
  184               12/31/2005             373,980              106,406        267,574           242,317              1.23
  185                                      340,531               95,601        244,929           234,773              1.22
  186               12/31/2005             380,509              153,809        226,700           220,621              1.20
  187           T-12 4/25/2006             626,565              373,156        253,409           224,409              1.16
  188               12/31/2005             294,190               76,261        217,929           208,228              1.23
  189                                      256,972               71,586        185,386           175,832              1.30
  190      5/31/2006 (T-5 Ann.)            299,296               81,701        217,595           197,233              1.20
  191           4/30/2006 (TTM)            281,705               69,017        212,688           192,543              1.23
  192           4/30/2006 (TTM)            535,361              279,779        255,582           240,669              1.53
  193               12/31/2005             335,759              121,213        214,546           204,046              1.38
  194                                      281,955               66,886        215,069           203,999              1.29
  195                                      412,325              148,817        263,508           236,017              1.53
  196           2/28/2006 (TTM)            346,049              172,048        174,001           168,962              1.22
  197               12/31/2005             235,225               43,377        191,878           175,397              1.26
  198           2/28/2006 (TTM)            340,878              176,561        164,317           160,567              1.20
  199                                      253,152               43,176        209,976           195,835              1.25
  200     Annualized 4/30/2006             324,420              119,890        204,530           192,427              1.37
  201           4/29/2006 (TTM)            375,417              142,707        232,710           228,988              1.71
  202               12/31/2005             460,202              180,293        279,909           269,894              1.96
  203           6/30/2006 (TTM)            213,617               66,974        146,643           143,679              1.20
203.01          6/30/2006 (TTM)            126,424               37,647         88,691            87,221
203.02          6/30/2006 (TTM)             87,193               29,327         57,952            56,458
  204           3/31/2006 (TTM)            328,051              123,682        204,369           182,956              1.49
  205               12/31/2005             221,724               68,552        153,172           136,626              1.22
  206                                      176,579               45,170        131,409           122,410              1.25
  207           3/31/2006 (TTM)            184,038               42,993        141,045           121,911              1.22
  208               12/31/2005             203,148               63,738        139,410           122,644              1.46
  209           3/31/2006 (TTM)            196,607               78,616        117,991           116,341              1.20
  210     Annualized 5/31/2006             244,181              128,379        115,802           105,802              1.22
  211                                      131,664               24,861        106,803           106,803              1.34

                                                                                                   CUT-OFF DATE
            CUT-OFF DATE            ORIGINAL          ORIGINAL BALANCE         CUT-OFF DATE          BALANCE          MATURITY/ARD
LOAN #     LTV (%)(3)(7)(8)      BALANCE ($)(9)         PER UNIT ($)          BALANCE ($)(9)       PER UNIT ($)      BALANCE ($)(9)
------------------------------------------------------------------------------------------------------------------------------------

   1                 71.49          247,200,000             167,820.77           247,200,000         167,820.77        232,176,815
 1.01                                58,200,000                                   58,200,000                            54,662,988
 1.02                                48,000,000                                   48,000,000                            45,082,877
 1.03                                48,000,000                                   48,000,000                            45,082,877
 1.04                                43,000,000                                   43,000,000                            40,386,744
 1.05                                33,000,000                                   33,000,000                            30,994,478
 1.06                                17,000,000                                   17,000,000                            15,966,852
   2                 40.00          155,600,000                 329.44           155,600,000             329.44        155,600,000
   3                 72.41          135,000,000                  72.27           135,000,000              72.27        104,570,783
 3.01                                24,000,000                                   24,000,000                            18,590,362
 3.02                                13,710,000                                   13,710,000                            10,619,744
 3.03                                12,000,000                                   12,000,000                             9,295,181
 3.04                                 8,760,000                                    8,760,000                             6,785,482
 3.05                                 8,000,000                                    8,000,000                             6,196,787
 3.06                                 7,850,000                                    7,850,000                             6,080,597
 3.07                                 6,700,000                                    6,700,000                             5,189,809
 3.08                                 5,100,000                                    5,100,000                             3,950,452
 3.09                                 5,080,000                                    5,080,000                             3,934,960
 3.10                                 3,590,000                                    3,590,000                             2,780,808
 3.11                                 3,530,000                                    3,530,000                             2,734,332
 3.12                                 3,100,000                                    3,100,000                             2,401,255
 3.13                                 3,000,000                                    3,000,000                             2,323,795
 3.14                                 2,600,000                                    2,600,000                             2,013,956
 3.15                                 2,500,000                                    2,500,000                             1,936,496
 3.16                                 2,400,000                                    2,400,000                             1,859,036
 3.17                                 2,000,000                                    2,000,000                             1,549,197
 3.18                                 2,000,000                                    2,000,000                             1,549,197
 3.19                                 2,000,000                                    2,000,000                             1,549,197
 3.20                                 1,970,000                                    1,970,000                             1,525,959
 3.21                                 1,800,000                                    1,800,000                             1,394,277
 3.22                                 1,800,000                                    1,800,000                             1,394,277
 3.23                                 1,500,000                                    1,500,000                             1,161,898
 3.24                                 1,500,000                                    1,500,000                             1,161,898
 3.25                                 1,400,000                                    1,400,000                             1,084,438
 3.26                                   650,000                                      650,000                               503,489
 3.27                                   600,000                                      600,000                               464,759
 3.28                                   570,000                                      570,000                               441,521
 3.29                                   550,000                                      550,000                               426,029
 3.30                                   500,000                                      500,000                               387,299
 3.31                                   480,000                                      480,000                               371,807
 3.32                                   440,000                                      440,000                               340,823
 3.33                                   405,000                                      405,000                               313,712
 3.34                                   400,000                                      400,000                               309,839
 3.35                                   380,000                                      380,000                               294,347
 3.36                                   380,000                                      380,000                               294,347
 3.37                                   340,000                                      340,000                               263,363
 3.38                                   280,000                                      280,000                               216,888
 3.39                                   230,000                                      230,000                               178,158
 3.40                                   200,000                                      200,000                               154,920
 3.41                                   200,000                                      200,000                               154,920
 3.42                                   175,000                                      175,000                               135,555
 3.43                                   150,000                                      150,000                               116,190
 3.44                                   140,000                                      140,000                               108,444
 3.45                                    40,000                                       40,000                                30,984
   4                 55.95           94,000,000             279,761.90            94,000,000         279,761.90         84,479,510
   5                 78.71           56,000,000                 148.88            56,000,000             148.88         52,534,594
   6                 68.80           51,600,000                 116.52            51,600,000             116.52         45,937,846
   7                 76.34           37,120,000                  30.51            37,027,252              30.44         31,738,235
   8                 74.07           30,000,000                  87.45            30,000,000              87.45         26,505,887
   9                 73.88           29,975,000                  99.35            29,975,000              99.35         27,027,070
  10                 69.95           29,590,000                 275.15            29,590,000             275.15         29,590,000
 10.01                               17,990,000                                   17,990,000                            17,990,000
 10.02                               11,600,000                                   11,600,000                            11,600,000
  11                 77.44           29,350,000              72,113.02            29,350,000          72,113.02         28,116,056
  12                 76.47           28,600,000                  85.73            28,600,000              85.73         25,088,444
  13                 74.47           28,000,000                 233.29            28,000,000             233.29         25,322,499
  14                 78.57           27,500,000              83,841.46            27,500,000          83,841.46         24,637,248
  15                 68.49           26,850,000                 256.06            26,850,000             256.06         24,429,292
 15.01                               14,315,434                                   14,315,434                            13,024,801
 15.02                               12,534,566                                   12,534,566                            11,404,491
  16                 71.29           26,400,000              62,857.14            26,400,000          62,857.14         24,746,685
  17                 63.75           25,500,000                 196.37            25,500,000             196.37         22,590,338
  18                 72.06           24,500,000                  58.65            24,500,000              58.65         22,200,866
  19                 51.84           24,000,000              73,619.63            24,000,000          73,619.63         21,629,039
  20                 65.21           23,800,000                 152.09            23,800,000             152.09         22,296,820
  21                 73.90           23,500,000                  79.47            23,500,000              79.47         22,005,749
  22                 79.79           22,500,000              73,770.49            22,500,000          73,770.49         20,744,942
  23                 67.03           21,250,000              68,108.97            21,250,000          68,108.97         21,250,000
  24                 77.95           20,500,000             155,303.03            20,500,000         155,303.03         17,449,736
                     78.52           19,410,000                 117.31            19,358,131             117.00         16,360,314
  25                 78.52            6,700,000                  67.20             6,680,837              67.00          5,632,168
  26                 78.52            3,000,000                 158.81             2,991,420             158.35          2,521,866
  27                 78.52            2,500,000                 208.33             2,495,790             207.98          2,117,572
  28                 78.52            2,450,000                 246.35             2,443,262             245.68          2,070,110
  29                 78.52            2,150,000                 286.67             2,143,851             285.85          1,807,338
  30                 78.52            1,710,000                 154.05             1,705,545             153.65          1,454,700
  31                 78.52              900,000                 142.52               897,426             142.11            756,560
  32                 72.08           18,740,000                  91.50            18,740,000              91.50         17,841,099
  33                 74.60           18,500,000                  80.22            18,500,000              80.22         16,313,939
  34                 74.69           18,000,000                 184.43            18,000,000             184.43         15,995,413
  35                 64.58           17,500,000                 116.32            17,500,000             116.32         16,353,831
  36                 49.35           17,000,000                 131.27            17,000,000             131.27         17,000,000
  37                 79.76           16,750,000              61,131.39            16,750,000          61,131.39         14,865,552
  38                 77.25           15,450,000              31,790.12            15,450,000          31,790.12         14,052,889
  39                 72.12           15,000,000                 305.34            15,000,000             305.34         15,000,000
  40                 51.64           15,000,000              91,463.41            14,976,996          91,323.15         12,835,637
  41                 69.81           14,800,000                 314.89            14,800,000             314.89         13,225,501
  42                 79.78           14,600,000              57,031.25            14,600,000          57,031.25         12,957,436
  43                 64.25           14,275,000                  27.71            14,263,692              27.69         12,168,225
 43.01                                4,357,045                                    4,353,593                             3,714,011
 43.02                                3,627,759                                    3,624,885                             3,092,356
 43.03                                2,759,666                                    2,757,480                             2,352,381
 43.04                                2,117,900                                    2,116,222                             1,805,330
 43.05                                1,412,630                                    1,411,511                             1,204,147
  44                 57.41           14,100,000                  32.78            14,100,000              32.78         11,191,985
 44.01                                4,569,870                                    4,569,870                             3,627,370
 44.02                                4,133,550                                    4,133,550                             3,281,038
 44.03                                2,009,365                                    2,009,365                             1,594,949
 44.04                                1,951,954                                    1,951,954                             1,549,379
 44.05                                1,435,261                                    1,435,261                             1,139,249
  45                 71.43           14,000,000              97,222.22            14,000,000          97,222.22         12,704,664
  46                 68.16           13,700,000                 193.72            13,700,000             193.72         12,843,715
  47                 73.44           13,524,000              85,594.94            13,513,142          85,526.21         11,511,337
  48                 74.81           13,500,000             112,500.00            13,466,453         112,220.45         10,509,937
  49                 82.73           13,050,000              78,143.71            13,050,000          78,143.71         11,389,489
  50                 70.60           12,850,000                 455.93            12,850,000             455.93         11,691,486
 50.01                                7,625,275                                    7,625,275                             6,937,805
 50.02                                5,224,725                                    5,224,725                             4,753,681
  51                 71.81           12,800,000             104,065.04            12,781,584         103,915.32         11,024,499
  52                 77.27           12,792,000                 118.24            12,773,491             118.07         11,011,452
 52.01                                2,251,000                                    2,247,743                             1,937,678
 52.02                                2,212,000                                    2,208,799                             1,904,106
 52.03                                1,455,000                                    1,452,895                             1,252,475
 52.04                                1,422,000                                    1,419,943                             1,224,068
 52.05                                1,259,000                                    1,257,178                             1,083,757
 52.06                                1,162,000                                    1,160,319                             1,000,258
 52.07                                1,154,000                                    1,152,330                               993,372
 52.08                                  987,000                                      985,572                               849,617
 52.09                                  890,000                                      888,712                               766,119
  53                 68.53           12,500,000                  82.24            12,500,000              82.24         11,403,302
  54                 71.43           12,500,000                 137.57            12,500,000             137.57         11,069,431
  55                 70.86           12,400,000              64,921.47            12,400,000          64,921.47         11,992,226
  56                 68.57           12,000,000                 197.59            12,000,000             197.59         10,881,290
  57                 68.14           11,700,000                 149.60            11,700,000             149.60         10,358,637
  58                 76.67           11,500,000              69,696.97            11,500,000          69,696.97         11,500,000
  59                 73.57           11,330,000                 120.11            11,330,000             120.11         10,302,331
  60                 76.05           11,102,754                 112.26            11,102,754             112.26         10,029,906
 60.01                                3,797,343                                    3,797,343                             3,430,409
 60.02                                3,715,251                                    3,715,251                             3,356,250
 60.03                                3,590,161                                    3,590,161                             3,243,247
  61                 55.00           10,725,000              41,894.53            10,725,000          41,894.53         10,725,000
  62                 61.87           10,725,000              28,986.49            10,703,243          28,927.68          8,616,872
 62.01                                4,627,000                                    4,617,613                             3,717,507
 62.02                                3,066,000                                    3,059,780                             2,463,341
 62.03                                3,032,000                                    3,025,849                             2,436,024
  63                 69.08           10,500,000              70,945.95            10,500,000          70,945.95          9,826,809
  64                 66.88           10,500,000              87,500.00            10,500,000          87,500.00          9,213,407
                     59.53           10,500,000                 216.28            10,500,000             216.28          9,349,609
  65                 59.53            5,600,000                 210.22             5,600,000             210.22          4,986,458
  66                 59.53            4,900,000                 223.64             4,900,000             223.64          4,363,151
  67                 41.67           10,000,000                 103.65            10,000,000             103.65         10,000,000
 67.01                                4,333,333                                    4,333,333                             4,333,333
 67.02                                3,375,000                                    3,375,000                             3,375,000
 67.03                                2,291,667                                    2,291,667                             2,291,667
  68                 54.35           10,000,000                  58.34            10,000,000              58.34          8,852,208
  69                 72.65            9,790,000              34,716.31             9,764,794          34,626.93          8,340,498
  70                 71.78            9,640,000                 142.61             9,640,000             142.61          8,444,208
  71                 74.88            9,510,000              79,250.00             9,510,000          79,250.00          8,715,281
  72                 72.01            9,504,726              91,391.60             9,504,726          91,391.60          8,710,447
  73                 66.90            9,500,000                 500.13             9,500,000             500.13          8,643,511
  74                 72.52            9,500,000                 314.49             9,500,000             314.49          8,602,863
 74.01                                5,075,000                                    5,075,000                             4,595,740
 74.02                                4,425,000                                    4,425,000                             4,007,123
  75                 72.42            9,500,000              60,897.44             9,486,638          60,811.78          7,818,180
  76                 71.71            9,100,000                 222.18             9,100,000             222.18          8,442,436
  77                 69.79            9,100,000                  50.90             9,079,990              50.78          7,619,412
 77.01                                7,973,866                                    7,956,332                             6,676,503
 77.02                                1,126,134                                    1,123,657                               942,910
  78                 73.54            9,000,000                  93.40             9,000,000              93.40          8,451,385
  79                 64.13            9,000,000              60,402.68             8,978,791          60,260.34          7,068,286
  80                 73.25            8,650,000              68,110.24             8,643,055          68,055.55          7,362,694
  81                 62.91            8,600,000                 194.12             8,593,602             193.97          7,379,172
  82                 53.13            8,500,000                 117.56             8,500,000             117.56          7,592,597
  83                 78.37            8,470,000              51,646.34             8,463,471          51,606.53          7,240,992
  84                 65.52            8,200,000                 179.88             8,189,939             179.66          6,393,608
  85                 79.81            8,141,000                 144.51             8,141,000             144.51          7,417,198
  86                 57.81            8,100,000                 188.56             8,093,267             188.40          7,318,677
  87                 61.53            8,030,000                  43.83             8,030,000              43.83          7,529,413
  88                 72.07            8,000,000                 114.67             8,000,000             114.67          7,184,039
  89                 76.50            7,956,000              93,600.00             7,956,000          93,600.00          7,291,143
  90                 74.34            7,750,000                  47.65             7,731,123              47.53          6,646,236
  91                 55.00            7,590,000                 192.70             7,590,000             192.70          6,888,674
  92                 68.18            7,500,000                 193.48             7,500,000             193.48          6,643,916
  93                 64.91            7,400,000                  57.54             7,400,000              57.54          6,334,181
 93.01                                3,894,737                                    3,894,737                             3,333,780
 93.02                                3,505,263                                    3,505,263                             3,000,402
  94                 62.52            7,400,000              36,274.51             7,396,315          36,256.45          6,668,001
  95                 70.79            7,383,000                  75.57             7,383,000              75.57          6,929,727
  96                 65.45            7,200,000               1,013.66             7,200,000           1,013.66          6,624,032
  97                 59.17            7,100,000              73,195.88             7,100,000          73,195.88          5,443,591
  98                 73.16            6,950,000                  58.21             6,950,000              58.21          6,302,937
  99                 79.88            6,900,000                 170.40             6,889,608             170.14          5,915,510
  100                75.00            6,825,000              31,744.19             6,825,000          31,744.19          6,101,035
  101                75.16            6,700,000                 114.14             6,689,328             113.96          5,710,172
  102                68.75            6,600,000              79,518.07             6,600,000          79,518.07          5,400,935
  103                63.28            6,518,200                  58.13             6,518,200              58.13          6,009,310
  104                55.56            6,500,000                  60.38             6,500,000              60.38          5,511,997
  105                64.04            6,500,000                 144.77             6,500,000             144.77          5,794,433
  106                79.27            6,500,000                  86.55             6,500,000              86.55          5,804,584
  107                43.56            6,500,000              72,222.22             6,489,757          72,108.41          5,546,140
  108                60.95            6,400,000                  89.39             6,400,000              89.39          5,827,979
  109                61.02            6,300,000                  62.44             6,300,000              62.44          5,900,540
  110                60.87            6,300,000                 202.42             6,300,000             202.42          5,704,562
  111                62.50            6,250,000                 261.34             6,250,000             261.34          5,768,038
  112                75.15            6,200,000              46,969.70             6,200,000          46,969.70          5,413,160
  113                67.39            6,200,000                 476.45             6,200,000             476.45          5,580,548
  114                71.26            6,200,000                  47.30             6,200,000              47.30          5,513,565
  115                74.06            6,073,000                  69.77             6,073,000              69.77          5,367,115
  116                77.36            6,046,000                  63.54             6,046,000              63.54          5,674,811
  117                70.74            6,020,000              45,954.20             6,013,005          45,900.80          4,735,712
  118                80.07            5,925,000                  87.70             5,925,000              87.70          5,273,356
  119                71.03            5,860,000                 205.25             5,860,000             205.25          5,485,325
  120                71.55            5,800,000              69,879.52             5,795,666          69,827.30          4,974,399
  121                65.52            5,700,000                 110.57             5,700,000             110.57          5,259,019
  122                69.04            5,661,634              62,215.76             5,661,634          62,215.76          5,188,510
  123                76.71            5,600,000                 169.49             5,600,000             169.49          5,091,870
  124                73.67            5,525,000                 152.28             5,525,000             152.28          4,923,863
  125                66.11            5,500,000                 155.61             5,500,000             155.61          4,882,091
  126                70.06            5,500,000                 111.34             5,500,000             111.34          4,874,325
  127                71.37            5,500,000              53,398.06             5,495,851          53,357.78          4,712,555
  128                68.64            5,520,000              48,000.00             5,491,528          47,752.42          3,052,716
  129                68.62            5,500,000                 194.44             5,489,915             194.09          4,908,930
  130                64.50            5,450,000                 411.63             5,450,000             411.63          4,947,440
  131                75.95            5,400,000                  77.31             5,400,000              77.31          5,067,380
                     64.11            5,240,000                 229.91             5,240,000             229.91          4,774,996
  132                64.11            3,150,000                 234.64             3,150,000             234.64          2,870,465
  133                64.11            2,090,000                 223.12             2,090,000             223.12          1,904,531
  134                74.69            5,228,000                 172.52             5,228,000             172.52          4,734,988
  135                71.73            5,200,000              64,197.53             5,193,279          64,114.56          4,524,313
  136                71.94            5,108,000                 118.75             5,108,000             118.75          4,794,572
  138                62.50            5,000,000                 176.62             5,000,000             176.62          4,280,253
  140                66.67            5,000,000                 177.09             5,000,000             177.09          4,693,213
  139                72.46            5,000,000                 481.14             5,000,000             481.14          5,000,000
  137                57.01            5,000,000                  73.76             5,000,000              73.76          4,246,729
  141                66.31            4,900,000                  40.83             4,900,000              40.83          4,363,535
141.01                                3,150,000                                    3,150,000                             2,805,130
141.02                                1,750,000                                    1,750,000                             1,558,405
  142                59.79            4,850,000                  55.59             4,842,864              55.51          4,167,893
  143                74.69            4,780,000                 131.82             4,780,000             131.82          4,478,160
  144                72.97            4,750,000              26,388.89             4,742,864          26,349.24          4,073,312
  145                63.98            4,725,000                  72.21             4,721,397              72.15          4,043,904
  146                62.83            4,750,000                  74.46             4,712,247              73.87          4,002,339
  147                80.00            4,640,000                 253.97             4,640,000             253.97          3,957,384
  148                80.00            4,480,000                  59.71             4,480,000              59.71          4,115,381
  149                74.58            4,400,000                 149.57             4,400,000             149.57          3,922,385
  150                72.88            4,300,000              44,791.67             4,300,000          44,791.67          3,906,770
  151                68.95            4,275,000                 122.14             4,275,000             122.14          4,022,473
  152                71.62            4,200,000                 178.62             4,189,993             178.20          3,610,984
  153                80.00            4,080,000                 115.91             4,080,000             115.91          3,637,681
  154                60.22            4,065,000                  50.33             4,065,000              50.33          3,698,788
  155                57.14            4,000,000                 100.50             4,000,000             100.50          3,419,781
  156                78.90            4,000,000                  64.03             4,000,000              64.03          3,631,719
  157                65.16            3,975,000                 183.05             3,975,000             183.05          3,722,156
  158                67.86            3,800,000                 266.74             3,800,000             266.74          3,380,443
  159                63.35            3,775,000                 123.60             3,769,305             123.41          3,235,833
  160                79.14            3,700,000                 285.34             3,700,000             285.34          3,184,989
  161                68.06            3,675,000                  78.29             3,675,000              78.29          3,138,233
  162                79.80            3,640,000                 198.91             3,630,916             198.41          3,112,708
  163                75.00            3,600,000              63,157.89             3,600,000          63,157.89          3,205,689
  164                70.59            3,600,000              34,951.46             3,600,000          34,951.46          2,950,498
  165                72.00            3,600,000              31,304.35             3,600,000          31,304.35          3,196,420
  166                80.90            3,600,000              30,508.47             3,600,000          30,508.47          3,258,873
  167                32.05            3,600,000                  91.13             3,557,540              90.05             27,940
  168                37.25            3,550,000                 136.90             3,550,000             136.90          3,550,000
  169                80.00            3,440,000                 162.96             3,440,000             162.96          3,119,133
  170                73.23            3,300,000                  34.09             3,295,345              34.04          2,847,794
  171                80.00            3,200,000                 202.07             3,200,000             202.07          2,764,044
  172                66.36            3,100,000                 117.50             3,092,523             117.21          2,661,503
  173                58.25            3,000,000                 221.80             3,000,000             221.80          2,726,868
  174                71.34            3,000,000              27,522.94             2,996,237          27,488.41          2,041,791
  175                66.57            3,000,000                  62.87             2,995,672              62.78          2,583,145
  176                68.86            3,000,000                  35.40             2,995,504              35.35          2,573,275
  177                65.91            2,900,000                 117.78             2,900,000             117.78          2,629,001
  178                76.67            2,875,000                  46.18             2,875,000              46.18          2,564,330
  179                70.47            2,840,000                 183.07             2,840,000             183.07          2,705,049
  180                70.00            2,800,000              15,217.39             2,800,000          15,217.39          2,383,032
  181                60.06            2,800,000                 304.88             2,792,979             304.11          2,393,019
  182                74.00            2,738,000                 137.06             2,738,000             137.06          2,484,395
  183                74.18            2,700,000                 182.21             2,700,000             182.21          2,571,702
  184                69.83            2,625,000                 158.19             2,618,591             157.80          2,250,506
  185                64.50            2,580,000                 270.16             2,580,000             270.16          2,348,175
  186                48.76            2,550,000                  41.95             2,550,000              41.95          2,304,926
  187                80.36            2,475,000              21,336.21             2,475,000          21,336.21          1,876,893
  188                75.11            2,255,000                 225.50             2,253,336             225.33          1,936,527
  189                65.44            2,251,000                 225.75             2,251,000             225.75          2,025,083
  190                74.88            2,250,000                  95.13             2,246,416              94.98          1,917,595
  191                59.95            2,100,000                 145.83             2,098,416             145.72          1,799,339
  192                73.57            2,100,000              23,333.33             2,096,875          23,298.62          1,802,619
  193                65.90            1,980,000              47,142.86             1,976,997          47,071.35          1,696,239
  194                62.03            1,950,000                 248.47             1,947,734             248.18          1,198,452
  195                53.50            1,920,000                  17.78             1,912,802              17.72          1,506,004
  196                75.00            1,875,000                  39.19             1,875,000              39.19          1,671,330
  197                73.40            1,810,000                 107.96             1,810,000             107.96          1,596,808
  198                67.67            1,800,000              24,000.00             1,800,000          24,000.00          1,607,073
  199                64.19            1,800,000                  90.00             1,797,334              89.87          1,311,598
  200                70.91            1,775,000                 101.46             1,772,835             101.34          1,385,361
  201                47.23            1,750,000                  96.43             1,747,503              96.30          1,508,517
  202                59.55            1,733,000                  18.90             1,733,000              18.90          1,451,493
  203                54.17            1,625,000             116,071.43             1,625,000         116,071.43          1,524,826
203.01                                  991,250                                      991,250                               930,144
203.02                                  633,750                                      633,750                               594,682
  204                43.07            1,600,000                  90.87             1,597,769              90.75          1,382,277
  205                64.54            1,475,000                 127.07             1,471,537             126.77          1,270,274
  206                56.52            1,300,000                 128.40             1,300,000             128.40          1,162,977
  207                73.45            1,300,000                  80.50             1,300,000              80.50          1,188,407
  208                46.79            1,275,000                  87.75             1,275,000              87.75          1,275,000
  209                75.84            1,275,000              38,636.36             1,274,085          38,608.65          1,098,005
  210                68.68            1,084,000              27,100.00             1,081,741          27,043.53            737,497
  211                39.23              750,000                   1.52               745,455               1.51            346,447

                                                          % OF APPLICABLE                                                  NET
                 MATURITY           % OF INITIAL            LOAN GROUP             INTEREST              ADMIN.          MORTGAGE
LOAN #        LTV %(3)(7)(8)        POOL BALANCE              BALANCE               RATE %             FEE %(10)        RATE %(11)
------------------------------------------------------------------------------------------------------------------------------------

   1              67.14                10.19%                 11.88%                6.2952               0.0210           6.2742
 1.01                                  2.40%                   2.80%
 1.02                                  1.98%                   2.31%
 1.03                                  1.98%                   2.31%
 1.04                                  1.77%                   2.07%
 1.05                                  1.36%                   1.59%
 1.06                                  0.70%                   0.82%
   2              40.00                6.42%                   7.48%                5.8497               0.0210           5.8287
   3              56.09                5.57%                   6.49%                6.0075               0.0510           5.9565
 3.01                                  0.99%                   1.15%
 3.02                                  0.57%                   0.66%
 3.03                                  0.49%                   0.58%
 3.04                                  0.36%                   0.42%
 3.05                                  0.33%                   0.38%
 3.06                                  0.32%                   0.38%
 3.07                                  0.28%                   0.32%
 3.08                                  0.21%                   0.25%
 3.09                                  0.21%                   0.24%
 3.10                                  0.15%                   0.17%
 3.11                                  0.15%                   0.17%
 3.12                                  0.13%                   0.15%
 3.13                                  0.12%                   0.14%
 3.14                                  0.11%                   0.12%
 3.15                                  0.10%                   0.12%
 3.16                                  0.10%                   0.12%
 3.17                                  0.08%                   0.10%
 3.18                                  0.08%                   0.10%
 3.19                                  0.08%                   0.10%
 3.20                                  0.08%                   0.09%
 3.21                                  0.07%                   0.09%
 3.22                                  0.07%                   0.09%
 3.23                                  0.06%                   0.07%
 3.24                                  0.06%                   0.07%
 3.25                                  0.06%                   0.07%
 3.26                                  0.03%                   0.03%
 3.27                                  0.02%                   0.03%
 3.28                                  0.02%                   0.03%
 3.29                                  0.02%                   0.03%
 3.30                                  0.02%                   0.02%
 3.31                                  0.02%                   0.02%
 3.32                                  0.02%                   0.02%
 3.33                                  0.02%                   0.02%
 3.34                                  0.02%                   0.02%
 3.35                                  0.02%                   0.02%
 3.36                                  0.02%                   0.02%
 3.37                                  0.01%                   0.02%
 3.38                                  0.01%                   0.01%
 3.39                                  0.01%                   0.01%
 3.40                                  0.01%                   0.01%
 3.41                                  0.01%                   0.01%
 3.42                                  0.01%                   0.01%
 3.43                                  0.01%                   0.01%
 3.44                                  0.01%                   0.01%
 3.45                                  0.00%                   0.00%
   4              50.29                3.88%                   4.52%                6.6360               0.0210           6.6150
   5              73.84                2.31%                   2.69%                6.2000               0.0410           6.1590
   6              61.25                2.13%                   2.48%                5.2709               0.0210           5.2499
   7              65.44                1.53%                   1.78%                6.2750               0.0210           6.2540
   8              65.45                1.24%                   1.44%                5.8700               0.0210           5.8490
   9              66.61                1.24%                   1.44%                5.8800               0.0510           5.8290
  10              69.95                1.22%                   1.42%                5.9790               0.0210           5.9580
 10.01                                 0.74%                   0.86%
 10.02                                 0.48%                   0.56%
  11              74.18                1.21%                   1.41%                6.1800               0.0210           6.1590
  12              67.08                1.18%                   1.37%                6.0600               0.0310           6.0290
  13              67.35                1.15%                   1.35%                6.0390               0.0210           6.0180
  14              70.39                1.13%                   7.99%                5.9730               0.0210           5.9520
  15              62.32                1.11%                   1.29%                6.3560               0.0210           6.3350
 15.01                                 0.59%                   0.69%
 15.02                                 0.52%                   0.60%
  16              66.83                1.09%                   7.67%                6.1400               0.0310           6.1090
  17              56.48                1.05%                   1.23%                5.9870               0.0210           5.9660
  18              65.30                1.01%                   1.18%                6.1400               0.0310           6.1090
  19              46.72                0.99%                   6.97%                5.8620               0.0210           5.8410
  20              61.09                0.98%                   1.14%                6.1000               0.0210           6.0790
  21              69.20                0.97%                   1.13%                6.0630               0.0210           6.0420
  22              73.56                0.93%                   6.54%                6.1200               0.0310           6.0890
  23              67.03                0.88%                   6.17%                6.0240               0.0210           6.0030
  24              66.35                0.85%                   5.96%                6.1250               0.0210           6.1040
                  66.36                0.80%                   0.93%
  25              66.36                0.28%                   0.32%                5.7000               0.0610           5.6390
  26              66.36                0.12%                   0.14%                5.7000               0.0610           5.6390
  27              66.36                0.10%                   0.12%                5.9500               0.0610           5.8890
  28              66.36                0.10%                   0.12%                5.8700               0.0610           5.8090
  29              66.36                0.09%                   0.10%                5.7000               0.0610           5.6390
  30              66.36                0.07%                   0.08%                6.1000               0.0610           6.0390
  31              66.36                0.04%                   0.04%                5.7000               0.0610           5.6390
  32              68.62                0.77%                   0.90%                6.2050               0.0210           6.1840
  33              65.78                0.76%                   0.89%                5.7800               0.0210           5.7590
  34              66.37                0.74%                   0.87%                6.1200               0.0210           6.0990
  35              60.35                0.72%                   0.84%                5.9100               0.0210           5.8890
  36              49.35                0.70%                   0.82%                5.8300               0.0210           5.8090
  37              70.79                0.69%                   4.87%                6.0600               0.0710           5.9890
  38              70.26                0.64%                   4.49%                6.3400               0.0210           6.3190
  39              72.12                0.62%                   0.72%                6.3400               0.0210           6.3190
  40              44.26                0.62%                   0.72%                6.3000               0.0210           6.2790
  41              62.38                0.61%                   0.71%                6.3750               0.0210           6.3540
  42              70.81                0.60%                   4.24%                6.0600               0.0710           5.9890
  43              54.81                0.59%                   0.69%                6.1700               0.0210           6.1490
 43.01                                 0.18%                   0.21%
 43.02                                 0.15%                   0.17%
 43.03                                 0.11%                   0.13%
 43.04                                 0.09%                   0.10%
 43.05                                 0.06%                   0.07%
  44              45.57                0.58%                   0.68%                6.7500               0.0210           6.7290
 44.01                                 0.19%                   0.22%
 44.02                                 0.17%                   0.20%
 44.03                                 0.08%                   0.10%
 44.04                                 0.08%                   0.09%
 44.05                                 0.06%                   0.07%
  45              64.82                0.58%                   4.07%                6.2180               0.0210           6.1970
  46              63.90                0.56%                   0.66%                6.1500               0.0210           6.1290
  47              62.56                0.56%                   0.65%                6.1200               0.0210           6.0990
  48              58.39                0.56%                   0.65%                6.1500               0.0210           6.1290
  49              72.20                0.54%                   3.79%                6.2150               0.1110           6.1040
  50              64.24                0.53%                   0.62%                6.3560               0.0210           6.3350
 50.01                                 0.31%                   0.37%
 50.02                                 0.22%                   0.25%
  51              61.94                0.53%                   0.61%                6.5300               0.0210           6.5090
  52              66.61                0.53%                   0.61%                6.5100               0.0610           6.4490
 52.01                                 0.09%                   0.11%
 52.02                                 0.09%                   0.11%
 52.03                                 0.06%                   0.07%
 52.04                                 0.06%                   0.07%
 52.05                                 0.05%                   0.06%
 52.06                                 0.05%                   0.06%
 52.07                                 0.05%                   0.06%
 52.08                                 0.04%                   0.05%
 52.09                                 0.04%                   0.04%
  53              62.52                0.52%                   0.60%                6.5000               0.0310           6.4690
  54              63.25                0.52%                   0.60%                5.9700               0.0210           5.9490
  55              68.53                0.51%                   3.60%                6.5000               0.0210           6.4790
  56              62.18                0.49%                   0.58%                6.1800               0.0210           6.1590
  57              60.33                0.48%                   0.56%                5.9600               0.0210           5.9390
  58              76.67                0.47%                   3.34%                6.3500               0.0210           6.3290
  59              66.90                0.47%                   0.54%                6.3200               0.0210           6.2990
  60              68.70                0.46%                   0.53%                5.9810               0.0210           5.9600
 60.01                                 0.16%                   0.18%
 60.02                                 0.15%                   0.18%
 60.03                                 0.15%                   0.17%
  61              55.00                0.44%                   3.12%                5.4130               0.0210           5.3920
  62              49.81                0.44%                   0.51%                7.1300               0.0810           7.0490
 62.01                                 0.19%                   0.22%
 62.02                                 0.13%                   0.15%
 62.03                                 0.12%                   0.15%
  63              64.65                0.43%                   3.05%                6.0200               0.0210           5.9990
  64              58.68                0.43%                   0.50%                6.4300               0.0210           6.4090
                  52.29                0.43%                   0.50%                6.2160               0.0210           6.1950
  65              52.29                0.23%                   0.27%                6.2160               0.0210           6.1950
  66              52.29                0.20%                   0.24%                6.2160               0.0210           6.1950
  67              41.67                0.41%                   0.48%                6.0180               0.0910           5.9270
 67.01                                 0.18%                   0.21%
 67.02                                 0.14%                   0.16%
 67.03                                 0.09%                   0.11%
  68              48.11                0.41%                   0.48%                5.9500               0.0210           5.9290
  69              62.06                0.40%                   2.84%                6.1500               0.0210           6.1290
  70              62.88                0.40%                   0.46%                6.3600               0.0210           6.3390
  71              68.62                0.39%                   0.46%                6.2940               0.0210           6.2730
  72              65.99                0.39%                   0.46%                6.2940               0.0210           6.2730
  73              60.87                0.39%                   0.46%                6.3560               0.0210           6.3350
  74              65.67                0.39%                   0.46%                6.1100               0.0210           6.0890
 74.01                                 0.21%                   0.24%
 74.02                                 0.18%                   0.21%
  75              59.68                0.39%                   2.76%                6.6100               0.0310           6.5790
  76              66.53                0.38%                   0.44%                5.3900               0.0210           5.3690
  77              58.57                0.37%                   0.44%                6.7910               0.0210           6.7700
 77.01                                 0.33%                   0.38%
 77.02                                 0.05%                   0.05%
  78              69.05                0.37%                   0.43%                6.2800               0.0610           6.2190
  79              50.49                0.37%                   0.43%                6.4150               0.0210           6.3940
  80              62.40                0.36%                   0.42%                6.1200               0.0210           6.0990
  81              54.02                0.35%                   0.41%                6.4000               0.0610           6.3390
  82              47.45                0.35%                   0.41%                6.3600               0.0210           6.3390
  83              67.05                0.35%                   2.46%                6.2710               0.0210           6.2500
  84              51.15                0.34%                   0.39%                6.2000               0.0210           6.1790
  85              72.72                0.34%                   0.39%                6.4300               0.0210           6.4090
  86              52.28                0.33%                   0.39%                5.9890               0.0310           5.9580
  87              57.70                0.33%                   0.39%                6.1600               0.0210           6.1390
  88              64.72                0.33%                   0.38%                6.0680               0.1110           5.9570
  89              70.11                0.33%                   0.38%                6.2940               0.0210           6.2730
  90              63.91                0.32%                   0.37%                6.3800               0.0210           6.3590
  91              49.92                0.31%                   0.36%                6.2280               0.0210           6.2070
  92              60.40                0.31%                   0.36%                5.9850               0.0210           5.9640
  93              55.56                0.31%                   0.36%                6.3190               0.0210           6.2980
 93.01                                 0.16%                   0.19%
 93.02                                 0.14%                   0.17%
  94              56.37                0.30%                   2.15%                6.2000               0.0210           6.1790
  95              66.44                0.30%                   0.35%                6.2400               0.0610           6.1790
  96              60.22                0.30%                   0.35%                5.9900               0.0210           5.9690
  97              45.36                0.29%                   0.34%                6.1400               0.0910           6.0490
  98              66.35                0.29%                   0.33%                6.1800               0.0510           6.1290
  99              68.59                0.28%                   0.33%                6.3660               0.0210           6.3450
  100             67.04                0.28%                   1.98%                6.3910               0.0210           6.3700
  101             64.16                0.28%                   0.32%                6.1600               0.0210           6.1390
  102             56.26                0.27%                   0.32%                6.4100               0.0210           6.3890
  103             58.34                0.27%                   0.31%                6.1200               0.0210           6.0990
  104             47.11                0.27%                   0.31%                5.9960               0.1110           5.8850
  105             57.09                0.27%                   0.31%                6.2600               0.0210           6.2390
  106             70.79                0.27%                   0.31%                6.3400               0.0610           6.2790
  107             37.22                0.27%                   0.31%                6.2000               0.0310           6.1690
  108             55.50                0.26%                   0.31%                6.4060               0.0210           6.3850
  109             57.15                0.26%                   0.30%                6.0800               0.0210           6.0590
  110             55.12                0.26%                   0.30%                6.1020               0.0210           6.0810
  111             57.68                0.26%                   0.30%                6.1800               0.0310           6.1490
  112             65.61                0.26%                   1.80%                6.2300               0.0310           6.1990
  113             60.66                0.26%                   0.30%                6.1600               0.0210           6.1390
  114             63.37                0.26%                   0.30%                6.1500               0.0210           6.1290
  115             65.45                0.25%                   0.29%                6.2700               0.0210           6.2490
  116             72.61                0.25%                   0.29%                6.2400               0.0610           6.1790
  117             55.71                0.25%                   0.29%                6.4700               0.0210           6.4490
  118             71.26                0.24%                   0.28%                6.1900               0.0810           6.1090
  119             66.49                0.24%                   0.28%                6.0310               0.0210           6.0100
  120             61.41                0.24%                   0.28%                6.3840               0.0710           6.3130
  121             60.45                0.24%                   0.27%                6.1630               0.0810           6.0820
  122             63.27                0.23%                   0.27%                6.2940               0.0210           6.2730
  123             69.75                0.23%                   0.27%                6.3180               0.0210           6.2970
  124             65.65                0.23%                   0.27%                6.2500               0.0210           6.2290
  125             58.68                0.23%                   0.26%                6.0750               0.0210           6.0540
  126             62.09                0.23%                   0.26%                6.0000               0.0210           5.9790
  127             61.20                0.23%                   0.26%                6.3500               0.0210           6.3290
  128             38.16                0.23%                   0.26%                6.3050               0.0210           6.2840
  129             61.36                0.23%                   0.26%                6.1800               0.0210           6.1590
  130             58.55                0.22%                   0.26%                6.2390               0.0210           6.2180
  131             71.27                0.22%                   0.26%                6.2240               0.0210           6.2030
                  57.06                0.22%                   0.25%                6.4360               0.0210           6.4150
  132             57.06                0.13%                   0.15%                6.4360               0.0210           6.4150
  133             57.06                0.09%                   0.10%                6.4360               0.0210           6.4150
  134             67.64                0.22%                   0.25%                6.1100               0.0810           6.0290
  135             62.49                0.21%                   0.25%                6.9000               0.0210           6.8790
  136             67.53                0.21%                   0.25%                6.2400               0.0810           6.1590
  138             53.50                0.21%                   0.24%                6.3190               0.0210           6.2980
  140             62.58                0.21%                   0.24%                6.2470               0.0210           6.2260
  139             72.46                0.21%                   0.24%                5.9750               0.0210           5.9540
  137             48.42                0.21%                   0.24%                6.0500               0.0210           6.0290
  141             59.05                0.20%                   0.24%                6.2200               0.0210           6.1990
141.01                                 0.13%                   0.15%
141.02                                 0.07%                   0.08%
  142             51.46                0.20%                   0.23%                6.4500               0.0210           6.4290
  143             69.97                0.20%                   0.23%                6.1010               0.0210           6.0800
  144             62.67                0.20%                   1.38%                6.3750               0.0210           6.3540
  145             54.80                0.19%                   0.23%                6.3100               0.0210           6.2890
  146             53.36                0.19%                   0.23%                5.7900               0.0510           5.7390
  147             68.23                0.19%                   0.22%                6.1930               0.0710           6.1220
  148             73.49                0.18%                   0.22%                5.9010               0.0210           5.8800
  149             66.48                0.18%                   0.21%                6.2600               0.0210           6.2390
  150             66.22                0.18%                   1.25%                6.2800               0.0310           6.2490
  151             64.88                0.18%                   0.21%                6.4300               0.0610           6.3690
  152             61.73                0.17%                   0.20%                6.4700               0.0210           6.4490
  153             71.33                0.17%                   0.20%                6.2700               0.0210           6.2490
  154             54.80                0.17%                   0.20%                6.3600               0.0210           6.3390
  155             48.85                0.16%                   0.19%                6.2770               0.0210           6.2560
  156             71.63                0.16%                   0.19%                6.2400               0.0210           6.2190
  157             61.02                0.16%                   0.19%                6.0600               0.0210           6.0390
  158             60.37                0.16%                   0.18%                6.1700               0.0210           6.1490
  159             54.38                0.16%                   0.18%                6.3600               0.0210           6.3390
  160             68.13                0.15%                   0.18%                6.5190               0.1110           6.4080
  161             58.12                0.15%                   0.18%                6.2360               0.0210           6.2150
  162             68.41                0.15%                   0.17%                6.2800               0.0210           6.2590
  163             66.79                0.15%                   1.05%                6.2100               0.0210           6.1890
  164             57.85                0.15%                   0.17%                6.4600               0.0210           6.4390
  165             63.93                0.15%                   1.05%                6.0800               0.0610           6.0190
  166             73.23                0.15%                   1.05%                6.0880               0.0210           6.0670
  167              0.25                0.15%                   0.17%                6.1500               0.0210           6.1290
  168             37.25                0.15%                   0.17%                5.9900               0.0210           5.9690
  169             72.54                0.14%                   0.17%                6.1700               0.0210           6.1490
  170             63.28                0.14%                   0.16%                6.6000               0.0210           6.5790
  171             69.10                0.13%                   0.15%                6.2520               0.0210           6.2310
  172             57.11                0.13%                   0.15%                6.4200               0.0210           6.3990
  173             52.95                0.12%                   0.14%                6.3000               0.0210           6.2790
  174             48.61                0.12%                   0.87%                7.0000               0.0310           6.9690
  175             57.40                0.12%                   0.14%                6.5200               0.0210           6.4990
  176             59.16                0.12%                   0.14%                6.3840               0.0210           6.3630
  177             59.75                0.12%                   0.14%                6.1600               0.0210           6.1390
  178             68.38                0.12%                   0.14%                6.2850               0.0210           6.2640
  179             67.12                0.12%                   0.14%                6.2500               0.0210           6.2290
  180             59.58                0.12%                   0.81%                6.1200               0.0210           6.0990
  181             51.46                0.12%                   0.13%                6.2600               0.0210           6.2390
  182             67.15                0.11%                   0.13%                6.2150               0.0210           6.1940
  183             70.65                0.11%                   0.13%                6.2500               0.0210           6.2290
  184             60.01                0.11%                   0.13%                6.3700               0.0210           6.3490
  185             58.70                0.11%                   0.12%                6.3700               0.0710           6.2990
  186             44.07                0.11%                   0.12%                6.0100               0.0210           5.9890
  187             60.94                0.10%                   0.72%                6.8100               0.0310           6.7790
  188             64.55                0.09%                   0.11%                6.4300               0.0210           6.4090
  189             58.87                0.09%                   0.11%                6.1400               0.0610           6.0790
  190             63.92                0.09%                   0.11%                6.1600               0.0210           6.1390
  191             51.41                0.09%                   0.10%                6.3500               0.0210           6.3290
  192             63.25                0.09%                   0.61%                6.4100               0.0210           6.3890
  193             56.54                0.08%                   0.57%                6.3400               0.0210           6.3190
  194             38.17                0.08%                   0.09%                6.4700               0.0210           6.4490
  195             42.13                0.08%                   0.09%                6.3800               0.0210           6.3590
  196             66.85                0.08%                   0.09%                6.2600               0.0210           6.2390
  197             64.75                0.07%                   0.09%                6.6500               0.0210           6.6290
  198             60.42                0.07%                   0.09%                6.3300               0.0210           6.3090
  199             46.84                0.07%                   0.09%                6.7000               0.0810           6.6190
  200             55.41                0.07%                   0.09%                6.2300               0.0810           6.1490
  201             40.77                0.07%                   0.08%                6.5600               0.0210           6.5390
  202             49.88                0.07%                   0.08%                6.3000               0.0210           6.2790
  203             50.83                0.07%                   0.47%                6.2200               0.0210           6.1990
203.01                                 0.04%                   0.29%
203.02                                 0.03%                   0.18%
  204             37.26                0.07%                   0.08%                6.6400               0.0210           6.6190
  205             55.71                0.06%                   0.07%                6.5300               0.0210           6.5090
  206             50.56                0.05%                   0.06%                6.4300               0.0210           6.4090
  207             67.14                0.05%                   0.06%                6.6100               0.0210           6.5890
  208             46.79                0.05%                   0.06%                6.5100               0.0210           6.4890
  209             65.36                0.05%                   0.06%                6.5300               0.0210           6.5090
  210             46.83                0.04%                   0.31%                7.0000               0.0310           6.9690
  211             18.23                0.03%                   0.04%                6.8000               0.0210           6.7790

                                MONTHLY P&I DEBT           ANNUAL P&I DEBT                           FIRST               PAYMENT
LOAN #      ACCRUAL TYPE      SERVICE ($)(4)(12)(13)       SERVICE ($)(4)        NOTE DATE       PAYMENT DATE(14)        DUE DATE
------------------------------------------------------------------------------------------------------------------------------------

   1         Actual/360            1529327.36              18,351,928.32          8/11/2006             10/1/2006           1
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
   2         Actual/360            769,049.92               9,228,599.04          8/11/2006             10/1/2006           1
   3         Actual/360            870,425.92              10,445,111.04          8/17/2006             10/1/2006           1
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
   4         Actual/360            616,464.52               7,397,574.24          7/24/2006              9/8/2006           8
   5         Actual/360            342,982.63               4,115,791.56           6/8/2006              7/8/2006           8
   6         Actual/360            285,605.44               3,427,265.28         11/23/2005              1/8/2006           8
   7         Actual/360            229,158.12               2,749,897.44          5/15/2006              7/8/2006           8
   8         Actual/360            177,365.47               2,128,385.64           2/7/2006              3/8/2006           8
   9         Actual/360            177,409.24               2,128,910.88          4/28/2006              6/1/2006           1
  10         Actual/360            149,479.84               1,793,758.13          8/24/2006             10/1/2006           1
 10.01
 10.02
  11         Actual/360            170,913.45               2,050,961.40          6/15/2006              8/8/2006           8
  12         Actual/360            172,576.25               2,070,915.00          6/29/2006              8/1/2006           1
  13         Actual/360            168,576.86               2,022,922.32           9/7/2006             10/1/2006           1
  14         Actual/360            156,303.85               1,875,646.20           9/1/2006             10/1/2006           1
  15         Actual/360            167,175.55               2,006,106.60           7/7/2006              9/1/2006           1
 15.01
 15.02
  16         Actual/360            160,665.35               1,927,984.20          7/10/2006              9/1/2006           1
  17         Actual/360            152,672.32               1,832,067.86           9/7/2006             10/8/2006           8
  18         Actual/360            149,102.32               1,789,227.84          5/26/2006              7/1/2006           1
  19         Actual/360            141,769.72               1,701,236.64           8/4/2006             10/1/2006           1
  20         Actual/360            144,226.76               1,730,721.12           9/5/2006             10/8/2006           8
  21         Actual/360            141,847.62               1,702,171.44           9/8/2006             10/1/2006           1
  22         Actual/360            136,639.63               1,639,675.56          6/15/2006              8/1/2006           1
  23         Actual/360            108,156.60               1,297,879.20           7/7/2006              9/1/2006           1
  24         Actual/360            124,560.16               1,494,721.92          8/24/2006             10/1/2006           1
             Actual/360            113,756.90               1,365,082.80            Various               Various           1
  25         Actual/360             38,886.83                 466,641.96           5/1/2006              7/1/2006           1
  26         Actual/360             17,412.01                 208,944.12           5/1/2006              7/1/2006           1
  27         Actual/360             14,908.49                 178,901.88          6/15/2006              8/1/2006           1
  28         Actual/360             14,484.85                 173,818.20           5/1/2006              7/1/2006           1
  29         Actual/360             12,478.61                 149,743.32           5/1/2006              7/1/2006           1
  30         Actual/360             10,362.51                 124,350.12           5/1/2006              7/1/2006           1
  31         Actual/360              5,223.60                  62,683.20           5/1/2006              7/1/2006           1
  32         Actual/360            114,837.50               1,378,050.00          6/21/2006              8/1/2006           1
  33         Actual/360            108,313.81               1,299,765.72           7/6/2006              8/8/2006           8
  34         Actual/360            109,311.70               1,311,740.40           6/6/2006              7/8/2006           8
  35         Actual/360            103,910.89               1,246,930.68          7/25/2006              9/8/2006           8
  36         Actual/360             83,738.77               1,004,865.24           8/1/2006              9/8/2006           8
  37         Actual/360            101,071.76               1,212,861.12          6/30/2006              8/1/2006           1
  38         Actual/360             96,034.50               1,152,414.00          7/14/2006              9/8/2006           8
  39         Actual/360             80,350.69                 964,208.28           8/1/2006              9/8/2006           8
  40         Actual/360             92,845.92               1,114,151.04          6/20/2006              8/8/2006           8
  41         Actual/360             92,332.75               1,107,993.00          7/28/2006              9/1/2006           1
  42         Actual/360             88,098.37               1,057,180.44          6/30/2006              8/1/2006           1
  43         Actual/360             87,152.24               1,045,826.88          7/20/2006              9/8/2006           8
 43.01
 43.02
 43.03
 43.04
 43.05
  44         Actual/360             97,418.53               1,169,022.36           9/8/2006             10/1/2006           1
 44.01
 44.02
 44.03
 44.04
 44.05
  45         Actual/360             85,909.25               1,030,911.00           9/8/2006             10/1/2006           1
  46         Actual/360             83,464.26               1,001,571.12          7/25/2006              9/8/2006           8
  47         Actual/360             82,129.53                 985,554.36          7/13/2006              9/8/2006           8
  48         Actual/360             88,222.72               1,058,672.64          6/14/2006              8/8/2006           8
  49         Actual/360             80,054.27                 960,651.24          5/31/2006              7/1/2006           1
  50         Actual/360             80,007.67                 960,092.04           7/7/2006              9/1/2006           1
 50.01
 50.02
  51         Actual/360             81,157.41                 973,888.92          6/20/2006              8/8/2006           8
  52         Actual/360             80,938.29                 971,259.48          6/29/2006              8/1/2006           1
 52.01
 52.02
 52.03
 52.04
 52.05
 52.06
 52.07
 52.08
 52.09
  53         Actual/360             79,008.50                 948,102.00          7/31/2006              9/1/2006           1
  54         Actual/360             74,702.89                 896,434.68          8/17/2006             10/8/2006           8
  55         Actual/360             78,376.43                 940,517.16          7/17/2006              9/8/2006           8
  56         Actual/360             73,340.61                 880,087.33          8/29/2006             10/8/2006           8
  57         Actual/360             69,846.81                 838,161.70          8/29/2006             10/8/2006           8
  58         Actual/360             60,854.17                 730,250.04           9/1/2006             10/8/2006           8
  59         Actual/360             70,277.39                 843,328.68          6/20/2006              8/8/2006           8
  60         Actual/360             66,431.06                 797,172.72          7/14/2006              9/8/2006           8
 60.01
 60.02
 60.03
  61           30/360               48,378.69                 580,544.28          4/21/2006              6/1/2006           1
  62         Actual/360             76,693.81                 920,325.72           6/9/2006              8/1/2006           1
 62.01
 62.02
 62.03
  63         Actual/360             63,087.88                 757,054.56          7/19/2006              9/8/2006           8
  64         Actual/360             65,884.51                 790,614.12          7/14/2006              9/8/2006           8
             Actual/360             64,418.30                 773,019.63          8/31/2006             10/1/2006           1
  65         Actual/360             34,356.43                 412,277.16          8/31/2006             10/1/2006           1
  66         Actual/360             30,061.87                 360,742.47          8/31/2006             10/1/2006           1
  67         Actual/360             50,846.53                 610,158.36          5/10/2006              7/1/2006           1
 67.01
 67.02
 67.03
  68         Actual/360             59,633.97                 715,607.64           8/4/2006              9/8/2006           8
  69         Actual/360             59,643.44                 715,721.28           6/7/2006              7/8/2006           8
  70         Actual/360             60,046.52                 720,558.24          5/26/2006              7/8/2006           8
  71         Actual/360             58,827.12                 705,925.44          6/14/2006              8/1/2006           1
  72         Actual/360             58,794.50                 705,534.00          6/14/2006              8/1/2006           1
  73         Actual/360             59,149.64                 709,795.68           7/7/2006              9/1/2006           1
  74         Actual/360             57,630.88                 691,570.56          8/28/2006             10/8/2006           8
 74.01
 74.02
  75         Actual/360             60,735.35                 728,824.20          6/15/2006              8/1/2006           1
  76         Actual/360             51,042.51                 612,510.12          5/30/2006              7/8/2006           8
  77         Actual/360             59,270.65                 711,247.80           5/4/2006              7/1/2006           1
 77.01
 77.02
  78         Actual/360             55,590.27                 667,083.24          8/14/2006             10/1/2006           1
  79         Actual/360             60,291.49                 723,497.88          6/13/2006              8/8/2006           8
  80         Actual/360             52,530.35                 630,364.20          7/13/2006              9/8/2006           8
  81         Actual/360             53,793.51                 645,522.12          7/17/2006              9/1/2006           1
  82         Actual/360             52,945.58                 635,346.96          8/10/2006             10/8/2006           8
  83         Actual/360             52,266.99                 627,203.88          7/14/2006              9/1/2006           1
  84         Actual/360             53,839.73                 646,076.76          7/18/2006              9/8/2006           8
  85         Actual/360             51,082.46                 612,989.52          7/14/2006              9/8/2006           8
  86         Actual/360             48,506.32                 582,075.84          7/19/2006              9/1/2006           1
  87         Actual/360             48,973.02                 587,676.24          6/26/2006              8/8/2006           8
  88         Actual/360             45,981.09                 551,773.08          8/11/2006             10/1/2006           1
  89         Actual/360             49,214.36                 590,572.32          6/14/2006              8/1/2006           1
  90         Actual/360             48,375.26                 580,503.12           6/2/2006              7/8/2006           8
  91         Actual/360             46,624.39                 559,492.68          8/18/2006             10/1/2006           1
  92         Actual/360             44,893.99                 538,727.84           9/7/2006             10/8/2006           8
  93         Actual/360             45,895.68                 550,748.16          8/11/2006             10/1/2006           1
 93.01
 93.02
  94         Actual/360             43,192.59                 518,311.08          7/28/2006              9/8/2006           8
  95         Actual/360             45,410.39                 544,924.68           6/1/2006              7/1/2006           1
  96         Actual/360             43,121.36                 517,456.32          7/20/2006              9/8/2006           8
  97         Actual/360             60,452.18                 725,426.16          8/16/2006             10/1/2006           1
  98         Actual/360             42,476.44                 509,717.28          6/14/2006              8/1/2006           1
  99         Actual/360             43,006.42                 516,077.04          6/16/2006              8/1/2006           1
  100        Actual/360             42,650.57                 511,806.84          7/13/2006              9/1/2006           1
  101        Actual/360             40,861.67                 490,340.04          6/12/2006              8/8/2006           8
  102        Actual/360             42,888.16                 514,657.91           8/9/2006             10/8/2006           8
  103        Actual/360             39,584.20                 475,010.36           9/5/2006             10/8/2006           8
  104        Actual/360             38,954.07                 467,448.84          8/16/2006             10/1/2006           1
  105        Actual/360             40,063.90                 480,766.80          6/29/2006              8/8/2006           8
  106        Actual/360             40,402.87                 484,834.44          6/26/2006              8/1/2006           1
  107        Actual/360             39,810.48                 477,725.76          6/22/2006              8/1/2006           1
  108        Actual/360             40,057.52                 480,690.24          8/17/2006             10/1/2006           1
  109        Actual/360             38,096.32                 457,155.87          8/30/2006             10/8/2006           8
  110        Actual/360             38,185.81                 458,229.72           7/6/2006              9/1/2006           1
  111        Actual/360             38,198.23                 458,378.76          6/14/2006              8/1/2006           1
  112        Actual/360             38,093.86                 457,126.32          5/26/2006              7/1/2006           1
  113        Actual/360             36,020.44                 432,245.28          8/15/2006             10/1/2006           1
  114        Actual/360             37,772.15                 453,265.80          6/29/2006              8/8/2006           8
  115        Actual/360             37,065.07                 444,780.84          6/16/2006              8/8/2006           8
  116        Actual/360             37,186.95                 446,243.40           6/1/2006              7/1/2006           1
  117        Actual/360             40,534.69                 486,416.31           8/4/2006              9/8/2006           8
  118        Actual/360             36,250.35                 435,004.20          5/30/2006              7/1/2006           1
  119        Actual/360             35,250.54                 423,006.48           6/9/2006              8/1/2006           1
  120        Actual/360             36,218.60                 434,623.20          7/14/2006              9/1/2006           1
  121        Actual/360             34,773.99                 417,287.88          6/29/2006              8/1/2006           1
  122        Actual/360             35,021.83                 420,261.96          6/14/2006              8/1/2006           1
  123        Actual/360             34,728.21                 416,738.52          6/26/2006              8/1/2006           1
  124        Actual/360             34,018.38                 408,220.56           6/1/2006              7/8/2006           8
  125        Actual/360             33,240.95                 398,891.40          8/23/2006             10/8/2006           8
  126        Actual/360             32,975.28                 395,703.36          5/30/2006              7/8/2006           8
  127        Actual/360             34,222.96                 410,675.52           8/2/2006              9/8/2006           8
  128        Actual/360             44,167.22                 530,006.64           7/6/2006              8/8/2006           8
  129        Actual/360             32,296.53                 387,558.36          5/31/2006              7/8/2006           8
  130        Actual/360             33,517.61                 402,211.32          8/22/2006             10/1/2006           1
  131        Actual/360             33,157.47                 397,889.64          7/28/2006              9/1/2006           1
             Actual/360             32,900.13                 394,801.56          6/30/2006              8/1/2006           1
  132        Actual/360             19,777.75                 237,333.00          6/30/2006              8/1/2006           1
  133        Actual/360             13,122.38                 157,468.56          6/30/2006              8/1/2006           1
  134        Actual/360             31,715.18                 380,582.16           4/7/2006              6/1/2006           1
  135        Actual/360             34,247.21                 410,966.52          6/16/2006              8/8/2006           8
  136        Actual/360             31,417.62                 377,011.44           6/7/2006              8/1/2006           1
  138        Actual/360             31,010.59                 372,127.08           9/8/2006             10/1/2006           1
  140        Actual/360             30,776.10                 369,313.20           8/1/2006             10/1/2006           1
  139        Actual/360             25,241.61                 302,899.32           8/9/2006             10/8/2006           8
  137        Actual/360             30,138.44                 361,661.34          8/28/2006             10/8/2006           8
  141        Actual/360             30,074.60                 360,895.20          8/18/2006             10/8/2006           8
141.01
141.02
  142        Actual/360             30,495.99                 365,951.88           7/6/2006              8/8/2006           8
  143        Actual/360             28,969.64                 347,635.68          8/16/2006             10/1/2006           1
  144        Actual/360             29,633.82                 355,605.84          6/28/2006              8/8/2006           8
  145        Actual/360             29,277.27                 351,327.24          7/20/2006              9/8/2006           8
  146        Actual/360             27,840.53                 334,086.36         12/29/2005              2/1/2006           1
  147        Actual/360             28,397.49                 340,769.85          8/31/2006             10/1/2006           1
  148        Actual/360             26,575.38                 318,904.56           8/7/2006             10/1/2006           1
  149        Actual/360             27,120.18                 325,442.16           7/3/2006              8/8/2006           8
  150        Actual/360             26,559.80                 318,717.60          7/28/2006              9/1/2006           1
  151        Actual/360             26,824.41                 321,892.92          6/15/2006              8/1/2006           1
  152        Actual/360             26,464.05                 317,568.60          5/16/2006              7/8/2006           8
  153        Actual/360             25,174.36                 302,092.32          5/31/2006              7/8/2006           8
  154        Actual/360             25,320.44                 303,845.28          7/28/2006              9/8/2006           8
  155        Actual/360             24,698.97                 296,387.64           8/8/2006             10/1/2006           1
  156        Actual/360             24,602.68                 295,232.16          6/14/2006              8/8/2006           8
  157        Actual/360             23,985.69                 287,828.28           6/8/2006              7/8/2006           8
  158        Actual/360             23,199.90                 278,398.80           9/1/2006             10/1/2006           1
  159        Actual/360             23,514.07                 282,168.84           7/6/2006              8/8/2006           8
  160        Actual/360             23,432.77                 281,193.23          8/31/2006             10/1/2006           1
  161        Actual/360             22,594.16                 271,129.87          8/25/2006             10/8/2006           8
  162        Actual/360             22,483.18                 269,798.16           6/1/2006              7/8/2006           8
  163        Actual/360             22,072.25                 264,867.00          6/30/2006              8/8/2006           8
  164        Actual/360             23,508.13                 282,097.56           8/9/2006             10/8/2006           8
  165        Actual/360             21,769.33                 261,231.96           6/1/2006              8/1/2006           1
  166        Actual/360             21,787.92                 261,455.04          7/31/2006              9/1/2006           1
  167        Actual/360             40,239.09                 482,869.08          6/15/2006              8/8/2006           8
  168        Actual/360             17,966.53                 215,598.36           6/6/2006              7/8/2006           8
  169        Actual/360             21,002.01                 252,024.12          6/27/2006              8/8/2006           8
  170        Actual/360             21,075.74                 252,908.88          6/28/2006              8/8/2006           8
  171        Actual/360             19,707.11                 236,485.32           7/7/2006              8/8/2006           8
  172        Actual/360             19,431.30                 233,175.60          5/30/2006              7/8/2006           8
  173        Actual/360             18,569.18                 222,830.16          6/13/2006              8/8/2006           8
  174        Actual/360             19,959.07                 239,508.84          6/19/2006              8/1/2006           1
  175        Actual/360             19,001.52                 228,018.24          6/27/2006              8/8/2006           8
  176        Actual/360             18,733.76                 224,805.12          6/22/2006              8/8/2006           8
  177        Actual/360             17,686.40                 212,236.80          6/26/2006              8/8/2006           8
  178        Actual/360             17,767.36                 213,208.32          6/23/2006              8/1/2006           1
  179        Actual/360             17,486.37                 209,836.44          6/15/2006              8/8/2006           8
  180        Actual/360             17,004.04                 204,048.48          8/15/2006             10/8/2006           8
  181        Actual/360             17,258.30                 207,099.60           6/7/2006              7/8/2006           8
  182        Actual/360             16,796.06                 201,552.72           9/7/2006             10/8/2006           8
  183        Actual/360             16,624.36                 199,492.32          6/15/2006              8/8/2006           8
  184        Actual/360             16,368.00                 196,416.00           6/2/2006              7/8/2006           8
  185        Actual/360             16,087.41                 193,048.92          6/19/2006              8/1/2006           1
  186        Actual/360             15,304.94                 183,659.28          5/22/2006              7/8/2006           8
  187        Actual/360             16,151.64                 193,819.68           8/2/2006             10/1/2006           1
  188        Actual/360             14,149.48                 169,793.76          7/31/2006              9/8/2006           8
  189        Actual/360             13,047.30                 156,567.60           8/4/2006             10/1/2006           1
  190        Actual/360             13,722.20                 164,666.40          6/21/2006              8/8/2006           8
  191        Actual/360             13,066.95                 156,803.40           8/1/2006              9/8/2006           8
  192        Actual/360             13,149.38                 157,792.56          6/28/2006              8/8/2006           8
  193        Actual/360             12,307.33                 147,687.96          6/19/2006              8/8/2006           8
  194        Actual/360             13,130.01                 157,560.12          7/19/2006              9/8/2006           8
  195        Actual/360             12,820.38                 153,844.56          5/26/2006              7/8/2006           8
  196        Actual/360             11,556.89                 138,682.68          7/31/2006              9/8/2006           8
  197        Actual/360             11,619.56                 139,434.72          7/21/2006              9/8/2006           8
  198        Actual/360             11,176.73                 134,120.76          6/22/2006              8/8/2006           8
  199        Actual/360             13,051.07                 156,612.84          7/25/2006              9/1/2006           1
  200        Actual/360             11,687.20                 140,246.40          7/28/2006              9/1/2006           1
  201        Actual/360             11,130.33                 133,563.96          6/30/2006              8/8/2006           8
  202        Actual/360             11,485.69                 137,828.28          4/11/2006              6/8/2006           8
  203        Actual/360              9,973.72                 119,684.64           8/1/2006              9/8/2006           8
203.01
203.02
  204        Actual/360             10,260.85                 123,130.20          6/27/2006              8/8/2006           8
  205        Actual/360              9,352.12                 112,225.44          5/25/2006              7/8/2006           8
  206        Actual/360              8,157.13                  97,885.56          8/18/2006             10/8/2006           8
  207        Actual/360              8,311.15                  99,733.80          6/22/2006              8/8/2006           8
  208        Actual/360              7,012.94                  84,155.28           7/6/2006              8/8/2006           8
  209        Actual/360              8,084.04                  97,008.48          7/20/2006              9/8/2006           8
  210        Actual/360              7,211.88                  86,542.56          5/15/2006              7/1/2006           1
  211        Actual/360              6,657.63                  79,891.56           7/6/2006              8/8/2006           8

                                             FINAL                         ORIGINAL TERM         REMAINING TERM           ORIGINAL
             MATURITY/                     MATURITY                         TO MATURITY            TO MATURITY          AMORTIZATION
LOAN #       ARD DATE        ARD LOAN        DATE        SEASONING          OR ARD(14)               OR ARD                 TERM
------------------------------------------------------------------------------------------------------------------------------------

   1           9/1/2016         No                           0                  120                    120                  360
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
   2           9/1/2011         No                           0                  60                     60                    0
   3           9/1/2016         No                           0                  120                    120                  300
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
   4           8/8/2016         No                           1                  120                    119                  336
   5           6/8/2016         No                           3                  120                    117                  360
   6          12/8/2015         No                           9                  120                    111                  360
   7           6/8/2016         No                           3                  120                    117                  360
   8           2/8/2016         No                           7                  120                    113                  360
   9           5/1/2016         No                           4                  120                    116                  360
  10           9/1/2016         No                           0                  120                    120                   0
 10.01
 10.02
  11           7/8/2013         No                           2                  84                     82                   420
  12           2/1/2017         No                           2                  127                    125                  360
  13          10/1/2016         No                           0                  121                    121                  360
  14          10/1/2016         No                           0                  121                    121                  420
  15           8/1/2016         No                           1                  120                    119                  360
 15.01
 15.02
  16           8/1/2016         No                           1                  120                    119                  360
  17           9/8/2016         No                           0                  120                    120                  360
  18           6/1/2016         No                           3                  120                    117                  360
  19           9/1/2016         No                           0                  120                    120                  360
  20           9/8/2016         No                           0                  120                    120                  360
  21          10/1/2016         No                           0                  121                    121                  360
  22           7/1/2016         No                           2                  120                    118                  360
  23           8/1/2016         No                           1                  120                    119                   0
  24           9/1/2016         No                           0                  120                    120                  360
                Various         No                        Various               120                  Various                360
  25           6/1/2016         No                           3                  120                    117                  360
  26           6/1/2016         No                           3                  120                    117                  360
  27           7/1/2016         No                           2                  120                    118                  360
  28           6/1/2016         No                           3                  120                    117                  360
  29           6/1/2016         No                           3                  120                    117                  360
  30           6/1/2016         No                           3                  120                    117                  360
  31           6/1/2016         No                           3                  120                    117                  360
  32           7/1/2016         No                           2                  120                    118                  360
  33           7/8/2016         No                           2                  120                    118                  360
  34           6/8/2016         No                           3                  120                    117                  360
  35           8/8/2016         No                           1                  120                    119                  360
  36           8/8/2016         No                           1                  120                    119                   0
  37           7/1/2016         No                           2                  120                    118                  360
  38           8/8/2016         No                           1                  120                    119                  360
  39           8/8/2016         No                           1                  120                    119                   0
  40           7/8/2016         No                           2                  120                    118                  360
  41           8/1/2016         No                           1                  120                    119                  360
  42           7/1/2016         No                           2                  120                    118                  360
  43           8/8/2016         No                           1                  120                    119                  360
 43.01
 43.02
 43.03
 43.04
 43.05
  44          10/1/2016         No                           0                  121                    121                  300
 44.01
 44.02
 44.03
 44.04
 44.05
  45          10/1/2016         No                           0                  121                    121                  360
  46           8/8/2016         No                           1                  120                    119                  360
  47           8/8/2016         No                           1                  120                    119                  360
  48           7/8/2016         No                           2                  120                    118                  300
  49           6/1/2016         No                           3                  120                    117                  360
  50           8/1/2016         No                           1                  120                    119                  360
 50.01
 50.02
  51           7/8/2016         No                           2                  120                    118                  360
  52           7/1/2016         No                           2                  120                    118                  360
 52.01
 52.02
 52.03
 52.04
 52.05
 52.06
 52.07
 52.08
 52.09
  53           8/1/2016         No                           1                  120                    119                  360
  54           9/8/2016         No                           0                  120                    120                  360
  55           8/8/2011         No                           1                  60                     59                   360
  56           9/8/2016         No                           0                  120                    120                  360
  57           9/8/2016         No                           0                  120                    120                  360
  58           9/8/2011         No                           0                  60                     60                    0
  59           7/8/2016         No                           2                  120                    118                  360
  60           8/8/2016         No                           1                  120                    119                  360
 60.01
 60.02
 60.03
  61           5/1/2016         No                           4                  120                    116                   0
  62           7/1/2016         No                           2                  120                    118                  300
 62.01
 62.02
 62.03
  63           8/8/2016         No                           1                  120                    119                  360
  64           8/8/2016         No                           1                  120                    119                  360
               9/1/2016         No                           0                  120                    120                  360
  65           9/1/2016         No                           0                  120                    120                  360
  66           9/1/2016         No                           0                  120                    120                  360
  67           6/1/2016         No                           3                  120                    117                   0
 67.01
 67.02
 67.03
  68           8/8/2016         No                           1                  120                    119                  360
  69           6/8/2016         No                           3                  120                    117                  360
  70           6/8/2016         No                           3                  120                    117                  360
  71           7/1/2016         No                           2                  120                    118                  360
  72           7/1/2016         No                           2                  120                    118                  360
  73           8/1/2016        Yes          8/1/2036         1                  120                    119                  360
  74           9/8/2016         No                           0                  120                    120                  360
 74.01
 74.02
  75           7/1/2018         No                           2                  144                    142                  360
  76           6/8/2016         No                           3                  120                    117                  360
  77           6/1/2016         No                           3                  120                    117                  360
 77.01
 77.02
  78           9/1/2016         No                           0                  120                    120                  360
  79           7/8/2016         No                           2                  120                    118                  300
  80           8/8/2016         No                           1                  120                    119                  360
  81           8/1/2016         No                           1                  120                    119                  360
  82           9/8/2016         No                           0                  120                    120                  360
  83           8/1/2016         No                           1                  120                    119                  360
  84           8/8/2016         No                           1                  120                    119                  300
  85           8/8/2016         No                           1                  120                    119                  360
  86           8/1/2016         No                           1                  120                    119                  360
  87           7/8/2016         No                           2                  120                    118                  360
  88           9/1/2016         No                           0                  120                    120                  420
  89           7/1/2016         No                           2                  120                    118                  360
  90           6/8/2016         No                           3                  120                    117                  360
  91           9/1/2016         No                           0                  120                    120                  360
  92           9/8/2016         No                           0                  120                    120                  360
  93           9/1/2016         No                           0                  120                    120                  360
 93.01
 93.02
  94           8/8/2016         No                           1                  120                    119                  420
  95           6/1/2016         No                           3                  120                    117                  360
  96           8/8/2016         No                           1                  120                    119                  360
  97           9/1/2011         No                           0                  60                     60                   180
  98           7/1/2016         No                           2                  120                    118                  360
  99           7/1/2016         No                           2                  120                    118                  360
  100          8/1/2016         No                           1                  120                    119                  360
  101          7/8/2016         No                           2                  120                    118                  360
  102          9/8/2016         No                           0                  120                    120                  324
  103          9/8/2017         No                           0                  132                    132                  360
  104          9/1/2016         No                           0                  120                    120                  360
  105          7/8/2016         No                           2                  120                    118                  360
  106          7/1/2016         No                           2                  120                    118                  360
  107          7/1/2016         No                           2                  120                    118                  360
  108          9/1/2016         No                           0                  120                    120                  360
  109          9/8/2016         No                           0                  120                    120                  360
  110          8/1/2016        Yes          8/1/2036         1                  120                    119                  360
  111          7/1/2016         No                           2                  120                    118                  360
  112          6/1/2016         No                           3                  120                    117                  360
  113          9/1/2016         No                           0                  120                    120                  420
  114          7/8/2016         No                           2                  120                    118                  360
  115          7/8/2016         No                           2                  120                    118                  372
  116          6/1/2016         No                           3                  120                    117                  360
  117          8/8/2016         No                           1                  120                    119                  300
  118          6/1/2016         No                           3                  120                    117                  360
  119          7/1/2016         No                           2                  120                    118                  360
  120          8/1/2016         No                           1                  120                    119                  360
  121          7/1/2016         No                           2                  120                    118                  360
  122          7/1/2016         No                           2                  120                    118                  360
  123          7/1/2016         No                           2                  120                    118                  360
  124          6/8/2016         No                           3                  120                    117                  360
  125          9/8/2016         No                           0                  120                    120                  360
  126          6/8/2016         No                           3                  120                    117                  360
  127          8/8/2016         No                           1                  120                    119                  360
  128          7/8/2016         No                           2                  120                    118                  204
  129          6/8/2016         No                           3                  120                    117                  408
  130          9/1/2016         No                           0                  120                    120                  360
  131          8/1/2016         No                           1                  120                    119                  360
               7/1/2016         No                           2                  120                    118                  360
  132          7/1/2016         No                           2                  120                    118                  360
  133          7/1/2016         No                           2                  120                    118                  360
  134          5/1/2016         No                           4                  120                    116                  360
  135          7/8/2016         No                           2                  120                    118                  360
  136          7/1/2016         No                           2                  120                    118                  360
  138         10/1/2016         No                           0                  121                    121                  360
  140          9/1/2016         No                           0                  120                    120                  360
  139          9/8/2016         No                           0                  120                    120                   0
  137          9/8/2016         No                           0                  120                    120                  360
  141          9/8/2016         No                           0                  120                    120                  360
141.01
141.02
  142          7/8/2016         No                           2                  120                    118                  360
  143          9/1/2016         No                           0                  120                    120                  360
  144          7/8/2016         No                           2                  120                    118                  360
  145          8/8/2016         No                           1                  120                    119                  360
  146          1/1/2016         No                           8                  120                    112                  360
  147          9/1/2016         No                           0                  120                    120                  360
  148          9/1/2016         No                           0                  120                    120                  360
  149          7/8/2016         No                           2                  120                    118                  360
  150          8/1/2016         No                           1                  120                    119                  360
  151          7/1/2016         No                           2                  120                    118                  360
  152          6/8/2016         No                           3                  120                    117                  360
  153          6/8/2016         No                           3                  120                    117                  360
  154          8/8/2016         No                           1                  120                    119                  360
  155          9/1/2016         No                           0                  120                    120                  360
  156          7/8/2016         No                           2                  120                    118                  360
  157          6/8/2016         No                           3                  120                    117                  360
  158         10/1/2016         No                           0                  121                    121                  360
  159          7/8/2016         No                           2                  120                    118                  360
  160          9/1/2016         No                           0                  120                    120                  360
  161          9/8/2016         No                           0                  120                    120                  360
  162          6/8/2016         No                           3                  120                    117                  360
  163          7/8/2016         No                           2                  120                    118                  360
  164          9/8/2016         No                           0                  120                    120                  324
  165          7/1/2016         No                           2                  120                    118                  360
  166          8/1/2016         No                           1                  120                    119                  360
  167          7/8/2016         No                           2                  120                    118                  120
  168          6/8/2016         No                           3                  120                    117                   0
  169          7/8/2016         No                           2                  120                    118                  360
  170          7/8/2016         No                           2                  120                    118                  360
  171          7/8/2016         No                           2                  120                    118                  360
  172          6/8/2016         No                           3                  120                    117                  360
  173          7/8/2016         No                           2                  120                    118                  360
  174          7/1/2024         No                           2                  216                    214                  360
  175          7/8/2016         No                           2                  120                    118                  360
  176          7/8/2016         No                           2                  120                    118                  360
  177          7/8/2016         No                           2                  120                    118                  360
  178          7/1/2016         No                           2                  120                    118                  360
  179          7/8/2013         No                           2                  84                     82                   360
  180          9/8/2016         No                           0                  120                    120                  360
  181          6/8/2016         No                           3                  120                    117                  360
  182          9/8/2016         No                           0                  120                    120                  360
  183          7/8/2013         No                           2                  84                     82                   360
  184          6/8/2016         No                           3                  120                    117                  360
  185          7/1/2016         No                           2                  120                    118                  360
  186          6/8/2016         No                           3                  120                    117                  360
  187          9/1/2021         No                           0                  180                    180                  360
  188          8/8/2016         No                           1                  120                    119                  360
  189          9/1/2016         No                           0                  120                    120                  420
  190          7/8/2016         No                           2                  120                    118                  360
  191          8/8/2016         No                           1                  120                    119                  360
  192          7/8/2016         No                           2                  120                    118                  360
  193          7/8/2016         No                           2                  120                    118                  360
  194          8/8/2021         No                           1                  180                    179                  300
  195          6/8/2016         No                           3                  120                    117                  300
  196          8/8/2016         No                           1                  120                    119                  360
  197          8/8/2016         No                           1                  120                    119                  360
  198          7/8/2016         No                           2                  120                    118                  360
  199          8/1/2016         No                           1                  120                    119                  264
  200          8/1/2016         No                           1                  120                    119                  300
  201          7/8/2016         No                           2                  120                    118                  360
  202          5/8/2016         No                           4                  120                    116                  300
  203          8/8/2016         No                           1                  120                    119                  360
203.01
203.02
  204          7/8/2016         No                           2                  120                    118                  360
  205          6/8/2016         No                           3                  120                    117                  360
  206          9/8/2016         No                           0                  120                    120                  360
  207          7/8/2016         No                           2                  120                    118                  360
  208          7/8/2016         No                           2                  120                    118                   0
  209          8/8/2016         No                           1                  120                    119                  360
  210          6/1/2024         No                           3                  216                    213                  360
  211          7/8/2016         No                           2                  120                    118                  180

                REMAINING               INITIAL               REMAINING
               AMORTIZATION          INTEREST ONLY          INTEREST ONLY           GRACE              GRACE
LOAN #             TERM              PERIOD(4)(14)           PERIOD(14)            TO LATE           TO DEFAULT           LOAN #
------------------------------------------------------------------------------------------------------------------------------------

   1               360                     60                     60                  0                  0                  1
 1.01                                                                                                                      1.01
 1.02                                                                                                                      1.02
 1.03                                                                                                                      1.03
 1.04                                                                                                                      1.04
 1.05                                                                                                                      1.05
 1.06                                                                                                                      1.06
   2                 0                     60                     60                  0                  0                  2
   3               300                      0                      0                  5                  5                  3
 3.01                                                                                                                      3.01
 3.02                                                                                                                      3.02
 3.03                                                                                                                      3.03
 3.04                                                                                                                      3.04
 3.05                                                                                                                      3.05
 3.06                                                                                                                      3.06
 3.07                                                                                                                      3.07
 3.08                                                                                                                      3.08
 3.09                                                                                                                      3.09
 3.10                                                                                                                      3.10
 3.11                                                                                                                      3.11
 3.12                                                                                                                      3.12
 3.13                                                                                                                      3.13
 3.14                                                                                                                      3.14
 3.15                                                                                                                      3.15
 3.16                                                                                                                      3.16
 3.17                                                                                                                      3.17
 3.18                                                                                                                      3.18
 3.19                                                                                                                      3.19
 3.20                                                                                                                      3.20
 3.21                                                                                                                      3.21
 3.22                                                                                                                      3.22
 3.23                                                                                                                      3.23
 3.24                                                                                                                      3.24
 3.25                                                                                                                      3.25
 3.26                                                                                                                      3.26
 3.27                                                                                                                      3.27
 3.28                                                                                                                      3.28
 3.29                                                                                                                      3.29
 3.30                                                                                                                      3.30
 3.31                                                                                                                      3.31
 3.32                                                                                                                      3.32
 3.33                                                                                                                      3.33
 3.34                                                                                                                      3.34
 3.35                                                                                                                      3.35
 3.36                                                                                                                      3.36
 3.37                                                                                                                      3.37
 3.38                                                                                                                      3.38
 3.39                                                                                                                      3.39
 3.40                                                                                                                      3.40
 3.41                                                                                                                      3.41
 3.42                                                                                                                      3.42
 3.43                                                                                                                      3.43
 3.44                                                                                                                      3.44
 3.45                                                                                                                      3.45
   4               336                     36                     35                  0                  0                  4
   5               360                     60                     57                  0                  0                  5
   6               360                     36                     27                  5                  0                  6
   7               357                      0                      0                  0                  0                  7
   8               360                     24                     17                  0                  0                  8
   9               360                     36                     32                  5                  5                  9
  10                 0                    120                    120                  5                  5                  10
 10.01                                                                                                                    10.01
 10.02                                                                                                                    10.02
  11               420                     24                     22                  0                  0                  11
  12               360                     24                     22                  5                  5                  12
  13               360                     37                     37                  5                  5                  13
  14               420                      1                      1                  5                  5                  14
  15               360                     36                     35                  5                  5                  15
 15.01                                                                                                                    15.01
 15.02                                                                                                                    15.02
  16               360                     60                     59                  5                  5                  16
  17               360                     24                     24                  0                  0                  17
  18               360                     36                     33                  5                  5                  18
  19               360                     36                     36                  5                  5                  19
  20               360                     60                     60                  0                  0                  20
  21               360                     61                     61                  5                  5                  21
  22               360                     48                     46                  5                  5                  22
  23                 0                    120                    119                  5                  5                  23
  24               360                      0                      0                  5                  5                  24
                 Various                    0                      0                  5                  5
  25               357                      0                      0                  5                  5                  25
  26               357                      0                      0                  5                  5                  26
  27               358                      0                      0                  5                  5                  27
  28               357                      0                      0                  5                  5                  28
  29               357                      0                      0                  5                  5                  29
  30               357                      0                      0                  5                  5                  30
  31               357                      0                      0                  5                  5                  31
  32               360                     72                     70                  15                 5                  32
  33               360                     24                     22                  0                  0                  33
  34               360                     24                     21                  0                  0                  34
  35               360                     60                     59                  0                  0                  35
  36                 0                    120                    119                  0                  0                  36
  37               360                     24                     22                  5                  5                  37
  38               360                     36                     35                  0                  0                  38
  39                 0                    120                    119                  0                  0                  39
  40               358                      0                      0                  0                  0                  40
  41               360                     24                     23                  5                  5                  41
  42               360                     24                     22                  5                  5                  42
  43               359                      0                      0                  0                  0                  43
 43.01                                                                                                                    43.01
 43.02                                                                                                                    43.02
 43.03                                                                                                                    43.03
 43.04                                                                                                                    43.04
 43.05                                                                                                                    43.05
  44               300                      1                      1                  5                  5                  44
 44.01                                                                                                                    44.01
 44.02                                                                                                                    44.02
 44.03                                                                                                                    44.03
 44.04                                                                                                                    44.04
 44.05                                                                                                                    44.05
  45               360                     37                     37                  5                  5                  45
  46               360                     60                     59                  0                  0                  46
  47               359                      0                      0                  0                  0                  47
  48               298                      0                      0                  0                  0                  48
  49               360                     12                      9                  5                  5                  49
  50               360                     36                     35                  5                  5                  50
 50.01                                                                                                                    50.01
 50.02                                                                                                                    50.02
  51               358                      0                      0                  0                  0                  51
  52               358                      0                      0                  5                  5                  52
 52.01                                                                                                                    52.01
 52.02                                                                                                                    52.02
 52.03                                                                                                                    52.03
 52.04                                                                                                                    52.04
 52.05                                                                                                                    52.05
 52.06                                                                                                                    52.06
 52.07                                                                                                                    52.07
 52.08                                                                                                                    52.08
 52.09                                                                                                                    52.09
  53               360                     36                     35                  5                  5                  53
  54               360                     24                     24                  0                  0                  54
  55               360                     24                     23                  0                  0                  55
  56               360                     36                     36                  0                  0                  56
  57               360                     24                     24                  0                  0                  57
  58                 0                     60                     60                  0                  0                  58
  59               360                     36                     34                  0                  0                  59
  60               360                     36                     35                  0                  0                  60
 60.01                                                                                                                    60.01
 60.02                                                                                                                    60.02
 60.03                                                                                                                    60.03
  61                 0                    120                    116                  5                  5                  61
  62               298                      0                      0                  5                  5                  62
 62.01                                                                                                                    62.01
 62.02                                                                                                                    62.02
 62.03                                                                                                                    62.03
  63               360                     60                     59                  0                  0                  63
  64               360                     12                     11                  0                  0                  64
                   360                     24                     24                  5                  5
  65               360                     24                     24                  5                  5                  65
  66               360                     24                     24                  5                  5                  66
  67                 0                    120                    117                  5                  5                  67
 67.01                                                                                                                    67.01
 67.02                                                                                                                    67.02
 67.03                                                                                                                    67.03
  68               360                     24                     23                  5                  0                  68
  69               357                      0                      0                  10                 0                  69
  70               360                     12                      9                  0                  0                  70
  71               360                     42                     40                  0                  5                  71
  72               360                     42                     40                  0                  5                  72
  73               360                     36                     35                  5                  5                  73
  74               360                     36                     36                  0                  0                  74
 74.01                                                                                                                    74.01
 74.02                                                                                                                    74.02
  75               358                      0                      0                  5                  5                  75
  76               360                     60                     57                  0                  0                  76
  77               357                      0                      0                  5                  5                  77
 77.01                                                                                                                    77.01
 77.02                                                                                                                    77.02
  78               360                     60                     60                  5                  5                  78
  79               298                      0                      0                  0                  0                  79
  80               359                      0                      0                  0                  0                  80
  81               359                      0                      0                  5                  5                  81
  82               360                     24                     24                  0                  0                  82
  83               359                      0                      0                  5                  5                  83
  84               299                      0                      0                  0                  0                  84
  85               360                     36                     35                  0                  0                  85
  86               360                     36                     35                  5                  5                  86
  87               360                     60                     58                  0                  0                  87
  88               420                      0                      0                  5                  5                  88
  89               360                     42                     40                  0                  5                  89
  90               357                      0                      0                  0                  0                  90
  91               360                     36                     36                  5                  5                  91
  92               360                     24                     24                  5                  0                  92
  93               360                      0                      0                  5                  5                  93
 93.01                                                                                                                    93.01
 93.02                                                                                                                    93.02
  94               419                      0                      0                  0                  0                  94
  95               360                     60                     57                  5                  5                  95
  96               360                     48                     47                  0                  0                  96
  97               180                      0                      0                  5                  5                  97
  98               360                     36                     34                  5                  5                  98
  99               358                      0                      0                  5                  5                  99
  100              360                     24                     23                  5                  5                 100
  101              358                      0                      0                  0                  0                 101
  102              324                      0                      0                  10                 0                 102
  103              360                     60                     60                  0                  0                 103
  104              360                      0                      0                  5                  5                 104
  105              360                     24                     22                  0                  0                 105
  106              360                     24                     22                  5                  5                 106
  107              358                      0                      0                  5                  5                 107
  108              360                     36                     36                  5                  5                 108
  109              360                     60                     60                  0                  0                 109
  110              360                     36                     35                  5                  5                 110
  111              360                     48                     46                  5                  5                 111
  112              360                     12                      9                  5                  5                 112
  113              420                      0                      0                  5                  5                 113
  114              360                     24                     22                  0                  0                 114
  115              372                     12                     10                  0                  0                 115
  116              360                     60                     57                  5                  5                 116
  117              299                      0                      0                  0                  0                 117
  118              360                     24                     21                  5                  5                 118
  119              360                     60                     58                  5                  5                 119
  120              359                      0                      0                  5                  5                 120
  121              360                     48                     46                  5                  5                 121
  122              360                     42                     40                  0                  5                 122
  123              360                     36                     34                  5                  5                 123
  124              360                     24                     21                  0                  0                 124
  125              360                     24                     24                  0                  0                 125
  126              360                     24                     21                  0                  0                 126
  127              359                      0                      0                  0                  0                 127
  128              202                      0                      0                  0                  0                 128
  129              405                      0                      0                  5                  0                 129
  130              360                     36                     36                  5                  5                 130
  131              360                     60                     59                  5                  5                 131
                   360                     36                     34                  5                  5
  132              360                     36                     34                  5                  5                 132
  133              360                     36                     34                  5                  5                 133
  134              360                     36                     32                  5                  5                 134
  135              358                      0                      0                  10                 0                 135
  136              360                     60                     58                  5                  5                 136
  138              360                      1                      1                  5                  5                 138
  140              360                     60                     60                  5                  5                 140
  139                0                    120                    120                  0                  0                 139
  137              360                      0                      0                  0                  0                 137
  141              360                     24                     24                  0                  0                 141
141.01                                                                                                                    141.01
141.02                                                                                                                    141.02
  142              358                      0                      0                  0                  0                 142
  143              360                     60                     60                  5                  5                 143
  144              358                      0                      0                  0                  0                 144
  145              359                      0                      0                  0                  0                 145
  146              352                      0                      0                  5                  5                 146
  147              360                      0                      0                  5                  5                 147
  148              360                     48                     48                  5                  5                 148
  149              360                     24                     22                  0                  0                 149
  150              360                     36                     35                  5                  5                 150
  151              360                     60                     58                  5                  5                 151
  152              357                      0                      0                  0                  0                 152
  153              360                     24                     21                  0                  0                 153
  154              360                     36                     35                  0                  0                 154
  155              360                      0                      0                  5                  5                 155
  156              360                     36                     34                  0                  0                 156
  157              360                     60                     57                  0                  0                 157
  158              360                     25                     25                  5                  5                 158
  159              358                      0                      0                  0                  0                 159
  160              360                      0                      0                  5                  5                 160
  161              360                      0                      0                  0                  0                 161
  162              357                      0                      0                  0                  0                 162
  163              360                     24                     22                  0                  0                 163
  164              324                      0                      0                  0                  0                 164
  165              360                     24                     22                  5                  5                 165
  166              360                     36                     35                  5                  5                 166
  167              118                      0                      0                  5                  0                 167
  168                0                    120                    117                  0                  0                 168
  169              360                     36                     34                  0                  0                 169
  170              358                      0                      0                  0                  0                 170
  171              360                      6                      4                  0                  0                 171
  172              357                      0                      0                  0                  0                 172
  173              360                     36                     34                  0                  0                 173
  174              358                      0                      0                  5                  5                 174
  175              358                      0                      0                  0                  0                 175
  176              358                      0                      0                  0                  0                 176
  177              360                     36                     34                  0                  0                 177
  178              360                     24                     22                  5                  5                 178
  179              360                     36                     34                  0                  0                 179
  180              360                      0                      0                  0                  0                 180
  181              357                      0                      0                  0                  0                 181
  182              360                     36                     36                  0                  0                 182
  183              360                     36                     34                  0                  0                 183
  184              357                      0                      0                  0                  0                 184
  185              360                     36                     34                  5                  5                 185
  186              360                     36                     33                  0                  0                 186
  187              360                      0                      0                  5                  5                 187
  188              359                      0                      0                  0                  0                 188
  189              420                      0                      0                  5                  5                 189
  190              358                      0                      0                  0                  0                 190
  191              359                      0                      0                  0                  0                 191
  192              358                      0                      0                  0                  0                 192
  193              358                      0                      0                  0                  0                 193
  194              299                      0                      0                  10                 0                 194
  195              297                      0                      0                  0                  0                 195
  196              360                     24                     23                  0                  0                 196
  197              360                     12                     11                  0                  0                 197
  198              360                     24                     22                  0                  0                 198
  199              263                      0                      0                  5                  5                 199
  200              299                      0                      0                  5                  5                 200
  201              358                      0                      0                  0                  0                 201
  202              300                     24                     20                  0                  0                 202
  203              360                     60                     59                  0                  0                 203
203.01                                                                                                                    203.01
203.02                                                                                                                    203.02
  204              358                      0                      0                  0                  0                 204
  205              357                      0                      0                  0                  0                 205
  206              360                     24                     24                  0                  0                 206
  207              360                     36                     34                  0                  0                 207
  208                0                    120                    118                  0                  0                 208
  209              359                      0                      0                  0                  0                 209
  210              357                      0                      0                  5                  5                 210
  211              178                      0                      0                  0                  0                 211

                                                                                 UPFRONT             UPFRONT            UPFRONT
                                      ORIGINAL                                 ENGINEERING            CAPEX              TI/LC
LOAN #     PREPAYMENT PROVISION (PAYMENTS)(14)(15)(16)(17)(18)(19)(20)(21)     RESERVE ($)         RESERVE ($)        RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1       LO(24),Def(92),O(4)
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
   2       LO(24),Def(29),O(7)
   3       LO(24),Def(92),O(4)
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
   4       LO(25),Def(91),O(4)                                                                      154,307
   5       LO(27),Def(89),O(4)                                                                                        1,600,000
   6       LO(33),Def(83),O(4)                                                                      443,833             741,365
   7       LO(27),Def(89),O(4)
   8       LO(31),Def(85),O(4)
   9       LO(36),Def(81),O(3)                                                     165,345                            1,150,000
  10       LO(24),Def(92),O(4)                                                                                          539,158
 10.01
 10.02
  11       LO(26),Def(54),O(4)                                                      52,500
  12       GRTR1%orYM(123),O(4)
  13       LO(24),Def(93),O(4)                                                      59,625           40,390             450,000
  14       LO(24),Def(95),O(2)
  15       LO(25),Def(91),O(4)
 15.01
 15.02
  16       LO(36),Def(81),O(3)
  17       LO(24),Def(92),O(4)
  18       LO(36),Def(81),O(3)
  19       LO(24),Def(92),O(4)
  20       LO(24),Def(92),O(4)                                                                                          500,000
  21       LO(24),Def(92),O(5)                                                      99,750
  22       LO(35),GRTR1%orYM(81),O(4)
  23       LO(25),Def(91),O(4)
  24       LO(24),Def(92),O(4)
           LO(35),GRTR1%orYM(81),O(4)                                                                                   328,319
  25       LO(35),GRTR1%orYM(81),O(4)                                                                                   159,000
  26       LO(35),GRTR1%orYM(81),O(4)                                                                                     9,680
  27       LO(35),GRTR1%orYM(81),O(4)                                                                                    92,968
  28       LO(35),GRTR1%orYM(81),O(4)                                                                                    18,471
  29       LO(35),GRTR1%orYM(81),O(4)                                                                                    11,250
  30       LO(35),GRTR1%orYM(81),O(4)                                                                                    36,950
  31       LO(35),GRTR1%orYM(81),O(4)
  32       LO(26),Def(90),O(4)                                                       8,750          287,000             798,000
  33       LO(26),Def(90),O(4)
  34       LO(27),Def(89),O(4)                                                       2,813
  35       LO(25),Def(91),O(4)                                                      12,500
  36       LO(25),Def(90),O(5)                                                                                          468,084
  37       LO(35),GRTR1%orYM(81),O(4)                                                               250,000
  38       LO(25),Def(91),O(4)
  39       LO(25),Def(91),O(4)
  40       LO(26),Def(90),O(4)
  41       LO(25),Def(35),Defor5%(12),Defor4%(12),Defor3%(12),Defor2%(12),
           Defor1%(11),O(1)                                                         30,000
  42       LO(35),GRTR1%orYM(81),O(4)                                                               250,000
  43       LO(25),Def(91),O(4)                                                      11,106
 43.01
 43.02
 43.03
 43.04
 43.05
  44       LO(24),Def(95),O(2)                                                                      150,000
 44.01
 44.02
 44.03
 44.04
 44.05
  45       LO(24),Def(93),O(4)
  46       LO(25),Def(91),O(4)
  47       LO(25),Def(91),O(4)
  48       LO(26),Def(90),O(4)
  49       LO(27),Def(89),O(4)
  50       LO(25),Def(91),O(4)
 50.01
 50.02
  51       LO(26),Def(90),O(4)                                                                      174,000
  52       LO(36),Def(81),O(3)                                                                       24,419
 52.01
 52.02
 52.03
 52.04
 52.05
 52.06
 52.07
 52.08
 52.09
  53       LO(36),Def(81),O(3)
  54       LO(24),Def(89),O(7)
  55       LO(25),Def(31),O(4)
  56       LO(24),Def(92),O(4)
  57       LO(24),Def(92),O(4)                                                      65,670
  58       LO(24),Def(32),O(4)                                                      10,700
  59       LO(26),Def(90),O(4)                                                      15,488                              150,000
  60       LO(25),Def(91),O(4)
 60.01
 60.02
 60.03
  61       LO(47),GRTR1%orYM(69),O(4)
  62       LO(59),GRTR1%orYM(58),O(3)                                            1,097,000
 62.01
 62.02
 62.03
  63       LO(25),Def(91),O(4)                                                     100,000
  64       LO(25),Def(91),O(4)
           LO(24),Def(92),O(4)
  65       LO(24),Def(92),O(4)
  66       LO(24),Def(92),O(4)
  67       LO(27),Def(89),O(4)
 67.01
 67.02
 67.03
  68       LO(25),Def(91),O(4)                                                       3,750
  69       LO(27),Def(89),O(4)
  70       LO(27),Def(89),O(4)                                                       5,625
  71       LO(26),Def(58),O(36)
  72       LO(26),Def(58),O(36)
  73       LO(25),Def(91),O(4)
  74       LO(24),Def(92),O(4)
 74.01
 74.02
  75       LO(36),Def(104),O(4)
  76       LO(27),Def(89),O(4)                                                                       20,000             100,000
  77       LO(27),Def(89),O(4)                                                      16,875
 77.01
 77.02
  78       LO(36),Def(81),O(3)
  79       LO(26),Def(90),O(4)                                                      87,649
  80       LO(25),Def(91),O(4)
  81       LO(59),GRTR1%orYM(57),O(4)                                                                                   110,000
  82       LO(24),Def(92),O(4)                                                                                            3,600
  83       LO(25),Def(91),O(4)
  84       LO(25),Def(91),O(4)
  85       LO(25),Def(91),O(4)                                                      18,750
  86       LO(61),GRTR1%orYM(55),O(4)
  87       LO(26),Def(90),O(4)
  88       LO(24),Def(92),O(4)
  89       LO(26),Def(58),O(36)                                                      3,500
  90       LO(27),Def(89),O(4)                                                                                        1,162,450
  91       LO(24),Def(92),O(4)
  92       LO(24),Def(92),O(4)
  93       LO(24),Def(92),O(4)
 93.01
 93.02
  94       LO(25),Def(91),O(4)
  95       LO(59),GRTR1%orYM(58),O(3)                                                                38,625
  96       LO(25),Def(91),O(4)
  97       LO(24),Def(32),O(4)                                                                        8,320
  98       LO(36),Def(81),O(3)                                                                      521,250             100,000
  99       LO(26),GRTR1%orYM(90),O(4)                                                                                   240,000
  100      LO(25),Def(91),O(4)                                                                      114,000
  101      LO(26),Def(90),O(4)
  102      LO(24),Def(92),O(4)
  103      LO(24),Def(104),O(4)
  104      LO(24),Def(92),O(4)
  105      LO(26),Def(90),O(4)
  106      LO(26),Def(91),O(3)                                                                       20,000
  107      LO(35),GRTR1%orYM(81),O(4)
  108      LO(24),Def(92),O(4)
  109      LO(24),Def(92),O(4)
  110      LO(25),Def(90),O(5)
  111      LO(36),Def(81),O(3)
  112      LO(36),Def(81),O(3)                                                                       40,750
  113      LO(24),Def(92),O(4)
  114      LO(26),Def(90),O(4)                                                                                          180,000
  115      LO(59),LESSofDeforGRTRofYMor1%(57),O(4)                                                                       35,950
  116      LO(59),GRTR1%orYM(58),O(3)                                                                                    45,000
  117      LO(25),Def(91),O(4)
  118      LO(36),Def(81),O(3)                                                                                           50,000
  119      LO(26),Def(90),O(4)                                                      54,375
  120      LO(25),Def(91),O(4)
  121      LO(26),Def(90),O(4)
  122      LO(26),Def(58),O(36)
  123      LO(26),Def(90),O(4)
  124      LO(27),Def(89),O(4)                                                                                           20,000
  125      LO(24),Def(92),O(4)
  126      LO(27),Def(89),O(4)                                                                       22,230             100,000
  127      LO(25),Def(91),O(4)
  128      LO(26),Def(90),O(4)
  129      LO(27),Def(86),O(7)
  130      LO(24),Def(92),O(4)
  131      LO(25),Def(93),O(2)
           LO(26),Def(90),O(4)
  132      LO(26),Def(90),O(4)
  133      LO(26),Def(90),O(4)
  134      LO(35),GRTR1%orYM(78),O(7)                                                                                    39,000
  135      LO(26),Def(90),O(4)                                                       2,000           13,333
  136      LO(35),GRTR1%orYM(82),O(3)
  138      LO(24),Def(93),O(4)                                                                                          222,729
  140      LO(24),Def(92),O(4)                                                                       46,477              50,000
  139      LO(24),Def(92),O(4)
  137      LO(24),Def(92),O(4)
  141      LO(24),Def(92),O(4)
141.01
141.02
  142      LO(26),Def(88),O(6)
  143      LO(24),Def(92),O(4)
  144      LO(26),Def(90),O(4)                                                                      198,000
  145      LO(25),Def(91),O(4)
  146      LO(36),Def(80),O(4)
  147      LO(24),GRTR1%orYM(92),O(4)                                                                15,972
  148      LO(24),Def(89),O(7)                                                     186,160
  149      LO(26),Def(90),O(4)                                                      28,750
  150      LO(35),GRTR1%orYM(82),O(3)                                                               312,400
  151      LO(26),Def(90),O(4)
  152      LO(27),Def(89),O(4)                                                                          745              65,000
  153      LO(27),Def(89),O(4)                                                                          880
  154      LO(25),Def(91),O(4)
  155      LO(24),Def(92),O(4)
  156      LO(26),Def(90),O(4)                                                       1,875            1,563
  157      LO(27),Def(89),O(4)
  158      LO(24),Def(95),O(2)
  159      LO(26),Def(90),O(4)                                                      16,155            1,476             150,000
  160      LO(24),Def(92),O(4)
  161      LO(24),Def(92),O(4)                                                      18,688            1,956               6,259
  162      LO(27),Def(89),O(4)                                                                        6,000              33,000
  163      LO(26),Def(90),O(4)
  164      LO(24),Def(92),O(4)
  165      LO(59),GRTR1%orYM(58),O(3)                                                                51,875
  166      LO(25),Def(93),O(2)                                                                       59,000
  167      LO(26),Def(90),O(4)
  168      LO(27),Def(89),O(4)
  169      LO(26),Def(90),O(4)
  170      LO(26),Def(90),O(4)
  171      LO(26),Def(90),O(4)                                                                        4,750              31,500
  172      LO(27),Def(89),O(4)                                                                          880              30,000
  173      LO(26),Def(90),O(4)                                                                          493               2,932
  174      LO(36),Def(176),O(4)
  175      LO(26),Def(90),O(4)
  176      LO(26),Def(90),O(4)
  177      LO(26),Def(90),O(4)
  178      LO(59),GRTR1%orYM(57),O(4)                                               44,808
  179      LO(48),LESSofDeforGRTRofYMor3%(11),LESSofDeforGRTRofYMor2%(12),
           LESSofDeforGRTRofYMor1%(11),O(2)                                                                              32,224
  180      LO(24),Def(92),O(4)                                                      55,325            8,868
  181      LO(27),Def(89),O(4)
  182      LO(24),Def(92),O(4)                                                                          748
  183      LO(48),LESSofDeforGRTRofYMor3%(11),LESSofDeforGRTRofYMor2%(12),
           LESSofDeforGRTRofYMor1%(11),O(2)                                                                              10,022
  184      LO(27),Def(89),O(4)                                                       2,368
  185      LO(59),GRTR1%orYM(58),O(3)                                                                                    84,133
  186      LO(27),Def(89),O(4)                                                                        1,013
  187      LO(59),GRTR1%orYM(118),O(3)
  188      LO(25),Def(91),O(4)                                                                          250               1,361
  189      LO(24),Def(92),O(4)
  190      LO(26),Def(90),O(4)                                                                                           40,000
  191      LO(25),Def(91),O(4)
  192      LO(26),Def(90),O(4)                                                                      100,000
  193      LO(26),Def(90),O(4)                                                       2,500            1,750
  194      LO(25),Def(151),O(4)                                                                         196               1,635
  195      LO(27),Def(89),O(4)                                                      25,500            2,553               2,029
  196      LO(25),Def(91),O(4)                                                       3,750              840
  197      LO(25),Def(91),O(4)                                                                          419               2,328
  198      LO(26),Def(90),O(4)
  199      LO(36),Def(81),O(3)
  200      LO(36),Def(81),O(3)                                                                       57,500
  201      LO(26),Def(90),O(4)                                                                          620
  202      LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),
           LESSofDeforGRTRofYMor1%(33),O(4)                                                          30,030
  203      LO(25),Def(91),O(4)                                                                          494
203.01
203.02
  204      LO(26),Def(90),O(4)                                                       1,875              592               2,263
  205      LO(27),Def(89),O(4)                                                                          252               2,833
  206      LO(24),Def(92),O(4)
  207      LO(26),Def(90),O(4)                                                                          473
  208      LO(26),Def(90),O(4)
  209      LO(25),Def(91),O(4)
  210      LO(36),Def(176),O(4)
  211      LO(26),Def(90),O(4)

           UPFRONT      UPFRONT      UPFRONT                                           UPFRONT
           RE TAX         INS.        OTHER                                             OTHER
LOAN #   RESERVE ($)   RESERVE ($)  RESERVE ($)                                  RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

   1
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
   2
   3        453,526                 11,252,073   Montpelier LOC (6,747,323), Walgreens LOC (3,530,000), Westland East LOC (775,000),
                                                 Holdback Reserve (100,000),Westland Environmental Reserve (52,500),
                                                 Maybeury South Environmental Reserve (42,750), LOC Transfer Fee Reserve (4,500)
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
   4        188,350        58,708    1,250,000   Debt Service
   5        200,400         7,388      725,000   Carpet Replacement Reserve
   6         43,423        17,542   17,727,044   Valdosta Holdback
   7
   8         44,505        59,293
   9        144,333        10,963       24,706   Leasing Reserve
  10         63,460        53,570       90,116   T-Mobile Repairs (2,000.00), T-Mobile Rent (88,116.00)
 10.01
 10.02
  11        149,543         4,212    2,425,000   Holdback Reserve
  12                        6,573
  13         52,212         8,808       51,917   Hanger Prosthetics Reserve
  14        306,887        84,449
  15
 15.01
 15.02
  16        336,867        34,687
  17         40,366        24,847
  18
  19
  20        197,668         4,006
  21         92,901                     35,984   Woonsocket Bowling Reserve
  22        316,820        56,985    1,050,000   Operating Deficit Escrow
  23         89,368        23,883
  24         57,500        30,068    1,500,000   Debt Service
             62,326        13,978
  25         26,159         6,154
  26          7,280         2,594
  27          6,803         1,031
  28          7,195         1,242
  29          7,536         1,027
  30          3,825           998
  31          3,528           932
  32        115,129        57,845      227,952   Burkert Lease Reserve
  33         88,578        18,373
  34         72,542        20,000      433,883   Sportmart Reserve; Holdback Reserve
  35                                    41,748   Tenant Rent Reserve
  36         55,339                      3,760   West Coast Living Holdback
  37        157,967        57,472
  38         56,363        18,708
  39         56,164
  40         54,144        22,311    1,375,000   Windstorm Insurance Reserve
  41        107,310         1,723      238,000   Elevator Repair Reserve
  42        148,925        51,133
  43         93,246        35,446
 43.01
 43.02
 43.03
 43.04
 43.05
  44        149,490       150,149    1,000,000   Deposit Account Reserve
 44.01
 44.02
 44.03
 44.04
 44.05
  45         13,656        24,268    2,000,000   Holdback Reserve LOC
  46        123,621         1,634
  47        162,639
  48                       34,197
  49         75,668         2,878      430,000   DSCR Reserve
  50
 50.01
 50.02
  51         39,265
  52         24,866         2,682        1,500
 52.01
 52.02
 52.03
 52.04
 52.05
 52.06
 52.07
 52.08
 52.09
  53         56,784        12,092      750,000   Construction Reserve
  54         76,806        12,500      374,201   Sets Reserve
  55         20,995        19,330
  56        119,206        54,832    1,000,000   Laser Fun Zone LOC (600,000); Holdback LOC (400,000)
  57         64,089        29,272
  58         41,535         1,810
  59         30,278        11,618
  60         55,871         3,083        8,295   Mezz Debt Service
 60.01
 60.02
 60.03
  61
  62         40,535        65,640
 62.01
 62.02
 62.03
  63        182,378         3,378
  64         64,500        20,580
             35,163         4,032
  65         18,460         1,851       34,857   Vacant Space (26,440); Laundromat (8,417)
  66         16,703         2,181    1,000,000   Vacant Space
  67                                 2,500,000   Debt Service
 67.01
 67.02
 67.03
  68         54,462        22,491
  69         74,000        15,500
  70
  71         66,709         6,113
  72         69,212         5,535    1,103,381   PIP Reserve
  73
  74         45,592         1,680    2,000,000   Holdback Reserve
 74.01
 74.02
  75
  76         23,165         1,167
  77                                   534,607   Debt Service (59,607); Liquidity Reserve (250,000); Insurance LOC (225,000)
 77.01
 77.02
  78         59,033         4,105
  79        102,000        27,500
  80        106,678
  81         43,075         6,313
  82         49,053        13,028
  83         52,500         1,687
  84          7,231                     53,840   DSCR Holdback
  85         48,832         2,954      115,000   Tenant Renewal Holdback Reserve (75,000); Environmental Reserve (40,000)
  86                        1,486
  87         52,000         4,500
  88         33,557        13,194
  89         27,190         5,707      108,884   PIP Reserve
  90         82,642         3,107      730,500   Kemira Free Rent Reserve (730,000); LOC Transfer Fee (500)
  91         48,115         5,125    1,348,000   Occupancy Reserve LOC (1,200,000), Shotgun Rent Reserve (113,000), Aiyara Rent
                                                 Reserve (35,000)
  92         24,950        10,265
  93         46,667        10,480
 93.01
 93.02
  94         26,136        19,382      900,000   Holdback
  95         40,113         5,892
  96         45,011
  97         67,000
  98        161,510        32,902      600,000   Deferred Maintenance
  99                        7,875      112,500   Aegis Funding Corp. Reserve
  100         5,187        14,121
  101        77,318        55,422
  102        90,936         2,520
  103                                   89,571   Rent Holdback
  104
  105        20,825        15,750
  106        90,838        26,265
  107        29,550        28,820
  108       141,003        80,759       23,628   Cleanup Deductible Reserve (1,000), Hydraulic Repair Reserve (4,500), Existing
                                                 Lease Reserve (18,128)
  109        54,817        22,877
  110        19,470         1,485
  111        32,840         6,150
  112        27,427         2,550        5,375   Environmental
  113                                   36,205   Debt Service
  114        74,952        21,404      720,000   Holdback
  115        63,000        15,214
  116        29,959         2,858
  117         7,000         7,102      500,000   Property Improvement Plan Reserve
  118        29,931         1,333
  119                                  135,000   Starbucks Occupancy Reserve
  120        24,439        10,592
  121
  122        13,731         4,492    1,085,694   PIP Reserve
  123         4,594         1,356      386,000   Big Brown Door Occupancy Reserve (100,000); Trek/Super Suppers Occupancy Reserve
                                                 (286,000)
  124         5,627         2,015
  125        34,078        15,939
  126         3,822
  127        48,502        16,482       34,223   Debt Service
  128         8,490         8,469
  129        20,377
  130        23,499           556       10,800   Wells Fargo Reserve
  131        13,239         2,829
             12,076
  132         7,741
  133         4,335
  134        24,236        18,714        1,000   Environmental
  135        89,335         6,099
  136        39,000         2,767
  138        22,860                    243,585   The Brick Reserve
  140         9,269         2,361        9,664   Environmental Reserve
  139        44,288         1,540      230,000   Holdback Reserve
  137        39,268         7,746
  141        19,704                    500,000   Holdback
141.01
141.02
  142        37,784         4,012
  143                                   28,970   Debt Service
  144        19,253         4,339
  145        10,680                    500,000   Occupancy LOC
  146        29,093
  147        40,340         5,738
  148        48,815         1,685
  149        26,512         3,596
  150        52,667        12,266
  151        30,475
  152        10,649         1,052
  153         5,867         1,164
  154
  155        22,654         1,895       41,577   Debt Service
  156        33,624         1,751
  157        22,116         9,088
  158         3,744         2,133      269,528   Additional Occupancy
  159         7,755         2,208
  160        51,366        16,240      200,000   IHOP/Nextel LOC
  161        17,895         4,038
  162        12,385           209      390,000   Holdback (90,000); DSCR LOC (300,000)
  163        32,395         1,411
  164        36,629         2,497
  165        61,812        23,297
  166        97,923         1,958
  167        33,551
  168        21,442         4,402
  169         4,323         2,067
  170        46,003        14,775
  171         2,667           214      251,000   Firehouse Subs Holdback (51,000); Vacancy Funds Holdback (200,000)
  172         9,236         2,046
  173         4,327         1,409
  174
  175        20,000         7,000      125,000   Cap Ex and TI/LC
  176        13,184        11,994      200,000   Holdback
  177        26,000         1,000
  178        46,130
  179        26,000         3,000      240,000   DSCR Holdback
  180        15,046         5,118
  181        13,339           844
  182         3,341           832      100,000   Environmental Reserve
  183        26,000         4,985
  184         5,017           653
  185        11,494         8,976
  186         5,449           750
  187        54,619        10,882
  188        10,111           711
  189        25,934                    380,813   Certificate of Occupancy Reserve (300,000); T-Mobile Estoppel Reserve (80,813)
  190         4,650         3,739
  191         1,889
  192        54,455         2,007
  193         6,049        10,781
  194        10,379           418        9,000   Rental Income Reserve
  195         7,155         4,246
  196         8,543
  197         2,960         3,089      200,000   Earnout Reserve
  198         4,583
  199         1,833         1,895
  200        26,271         1,813
  201         3,008         3,949
  202        20,195         5,962
  203         3,346                     16,582   Rental Income
203.01
203.02
  204         5,833         1,378
  205         6,250           453
  206
  207         2,144           549
  208         5,361
  209         4,663           572
  210
  211        25,764           208

                                   MONTHLY                                                        MONTHLY
                                    CAPEX                                                          CAPEX
LOAN #                         RESERVE ($)(22)                                                RESERVE CAP ($)
------------------------------------------------------------------------------------------------------------------------------------

   1
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
   2
   3
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
   4
   5                                 6,268
   6                                 6,933
   7
   8                                 4,811
   9                                 5,026
  10                                   317                                                        11,412
 10.01
 10.02
  11                                 1,696
  12
  13                                 2,305
  14
  15
 15.01
 15.02
  16                                 8,750                                                        66,777
  17
  18                                 3,481                                                       125,322
  19
  20                                 1,970                                                        70,914
  21                                17,030
  22                                 6,354
  23                                 4,680                                                       112,320
  24                                 3,550
                                     2,541                                                        87,015
  25                                 1,720                                                        61,908
  26                                   236                                                         8,496
  27                                   150                                                         5,400
  28                                   124
  29                                    94                                                         3,375
  30                                   139                                                         4,995
  31                                    79                                                         2,841
  32
  33
  34                                 1,220                                                        43,920
  35
  36
  37                                 5,708
  38                                10,125
  39                                   633                                                        10,000
  40                                17,012
  41                                 1,958                                                       100,000
  42                                 5,333
  43                                 4,305                                                       258,295
 43.01
 43.02
 43.03
 43.04
 43.05
  44
 44.01
 44.02
 44.03
 44.04
 44.05
  45                                 3,600
  46                                   884
  47                                15,215
  48                                13,948
  49                                 4,175
  50
 50.01
 50.02
  51                                                                                             174,000
  52                                 1,805                                                        64,995
 52.01
 52.02
 52.03
 52.04
 52.05
 52.06
 52.07
 52.08
 52.09
  53                                 2,533                                                       100,000
  54                                 1,136
  55                                 3,980
  56                                   506                                                        12,146
  57                                 1,940                                                        93,084
  58                                   688
  59                                 1,179
  60                                 1,236
 60.01
 60.02
 60.03
  61
  62                      4% of gross annual revenue
 62.01
 62.02
 62.03
  63                                 3,540
  64                                 5,930
                                       608                                                        21,888
  65                                   333                                                        11,988
  66                                   275                                                         9,900
  67
 67.01
 67.02
 67.03
  68
  69                                 6,463
  70                                   845
  71
  72
  73
  74                                   379
 74.01
 74.02
  75                                 3,312
  76                                                                                              20,000
  77                                   336                                                        20,180
 77.01
 77.02
  78                                 1,251                                                        43,362
  79                                20,830                                                       746,481
  80                                10,335
  81                                   563
  82                                 1,200
  83                                 3,417                                                        82,000
  84                                   570
  85                                   950
  86
  87                                 2,290
  88                                 1,024
  89
  90                                 2,033
  91
  92
  93                                 1,072
 93.01
 93.02
  94                                 4,250
  95                                 1,855
  96
  97                      4% of gross annual revenue
  98                                 3,383
  99                                   844
  100                                4,031
  101                                  734
  102                                7,230                             If account >= the sum of 3% of gross revenue for the previous fiscal year and 3% for the fiscal year immediately prior
  103
  104
  105                                  748                                                        35,918
  106                                  939                                                        14,399
  107      2% (2006-2008), 4% (2009 through and including maturity)
  108                                1,182
  109                                  843                                                        30,336
  110                                  597
  111                                  399                                                        14,399
  112                                3,484
  113                                  185
  114                                  874
  115                                1,451                                                        52,000
  116                                1,189                                                        42,819
  117                                9,899
  118                                  845                                                        30,402
  119                                  476                                                         5,710
  120                                4,710                                          4% of NOI for 3 years post closing
  121
  122
  123                                  551
  124                                  453
  125                                  436                                                        20,906
  126                                                                                             22,230
  127                                6,107
  128                                6,342
  129                                  354
  130                                  166
  131                                  873
                                       285                                                        10,260
  132                                  168                                                         6,048
  133                                  117                                                         4,212
  134                                  406
  135                                6,667                                                       240,000
  136                                  717                                                        25,809
  138
  140                                                                                             46,477
  139                                   87                                                         3,118
  137                                  821                                                        20,000
  141                                1,478                                                        35,464
141.01
141.02
  142
  143
  144                                2,361
  145
  146                                1,063
  147                                  228                                                        28,284
  148                                  688
  149                                  613
  150                                2,000                                                        72,000
  151                                  438                                                        15,750
  152                                  372
  153                                  440                                                        15,840
  154
  155                                  728
  156                                  782                                                        18,756
  157                                  272
  158                                  178
  159                                  738
  160                                  162
  161                                  978
  162                                                                                              6,000
  163                                  967
  164                                5,279                             If account >= the sum of 3% of gross revenue for the previous fiscal year and 3% for the fiscal year immediately prior
  165                                2,396
  166                                                                                             59,000
  167                                  494
  168
  169
  170                                1,210
  171
  172                                  440
  173                                  247
  174                                2,271
  175
  176                                  441
  177                                  308
  178                                2,119                                                        28,008
  179                                  194
  180                                4,434
  181
  182                                  374
  183                                  185
  184                                  460                                                        13,276
  185                                  119
  186                                  507
  187                                2,417
  188                                  125
  189                                  125
  190                                  392
  191
  192                                1,245
  193                                  875
  194                                   98
  195                                1,276
  196                                  420                                                        15,117
  197                                  210
  198                                  313
  199                                  250
  200                                  224                                                        13,420
  201                                  310
  202
  203                                  247                                                        14,820
203.01
203.02
  204                                  296
  205                                  126
  206                                  169
  207                                  237                                                         8,519
  208
  209                                  138
  210                                  833
  211

               MONTHLY            MONTHLY             MONTHLY           MONTHLY          MONTHLY                   MONTHLY
                TI/LC          TI/LC RESERVE          RE TAX              INS.            OTHER                     OTHER
LOAN #     RESERVE ($)(23)       CAP ($)(23)        RESERVE ($)       RESERVE ($)      RESERVE ($)           RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

   1
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
   2
   3                                                  113,337
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
   4                                                  33,333             14,677
   5                             1,600,000            66,800             7,388
   6            20,579                                21,712             8,771
   7
   8                                                  22,253             5,390
   9            12,500           1,150,000            36,083             3,654
  10            3,175             114,300             28,588             6,696
 10.01
 10.02
  11                                                  47,104             2,106
  12                                                                     3,860
  13                              450,000              8,702             2,936
  14                                                  27,899             9,383
  15
 15.01
 15.02
  16                                                  42,108
  17                                                  38,658             2,761
  18            16,667            800,000
  19
  20                              500,000             39,534             4,006
  21                                                  46,451
  22                                                  45,260             6,473
  23                                                  17,874             3,980
  24                                                   9,583             3,758
                8,000             252,000             15,582             3,796
  25            2,000              72,000              6,540             1,539
  26            1,000              36,000              1,820              865
  27            1,000              36,000              1,701              258
  28            1,000              36,000              1,799              311
  29            1,000              36,000              1,884              342
  30            1,000              36,000               956               249
  31            1,000                                   882               233
  32                              500,000             16,447             5,061
  33                                                  22,145             2,625
  34            4,067             200,000             18,135             1,833           17,500       Sportmart Reserve
  35
  36                                                  11,068
  37                                                  22,567             6,362
  38                                                   9,394             9,354
  39            5,061             100,000             11,233
  40                                                  13,536             11,156
  41            1,021                                 53,655             1,723
  42                                                  21,275             5,711
  43                                                  13,323             2,582
 43.01
 43.02
 43.03
 43.04
 43.05
  44                                                  35,926             21,450
 44.01
 44.02
 44.03
 44.04
 44.05
  45                                                   9,188             4,854
  46            2,947             106,082             20,603             1,634
  47                                                  18,071
  48                                                  15,000             3,800
  49                                                  10,810             1,439
  50
 50.01
 50.02
  51                                                   9,817
  52            3,333                                 13,239             2,682
 52.01
 52.02
 52.03
 52.04
 52.05
 52.06
 52.07
 52.08
 52.09
  53                                                                     2,418
  54            2,878             103,608             15,362             2,500
  55                                                   6,999             3,866
  56            4,656             111,747             11,193             10,966
  57                                                  21,363             3,659
  58                                                   8,307              905
  59                              150,000             10,093              968
  60            8,242                                  8,467             1,542            8,295       Mezzanine Debt Service Reserve
 60.01
 60.02
 60.03
  61
  62                                                  13,512                             25,614       Renovation Escrow
 62.01
 62.02
 62.03
  63                                                  26,054             3,378
  64                                                  13,250             2,940
                2,416             145,000              5,861              899
  65            1,333              80,000              3,077              463
  66            1,083              65,000              2,784              436
  67
 67.01
 67.02
 67.03
  68                                                   7,780             2,811
  69                                                  14,626             7,237
  70            5,633              75,000              9,233             1,247
  71                                                  11,118             1,528
  72                                                   8,652             1,384
  73
  74            1,262                                  7,599             1,680
 74.01
 74.02
  75                                                                     2,875
  76                              100,000              4,633             1,167
  77
 77.01
 77.02
  78            4,167             150,000              8,433             1,368
  79                                                  14,496             4,483
  80                                                  11,853
  81            4,167             100,000              7,179             1,578
  82                              129,584              7,008             1,448
  83                                                   5,250             1,687
  84                                                   3,616
  85            3,050              73,200             12,766             1,477
  86                                                                     1,486
  87                                                  12,773             2,088
  88            6,250             150,000              3,051             1,613
  89                                                   4,532             1,427
  90                                                   9,182             1,036
  91            2,300             250,000              4,812              732
  92                                                  11,700             1,027
  93                                                   4,667             2,096
 93.01
 93.02
  94                                                   6,534             3,230
  95                                                  13,371             1,473
  96                                                  22,505
  97                                                   5,863             2,605
  98                                                  23,073
  99                                                   6,448              875
  100                                                  1,037             3,530
  101           1,500             150,000             12,886             7,244
  102                                                 11,367             1,260
  103
  104
  105                              90,000              6,942             1,750
  106           4,167             200,000             10,093             2,627            3,333       Roof Escrow
  107                                                  7,388             2,882
  108           2,664                                 14,100             8,973
  109                                                  4,983             1,760
  110                                                  6,490              742
  111           1,500              54,000              3,582              683
  112                                                  4,794             2,550
  113
  114                             180,000             13,741             1,784
  115           3,917             150,000              8,893             1,268
  116                                                  9,986              714
  117                                                 12,502             2,367
  118                                                  2,993              667
  119           1,192              42,900              5,504              447
  120                                                  4,073             1,765
  121
  122                                                  4,577             1,123
  123           1,833             110,000              4,594             1,356
  124           5,000             140,000              2,814             1,007
  125                                                 11,360             1,771
  126                             100,000              3,427              514
  127                                                  6,063             2,747
  128                                                  4,245             1,059
  129                                                  5,094
  130           5,556             200,000              7,833              556
  131           1,250              75,000              6,620              943
                1,375              66,000              6,043
  132            750               36,000              3,870
  133            625               30,000              2,172
  134           5,833              70,000              5,917             6,238
  135                                                  9,926             3,049
  136           2,500             150,000              9,750              692
  138                                                  7,620
  140                              50,000              4,635              262
  139           1,212              43,646              6,327              770
  137                                                  6,545              861
  141                                                  4,523
141.01
141.02
  142                                                  6,297             1,003
  143
  144                                                  9,626             2,170
  145                                                  5,340
  146                                                  6,090
  147           1,083              39,000              5,042              638
  148           1,542             111,000              8,136
  149           1,546                                 13,256              599
  150                                                  4,788             1,227
  151           4,167                                  6,095
  152           1,852              85,000              5,325              526
  153                                                  2,933              582
  154                             175,000
  155           2,928             105,417             11,327             1,895
  156                                                  4,318              875
  157                                                  5,529             1,298
  158           1,000              36,000               624               533
  159           2,545             150,000              3,878             1,104
  160           1,250              45,000              6,421             1,804
  161           3,129             112,654              5,965             2,019
  162                              33,000              2,064              209
  163                                                  3,676              706
  164                                                  4,579             1,248
  165                                                  8,830             2,066
  166                                                 10,992             1,958
  167                                                  8,388
  168                                                  5,361              880
  169                                                  1,441              344
  170           3,900                                  4,600             2,463
  171                                                  2,667               31
  172           2,173              55,000              4,618             1,023
  173           1,466                                  2,164              704
  174                                                  5,031             2,026
  175                                                  2,158             1,121
  176           1,325                                  3,500             1,950
  177           1,334                                  6,831              349
  178           2,083              75,000              7,688              726
  179           1,343              64,448              3,568             1,391
  180                                                  7,523             1,279
  181                                                  4,446              281
  182           1,775                                  1,671              416
  183            835               40,088              4,279             1,662
  184           1,645              76,000              2,508              327
  185            833                                   1,277             2,992
  186                                                  2,724              375
  187                                                  6,069             2,716
  188            680                                   2,022              356
  189            667               40,000              3,242              329
  190           2,000             100,000              1,163              534
  191                                                   703               500
  192                                                  5,478             1,003
  193                                                  2,082             1,078
  194            818               40,000              1,297              209
  195           1,015                                  3,577             2,123
  196                                                  4,271
  197           1,164                                   740               343
  198                                                  4,583              267
  199                                                  1,833              632
  200           1,250              40,000              5,254              302
  201                                                  1,504              439
  202                                                  5,049              852
  203                                                  1,673
203.01
203.02
  204           1,132              36,000              2,917              689
  205           1,417              68,000              3,125              226
  206
  207                                                  1,072              183
  208                                                  1,276
  209                                                   933               191
  210                                                  1,331              583
  211                                                  5,153              104

                   LOAN               CROSSED          RELATED                                                            YEAR
LOAN #           PURPOSE                LOAN           BORROWER             TITLE TYPE             YEAR BUILT           RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

   1            Refinance                                                 Fee/Leasehold              Various             Various
 1.01                                                                     Fee                         1997
 1.02                                                                     Leasehold                   1998
 1.03                                                                     Leasehold                   1998
 1.04                                                                     Fee                         1997
 1.05                                                                     Leasehold                   1995                 2005
 1.06                                                                     Fee                         1998
   2            Refinance                                                 Fee                         1948                 1988
   3            Refinance                                                 Fee                        Various             Various
 3.01                                                                     Fee                         2004
 3.02                                                                     Fee                         1974                 1999
 3.03                                                                     Fee                         1972                 1982
 3.04                                                                     Fee                         2003
 3.05                                                                     Fee                         2006
 3.06                                                                     Fee                         1963
 3.07                                                                     Fee                         1993                 2005
 3.08                                                                     Fee                         1954                 1969
 3.09                                                                     Fee                         1955                 2004
 3.10                                                                     Fee                         1969                 1986
 3.11                                                                     Fee                         2006
 3.12                                                                     Fee                         1960                 1999
 3.13                                                                     Fee                         1998                 2000
 3.14                                                                     Fee                         1963                 2006
 3.15                                                                     Fee                         1986
 3.16                                                                     Fee                         1972                 2003
 3.17                                                                     Fee                         2005
 3.18                                                                     Fee                         1995                 2005
 3.19                                                                     Fee                         1998                 2000
 3.20                                                                     Fee                         1965                 2005
 3.21                                                                     Fee                         1970
 3.22                                                                     Fee                         1963
 3.23                                                                     Fee                         1968                 1986
 3.24                                                                     Fee                         1985
 3.25                                                                     Fee                         1976                 1987
 3.26                                                                     Fee                         1988
 3.27                                                                     Fee                         1966
 3.28                                                                     Fee                         1969
 3.29                                                                     Fee                         1958                 1967
 3.30                                                                     Fee                         1980
 3.31                                                                     Fee                         1984
 3.32                                                                     Fee                         1957
 3.33                                                                     Fee                         1997
 3.34                                                                     Fee                         2002
 3.35                                                                     Fee                         1955
 3.36                                                                     Fee                         1961
 3.37                                                                     Fee                         1970
 3.38                                                                     Fee                         1959
 3.39                                                                     Fee                         1965
 3.40                                                                     Fee                         1972
 3.41                                                                     Fee                         2002
 3.42                                                                     Fee                         1973
 3.43                                                                     Fee                         1962
 3.44                                                                     Fee                         1962
 3.45                                                                     Fee                         1958
   4           Acquisition                                                Fee                         2006
   5           Acquisition                                                Fee/Leasehold               1989
   6           Acquisition                                                Fee                         1983                 2005
   7           Acquisition                                                Fee                         1991                 2005
   8           Acquisition                                                Fee                         1980                 2005
   9           Acquisition                                                Fee                       1983/1990           2004/2005
  10            Refinance                                                 Fee                        Various             Various
 10.01                                                                    Fee                         1925                 2002
 10.02                                                                    Fee                         1912                 2004
  11            Refinance                                                 Fee                         1971
  12           Acquisition                                                Fee                         1990              1998, 2000
  13            Refinance                                                 Fee                         1966
  14            Refinance                                                 Fee                         2001
  15           Acquisition                              Yes (2)           Fee                        Various
 15.01                                                                    Fee                         2000
 15.02                                                                    Fee                         2003
  16           Acquisition                              Yes (3)           Fee                         2004
  17            Refinance                                                 Fee                         2004
  18            Refinance                                                 Fee                         2006
  19            Refinance                                                 Fee/Leasehold               2000
  20           Acquisition                                                Fee                         2001                 2004
  21           Acquisition                                                Fee                         1966                 1992
  22           Acquisition                              Yes (1)           Fee                         2005
  23            Refinance                                                 Fee                         2000
  24            Refinance                                                 Fee                         2005
               Acquisition           Yes                                  Fee                        Various             Various
  25           Acquisition           Yes                Yes (7)           Fee                         1972                 2001
  26           Acquisition           Yes                Yes (7)           Fee                         1999
  27           Acquisition           Yes                Yes (7)           Fee                         2006
  28           Acquisition           Yes                Yes (7)           Fee                         2006
  29           Acquisition           Yes                Yes (7)           Fee                         2005
  30           Acquisition           Yes                Yes (7)           Fee                         2006
  31           Acquisition           Yes                Yes (7)           Fee                         1979                 1992
  32           Acquisition                                                Fee                         1999
  33            Refinance                                                 Leasehold                   1984
  34            Refinance                                                 Fee                         1987
  35            Refinance                                                 Fee                         1969                 2006
  36            Refinance                                                 Fee                         2005
  37            Refinance                               Yes (1)           Fee                         1992
  38           Acquisition                              Yes (6)           Fee                         1979
  39            Refinance                                                 Fee                         1986                 2001
  40            Refinance                                                 Leasehold                   1925
  41            Refinance                                                 Fee                       1924-1992              2005
  42            Refinance                               Yes (1)           Fee                         1990
  43            Refinance                                                 Fee                        Various             Various
 43.01                                                                    Fee                         2000                 2006
 43.02                                                                    Fee                         1998
 43.03                                                                    Fee                         2001
 43.04                                                                    Fee                         1990
 43.05                                                                    Fee                         1989
  44            Refinance                                                 Fee                        Various             Various
 44.01                                                                    Fee                         1978
 44.02                                                                    Fee                         1974                 2003
 44.03                                                                    Fee                         1973                 2004
 44.04                                                                    Fee                         2001
 44.05                                                                    Fee                         1986                 2003
  45            Refinance                                                 Fee                         2006
  46           Acquisition                                                Fee                         1971
  47            Refinance                               Yes (5)           Fee                         2004
  48            Refinance                                                 Fee/Leasehold               2004
  49            Refinance                                                 Fee                         1986                 2005
  50           Acquisition                              Yes (2)           Fee                         2000
 50.01                                                                    Fee                         2000
 50.02                                                                    Fee                         2000
  51            Refinance                                                 Fee                         2004
  52            Refinance                                                 Fee                        Various
 52.01                                                                    Fee                         1959                 2002
 52.02                                                                    Fee                         1920                 2001
 52.03                                                                    Fee                         2002
 52.04                                                                    Fee                         1967                 2000
 52.05                                                                    Fee                         1992                 2001
 52.06                                                                    Fee                         1972                 2003
 52.07                                                                    Fee                       2001-2002
 52.08                                                                    Fee                         1920                 2002
 52.09                                                                    Fee                         1920                 2002
  53            Refinance                                                 Fee                         1987                 2005
  54            Refinance                                                 Fee                         1963                 1994
  55            Refinance                                                 Fee                         1974                 2005
  56            Refinance                                                 Fee                         1997                 2006
  57           Acquisition                              Yes (8)           Fee                         1922                 1966
  58           Acquisition                                                Fee                         1977
  59            Refinance                                                 Fee                         1984                 2003
  60           Acquisition                                                Fee                        Various
 60.01                                                                    Fee                         2004
 60.02                                                                    Fee                         2000
 60.03                                                                    Fee                         2001
  61           Acquisition                                                Fee                         2001
  62            Refinance                                                 Fee                        Various
 62.01                                                                    Fee                         1964                 2006
 62.02                                                                    Fee                         1978                 2006
 62.03                                                                    Fee                         1977                 2006
  63           Acquisition                                                Fee                         1996
  64            Refinance                                                 Fee                         2005
                Refinance                                                 Fee                        Various
  65            Refinance            Yes                Yes (9)           Fee                         2005
  66            Refinance            Yes                Yes (9)           Fee                       2005-2006
  67            Refinance                                                 Fee                        Various
 67.01                                                                    Fee                      1985, 2005
 67.02                                                                    Fee                   1962, 1980, 1985
 67.03                                                                    Fee                         2002
  68            Refinance                                                 Fee                         1925                 2006
  69            Refinance                                                 Fee                         1971                 2005
  70            Refinance                                                 Fee                         1967                 2004
  71           Acquisition                              Yes (4)           Fee                         1996                 2006
  72           Acquisition                              Yes (4)           Fee                         1999
  73           Acquisition                              Yes (2)           Fee                         2003
  74           Acquisition                                                Fee                        Various             Various
 74.01                                                                    Fee                         1999
 74.02                                                                    Fee                         2000                 2006
  75      Construction Take Out                                           Fee                         2002
  76           Acquisition                             Yes (11)           Fee                         1995                 2006
  77           Acquisition                                                Fee                        Various
 77.01                                                                    Fee                         2004
 77.02                                                                    Fee                         2001
  78            Refinance                                                 Fee                         1984
  79            Refinance                                                 Fee                         1986                 2005
  80            Refinance                               Yes (5)           Fee/Leasehold               2001
  81            Refinance                                                 Fee                         1986
  82            Refinance                                                 Fee                         1964
  83            Refinance                                                 Fee                         2006
  84            Refinance                               Yes (5)           Fee/Leasehold               2006
  85           Acquisition                                                Fee                         1977                 1992
  86            Refinance                                                 Leasehold                   2006
  87           Acquisition                             Yes (12)           Leasehold                   2004
  88            Refinance                                                 Fee                         1928                 2006
  89           Acquisition                              Yes (4)           Fee                         1997                 2004
  90            Refinance                                                 Fee                         1992
  91            Refinance                                                 Fee                         2005
  92            Refinance                                                 Fee                         2001
  93            Refinance                                                 Fee                        Various             Various
 93.01                                                                    Fee                         2002                 2004
 93.02                                                                    Fee                         2004
  94            Refinance                                                 Fee                         1978                 2005
  95            Refinance                              Yes (10)           Fee                         1990
  96            Refinance                                                 Fee                      1926, 1931
  97            Refinance                                                 Fee                         2005
  98           Acquisition                              Yes (3)           Fee                         1984
  99            Refinance                                                 Fee                         2006
  100          Acquisition                              Yes (6)           Fee                         1981
  101           Refinance                                                 Fee                         2005
  102           Refinance                              Yes (13)           Fee                         2004
  103          Acquisition                                                Fee                         2006
  104           Refinance                                                 Fee                         1966                 1988
  105           Refinance                                                 Leasehold                   2003
  106           Refinance                                                 Fee                         1989
  107     Construction Take Out                                           Fee                         2005
  108           Refinance                                                 Fee                         1972
  109           Refinance                                                 Fee                         2001
  110          Acquisition                                                Fee                         1963                 1998
  111           Refinance                                                 Fee                         1925              1995, 2005
  112           Refinance                                                 Fee                         1966                 2005
  113          Acquisition                                                Fee                         2006
  114          Acquisition                                                Fee                         1988
  115           Refinance                              Yes (15)           Fee                         1985
  116           Refinance                              Yes (10)           Fee                         1990
  117          Acquisition                                                Fee                         1994                 2005
  118          Acquisition                                                Fee                         1998
  119           Refinance                                                 Fee                         1987
  120           Refinance                                                 Fee                         2005
  121           Refinance                                                 Fee                         1986
  122          Acquisition                              Yes (4)           Fee                         1989
  123          Acquisition                                                Fee                         2005
  124           Refinance                                                 Fee                         1997
  125           Refinance                               Yes (8)           Fee                         1930                 2003
  126           Refinance                                                 Fee                         1980
  127           Refinance                                                 Fee                         1994                 2005
  128           Refinance                                                 Fee                         1986
  129           Refinance                              Yes (14)           Fee                         1995
  130          Acquisition                                                Fee                         2005
  131           Refinance                                                 Fee                         1978                 2005
               Acquisition           Yes                                  Fee                        Various
  132          Acquisition           Yes                Yes (9)           Fee                         2004
  133          Acquisition           Yes                Yes (9)           Fee                         2005
  134          Acquisition                             Yes (16)           Fee                         1978
  135           Refinance                                                 Fee                         2004
  136           Refinance                                                 Fee                         1998
  138           Refinance                                                 Fee                         2006
  140           Refinance                                                 Fee                         1991
  139           Refinance                                                 Fee                         2006
  137           Refinance                                                 Fee                         2004
  141           Refinance                                                 Fee                        Various               2005
141.01                                                                    Fee                         1966                 2005
141.02                                                                    Fee                         2002                 2005
  142           Refinance                                                 Fee                         1989
  143          Acquisition                                                Fee                         1995
  144           Refinance                              Yes (18)           Fee                         1994
  145           Refinance                                                 Fee                         2004
  146          Acquisition                                                Fee                         1984                 2006
  147           Refinance                                                 Fee                         1995
  148           Refinance                                                 Fee                         1980                 2006
  149           Refinance                                                 Fee                         1987
  150           Refinance                                                 Fee                         1994
  151          Acquisition                                                Fee                         1976                 1992
  152           Refinance                              Yes (17)           Fee                         1982                 2002
  153          Acquisition                                                Fee                         2004
  154          Acquisition                                                Fee                         2006
  155           Refinance                                                 Fee                         1979                 2003
  156           Refinance                                                 Fee                         1995                 2000
  157           Refinance                                                 Fee                         1994
  158           Refinance                                                 Fee                         2006
  159           Refinance                                                 Fee                         1964                 1986
  160           Refinance                                                 Fee                         2001
  161          Acquisition                                                Fee                         1964                 1989
  162          Acquisition                             Yes (19)           Fee                         2005
  163           Refinance                                                 Fee                         1998
  164           Refinance                              Yes (13)           Fee                         1991                 2004
  165           Refinance                                                 Fee                         1984
  166           Refinance                                                 Fee                       1968-1973              1993
  167           Refinance                              Yes (14)           Leasehold                   1974
  168           Refinance                                                 Fee                         1987
  169           Refinance                                                 Fee                         2005
  170           Refinance                                                 Fee                         1969                 1984
  171           Refinance                              Yes (19)           Fee                         2005
  172          Acquisition                             Yes (17)           Fee                         1973                 2002
  173           Refinance                                                 Fee                         1986
  174     Construction Take Out                        Yes (21)           Fee                         1972              2004/2005
  175           Refinance                                                 Fee                         1992                 2005
  176           Refinance                                                 Fee                         2004
  177          Acquisition                             Yes (12)           Fee                         2004
  178          Acquisition                             Yes (15)           Fee                         1980
  179          Acquisition                             Yes (20)           Fee                         1997
  180          Acquisition                                                Fee                      1940 & 1950
  181          Acquisition                                                Fee                         1941                 2005
  182          Acquisition                             Yes (11)           Fee                         1997
  183          Acquisition                             Yes (20)           Fee                         1997
  184          Acquisition                                                Fee                         1996
  185          Acquisition                             Yes (16)           Fee                         2006
  186           Refinance                                                 Fee                         2004
  187     Construction Take Out                                           Fee                         2004
  188          Acquisition                                                Fee                         2001
  189          Acquisition                                                Fee                         2005
  190           Refinance                                                 Fee                         1987
  191          Acquisition                                                Fee                         1981
  192           Refinance                              Yes (18)           Fee                         1994
  193           Refinance                                                 Fee                         1968                 2001
  194           Refinance                                                 Fee                         2005
  195          Acquisition                                                Fee                         1982
  196           Refinance                                                 Fee                         1984
  197           Refinance                                                 Fee                         2002
  198           Refinance                                                 Fee                         1968
  199          Acquisition                                                Fee                         1988                 2006
  200           Refinance                                                 Fee                         1992                 2006
  201           Refinance                                                 Fee                         1972
  202           Refinance                                                 Fee                       1998-2003
  203           Refinance                                                 Fee                        Various
203.01                                                                    Fee                         1931
203.02                                                                    Fee                         1941
  204           Refinance                                                 Fee                         1992
  205          Acquisition                                                Fee                         2002
  206          Acquisition                                                Fee                         1998
  207           Refinance                                                 Fee                      1978, 1987
  208          Acquisition                                                Fee                         1985
  209           Refinance                                                 Fee                         1960
  210     Construction Take Out                        Yes (21)           Fee                         2003
  211          Acquisition                                                Fee                          NAP

             TOTAL SF/UNITS/          UNIT OF                                OCCUPANCY            APPRAISED              APPRAISAL
LOAN #         ROOMS/PADS             MEASURE          OCCUPANCY %             DATE           VALUE ($)(7)(9)(26)        DATE(24)
------------------------------------------------------------------------------------------------------------------------------------

   1                   1,473          Rooms              75.15                5/31/2006             345,800,000            Various
 1.01                    273          Rooms              77.50                5/31/2006              74,900,000           7/7/2006
 1.02                    251          Rooms              78.70                5/31/2006              62,600,000           7/7/2006
 1.03                    247          Rooms              79.10                5/31/2006              63,300,000          6/30/2006
 1.04                    253          Rooms              75.10                5/31/2006              55,900,000           7/6/2006
 1.05                    225          Rooms              81.60                5/31/2006              54,500,000           7/6/2006
 1.06                    224          Rooms              57.50                5/31/2006              34,600,000           7/6/2006
   2                 472,318           SF                96.65                 6/5/2006             389,000,000          7/28/2006
   3               1,868,121           SF                88.26                8/31/2006             186,430,000            Various
 3.01                159,600           SF                76.18                8/31/2006              31,300,000           6/2/2006
 3.02                135,351           SF                85.29                8/31/2006              18,500,000           6/1/2006
 3.03                370,470           SF                89.53                8/31/2006              18,200,000           6/1/2006
 3.04                 98,262           SF                93.54                8/31/2006              12,900,000           6/2/2006
 3.05                 51,668           SF                72.12                8/31/2006               1,250,000           6/2/2006
 3.06                 92,586           SF                100.00               8/31/2006              11,000,000           6/2/2006
 3.07                 56,095           SF                94.28                8/31/2006               9,800,000           6/2/2006
 3.08                 53,445           SF                75.83                8/31/2006               7,100,000           6/1/2006
 3.09                 44,495           SF                97.17                8/31/2006               6,800,000           6/1/2006
 3.10                 46,295           SF                100.00               8/31/2006               5,000,000           6/1/2006
 3.11                 14,820           SF                100.00               8/31/2006               1,030,000           6/3/2006
 3.12                 35,975           SF                83.24                8/31/2006               4,500,000           6/1/2006
 3.13                 55,578           SF                100.00               8/31/2006               4,900,000          6/14/2006
 3.14                 24,030           SF                96.25                8/31/2006               4,300,000           6/1/2006
 3.15                 39,485           SF                96.10                8/31/2006               5,100,000           6/2/2006
 3.16                 34,894           SF                96.80                8/31/2006               4,500,000           6/1/2006
 3.17                 39,221           SF                60.22                8/31/2006               3,410,000           6/2/2006
 3.18                 51,323           SF                88.25                8/31/2006               3,400,000           6/2/2006
 3.19                 53,852           SF                86.81                8/31/2006               3,300,000           6/1/2006
 3.20                 19,910           SF                77.77                8/31/2006               2,800,000           6/2/2006
 3.21                 25,240           SF                85.22                8/31/2006               3,000,000           6/1/2006
 3.22                 23,362           SF                 5.99                8/31/2006               2,530,000           6/2/2006
 3.23                 18,990           SF                97.92                8/31/2006               2,800,000          6/14/2006
 3.24                 17,345           SF                96.60                8/31/2006               2,700,000           6/1/2006
 3.25                 18,460           SF                67.09                8/31/2006               2,300,000           6/1/2006
 3.26                  6,286           SF                100.00               8/31/2006               1,100,000           6/2/2006
 3.27                 36,765           SF                100.00               8/31/2006               1,100,000           6/3/2006
 3.28                 29,040           SF                100.00               8/31/2006               1,100,000           6/3/2006
 3.29                 23,330           SF                100.00               8/31/2006               1,020,000           6/3/2006
 3.30                 10,680           SF                66.15                8/31/2006               1,000,000           6/1/2006
 3.31                  4,993           SF                100.00               8/31/2006               1,000,000           6/2/2006
 3.32                 30,035           SF                100.00               8/31/2006                 890,000           6/3/2006
 3.33                 28,414           SF                100.00               8/31/2006                 960,000           6/3/2006
 3.34                  6,690           SF                100.00               8/31/2006                 740,000           6/1/2006
 3.35                 21,515           SF                100.00               8/31/2006                 830,000           6/3/2006
 3.36                  9,500           SF                100.00               8/31/2006                 680,000           6/3/2006
 3.37                 10,200           SF                100.00               8/31/2006                 850,000           6/1/2006
 3.38                 25,005           SF                100.00               8/31/2006                 510,000           6/3/2006
 3.39                  7,300           SF                100.00               8/31/2006                 420,000           6/3/2006
 3.40                 14,195           SF                61.96                8/31/2006                 350,000           6/3/2006
 3.41                  4,406           SF                100.00               8/31/2006                 540,000           6/1/2006
 3.42                  8,925           SF                100.00               8/31/2006                 310,000           6/3/2006
 3.43                  4,810           SF                100.00               8/31/2006                 270,000           6/3/2006
 3.44                  3,730           SF                100.00               8/31/2006                 250,000           6/3/2006
 3.45                  1,550           SF                100.00               8/31/2006                  90,000           6/3/2006
   4                     336          Rooms              76.76                5/30/2006             168,000,000           6/1/2009
   5                 376,134           SF                100.00                5/1/2006              71,150,000           5/9/2006
   6                 442,832           SF                91.17                 9/6/2006              75,000,000           9/1/2007
   7               1,216,499           SF                100.00               5/10/2006              48,500,000          4/12/2006
   8                 343,069           SF                93.63                6/30/2006              40,500,000          1/24/2006
   9                 301,697           SF                96.79                 4/1/2006              40,575,000          2/22/2006
  10                 107,543           SF                100.00                 Various              42,300,000          4/17/2006
 10.01                88,000           SF                100.00               7/31/2006              24,500,000          4/17/2006
 10.02                19,543           SF                100.00               3/31/2006              17,800,000          4/17/2006
  11                     407          Pads               95.82                5/17/2006              37,900,000           1/1/2009
  12                 333,600           SF                100.00                6/1/2006              37,400,000          5/24/2006
  13                 120,021           SF                95.61                8/11/2006              37,600,000          6/23/2006
  14                     328          Units              99.09                6/20/2006              35,000,000          6/29/2006
  15                 104,860           SF                100.00               6/19/2006              39,200,000           5/1/2006
 15.01                54,257           SF                100.00               6/19/2006              20,900,000           5/1/2006
 15.02                50,603           SF                100.00               6/19/2006              18,300,000           5/1/2006
  16                     420          Units              92.90                6/30/2006              37,030,000           5/2/2006
  17                 129,856           SF                87.00                5/17/2006              40,000,000           6/9/2006
  18                 417,744           SF                100.00               5/25/2006              34,000,000          4/20/2006
  19                     326          Units              99.69                4/11/2006              46,300,000          4/14/2006
  20                 156,486           SF                100.00               8/21/2006              36,500,000          7/10/2006
  21                 295,722           SF                85.80                7/26/2006              31,800,000          6/30/2006
  22                     305          Units              89.50                 6/1/2006              28,200,000           5/4/2006
  23                     312          Units              94.87                6/14/2006              31,700,000          6/12/2006
  24                     132          Units              100.00               5/22/2006              26,300,000          5/15/2006
                     165,458           SF                100.00                 Various              24,655,000            Various
  25                  99,707           SF                100.00                5/2/2006               8,950,000          2/10/2006
  26                  18,891           SF                100.00                5/2/2006               3,875,000          2/10/2006
  27                  12,000           SF                100.00               4/26/2006               1,530,000           4/8/2006
  28                   9,945           SF                100.00                5/2/2006               3,500,000          8/10/2006
  29                   7,500           SF                100.00                5/2/2006               3,050,000           2/9/2006
  30                  11,100           SF                100.00                5/2/2006               2,500,000          10/1/2006
  31                   6,315           SF                100.00                5/2/2006               1,250,000          2/11/2006
  32                 204,800           SF                100.00               7/31/2006              26,000,000           5/3/2006
  33                 230,626           SF                98.27                7/25/2006              24,800,000          3/30/2006
  34                  97,600           SF                100.00               4/20/2006              24,100,000           5/9/2006
  35                 150,453           SF                95.48                7/13/2006              27,100,000           6/9/2006
  36                 129,500           SF                86.39                5/31/2006              34,450,000          6/20/2006
  37                     274          Units              93.00                5/25/2006              21,000,000          6/13/2006
  38                     486          Units              94.65                6/13/2006              20,000,000           6/5/2006
  39                  49,125           SF                100.00               4/17/2006              20,800,000          7/11/2006
  40                     164          Rooms              71.70                3/31/2006              29,000,000          4/25/2006
  41                  47,000           SF                100.00               5/15/2006              21,200,000          4/17/2006
  42                     256          Units              89.50                5/25/2006              18,300,000          6/13/2006
  43                 515,080           SF                83.39                6/20/2006              22,200,000           6/7/2006
 43.01               175,235           SF                79.93                6/20/2006               6,300,000           6/7/2006
 43.02               121,040           SF                79.26                6/20/2006               6,500,000           6/7/2006
 43.03                90,125           SF                83.00                6/20/2006               3,900,000           6/7/2006
 43.04                92,680           SF                95.30                6/20/2006               3,100,000           6/7/2006
 43.05                36,000           SF                84.38                6/20/2006               2,400,000           6/7/2006
  44                 430,152           SF                100.00               6/16/2006              24,560,000            Various
 44.01               104,598           SF                100.00               6/16/2006               7,960,000          5/16/2006
 44.02               105,000           SF                100.00               6/16/2006               7,200,000          5/18/2006
 44.03                69,954           SF                100.00               6/16/2006               3,500,000          5/22/2006
 44.04                50,600           SF                100.00               6/16/2006               3,400,000          6/20/2006
 44.05               100,000           SF                100.00               6/16/2006               2,500,000          5/22/2006
  45                     144          Units              82.11                8/24/2006              19,600,000          7/13/2006
  46                  70,721           SF                96.03                4/30/2006              20,100,000         05/19/2006
  47                     158          Rooms              75.17                3/31/2006              18,400,000          5/25/2006
  48                     120          Rooms              83.01                4/30/2006              18,000,000          5/15/2006
  49                     167          Units              98.20                5/24/2006              15,775,000          4/25/2006
  50                  28,184           SF                100.00               6/19/2006              18,200,000           5/1/2006
 50.01                14,159           SF                100.00               6/19/2006              10,800,000           5/1/2006
 50.02                14,025           SF                100.00               6/19/2006               7,400,000           5/1/2006
  51                     123          Rooms              74.91                3/31/2006              17,800,000           5/1/2006
  52                 108,189           SF                100.00                6/1/2006              16,530,000            Various
 52.01                26,100           SF                100.00                6/1/2006               2,850,000          4/10/2006
 52.02                19,866           SF                100.00                6/1/2006               2,800,000          4/10/2006
 52.03                10,000           SF                100.00                6/1/2006               1,950,000          4/12/2006
 52.04                10,000           SF                100.00                6/1/2006               1,800,000          4/17/2006
 52.05                 7,000           SF                100.00                6/1/2006               1,700,000           4/7/2006
 52.06                 8,760           SF                100.00                6/1/2006               1,490,000          4/14/2006
 52.07                 8,345           SF                100.00                6/1/2006               1,540,000          4/11/2006
 52.08                 5,986           SF                100.00                6/1/2006               1,250,000          4/14/2006
 52.09                12,132           SF                100.00                6/1/2006               1,150,000          4/10/2006
  53                 152,000           SF                100.00                7/7/2006              18,240,000          4/10/2006
  54                  90,862           SF                96.37                 8/7/2006              17,500,000          5/15/2006
  55                     191          Units              98.95                6/30/2006              17,500,000           4/6/2006
  56                  60,732           SF                100.00                7/1/2006              17,500,000           7/5/2006
  57                  78,207           SF                95.67                8/17/2006              17,170,000          7/27/2006
  58                     165          Pads               100.00                8/3/2006              15,000,000           8/3/2006
  59                  94,328           SF                90.57                 6/8/2006              15,400,000          1/26/2006
  60                  98,902           SF                91.51                 7/1/2006              14,600,000           4/4/2006
 60.01                31,888           SF                86.20                 7/1/2006               5,400,000           4/4/2006
 60.02                35,014           SF                100.00                7/1/2006               4,600,000           4/4/2006
 60.03                32,000           SF                87.50                 7/1/2006               4,600,000           4/4/2006
  61                     256          Units              92.58                7/20/2006              19,500,000          1/10/2006
  62                     370          Rooms              66.50                4/30/2006              17,300,000            Various
 62.01                   148          Rooms              67.10                4/30/2006               8,100,000          1/30/2006
 62.02                   120          Rooms              65.00                4/30/2006               4,800,000           2/6/2006
 62.03                   102          Rooms              67.30                4/30/2006               4,400,000           2/1/2006
  63                     148          Units              93.92                5/16/2006              15,200,000           6/2/2006
  64                     120          Rooms              74.17                6/17/2006              15,700,000           6/6/2006
                      48,549           SF                90.26                  Various              15,900,000            Various
  65                  26,639           SF                92.77                8/23/2006               8,000,000           2/1/2006
  66                  21,910           SF                87.20                7/24/2006               7,900,000           5/1/2006
  67                  96,482           SF                95.14                4/24/2006              24,000,000            Various
 67.01                58,232           SF                100.00               4/24/2006              10,400,000           3/9/2006
 67.02                35,210           SF                86.67                4/24/2006               8,100,000           3/8/2006
 67.03                 3,040           SF                100.00               4/24/2006               5,500,000          3/13/2006
  68                 171,403           SF                93.43                 6/1/2006              18,400,000          6/27/2006
  69                     282          Units              98.94                3/22/2006              13,440,000           9/1/2006
  70                  67,598           SF                100.00                5/1/2006              13,430,000           3/3/2006
  71                     120          Rooms              71.44                4/30/2006              12,700,000           6/1/2006
  72                     104          Rooms              81.07                4/30/2006              13,200,000           6/1/2006
  73                  18,995           SF                100.00               6/19/2006              14,200,000           5/1/2006
  74                  30,208           SF                100.00               7/27/2006              13,100,000            Various
 74.01                17,713           SF                100.00               7/27/2006               7,000,000          6/13/2006
 74.02                12,495           SF                100.00               7/27/2006               6,100,000          3/29/2006
  75                     156          Units              100.00               5/17/2006              13,100,000           8/1/2006
  76                  40,958           SF                100.00               5/15/2006              12,690,000          3/20/2006
  77                 178,798           SF                100.00               3/31/2006              13,010,000          1/12/2006
 77.01               165,538           SF                100.00               3/31/2006              11,400,000          1/12/2006
 77.02                13,260           SF                100.00               3/31/2006               1,610,000          1/12/2006
  78                  96,358           SF                98.50                 5/1/2006              12,239,000           6/1/2006
  79                     149          Rooms              71.31                3/31/2006              14,000,000          5/16/2006
  80                     127          Rooms              70.05                3/31/2006              11,800,000          5/16/2006
  81                  44,303           SF                98.37                 7/6/2006              13,660,000          5/17/2006
  82                  72,301           SF                100.00                4/1/2006              16,000,000         05/08/2006
  83                     164          Units              93.90                 6/1/2006              10,800,000          5/20/2006
  84                  45,585           SF                100.00               6/21/2006              12,500,000          6/25/2006
  85                  56,335           SF                100.00                4/1/2006              10,200,000          5/26/2006
  86                  42,957           SF                100.00                7/5/2006              14,000,000          5/25/2006
  87                 183,194           SF                100.00                4/9/2006              13,050,000           5/9/2006
  88                  69,768           SF                97.30                 6/1/2006              11,100,000          6/20/2006
  89                      85          Rooms              83.22                4/30/2006              10,400,000           6/1/2006
  90                 162,652           SF                100.00               5/26/2006              10,400,000           1/1/2008
  91                  39,388           SF                69.93                7/25/2006              13,800,000          3/24/2006
  92                  38,763           SF                92.50                5/17/2006              11,000,000           6/9/2006
  93                 128,608           SF                94.79                  Various              11,400,000          5/24/2006
 93.01                63,388           SF                92.56                3/27/2006               6,000,000          5/24/2006
 93.02                65,220           SF                96.96                2/28/2006               5,400,000          5/24/2006
  94                     204          Units              90.69                6/22/2006              11,830,000           5/3/2006
  95                  97,695           SF                92.00                 5/1/2006              10,430,000           5/4/2006
  96                   7,103           SF                100.00               4/20/2006              11,000,000            Various
  97                      97          Rooms              66.02                6/30/2006              12,000,000          7/28/2006
  98                 119,387           SF                86.70                 7/1/2006               9,500,000          2/17/2006
  99                  40,493           SF                100.00                6/5/2006               8,625,000           8/1/2006
  100                    215          Units              97.21                 7/6/2006               9,100,000          5/26/2006
  101                 58,701           SF                100.00               5/30/2006               8,900,000          4/27/2006
  102                     83          Rooms              63.57                5/31/2006               9,600,000          5/24/2006
  103                112,140           SF                100.00               7/21/2006              10,300,000          6/26/2006
  104                107,644           SF                100.00               6/30/2006              11,700,000           6/7/2006
  105                 44,898           SF                88.26                 6/1/2006              10,150,000           6/1/2006
  106                 75,100           SF                100.00                6/1/2006               8,200,000          6/16/2006
  107                     90          Rooms              81.60                4/30/2006              14,900,000          5/23/2006
  108                 71,600           SF                96.58                6/26/2006              10,500,000          3/22/2006
  109                100,892           SF                62.30                6/30/2006              10,325,000           7/1/2006
  110                 31,124           SF                100.00               6/15/2006              10,350,000          5/12/2006
  111                 23,915           SF                100.00               7/31/2006              10,000,000           5/1/2006
  112                    132          Units              97.00                5/17/2006               8,250,000           6/1/2006
  113                 13,013           SF                100.00               7/20/2006               9,200,000          7/24/2006
  114                131,066           SF                78.90                 7/1/2006               8,700,000           2/1/2008
  115                 87,042           SF                87.03                 4/1/2006               8,200,000           5/8/2006
  116                 95,154           SF                100.00                5/1/2006               7,815,000           5/4/2006
  117                    131          Rooms              71.52                6/30/2006               8,500,000         12/15/2006
  118                 67,563           SF                96.00                5/18/2006               7,400,000          2/21/2006
  119                 28,551           SF                100.00                5/1/2006               8,250,000           5/3/2006
  120                     83          Rooms              75.24                4/30/2006               8,100,000          5/23/2006
  121                 51,549           SF                98.45                6/26/2006               8,700,000          5/14/2006
  122                     91          Rooms              63.92                4/30/2006               8,200,000           6/1/2006
  123                 33,040           SF                96.96                5/11/2006               7,300,000           5/7/2006
  124                 36,283           SF                95.56                5/22/2006               7,500,000           5/5/2006
  125                 35,345           SF                97.49                8/31/2006               8,320,000          5/25/2006
  126                 49,400           SF                93.83                5/17/2006               7,850,000          3/15/2006
  127                    103          Rooms              51.56                6/30/2006               7,700,000          4/21/2006
  128                    115          Rooms              78.33                3/31/2006               8,000,000          4/21/2006
  129                 28,286           SF                100.00               4/28/2006               8,000,000          4/24/2006
  130                 13,240           SF                100.00                8/4/2006               8,450,000          6/20/2006
  131                 69,850           SF                93.27                5/23/2006               7,110,000          5/24/2006
                      22,792           SF                84.53                6/22/2006               6,590,000          5/18/2006
  132                 13,425           SF                84.92                6/22/2006               3,950,000          5/18/2006
  133                  9,367           SF                83.99                6/22/2006               2,640,000          5/18/2006
  134                 30,303           SF                94.90                4/11/2006               7,000,000          3/31/2005
  135                     81          Rooms              83.00                3/31/2006               7,240,000          4/24/2006
  136                 43,013           SF                100.00               6/30/2006               7,100,000          5/16/2006
  138                 28,310           SF                100.00                7/1/2006               8,000,000           7/1/2006
  140                 28,235           SF                100.00               7/24/2006               7,500,000           5/2/2006
  139                 10,392           SF                100.00                6/1/2006               6,900,000          6/15/2006
  137                 67,785           SF                73.14                7/12/2006               8,770,000          6/29/2006
  141                120,014           SF                71.58                5/31/2006               7,390,000          4/26/2006
141.01                69,664           SF                75.09                5/31/2006               4,740,000          4/26/2006
141.02                50,350           SF                66.73                5/31/2006               2,650,000          4/26/2006
  142                 87,243           SF                100.00               4/30/2006               8,100,000          5/11/2006
  143                 36,262           SF                100.00               7/25/2006               6,400,000          7/15/2006
  144                    180          Units              90.56                6/12/2006               6,500,000          4/28/2006
  145                 65,437           SF                83.02                 7/3/2006               7,380,000          3/24/2006
  146                 63,789           SF                100.00              12/16/2005               7,500,000          8/15/2006
  147                 18,270           SF                100.00               7/27/2006               5,800,000           7/7/2006
  148                 75,028           SF                85.70                 5/1/2006               5,600,000          6/27/2006
  149                 29,417           SF                100.00                6/1/2006               5,900,000         05/10/2006
  150                     96          Units              97.90                6/13/2006               5,900,000          5/23/2006
  151                 35,000           SF                100.00                5/4/2006               6,200,000          3/27/2006
  152                 23,513           SF                100.00                3/5/2006               5,850,000          2/28/2006
  153                 35,200           SF                100.00               4/18/2006               5,100,000          4/24/2006
  154                 80,772           SF                100.00               6/16/2006               6,750,000          6/14/2006
  155                 39,800           SF                100.00               7/11/2006               7,000,000          5/11/2006
  156                 62,475           SF                74.23                3/22/2006               5,070,000           3/8/2006
  157                 21,715           SF                100.00              12/11/2005               6,100,000           3/1/2006
  158                 14,246           SF                100.00                8/4/2006               5,600,000          6/15/2006
  159                 30,543           SF                100.00               5/31/2006               5,950,000         05/16/2006
  160                 12,967           SF                100.00               5/30/2006               4,675,000           6/1/2006
  161                 46,939           SF                83.17                5/15/2006               5,400,000          6/25/2006
  162                 18,300           SF                83.62                 4/6/2006               4,550,000          10/6/2006
  163                     57          Units              98.25                5/18/2006               4,800,000           5/2/2006
  164                    103          Rooms              58.58                5/31/2006               5,100,000         05/24/2006
  165                    115          Units              86.09                 6/1/2006               5,000,000          4/26/2006
  166                    118          Units              97.46                 5/2/2006               4,450,000          5/10/2006
  167                 39,505           SF                100.00               3/31/2006              11,100,000          4/22/2006
  168                 25,932           SF                100.00                6/1/2006               9,530,000          4/27/2006
  169                 21,109           SF                100.00               6/22/2006               4,300,000          4/18/2006
  170                 96,814           SF                100.00               6/16/2006               4,500,000           6/1/2006
  171                 15,836           SF                78.88                5/15/2006               4,000,000          5/22/2006
  172                 26,384           SF                100.00                5/1/2006               4,660,000          2/28/2006
  173                 13,526           SF                100.00               3/28/2006               5,150,000          4/13/2006
  174                    109          Units              95.40                4/24/2006               4,200,000          4/11/2006
  175                 47,720           SF                92.90                 2/1/2006               4,500,000           1/7/2006
  176                 84,747           SF                98.35                 5/8/2006               4,350,000           5/1/2006
  177                 24,622           SF                100.00                5/8/2003               4,400,000         05/09/2006
  178                 62,253           SF                88.38                 5/2/2006               3,750,000          5/17/2006
  179                 15,513           SF                86.70                3/31/2006               4,030,000           5/2/2006
  180                    184          Units              90.22                 8/8/2006               4,000,000          5/22/2006
  181                  9,184           SF                100.00                2/8/2006               4,650,000          3/16/2006
  182                 19,976           SF                90.22                 5/1/2006               3,700,000           6/7/2006
  183                 14,818           SF                95.45                3/31/2006               3,640,000           5/2/2006
  184                 16,594           SF                100.00               5/31/2006               3,750,000          4/20/2006
  185                  9,550           SF                100.00               6/15/2006               4,000,000          5/23/2006
  186                 60,789           SF                60.57                4/15/2006               5,230,000          4/13/2006
  187                    116          Units              98.28                6/25/2006               3,080,000          5/19/2006
  188                 10,000           SF                100.00               5/12/2006               3,000,000          6/23/2006
  189                  9,971           SF                87.30                 5/1/2006               3,440,000          6/16/2006
  190                 23,652           SF                89.56                 5/1/2006               3,000,000          2/17/2006
  191                 14,400           SF                100.00               5/30/2006               3,500,000          5/22/2006
  192                     90          Units              90.00                 6/9/2006               2,850,000           5/4/2006
  193                     42          Units              100.00                6/5/2006               3,000,000          5/16/2006
  194                  7,848           SF                100.00               7/10/2006               3,140,000           6/2/2006
  195                107,968           SF                100.00               5/24/2006               3,575,000          4/12/2006
  196                 47,840           SF                85.41                 5/1/2006               2,500,000          5/17/2006
  197                 16,765           SF                81.72                6/30/2006               2,466,000          5/15/2006
  198                     75          Pads               100.00               4/30/2006               2,660,000           5/4/2006
  199                 20,000           SF                100.00                7/1/2006               2,800,000           7/8/2006
  200                 17,494           SF                100.00               7/12/2006               2,500,000          5/13/2006
  201                 18,147           SF                99.59                 5/1/2006               3,700,000          5/10/2006
  202                 91,710           SF                66.51                12/1/2005               2,910,000         10/10/2005
  203                     14          Units              92.86                7/26/2006               3,000,000          6/13/2006
203.01                     6          Units              83.33                7/26/2006               1,800,000          6/13/2006
203.02                     8          Units              100.00               7/26/2006               1,200,000          6/13/2006
  204                 17,607           SF                89.40                 3/1/2006               3,710,000           5/3/2006
  205                 11,608           SF                100.00               4/23/2006               2,280,000          4/12/2006
  206                 10,125           SF                100.00               7/19/2006               2,300,000         05/30/2006
  207                 16,150           SF                100.00               5/17/2006               1,770,000          5/18/2006
  208                 14,530           SF                100.00                7/1/2006               2,725,000          5/17/2006
  209                     33          Pads               100.00               7/17/2006               1,680,000          6/13/2006
  210                     40          Units              100.00               4/30/2006               1,575,000          9/12/2005
  211                493,535           SF                100.00               6/16/2006               1,900,000          5/18/2006

                                                                            LARGEST TENANT
                        SINGLE                                                                                        LEASE
LOAN #      PML %       TENANT                           TENANT NAME                           UNIT SIZE           EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1
 1.01
 1.02         8
 1.03
 1.04
 1.05         12
 1.06
   2          18                   Good Guys                                                       49,966                 7/31/2012
   3
 3.01                              Ukrop's                                                         71,835                11/30/2023
 3.02                              Food Lion LLC                                                   36,856                12/31/2025
 3.03                              Gentek Restructuring, Inc.                                      50,535                 9/30/2008
 3.04                              Ukrops                                                          51,396                11/10/2022
 3.05                              Food Lion LLC                                                   33,764                11/30/2026
 3.06                              Books A Million                                                 17,937                11/30/2007
 3.07                              CVS                                                             10,880                 1/31/2031
 3.08                              Stratford Hills Antique Market                                  11,560                 5/31/2008
 3.09                              Ben Franklin's                                                  22,670                 1/31/2011
 3.10                              M. Kambourian & Sons                                            13,955                 1/31/2009
 3.11                   Yes        Walgreens                                                       14,820                 6/30/2081
 3.12                              Dollar Tree Stores Inc.                                         11,560                10/31/2010
 3.13                              W. S. Connelly & Co.                                             6,335                 8/31/2008
 3.14                              Tuckahoe Cleaners                                                3,805                10/31/2008
 3.15                              Eagle Construction of Virginia                                  12,843                12/31/2010
 3.16                              Landmark Properties                                              5,751                 2/28/2012
 3.17                              AVAD, LLC.                                                      12,156                10/31/2011
 3.18                              Rentway, Inc.                                                   12,845                 5/31/2009
 3.19                              Cherokee Wholesalers                                            10,500                12/31/2006
 3.20                              Regency T. V. GT.                                                3,870                       MTM
 3.21                              Duron Paint Company                                              4,600                11/30/2010
 3.22                              Hertz                                                            1,400                 6/29/2012
 3.23                              American Family Childcare                                        4,255                 3/31/2007
 3.24                              Century 21 - US Realty                                           3,870                 3/31/2011
 3.25                              Daddio's Grill                                                   3,220                 5/31/2007
 3.26                              Jerry's Coin Laundry                                             2,144                 6/30/2007
 3.27                   Yes        Dixie Sporting Goods                                            36,765                 2/28/2008
 3.28                              CounterWorks, Inc.                                              16,240                 7/31/2012
 3.29                   Yes        Maddux Supply Company                                           23,330                 4/30/2009
 3.30                              W.S. Logan                                                       2,030                       MTM
 3.31                   Yes        Children's World Learning Center                                 4,993                 4/30/2010
 3.32                   Yes        L. Fishman & Sons, Inc.                                         30,035                 5/31/2010
 3.33                   Yes        NOVA of Virginia Aquatics, Inc.                                 28,414                12/31/2020
 3.34                              Gumineck Management Company                                      4,615                 8/31/2008
 3.35                   Yes        One Of A Kind Kid, Inc.                                         21,515                10/31/2018
 3.36                              Virginia Millwork, Inc.                                          4,750                 9/30/2006
 3.37                   Yes        Environmental Solutions, Inc.                                   10,200                 4/30/2010
 3.38                   Yes        Snyder's of Hanover                                             25,005                12/31/2011
 3.39                   Yes        Cosby Appliance Center                                           7,300                 7/31/2016
 3.40                              Richmond Hit Dogs                                                5,400                       MTM
 3.41                              Diamond Source of VA, Inc.                                       2,400                  6/9/2012
 3.42                              Lamb's Basket                                                    5,000                11/30/2006
 3.43                   Yes        Forest Ambulance Services, Inc.                                  4,810                       MTM
 3.44                   Yes        Maddux Supply Company                                            3,730                 4/30/2009
 3.45                   Yes        Divine Threads, LLC                                              1,550                       MTM
   4
   5          9         Yes        State of California - Dept of Transportation                   373,522      6/30/2009; 6/30/2014
   6                               Sears                                                           80,347                 2/15/2008
   7                    Yes        Exel Logistics                                               1,216,499                 5/19/2016
   8                               Sears, Roebuck and Co.                                          64,772                  2/1/2030
   9                               CHS                                                            107,705                 1/31/2016
  10
 10.01                  Yes        Forever 21                                                      88,000                12/15/2014
 10.02                             Dick Blick Retail, Inc.                                         15,000                12/31/2022
  11
  12                    Yes        Covance                                                        333,600                12/31/2025
  13          18                   Roland Land Development                                          4,417                 7/31/2009
  14
  15
 15.01                  Yes        Carmax Auto Superstores, Inc.                                   54,257                  8/9/2016
 15.02        10        Yes        Carmax Auto Superstores, Inc.                                   50,603                12/21/2018
  16
  17                               The Cheesecake Factory Restaurant                               11,507                 1/31/2025
  18                    Yes        Middle Atlantic Products                                       417,744                 3/31/2026
  19
  20                               Wallace Theatre                                                 44,023                 6/30/2021
  21                               Sears                                                           60,700                 8/31/2008
  22
  23
  24

  25                               Bi-Mart                                                         46,000                 1/31/2021
  26                               Schuck's                                                         6,000                 4/30/2014
  27                               Danny Campbell                                                   6,800                 6/30/2021
  28                               Danny Campbell                                                   2,111                 4/30/2021
  29                               Island Sun Tan                                                   1,500                 3/12/2011
  30                               Danny Campbell                                                   7,390                 5/31/2021
  31                    Yes        Tony Romas                                                       6,315                 4/30/2015
  32                               Sprint Spectrum Realty Co., LP                                  90,000                 4/30/2011
  33          18                   Target Stores                                                   99,800                 1/31/2021
  34          16                   Westwood Self Storage                                           66,000                10/31/2010
  35                               Food Lion LLC                                                   38,303                12/16/2023
  36          16                   Easy Life Furniture, Inc.                                       28,080                11/14/2015
  37
  38
  39          10                   La Jolla Orthopedic Surgery                                     19,671                 1/17/2015
  40
  41                               Haier America Trading                                           25,000                12/31/2021
  42
  43       Various
 43.01        11
 43.02        6
 43.03        7
 43.04        6
 43.05        6
  44       Various
 44.01        19        Yes        Well Luck Co., Inc.                                            104,598                 6/15/2026
 44.02                  Yes        Well Luck Co., Inc.                                            105,000                 6/15/2026
 44.03                  Yes        Well Luck Co., Inc.                                             69,954                 6/15/2026
 44.04                  Yes        Well Luck Co., Inc.                                             50,600                 6/15/2026
 44.05                  Yes        Well Luck Co., Inc.                                            100,000                 6/15/2026
  45
  46          16                   Cables Restaurant                                                5,715                12/31/2021
  47
  48
  49
  50
 50.01                  Yes        Carmax Auto Superstores, Inc.                                   14,159                  8/9/2016
 50.02                  Yes        Carmax Auto Superstores, Inc.                                   14,025                  8/9/2016
  51          10
  52                               DaVita, Inc. (Grand Rapids)                                     19,866                12/31/2016
 52.01                             Richmond Goodwill Industries, Inc.                              16,100                 9/30/2012
 52.02                  Yes        DaVita, Inc. (Grand Rapids)                                     19,866                12/31/2016
 52.03                  Yes        DaVita, Inc.                                                    10,000                 5/31/2012
 52.04                  Yes        DaVita, Inc.                                                    10,000                 2/28/2011
 52.05                  Yes        DaVita, Inc.                                                     7,000                12/31/2011
 52.06                  Yes        DaVita, Inc.                                                     8,760                 7/22/2018
 52.07                  Yes        DaVita, Inc.                                                     8,345                 7/22/2018
 52.08                  Yes        DaVita, Inc.                                                     5,986                  4/3/2012
 52.09                  Yes        DaVita, Inc. (Portsmouth)                                       12,132                 2/13/2018
  53                    Yes        Capital City Press                                             152,000                 3/31/2010
  54                               LA Fitness International, Inc.                                  35,160                 10/6/2014
  55
  56                               Fulton Mgmt                                                     30,206                 9/25/2015
  57
  58          12
  59                               Kenrick Investment                                              25,726                 3/31/2019
  60
 60.01                             PA LCB (PA Liquor Control Board)                                 4,800                 3/31/2010
 60.02                             Fashion Bug                                                      7,960                 9/30/2011
 60.03                             Fashion Bug                                                      7,200                 3/31/2012
  61
  62
 62.01
 62.02
 62.03
  63
  64
           Various
  65          10                   Fresno Cnty Fed Cred. Un.                                        4,200                 3/31/2013
  66          12                   Juan's Mexicali                                                  2,708                 5/31/2011
  67       Various
 67.01        16                   National Enterprises                                            11,817                 4/30/2021
 67.02        15                   Murcom Industries, Inc. dba Krisjon Unfinished Furniture        14,417                11/30/2013
 67.03        13        Yes        Kearny Mesa Lexus/Toyota, Inc.                                   3,040                 7/10/2021
  68          15                   Danova USA dba Kid Collections                                  12,214                 9/30/2007
  69
  70          16                   La Z Boy Chair                                                  20,473                 8/31/2015
  71
  72          13
  73                    Yes        Carmax Auto Superstores, Inc.                                   18,995                 6/28/2024
  74       Various
 74.01        14                   Melting Pot                                                      5,920                 9/30/2016
 74.02        16        Yes        Yard House USA, LLC                                             12,495                 3/31/2016
  75
  76                               Destination Salon and Spa                                        5,230                       MTM
  77
 77.01                  Yes        Momentum Volkswagen                                            165,538                 8/15/2019
 77.02                  Yes        Momentum Audi                                                   13,260                 3/31/2019
  78          7                    Save Mart Grocery                                               29,160                 1/31/2009
  79
  80
  81          14                   Ly Ly Fong                                                       9,600                 5/31/2010
  82          19                   N.A. Cohen Group                                                 3,347                10/31/2006
  83
  84                    Yes        LA Fitness                                                      45,585                 6/30/2021
  85                               A&P                                                             30,750                 6/30/2007
  86                               Bon Secours-Memorial Medical Center, Inc.                       29,629                12/31/2015
  87          14        Yes        GSA - National Archives and Records                            183,194                11/30/2024
  88          15                   Bank of America                                                  4,288                 2/28/2011
  89
  90                               Yamaha Motor Corporation, USA                                  116,162                 3/31/2009
  91          15                   Shogun Murrieta, LLC dba Shogun Restaurant                       8,155                 7/31/2021
  92                               Town Center City Club                                            9,157                 2/28/2014
  93
 93.01
 93.02
  94
  95                               Basha's                                                         52,225                 5/31/2010
  96                               162 West Restaurant                                              1,700                 12/1/2015
  97
  98                               Real Gems Corporation                                            4,814                 4/30/2009
  99                               Aspen Holdings, Inc.                                            12,500                10/31/2011
  100
  101                              Mayor's Jewelers of Florida, Inc.                               47,851                11/30/2020
  102
  103                   Yes        Cummins, Inc.                                                  112,140                10/23/2017
  104                              Albertson's                                                     36,000                12/31/2010
  105                              Fort Wayne Pediatrics, P.C.                                     18,010                12/31/2013
  106                              Sweetbay                                                        29,000                 7/31/2009
  107         14
  108                              Bravo                                                           17,400                 2/29/2008
  109
  110         19                   Smart & Final                                                   21,057                11/30/2017
  111         16                   San Diego Palm, LLC                                              9,889                11/30/2025
  112
  113                   Yes        CVS                                                             13,013                 1/31/2032
  114         12                   Macquarie Holdings (USA), Inc.                                  16,970                11/30/2009
  115                              City of San Antonio                                             14,981                10/31/2009
  116                              KMart                                                           86,479                10/31/2015
  117         19
  118                              Food Lion                                                       33,000                12/15/2018
  119         13                   Rent-A-Center                                                    4,137                 6/30/2009
  120
  121                              Century 21                                                      10,900                12/31/2007
  122
  123                              Trek Bicycles                                                    6,521                 7/31/2011
  124                              Tech Funding                                                    10,073                 9/30/2007
  125
  126                              Crescent School                                                  3,850                 1/31/2008
  127
  128
  129                              Smart & Final                                                   18,321                12/31/2016
  130         12                   Financial 21 Community Credit                                    3,240                 10/4/2015
  131                              Big Lots                                                        29,716                 1/31/2009

  132                              Washington Mutual                                                3,500                12/31/2011
  133                              Pocket Communications                                            2,000                 6/30/2011
  134                              Floors Direct                                                    6,637                 9/30/2011
  135
  136                              TicketMaster Corporation                                        29,352                 4/16/2008
  138         18                   Rancho PT Admin                                                  5,824                 6/30/2020
  140         9                    King's Garden                                                    8,560                 9/30/2015
  139         11                   Palisades Development Group                                      5,847                  6/1/2016
  137         11
  141
141.01
141.02
  142         15        Yes        Mighty Fine, Inc.                                               87,243                 3/31/2009
  143                   Yes        Best Buy                                                        36,262                 2/23/2015
  144
  145         15
  146         18        Yes        Vitesse Semiconductor Corp.                                     63,789                12/31/2015
  147                              Calico Corners                                                   5,018                 2/29/2011
  148                              Stage Stores #5113                                              17,000                10/31/2015
  149                              Rainbow / Kid's Spot                                             5,000                12/31/2008
  150         12
  151         12        Yes        Big Lots                                                        35,000                 1/31/2008
  152         18                   Care Best Home Health                                            7,512                 3/14/2016
  153                              Dollar Tree                                                     10,000                11/20/2014
  154                   Yes        FedEx Ground System Package System, Inc.                        80,772                 6/14/2016
  155                              TSI Sports Club                                                 32,000                  6/1/2013
  156
  157         19                   PetCo                                                           11,746                 1/31/2011
  158         10                   Pickletime Deli                                                  2,828                 7/31/2016
  159         18                   Orange Coast                                                     9,282                 7/14/2009
  160                              International House of Pancakes                                  4,500                 9/29/2021
  161                              Dollar Tree Store                                               16,946                 1/31/2013
  162                              Proline Billiards                                                4,500                12/31/2010
  163
  164
  165
  166
  167         15                   Cedar Creek Inn                                                  5,000                 3/31/2008
  168         16                   Artesia Medispa Medical Corporation                              4,099                 5/31/2007
  169                              Internal Medicine Specialists                                    6,223                 1/31/2015
  170                              Wayfield Foods, Inc.                                            38,752                11/11/2007
  171                              Payless Shoe Source                                              3,042                 2/28/2011
  172         25                   Wasserman, Comden, Casselman & Pearson LLP                       4,250                  7/1/2009
  173         13                   Indiana Bones                                                    2,850                 4/30/2010
  174
  175                              Tru Value Hardware                                              17,062                11/30/2009
  176                              Texas A-1 Steaks & Seafood                                       4,733                 10/1/2010
  177                   Yes        GSA Tucson                                                      24,622                 6/30/2014
  178                              C2 Media Com, Inc.                                              16,607                 3/31/2010
  179                              Playtime Gym                                                     3,551                 3/31/2011
  180
  181         18        Yes        Furlined, LLC                                                    9,184                  2/7/2013
  182         9                    BM Pampanga's Best                                               4,400                 2/29/2008
  183                              Wendy's International, Inc. (Ground Lease)                         NAP                11/12/2010
  184         13                   Hollywood Video                                                  4,635                 6/30/2011
  185                              Matress Firm                                                     4,020                 3/30/2011
  186         11
  187
  188                              Radio Shack                                                      3,000                 8/31/2011
  189                              T-Mobile Texas LP                                                2,450                  2/6/2011
  190                              EurAsia Restaurant                                               6,400                11/30/2010
  191         18                   GZ Up Wear                                                       2,100                  3/3/2009
  192
  193
  194                              Mattress Firm                                                    4,320                11/14/2015
  195                   Yes        Global Electronics Processing (USA), Inc.                      107,968                 5/31/2021
  196
  197                              Learning Center                                                  4,550                12/31/2010
  198         13
  199                   Yes        Alliance Fire Protection                                        20,000                 4/30/2016
  200                              The Mens Warehouse                                               4,000                 6/30/2016
  201         15
  202
  203
203.01                             Chickpeas Childcare Center                                       1,300                 7/31/2016
203.02
  204         19                   Keller Market                                                    2,277                 9/30/2008
  205                              Galaxy of Salons                                                 3,906                 4/30/2011
  206                   Yes        CVS                                                             10,125                  1/1/2019
  207         10                   Merrill & Assoc                                                  4,066                 6/30/2008
  208         14                   Leman                                                            3,280                 1/31/2009
  209         10
  210
  211

                                                        2ND LARGEST TENANT
                                                                                                      LEASE
LOAN #                           TENANT NAME                             UNIT SIZE                  EXPIRATION
----------------------------------------------------------------------------------------------------------------

   1
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
   2           Borders Books & Music                                        32,448                     2/28/2014
   3
 3.01          Hollywood Video                                               6,300                      8/1/2014
 3.02          Pleasants Hardware                                           17,065                     3/31/2009
 3.03          Produce Source Partners                                      45,960                      8/1/2007
 3.04          Hollywood Video                                               5,775                     3/20/2014
 3.05
 3.06          Fabric Warehouse                                             13,100                     4/30/2008
 3.07          Tuesday Morning, Inc.                                         8,290                     7/15/2011
 3.08          Stratford Pizza, Inc.                                         4,910                     3/31/2010
 3.09          Wiltan, LLC                                                   4,790                    11/30/2008
 3.10          CVS                                                          10,000                    11/30/2010
 3.11
 3.12          CVS                                                          10,125                     1/31/2020
 3.13          Ridgefield Body & Paint Inc.                                  4,975                           MTM
 3.14          Tiki-Tiki                                                     2,800                     3/31/2008
 3.15          Computer Associates, Inc                                      9,135                     7/17/2012
 3.16          Canavan Construction                                          4,381                    12/31/2007
 3.17          Mr. Transmission                                              4,320                     9/30/2015
 3.18          Virginia Sprinkler Company                                   10,565                     5/31/2009
 3.19          Markel Corporation                                           10,450                     9/30/2008
 3.20          Joy Garden                                                    3,200                    12/31/2006
 3.21          HATtheatre Inc                                                2,250                     4/30/2007
 3.22
 3.23          Veterinary Dermatology of Richmond                            1,510                     2/28/2007
 3.24          A Taste of Italy                                              2,500                     1/31/2009
 3.25          City Lights of China, Inc.                                    2,925                     8/31/2011
 3.26          Joseph Markow Florist, Inc.                                   2,038                     9/30/2008
 3.27
 3.28          VA Cash & Cash                                               12,800                     2/28/2008
 3.29
 3.30          Thurmond, Clower & Associates, L.L.P.                         1,340                           MTM
 3.31
 3.32
 3.33
 3.34          Robert R. Dawson, C. Thomas Green                             2,075                     6/30/2009
 3.35
 3.36          Fuqua and Sheffield                                           4,750                    10/31/2010
 3.37
 3.38
 3.39
 3.40          A & R Cabinet Company                                         4,995                           MTM
 3.41          Computers America, Inc.                                       1,028                     5/31/2008
 3.42          East Coast Hydro Testing & Gasses, Inc.                       3,925                     9/30/2006
 3.43
 3.44
 3.45
   4
   5           Little Folks University, Inc.                                 2,612                     6/30/2010
   6           Belk                                                         73,723                     2/15/2023
   7
   8           J. C. Penney Co.                                             51,324                     2/28/2010
   9           AHS Holdings, Inc.                                           34,183                     6/30/2014
  10
 10.01
 10.02         Zale Delaware, Inc.                                           3,000                     1/31/2017
  11
  12
  13           Executive Suites, Inc                                         3,809                    12/31/2010
  14
  15
 15.01
 15.02
  16
  17           Ruth's Chris Steak House-VA Beach                            10,507                     5/31/2025
  18
  19
  20           Learning Foundation                                          19,156                     8/31/2010
  21           Shaws Supermarket                                            52,392                    12/31/2013
  22
  23
  24

  25           Staples                                                      25,600                    11/30/2007
  26           Hollywood Video                                               5,400                     9/13/2009
  27           China Buffet                                                  4,000                     6/30/2011
  28           Go Wireless Verizon                                           1,583                     4/30/2011
  29           EB Games                                                      1,500                     9/30/2015
  30           Avocado Mexican Grill                                         1,610                     2/28/2009
  31
  32           Maag Pump Systems                                            44,000                     5/31/2007
  33           Staples                                                      21,879                     4/30/2013
  34           Sportmart (d/b/a TSA)                                        31,600                     12/1/2007
  35           Goodwill                                                     25,917                    11/30/2014
  36           Linder's Furniture                                           24,103                     6/20/2016
  37
  38
  39           Girard Orthopedic                                             4,550                    11/30/2011
  40
  41           Gotham Hall, LLC                                             22,000                     7/31/2012
  42
  43
 43.01
 43.02
 43.03
 43.04
 43.05
  44
 44.01
 44.02
 44.03
 44.04
 44.05
  45
  46           Pam's Hallmark                                                5,400                     9/30/2009
  47
  48
  49
  50
 50.01
 50.02
  51
  52           Richmond Goodwill Industries, Inc.                           16,100                     9/30/2012
 52.01         DaVita, Inc.                                                 10,000                    12/31/2011
 52.02
 52.03
 52.04
 52.05
 52.06
 52.07
 52.08
 52.09
  53
  54           Hekmatian & Sons, Inc.                                       15,450                    12/31/2013
  55
  56           Office Depot Inc                                             21,000                     5/31/2016
  57
  58
  59           J.A. Cambece Law Office, P.C.                                 8,973                     2/28/2011
  60
 60.01         Mattress Warehouse                                            3,888                    10/31/2015
 60.02         Gallie's Hallmark                                             6,254                     2/28/2007
 60.03         Shoe Show                                                     4,800                     3/31/2007
  61
  62
 62.01
 62.02
 62.03
  63
  64

  65           Jasbinder Singh & Harjinder Kaur                              3,600                     2/28/2026
  66           Motion Sickness (Sporting Goods)                              2,490                     1/31/2011
  67
 67.01         AT & T                                                       10,240                     8/30/2009
 67.02         3-Day Suit Broker                                            10,983                           MTM
 67.03
  68           Electrostar                                                  10,009                           MTM
  69
  70           Northbay Motor Sports B                                      19,125                    11/30/2014
  71
  72
  73
  74
 74.01         Moon & Flower Inc                                             4,565                     2/14/2015
 74.02
  75
  76           ALM Corporation/Brewski's Bar                                 5,000                    07/31/2011
  77
 77.01
 77.02
  78           Rite Aid/Thrifty Drug Store                                  17,716                     5/31/2011
  79
  80
  81           Hoa Vinh Thi Le                                               2,660                     8/31/2013
  82           White House Properties                                        2,591                    12/31/2006
  83
  84
  85           Walgreens                                                     8,950                     6/30/2007
  86           Surgical Specialists of Richmond, LTD.                        5,515                     6/30/2016
  87
  88           American Independent Mortgage                                 4,232                     8/31/2008
  89
  90           Kemira Chemicals, Inc.                                       46,289                     6/30/2017
  91           Harry's Pacific Grill LLC                                     6,028                    11/30/2015
  92           Red Star Tavern                                               6,363                     4/30/2014
  93
 93.01
 93.02
  94
  95           Pepi's Pizza                                                  9,230                     8/31/2010
  96           Mxyplyzyk                                                     1,424                      5/1/2009
  97
  98           Silver & Marcasite Distribution Co.                           4,055                     3/31/2009
  99           Aegis Funding Corporation                                    10,000                     1/31/2011
  100
  101          Realtor Association of Greater Fort Lauderdale                4,220                     3/31/2011
  102
  103
  104          Sun Rx Drugs                                                 12,120                     5/31/2011
  105          Fort Wayne Orthopedics, LLC                                  13,839                     6/10/2014
  106          Walgreens                                                    13,500                    10/31/2010
  107
  108          Family Dollar                                                 8,300                    12/31/2007
  109
  110          Hollywood Video                                               6,440                     3/31/2008
  111          Dynamic Visions International                                 5,706                     6/12/2015
  112
  113
  114          Transplace Texas, LP                                          9,379                    12/31/2009
  115          ACS                                                          11,345                    11/30/2009
  116          Desert Schools Federal Credit Union                           3,000                     12/1/2011
  117
  118          Happy Harry's Drugstore                                      10,000                      6/1/2014
  119          Pho Lucky                                                     3,400                     1/31/2011
  120
  121          Joemar Enterprises, Inc                                       3,150                     4/30/2007
  122
  123          Hobbytown USA                                                 4,800                     11/6/2010
  124          Spencer Stuart                                                5,309                     7/31/2010
  125
  126          Celia-Banquet Hall                                            3,515                     5/31/2010
  127
  128
  129          Trader Joe's                                                  9,965                    10/31/2013
  130          Rubio's Fresh Mexican Grill                                   2,500                     1/31/2016
  131          Big 5 Sporting Goods                                         12,000                    12/31/2010

  132          Sprint Spectrum, L.P.                                         2,500                    11/30/2009
  133          Payday Advance                                                1,615                     3/31/2010
  134          Third Federal Savings                                         4,600                     3/31/2007
  135
  136          Canyon View Development                                       8,350                     7/31/2008
  138          The Brick Restaurant                                          5,011                     6/30/2018
  140          Knowledge Beginnings                                          8,043                     6/30/2010
  139          Rudy's Hollywood, LLC                                         1,481                     5/14/2016
  137
  141
141.01
141.02
  142
  143
  144
  145
  146
  147          Ritz Camera Centers                                           4,632                     4/30/2010
  148          Aldi Inc.                                                    15,400                    12/31/2015
  149          Eclipse Clothing                                              3,186                           MTM
  150
  151
  152          Interviewing Service of America                               2,840                     4/30/2007
  153          Hibbett Sports                                                5,000                     11/7/2009
  154
  155          Schoepter Restaurant                                          6,200                      2/1/2015
  156
  157          Big 5                                                         9,969                     1/31/2011
  158          Prellpan Sungkawan Thai                                       2,000                    11/19/2016
  159          County of Orange                                              4,141                    11/14/2008
  160          Palm Beach Tan                                                3,198                     2/27/2009
  161          Checker Auto                                                  7,307                    12/31/2008
  162          Quiznos                                                       1,560                    12/31/2015
  163
  164
  165
  166
  167          Laguna Colony Co.                                             4,080                     4/30/2010
  168          Lafayette Company                                             3,404                    12/31/2006
  169          Northeast Endoscopy Center, LLC                               4,389                     1/31/2018
  170          Furniture & Beyond                                           15,000                    10/31/2009
  171          Ultra Tan                                                     2,625                     4/30/2011
  172          Law Office of Winny Yang                                      2,544                     1/15/2007
  173          Studio Tan                                                    2,500                    12/30/2013
  174
  175          Dollar General                                                9,000                     7/31/2010
  176          American National                                             2,000                      5/1/2010
  177
  178          Digital Office Products                                       6,242                     6/30/2009
  179          Dr. Burges                                                    1,500                     2/28/2008
  180
  181
  182          Seventh Day Adventist                                         3,800                     9/30/2007
  183          Gourmet Express                                               3,997                     1/31/2012
  184          Little Caesar's Pizza                                         2,494                     7/21/2011
  185          Tijuana Flats                                                 1,995                     4/30/2016
  186
  187
  188          Pauly's Pizzaria                                              2,000                     6/30/2010
  189          Starbucks                                                     2,124                     2/29/2016
  190          Lewallen Mortgage                                             3,600                     3/31/2007
  191          Fresh Donuts                                                  2,100                     8/31/2007
  192
  193
  194          Dragon Bowl Bistro                                            1,473                     4/30/2011
  195
  196
  197          Wells Fargo Financial                                         2,793                    10/31/2008
  198
  199
  200          Sofas Etc.                                                    3,905                     1/31/2007
  201
  202
  203
203.01
203.02
  204          Play Cafe                                                     2,244                     1/31/2010
  205          Grantham & Associates                                         3,608                     5/31/2010
  206
  207          WestView                                                      2,282                     6/30/2009
  208          CTL                                                           2,910                     7/30/2009
  209
  210
  211

                                           3RD LARGEST TENANT
                                                                                    LEASE
LOAN #                       TENANT NAME                         UNIT SIZE        EXPIRATION            LOAN #
----------------------------------------------------------------------------------------------------------------

   1                                                                                                      1
 1.01                                                                                                    1.01
 1.02                                                                                                    1.02
 1.03                                                                                                    1.03
 1.04                                                                                                    1.04
 1.05                                                                                                    1.05
 1.06                                                                                                    1.06
   2        Copeland Sports                                         23,796          1/31/2009             2
   3                                                                                                      3
 3.01       Max & Erma's of Short Pump, Inc.                         5,664          5/31/2015            3.01
 3.02       Paul Sims, Inc.                                          9,375         12/31/2008            3.02
 3.03       Ted Lansing Corporation                                 13,800          2/29/2008            3.03
 3.04       Wachovia Bank                                            4,500         12/19/2025            3.04
 3.05                                                                                                    3.05
 3.06       Liu's Dynasty Buffet                                    12,500          5/31/2009            3.06
 3.07       Video 2000                                               4,660         12/31/2006            3.07
 3.08       Mandarin Palace Southside, Inc.                          2,890          5/31/2009            3.08
 3.09       Eastwind Management Group Inc                            4,320          6/30/2013            3.09
 3.10       The Gray Swamp Inn                                       3,750         12/31/2011            3.10
 3.11                                                                                                    3.11
 3.12       Mojo's                                                   3,390         10/31/2010            3.12
 3.13       Ridgefield Auto Service                                  3,485          6/30/2008            3.13
 3.14       Richmond Camera Shop, Inc.                               2,170                MTM            3.14
 3.15       Keiter, Slaybaugh, Penny & Holt                          6,066         12/31/2009            3.15
 3.16       The Mike Ferry Organization                              4,378          2/28/2011            3.16
 3.17       Grand Prix Auto Wash of Atlee                            1,946          9/30/2009            3.17
 3.18       Servitex                                                 6,805          5/31/2009            3.18
 3.19       G. Grattan, LLC.                                         5,700                MTM            3.19
 3.20       Wells, Austin, & Co.                                     1,880                MTM            3.20
 3.21       MCV Auxilliary                                           2,000                MTM            3.21
 3.22                                                                                                    3.22
 3.23       Canterbury Veterinary                                    1,460          7/31/2007            3.23
 3.24       Natural Nail Care Clinic                                 2,000         11/30/2009            3.24
 3.25       Ipanema Grill                                            2,920                MTM            3.25
 3.26       CFI Vacuum Service, Inc.                                 1,400          5/31/2010            3.26
 3.27                                                                                                    3.27
 3.28                                                                                                    3.28
 3.29                                                                                                    3.29
 3.30       Read Aloud Virginia                                      1,035          1/31/2009            3.30
 3.31                                                                                                    3.31
 3.32                                                                                                    3.32
 3.33                                                                                                    3.33
 3.34                                                                                                    3.34
 3.35                                                                                                    3.35
 3.36                                                                                                    3.36
 3.37                                                                                                    3.37
 3.38                                                                                                    3.38
 3.39                                                                                                    3.39
 3.40       Kitchen Design Works, LLC.                               3,800         12/31/2007            3.40
 3.41       Pay Day, Inc.                                              540          9/30/2006            3.41
 3.42                                                                                                    3.42
 3.43                                                                                                    3.43
 3.44                                                                                                    3.44
 3.45                                                                                                    3.45
   4                                                                                                      4
   5                                                                                                      5
   6        JC Penney Co.                                           65,616          2/28/2011             6
   7                                                                                                      7
   8        Bealls                                                  30,650         12/31/2015             8
   9        Nationwide Mutual Insurance                             24,114         11/30/2011             9
  10                                                                                                      10
 10.01                                                                                                  10.01
 10.02      T-Mobile                                                 1,543          3/31/2016           10.02
  11                                                                                                      11
  12                                                                                                      12
  13        Maury Abrams Company                                     3,775          6/30/2008             13
  14                                                                                                      14
  15                                                                                                      15
 15.01                                                                                                  15.01
 15.02                                                                                                  15.02
  16                                                                                                      16
  17        Strayer University                                      10,000          2/28/2014             17
  18                                                                                                      18
  19                                                                                                      19
  20        The Bounce Zone                                          9,309          8/31/2008             20
  21        Concord Buying                                          28,648          4/30/2007             21
  22                                                                                                      22
  23                                                                                                      23
  24                                                                                                      24

  25        Hancock Fabrics                                         14,029          9/30/2015             25
  26        Quizno's                                                 1,500          7/31/2015             26
  27        Dollar Store                                             1,200          6/30/2016             27
  28        Tofu Club                                                1,375          7/31/2016             28
  29        Starbucks                                                1,500          2/28/2015             29
  30        Allure Hair Salon                                        1,050          3/30/2011             30
  31                                                                                                      31
  32        Suppression Technologies                                19,600          6/30/2010             32
  33        99 Cents Only                                           20,196          1/31/2010             33
  34                                                                                                      34
  35        Rite Aid (Ground Lease)                                 11,180          5/31/2025             35
  36        Direct Buy                                              11,040         12/30/2015             36
  37                                                                                                      37
  38                                                                                                      38
  39        La Jolla Spine Institute                                 2,790          2/28/2010             39
  40                                                                                                      40
  41                                                                                                      41
  42                                                                                                      42
  43                                                                                                      43
 43.01                                                                                                  43.01
 43.02                                                                                                  43.02
 43.03                                                                                                  43.03
 43.04                                                                                                  43.04
 43.05                                                                                                  43.05
  44                                                                                                      44
 44.01                                                                                                  44.01
 44.02                                                                                                  44.02
 44.03                                                                                                  44.03
 44.04                                                                                                  44.04
 44.05                                                                                                  44.05
  45                                                                                                      45
  46        Hoshang Karwa & Firuza Karwa                             4,022          5/31/2010             46
  47                                                                                                      47
  48                                                                                                      48
  49                                                                                                      49
  50                                                                                                      50
 50.01                                                                                                  50.01
 50.02                                                                                                  50.02
  51                                                                                                      51
  52        DaVita, Inc. (Portsmouth)                               12,132          2/13/2018             52
 52.01                                                                                                  52.01
 52.02                                                                                                  52.02
 52.03                                                                                                  52.03
 52.04                                                                                                  52.04
 52.05                                                                                                  52.05
 52.06                                                                                                  52.06
 52.07                                                                                                  52.07
 52.08                                                                                                  52.08
 52.09                                                                                                  52.09
  53                                                                                                      53
  54        Gentle Strength Cooperative, Inc.                        7,518          7/31/2015             54
  55                                                                                                      55
  56        Mega Liquors                                             3,526           9/9/2013             56
  57                                                                                                      57
  58                                                                                                      58
  59        MEMSIC, Inc.                                             7,044          8/30/2007             59
  60                                                                                                      60
 60.01      Video Warehouse                                          3,600          3/31/2010           60.01
 60.02      Blockbuster                                              5,600          8/31/2007           60.02
 60.03      Hallmark                                                 4,800          2/28/2007           60.03
  61                                                                                                      61
  62                                                                                                      62
 62.01                                                                                                  62.01
 62.02                                                                                                  62.02
 62.03                                                                                                  62.03
  63                                                                                                      63
  64                                                                                                      64
                                                                                                          0
  65        Mai Thao, Sang Thao, Doua Lee and Kua Lee                2,640          6/30/2010             65
  66        Oh Nails                                                 1,955          1/31/2013             66
  67                                                                                                      67
 67.01      Mortgage Mac Financial Group                             6,070          6/30/2008           67.01
 67.02      Gallery Corp. dba Mattress Gallery                       5,115                MTM           67.02
 67.03                                                                                                  67.03
  68        SO COOL                                                  9,798                MTM             68
  69                                                                                                      69
  70        The Floor Store                                         10,000          4/30/2021             70
  71                                                                                                      71
  72                                                                                                      72
  73                                                                                                      73
  74                                                                                                      74
 74.01      Bellisima Salon Spa                                      3,723          3/31/2009           74.01
 74.02                                                                                                  74.02
  75                                                                                                      75
  76        SJUBA Inc. dba TJ's                                      4,028         05/31/2010             76
  77                                                                                                      77
 77.01                                                                                                  77.01
 77.02                                                                                                  77.02
  78        Mostly 98 cents Store                                   14,700          6/30/2011             78
  79                                                                                                      79
  80                                                                                                      80
  81        Dr Luu Optometry                                         1,632          9/30/2006             81
  82        Dr. Schneider                                            2,585          1/31/2009             82
  83                                                                                                      83
  84                                                                                                      84
  85        Washington Mutual                                        3,500          8/31/2013             85
  86        Richmond Gastroenterology Associates, Inc.               2,942          3/31/2016             86
  87                                                                                                      87
  88        EASE, Inc.                                               3,780         10/31/2009             88
  89                                                                                                      89
  90                                                                                                      90
  91        RODD Enterprises Inc. dba DOTI Design Store              4,725         12/16/2015             91
  92        Ferris Baker Watts, Inc.                                 5,632          8/31/2010             92
  93                                                                                                      93
 93.01                                                                                                  93.01
 93.02                                                                                                  93.02
  94                                                                                                      94
  95        99 Cents Store                                           8,450         12/31/2007             95
  96        Global Gifts                                             1,281           2/1/2015             96
  97                                                                                                      97
  98        Findco, Inc.                                             3,687          3/31/2009             98
  99        Bank United                                              5,048          6/30/2016             99
  100                                                                                                    100
  101       Integrity Medical                                        2,210          5/31/2009            101
  102                                                                                                    102
  103                                                                                                    103
  104       Ritmo Latino                                            11,500         12/31/2012            104
  105       Dupont Hospital, LLC                                     5,159          5/31/2020            105
  106       The Eye Associates                                       5,320         12/31/2008            106
  107                                                                                                    107
  108       Disc. Auto                                               8,100         10/31/2009            108
  109                                                                                                    109
  110       Quiznos Subs                                             1,677         10/14/2008            110
  111       Howard-Sneed Architecture                                3,580          6/30/2011            111
  112                                                                                                    112
  113                                                                                                    113
  114       Planned Maintenance Center                               8,960          8/31/2007            114
  115       Hernandez Events Inc                                     5,872          6/30/2010            115
  116       Yes Beauty Supply                                        2,100          1/31/2008            116
  117                                                                                                    117
  118       FMC Dialysis Services                                    7,070          9/30/2012            118
  119       Soccercrazy & More                                       1,646          3/31/2007            119
  120                                                                                                    120
  121       Mortgage Loan Specialists, Inc.                          3,100          2/28/2007            121
  122                                                                                                    122
  123       Smackies Smokehouse                                      3,392          4/30/2010            123
  124       Gannett Fleming                                          2,409          4/14/2009            124
  125                                                                                                    125
  126       Gottuso - Furniture Store                                3,500          9/30/2008            126
  127                                                                                                    127
  128                                                                                                    128
  129                                                                                                    129
  130       7- Eleven                                                2,400         12/31/2015            130
  131       Colorado Wine & Liquor                                   4,000          9/30/2010            131

  132       The UPS Store                                            1,500         10/31/2009            132
  133       Andrea Coleccion                                         1,552          9/30/2011            133
  134       Gymboree                                                 3,950          4/30/2011            134
  135                                                                                                    135
  136       Electric Lightwave                                       5,311          8/31/2006            136
  138       JG Stouse Constructors                                   4,809          6/30/2015            138
  140       The Grill Deli & Market                                  2,640          7/31/2010            140
  139       Cold Stone Creamery, Inc.                                1,281          6/14/2016            139
  137                                                                                                    137
  141                                                                                                    141
141.01                                                                                                  141.01
141.02                                                                                                  141.02
  142                                                                                                    142
  143                                                                                                    143
  144                                                                                                    144
  145                                                                                                    145
  146                                                                                                    146
  147       Emergency Centers of Texas                               4,435          8/31/2011            147
  148       Dollar General                                           8,728         11/30/2015            148
  149       Footlocker                                               3,114         01/31/2008            149
  150                                                                                                    150
  151                                                                                                    151
  152       Evertrust Bank                                           2,320          4/30/2007            152
  153       Movie Gallery                                            3,800           1/7/2010            153
  154                                                                                                    154
  155       Tanning Garden                                           1,600          12/1/2013            155
  156                                                                                                    156
  157                                                                                                    157
  158       Wasabi Factory                                           1,500          7/31/2016            158
  159       M.C.L. Health Management                                 2,775          4/14/2007            159
  160       Carabella                                                1,461         11/30/2009            160
  161       Fashion USA                                              4,200          9/30/2007            161
  162       Suncom Wireless                                          1,500         12/31/2010            162
  163                                                                                                    163
  164                                                                                                    164
  165                                                                                                    165
  166                                                                                                    166
  167       U.S. Postal Service                                      3,880          8/31/2015            167
  168       Joe Ilvento, M.D. Inc. & Judy Dean, M.D., Inc.           2,734         10/31/2009            168
  169       Mark G. Haywood, MD, LLC                                 4,366          1/31/2011            169
  170       99C & Beyond, Inc.                                       8,900          8/31/2010            170
  171       GameStop                                                 2,250          3/31/2011            171
  172       Law Office of Steven Chang                               1,975          3/31/2010            172
  173       99 Cent Store                                            2,493         12/31/2006            173
  174                                                                                                    174
  175       US Coast Guard                                           6,954         11/30/2006            175
  176       Ocean Tan, LLC                                           1,350          10/1/2010            176
  177                                                                                                    177
  178       Equipment Investco                                       5,193          2/28/2010            178
  179       Curves for Women                                         1,500          3/31/2008            179
  180                                                                                                    180
  181                                                                                                    181
  182       Mike Madjarian                                           2,440          8/31/2010            182
  183       Domino's Pizza                                           1,468          9/30/2008            183
  184       Pets R Us                                                1,880          4/30/2009            184
  185       Subway                                                   1,295          4/30/2016            185
  186                                                                                                    186
  187                                                                                                    187
  188       Subway Sandwich Shop                                     1,400          4/30/2007            188
  189       Kolache Factory                                          1,637          2/28/2011            189
  190       Sun Valley                                               3,345                MTM            190
  191       Zakka Records                                            1,200           3/3/2009            191
  192                                                                                                    192
  193                                                                                                    193
  194       Acceptance Insurance                                     1,225         10/31/2010            194
  195                                                                                                    195
  196                                                                                                    196
  197       ALFA Mutual Insurance Co.                                1,762          6/30/2010            197
  198                                                                                                    198
  199                                                                                                    199
  200       Verizon Wireless                                         3,690          5/31/2007            200
  201                                                                                                    201
  202                                                                                                    202
  203                                                                                                    203
203.01                                                                                                  203.01
203.02                                                                                                  203.02
  204       III Create Inc                                           2,220         12/31/2009            204
  205       Barbara Jouette                                          2,294          2/28/2010            205
  206                                                                                                    206
  207       Hope Home Hlth                                           2,282          1/31/2010            207
  208       Custom Broker                                            1,340          3/31/2007            208
  209                                                                                                    209
  210                                                                                                    210
  211                                                                                                    211

                             FOOTNOTES TO ANNEX A-1

1     MLML - Merrill Lynch Mortgage Lending, Inc., CRF - Countrywide Commercial
      Real Estate Finance, Inc., PNC - PNC Bank, National Association

2     With respect to mortgage loan numbers 4, 11, 22, 25, 53, 98, 109, 114,
      141, 146, 162, 171 and 197 the UW NCF ($) and UW DSCR (x) for the mortgage loans were calculated using "as stabilized" Cash Flows. With respect to mortgage loan numbers 11, 109, 113, 141, 162, 171 and 197 "In Place" NCF is $2,248,793, $513,315, $507,957, $423,078, $289,111, $253,166 and
      $146,620, respectively, resulting in an UW DSCR (x) of 1.10x, 1.12x,
      1.12x, 1.17x, 1.07x, 1.07x and 1.05x respectively. With respect to mortgage loan number 4, on the origination date, the Borrower deposited
      $1,250,000 into a debt service reserve account.

3     With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x)
      were calculated in the aggregate.

4     With respect to mortgage loans with partial interest only periods, Annual
      P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
      shown after the expiration of the Initial Interest Only Period.

5     With respect to mortgage loan numbers 2, 10, 23, 36, 39, 58, 61, 67, 139,
      168 and 208 the UW DSCR (x) is calculated using the interest-only annual payment.

6     With respect to mortgage loan numbers 65, 66, 91, 132, 133 and 189 the UW
      DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) for each of the mortgage loans is 1.20x, 1.20x, 1.02x, 1.02x, 1.02x and 1.12x respectively.

7     With respect to mortgage loan numbers 4, 6, 11, 27, 84, 90, 114, 117 and
      162 the Cut-Off Date LTV (%) and the Maturity LTV (%) were calculated using the full loan amount and the "as stabilized" Appraised Value ($).
      With respect to mortgage loan numbers 4, 6, 11, 84, 90, 113, 117 and 162, using the full loan amount and the "as is" value, the Cut-Off Date LTV (%)
      is 63.09%, 101.18%, 85.07%, 66.59%, 90.95%, 86.11%, 80.17% and 82.05%,
      respectively, and the Maturity LTV (%) is 56.70%, 90.07%, 81.50%, 51.98%,
      78.19%, 76.58%, 63.14% and 70.34% respectively.

8     With respect to mortgage loan numbers 65, 66, 132 and 133 the Cut-off Date
      LTV (%) and Maturity LTV (%) for the mortgage loans are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" Cut-Off Date LTV (%) for the mortgage loans are
      66.04%, 66.04%, 79.51% and 79.51% respectively. The "as-is" Maturity LTV
      (%) is 58.80%, 58.80%, 72.46% and 72.46% respectively.

9     With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and
      Maturity/ARD Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), or based on allocations in the related loan documents.

10    The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

11    The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

12    With respect to mortgage loan number 77, the monthly payment of principal and interest through the June 2011 payment date is $59,270.65. Beginning with the July 2011 payment date, the monthly payment of principal and interest is $63,108.75. See Annex A-3 for the amortization schedule for more information.

13    With respect to mortgage loan number 86, there are 36 months of interest only at the end of the mortgage loan term beginning with the September
      2013 payment date. See Annex A-4 for the amortization schedule for more information.

14    With respect to mortgage loan numbers 13, 14, 21, 44, 45, 138 and 158 the
      First Payment Date under the loan documents is November 1, 2006. The
      Original Term to Maturity or ARD, First Payment Date, Initial Interest
      Only Period, Remaining Interest Only Period, Original Prepayment
      Provisions (Payments), are adjusted to reflect an interest only payment the trust will receive from the related Originator on the Closing Date.

15    Mortgage loan number 61 provides for a prepayment premium that is equal to the greater of (A) one percent (1%) of the outstanding principal balance of the loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest including, but not limited to, principal and interest on the maturity date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the loan. "Prepayment Rate" shall mean the bond equivalent yield on the United
      States Treasury Security that has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date of the loan.

16    Mortgage loan numbers 86, 99 and 147 provide for a prepayment premium that is equal to the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which would otherwise required to be paid during the original term hereof absent such prepayment, including the unpaid principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis"
      ), on the date of such prepayment, of the United States treasury security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (y) the outstanding principal amount on the date of such prepayment.

17    Mortgage loan number 178 provides for a prepayment premium that shall be equal to the greater of (A) one percent (1%) of the outstanding principal balance of the note or (B) the excess, if any, of (l) the present value of all scheduled interest and principal payments due on each scheduled payment date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index, based on a 360-day year of twelve 30-day months, over (2) the principal amount of the loan outstanding immediately before such accepted prepayment. For purposes hereof, "Index" means the average yield for "treasury constant maturities"
      published by the Federal Reserve Board for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan.

18    Mortgage loan numbers 12, 22, 25, 26, 27, 28, 29, 30, 31, 37, 42, 62, 81,
      95, 107, 116, 134, 136, 150, 165, 185 and 187 provide for a prepayment premium that is equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment; or (ii) the Yield
      Maintenance Amount. The term "Yield Maintenance Amount" shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates most nearly approximating the maturity date.

19    Mortgage loan number 115 provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the amount of the principal indebtedness ("PI") and (ii) amount equal to product obtained by multiplying: (A) amount of principal indebtedness ("PI") being repaid, by
      (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from
      Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

      "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
      "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

20    Mortgage loan numbers 179 and 183 provide for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to product obtained by multiplying: (A) amount of principal indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate
      ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and
      n=remaining term of the mortgage loan in months calculated as follows:
      number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

      "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
      "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 49th payment date but prior to the 60th payment date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th payment date but prior to the 72nd payment date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd payment date but prior to the open date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

21    Mortgage loan number 202 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to product obtained by multiplying: (A) amount of principal indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate
      ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and
      n=remaining term of the mortgage loan in months calculated as follows:
      number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

      "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
      "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th payment date but prior to the 72nd payment date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd payment date but prior to the 84th payment date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th payment date but prior to the open date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

22    With respect to mortgage loan number 4, the Monthly Capex Reserve ($) is required to be a percentage of gross operating revenue as follows: 2% for months 1 through 24, 3% for months 25 through 36 and 4% thereafter. These amounts will be held with the Manager so long as the Manager is Westin
      Hotel Management, L.P. (or an affiliate) and it is not in default.

23    With respect to mortgage loan number 98, the Monthly TI/LC Reserve ($) is zero but payments will be $12,500 starting 8/1/07 to 7/1/08, $14,167 from
      8/1/07 to 7/1/09 and $6,250 from 7/1/09 until the end of the loan. $100K at closing, Year 2 = $150,000, Year 3 = $170,000, then annually. From July
      1, 2009, there will be Monthly TI/LC Reserve Cap ($) of $225,000.

24    With respect to those mortgaged properties indicating an Appraisal Date beyond the Cut-Off Date, the Appraised Value ($) and the corresponding
      Appraisal Date are based on stabilization

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE      MATURITY/ARD
MORTGAGE LOAN SELLER                  MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)         (MOS.)
------------------------------------------------------------------------------------------------------------------------

MLML                                        58             1,077,900,362       44.45%       6.1335            111
CRF                                        113             1,009,711,413       41.64%       6.1768            115
PNC                                         40               337,410,257       13.91%       6.1981            121
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE LOAN SELLER                  DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

MLML                                    1.43          65.73           59.49
CRF                                     1.30          68.17           61.04
PNC                                     1.27          73.22           65.09
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                        NUMBER OF      AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        MORTGAGED        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE      MATURITY/ARD
PROPERTY TYPE                           PROPERTIES        BALANCE ($)         BALANCE      RATE (%)         (MOS.)
------------------------------------------------------------------------------------------------------------------------

Retail                                     113               886,782,259       36.57%       6.0163            108
   Anchored                                 35               527,933,211       21.77%       5.9078            101
   Unanchored                               50               224,506,482        9.26%       6.1204            120
   Shadow Anchored                          13                50,318,544        2.07%       6.1417            114
   Single Tenant                            15                84,024,022        3.46%       6.3453            119
Hospitality                                 30               519,174,711       21.41%       6.3826            118
Multifamily                                 37               376,580,018       15.53%       6.1510            114
   Multifamily                              33               332,655,933       13.72%       6.1392            119
   Manufactured Housing                      4                43,924,085        1.81%       6.2408             79
Office                                      46               323,764,612       13.35%       6.1880            119
Industrial                                  35               171,550,240        7.07%       6.2306            119
Mixed Use                                    9                74,734,146        3.08%       6.0966            119
Self Storage                                19                71,690,592        2.96%       6.1534            119
Land                                         1                   745,455        0.03%       6.8000            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    290            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY TYPE                         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

Retail                                  1.43          64.53           58.01
   Anchored                             1.53          61.21           55.52
   Unanchored                           1.27          69.05           61.07
   Shadow Anchored                      1.23          73.06           66.27
   Single Tenant                        1.28          68.24           60.52
Hospitality                             1.38          67.38           60.58
Multifamily                             1.27          72.97           66.29
   Multifamily                          1.28          72.47           65.27
   Manufactured Housing                 1.21          76.79           74.01
Office                                  1.26          72.22           65.21
Industrial                              1.27          69.39           60.20
Mixed Use                               1.32          63.61           58.07
Self Storage                            1.29          64.45           56.54
Land                                    1.34          39.23           18.23
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                        NUMBER OF      AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        MORTGAGED        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE      MATURITY/ARD
PROPERTY STATE/LOCATION                 PROPERTIES        BALANCE ($)         BALANCE      RATE (%)         (MOS.)
------------------------------------------------------------------------------------------------------------------------

California                                  57               578,645,822       23.86%       6.0952            103
   Southern                                 44               299,870,276       12.37%       6.1604            119
   Northern                                 13               278,775,546       11.50%       6.0250             86
Texas                                       34               279,201,534       11.51%       6.2275            119
Virginia                                    52               278,721,250       11.49%       6.2280            120
Florida                                     16               178,506,525        7.36%       6.2081            119
Arizona                                     14               144,812,988        5.97%       6.1557            119
Georgia                                      9                94,397,966        3.89%       5.7485            118
Illinois                                     9                85,491,699        3.53%       6.1626            107
North Carolina                               5                83,936,613        3.46%       6.2801            119
Tennessee                                    6                74,833,671        3.09%       6.1596            118
Oregon                                       3                60,300,000        2.49%       6.2640            120
New York                                    10                53,325,000        2.20%       6.1553            119
Indiana                                      4                48,717,634        2.01%       6.1521            122
Nevada                                       8                45,788,000        1.89%       6.0646            102
Pennsylvania                                 9                44,905,823        1.85%       6.0046            120
West Virginia                                1                43,000,000        1.77%       6.2952            120
New Jersey                                   4                38,194,493        1.58%       6.2816            118
Washington                                  10                37,276,721        1.54%       6.0417            100
Rhode Island                                 2                30,389,608        1.25%       6.1317            120
Maryland                                     2                28,000,000        1.15%       6.1050            119
Kansas                                       3                23,252,835        0.96%       6.2143            120
Missouri                                     3                21,442,262        0.88%       6.3255            118
Louisiana                                    3                19,900,000        0.82%       6.4327            119
Arkansas                                     3                19,165,808        0.79%       6.4341            123
South Carolina                               4                14,950,530        0.62%       6.2192            124
Colorado                                     4                13,360,629        0.55%       6.6417            119
Delaware                                     2                12,125,000        0.50%       6.2105            117
Ohio                                         3                11,642,864        0.48%       6.3537            118
Massachusetts                                1                11,330,000        0.47%       6.3200            118
Kentucky                                     1                10,725,000        0.44%       5.4130            116
Utah                                         1                 9,504,726        0.39%       6.2940            118
Alabama                                      2                 8,910,000        0.37%       6.2436             72
Connecticut                                  1                 8,189,939        0.34%       6.2000            119
New Mexico                                   2                 7,771,416        0.32%       6.2240            117
Michigan                                     2                 4,305,675        0.18%       6.4613            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    290            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY STATE/LOCATION               DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

California                              1.53          59.58           55.50
   Southern                             1.34          64.22           58.76
   Northern                             1.72          54.60           52.04
Texas                                   1.28          73.93           65.35
Virginia                                1.25          65.51           53.94
Florida                                 1.33          71.57           64.14
Arizona                                 1.34          69.70           63.73
Georgia                                 1.25          69.83           61.78
Illinois                                1.25          71.81           68.44
North Carolina                          1.30          71.67           66.95
Tennessee                               1.31          71.30           63.52
Oregon                                  1.29          71.67           66.75
New York                                1.35          67.47           60.32
Indiana                                 1.32          73.95           65.80
Nevada                                  1.33          67.13           61.83
Pennsylvania                            1.37          62.39           55.36
West Virginia                           1.30          71.49           67.14
New Jersey                              1.29          72.32           64.79
Washington                              1.24          76.25           68.48
Rhode Island                            1.17          75.26           69.06
Maryland                                1.42          65.44           59.72
Kansas                                  1.29          73.09           67.47
Missouri                                1.34          72.51           60.97
Louisiana                               1.24          67.18           59.93
Arkansas                                1.59          71.35           55.67
South Carolina                          1.22          72.50           64.83
Colorado                                1.35          69.40           60.87
Delaware                                1.23          77.55           68.37
Ohio                                    1.24          72.93           64.72
Massachusetts                           1.21          73.57           66.90
Kentucky                                1.67          55.00           55.00
Utah                                    1.32          72.01           65.99
Alabama                                 1.32          62.06           49.30
Connecticut                             1.20          65.52           51.15
New Mexico                              1.23          74.02           65.15
Michigan                                1.39          75.47           64.97
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

         745,455  -  2,999,999              45                94,614,112        3.90%       6.3202            123
       3,000,000  -  3,999,999              18                63,235,629        2.61%       6.2609            118
       4,000,000  -  4,999,999              17                76,029,364        3.14%       6.2406            118
       5,000,000  -  5,999,999              22               119,523,874        4.93%       6.2296            119
       6,000,000  -  6,999,999              21               135,124,736        5.57%       6.2095            119
       7,000,000  -  7,999,999               9                67,256,438        2.77%       6.1997            113
       8,000,000  -  9,999,999              20               177,719,274        7.33%       6.2550            120
      10,000,000  -  12,999,999             17               195,866,072        8.08%       6.2516            111
      13,000,000  -  19,999,999             18               277,410,283       11.44%       6.1597            119
      20,000,000  -  49,999,999             18               478,842,252       19.75%       6.0670            117
      50,000,000  -  99,999,999              3               201,600,000        8.31%       6.1655            116
     100,000,000  -  247,200,000             3               537,800,000       22.18%       6.0941            103
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)   DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

         745,455  -  2,999,999          1.30          67.86           57.89
       3,000,000  -  3,999,999          1.30          67.42           61.33
       4,000,000  -  4,999,999          1.27          69.56           61.71
       5,000,000  -  5,999,999          1.32          69.61           61.71
       6,000,000  -  6,999,999          1.35          68.50           60.42
       7,000,000  -  7,999,999          1.34          66.45           58.85
       8,000,000  -  9,999,999          1.29          69.47           61.12
      10,000,000  -  12,999,999         1.33          67.70           61.57
      13,000,000  -  19,999,999         1.39          69.81           62.53
      20,000,000  -  49,999,999         1.26          72.05           65.76
      50,000,000  -  99,999,999         1.24          65.56           59.64
     100,000,000  -  247,200,000        1.51          62.61           56.51
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

Minimum:                     $745,455
Maximum:                     $247,200,000
Average:                     $11,492,995

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
MORTGAGE RATES (%)                    MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

            5.2709  -  5.4999                3                71,425,000        2.95%       5.3074            113
            5.7000  -  5.8999               12               294,944,043       12.16%       5.8431             87
            5.9000  -  6.0999               35               528,296,811       21.79%       6.0094            120
            6.1000  -  6.2999               84               968,570,904       39.94%       6.2163            117
            6.3000  -  6.4999               52               339,204,370       13.99%       6.3688            117
            6.5000  -  6.6999               16               174,408,625        7.19%       6.5897            116
            6.7000  -  6.8999                5                28,197,779        1.16%       6.7666            125
            6.9000  -  7.0999                3                 9,271,257        0.38%       6.9440            160
            7.1000  -  7.1300                1                10,703,243        0.44%       7.1300            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE RATES (%)                    DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

            5.2709  -  5.4999           1.34          67.10           60.98
            5.7000  -  5.8999           1.77          52.93           49.56
            5.9000  -  6.0999           1.28          70.27           61.73
            6.1000  -  6.2999           1.29          71.79           65.43
            6.3000  -  6.4999           1.33          68.58           60.53
            6.5000  -  6.6999           1.25          62.79           55.96
            6.7000  -  6.8999           1.31          63.36           50.46
            6.9000  -  7.0999           1.38          71.25           56.18
            7.1000  -  7.1300           1.45          61.87           49.81
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

Minimum:                     5.2709
Maximum:                     7.1300
Weighted Average:            6.1605

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
DEBT SERVICE COVERAGE RATIOS (X)      MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

                1.15  -  1.19                7                82,730,966        3.41%       6.1507            126
                1.20  -  1.24               88               883,050,960       36.41%       6.1718            116
                1.25  -  1.29               42               437,344,507       18.03%       6.1639            118
                1.30  -  1.34               23               453,410,449       18.70%       6.2246            119
                1.35  -  1.39                7                65,299,832        2.69%       5.9998            116
                1.40  -  1.44               15               123,375,332        5.09%       6.3050            119
                1.45  -  1.49                8                83,863,391        3.46%       6.2643            119
                1.50  -  1.59                8                36,691,886        1.51%       6.2654            118
                1.60  -  1.99                8                66,614,953        2.75%       6.1025            118
                2.00  -  2.48                5               192,639,757        7.94%       5.8711             71
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
DEBT SERVICE COVERAGE RATIOS (X)      DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

                1.15  -  1.19           1.16          74.22           65.98
                1.20  -  1.24           1.21          72.90           64.64
                1.25  -  1.29           1.26          66.43           59.76
                1.30  -  1.34           1.31          69.98           64.80
                1.35  -  1.39           1.36          73.04           65.46
                1.40  -  1.44           1.41          67.51           58.29
                1.45  -  1.49           1.45          64.81           54.89
                1.50  -  1.59           1.54          65.95           55.58
                1.60  -  1.99           1.76          63.62           55.74
                2.00  -  2.48           2.10          40.98           40.77
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

Minimum:                     1.15x
Maximum:                     2.48x
Weighted Average:            1.35x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF CUT-OFF DATE                   NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
LOAN-TO-VALUE RATIOS (%)              MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

              32.05  -  50.00               11               204,113,024        8.42%       5.8970             74
              50.01  -  60.00               22               241,597,345        9.96%       6.3312            117
              60.01  -  65.00               28               190,181,376        7.84%       6.2385            120
              65.01  -  70.00               40               371,040,033       15.30%       6.0814            118
              70.01  -  75.00               65               964,569,883       39.78%       6.1794            118
              75.01  -  77.50               16               190,097,247        7.84%       6.2341            110
              77.51  -  80.00               25               238,373,126        9.83%       6.1296            118
              80.01  -  82.73                4                25,050,000        1.03%       6.2496            124
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF CUT-OFF DATE                 WTD. AVG.   CUT-OFF DATE       OR ARD
LOAN-TO-VALUE RATIOS (%)              DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

              32.05  -  50.00           2.06          41.02           40.74
              50.01  -  60.00           1.37          55.60           49.16
              60.01  -  65.00           1.31          63.16           55.49
              65.01  -  70.00           1.29          67.98           61.55
              70.01  -  75.00           1.28          72.45           64.56
              75.01  -  77.50           1.24          76.61           69.09
              77.51  -  80.00           1.25          79.06           70.80
              80.01  -  82.73           1.25          81.60           71.01
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

Minimum:                     32.05
Maximum:                     82.73
Weighted Average:            67.79

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF MATURITY DATE                  NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
OR ARD LTV RATIOS (%)                 MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

   Fully Amortizing                          1                 3,557,540        0.15%       6.1500            118
         18.23  -  50.00                    28               329,986,100       13.61%       6.0548             91
         50.01  -  55.00                    20               201,271,498        8.30%       6.3838            119
         55.01  -  60.00                    34               329,941,669       13.61%       6.1628            120
         60.01  -  62.50                    26               271,872,728       11.21%       6.0390            118
         62.51  -  65.00                    22               162,805,064        6.71%       6.2364            119
         65.01  -  67.50                    40               677,125,156       27.92%       6.1626            119
         67.51  -  70.00                    17               159,494,278        6.58%       6.1759            114
         70.01  -  76.67                    23               288,968,000       11.92%       6.1814            112
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF MATURITY DATE                WTD. AVG.   CUT-OFF DATE       OR ARD
OR ARD LTV RATIOS (%)                 DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

   Fully Amortizing                     1.20          32.05           0.00
         18.23  -  50.00                1.83          47.16           43.00
         50.01  -  55.00                1.30          58.75           51.78
         55.01  -  60.00                1.28          68.70           56.92
         60.01  -  62.50                1.31          68.62           61.37
         62.51  -  65.00                1.26          71.17           63.68
         65.01  -  67.50                1.27          73.19           66.63
         67.51  -  70.00                1.26          73.85           68.96
         70.01  -  76.67                1.25          78.31           72.47
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

Minimum:                     18.23
Maximum:                     76.67
Weighted Average:            60.91

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF REMAINING                      NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
TERMS TO MATURITY (MOS.)              MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

          59  -  60                          4               186,600,000        7.69%       5.9348             60
          61  -  84                          3                34,890,000        1.44%       6.1911             82
          85  -  121                       197             2,150,426,482       88.68%       6.1764            119
         122  -  214                         7                53,105,551        2.19%       6.2878            140
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    WTD. AVG.   CUT-OFF DATE       OR ARD
TERMS TO MATURITY (MOS.)              DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

          59  -  60                     1.96          45.04           44.36
          61  -  84                     1.22          76.62           73.33
          85  -  121                    1.31          69.48           62.13
         122  -  214                    1.18          73.33           61.88
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

Minimum:                     59 mos.
Maximum:                     214 mos.
Weighted Average:            114 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF REMAINING                      NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
STATED AMORTIZATION TERMS (MOS.)      MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

    Interest Only                           11               280,490,000       11.57%       5.9184             84
          118  -  240                        4                16,894,523        0.70%       6.2249             94
          241  -  300                       12               205,615,137        8.48%       6.1835            120
          301  -  360                      176             1,829,762,143       75.45%       6.1968            119
          361  -  420                        8                92,260,230        3.80%       6.1138            108
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    WTD. AVG.   CUT-OFF DATE       OR ARD
STATED AMORTIZATION TERMS (MOS.)      DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

    Interest Only                       1.83          50.20           50.20
          118  -  240                   1.35          55.66           40.88
          241  -  300                   1.31          69.84           54.30
          301  -  360                   1.29          70.03           63.08
          361  -  420                   1.23          74.40           68.18
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

Minimum:                     118 mos.
Maximum:                     420 mos.
Weighted Average:            354 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE       MATURITY/ARD
AMORTIZATION TYPES                    MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)          (MOS.)
------------------------------------------------------------------------------------------------------------------------

IO-Balloon                                 114             1,482,976,581       61.15%       6.1699            117
Balloon                                     83               642,197,912       26.48%       6.2424            120
Interest Only                               11               280,490,000       11.57%       5.9184             84
IO-ARD                                       2                15,800,000        0.65%       6.2547            119
Fully Amortizing                             1                 3,557,540        0.15%       6.1500            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    211            $2,425,022,033      100.00%       6.1605            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
AMORTIZATION TYPES                    DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

IO-Balloon                              1.27          70.21           64.18
Balloon                                 1.33          70.14           58.10
Interest Only                           1.83          50.20           50.20
IO-ARD                                  1.24          64.50           58.58
Fully Amortizing                        1.20          32.05            0.00
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.35X         67.79           60.91
===============================================================================

ESCROW TYPES

----------------------------------------------------------------------------------------

                                                       AGGREGATE CUT-OFF   % OF INITIAL
                                        NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL
ESCROW TYPES                          MORTGAGE LOANS      BALANCE ($)         BALANCE
----------------------------------------------------------------------------------------

Real Estate Tax                            189             1,758,946,686      72.53%
Insurance                                  171             1,521,627,772      62.75%
Replacement Reserves                       171             1,489,629,173      61.43%
TI/LC Reserves                              92               740,557,643      50.83%

LOCKBOX TYPES

----------------------------------------------------------------------------------------

                                                       AGGREGATE CUT-OFF   % OF INITIAL
                                        NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL
LOCKBOX TYPES                         MORTGAGE LOANS      BALANCE ($)         BALANCE
----------------------------------------------------------------------------------------

Hard                                        50               872,990,316      36.00%
Soft at Closing, Springing Hard              5               341,675,000      14.09%
Soft                                         1                94,000,000       3.88%
None at Closing, Springing Soft              1                 1,733,000       0.07%

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        NUMBER OF        DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
MORTGAGE LOAN SELLER                  MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

MLML                                        48               927,986,891       44.60%       6.1509            109
CRF                                        101               925,858,568       44.49%       6.1675            117
PNC                                         29               227,020,641       10.91%       6.1929            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE LOAN SELLER                   DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

MLML                                    1.44          64.96           58.79
CRF                                     1.31          67.82           60.57
PNC                                     1.29          71.86           63.81
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                        NUMBER OF      AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        MORTGAGED        DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
PROPERTY TYPE                           PROPERTIES        BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

Retail                                     113               886,782,259       42.62%       6.0163            108
   Anchored                                 35               527,933,211       25.37%       5.9078            101
   Unanchored                               50               224,506,482       10.79%       6.1204            120
   Shadow Anchored                          13                50,318,544        2.42%       6.1417            114
   Single Tenant                            15                84,024,022        4.04%       6.3453            119
Hospitality                                 30               519,174,711       24.95%       6.3826            118
Office                                      46               323,764,612       15.56%       6.1880            119
Industrial                                  35               171,550,240        8.24%       6.2306            119
Mixed Use                                    9                74,734,146        3.59%       6.0966            119
Self Storage                                19                71,690,592        3.45%       6.1534            119
Manufactured Housing                         3                32,424,085        1.56%       6.2021             85
Land                                         1                   745,455        0.04%       6.8000            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    256            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY TYPE                          DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

Retail                                  1.43          64.53           58.01
   Anchored                             1.53          61.21           55.52
   Unanchored                           1.27          69.05           61.07
   Shadow Anchored                      1.23          73.06           66.27
   Single Tenant                        1.28          68.24           60.52
Hospitality                             1.38          67.38           60.58
Office                                  1.26          72.22           65.21
Industrial                              1.27          69.39           60.20
Mixed Use                               1.32          63.61           58.07
Self Storage                            1.29          64.45           56.54
Manufactured Housing                    1.21          76.83           73.07
Land                                    1.34          39.23           18.23
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                        NUMBER OF      AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        MORTGAGED        DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
PROPERTY STATE/LOCATION                 PROPERTIES        BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

California                                  57               578,645,822       27.81%       6.0952            103
   Southern                                 44               299,870,276       14.41%       6.1604            119
   Northern                                 13               278,775,546       13.40%       6.0250             86
Virginia                                    52               278,721,250       13.39%       6.2280            120
Texas                                       25               163,125,102        7.84%       6.2788            117
Florida                                     13               135,979,529        6.53%       6.2530            119
Illinois                                     9                85,491,699        4.11%       6.1626            107
North Carolina                               5                83,936,613        4.03%       6.2801            119
Tennessee                                    6                74,833,671        3.60%       6.1596            118
Georgia                                      6                73,801,729        3.55%       5.5862            113
Arizona                                      9                73,391,673        3.53%       6.1372            119
Oregon                                       2                56,000,000        2.69%       6.2627            120
Indiana                                      4                48,717,634        2.34%       6.1521            122
New York                                     7                48,100,000        2.31%       6.1582            120
West Virginia                                1                43,000,000        2.07%       6.2952            120
New Jersey                                   4                38,194,493        1.84%       6.2816            118
Nevada                                       7                33,388,000        1.60%       5.9029            118
Rhode Island                                 2                30,389,608        1.46%       6.1317            120
Maryland                                     2                28,000,000        1.35%       6.1050            119
Washington                                   9                25,776,721        1.24%       5.9041            118
Kansas                                       3                23,252,835        1.12%       6.2143            120
Louisiana                                    3                19,900,000        0.96%       6.4327            119
Pennsylvania                                 7                18,105,823        0.87%       6.1757            119
Arkansas                                     2                18,084,067        0.87%       6.4002            118
South Carolina                               4                14,950,530        0.72%       6.2192            124
Colorado                                     4                13,360,629        0.64%       6.6417            119
Missouri                                     2                12,978,791        0.62%       6.3611            118
Massachusetts                                1                11,330,000        0.54%       6.3200            118
Utah                                         1                 9,504,726        0.46%       6.2940            118
Alabama                                      2                 8,910,000        0.43%       6.2436             72
Connecticut                                  1                 8,189,939        0.39%       6.2000            119
New Mexico                                   2                 7,771,416        0.37%       6.2240            117
Ohio                                         2                 6,900,000        0.33%       6.3391            118
Delaware                                     1                 5,925,000        0.28%       6.1900            117
Michigan                                     1                 2,208,799        0.11%       6.5100            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    256            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY STATE/LOCATION                DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

California                              1.53          59.58           55.50
   Southern                             1.34          64.22           58.76
   Northern                             1.72          54.60           52.04
Virginia                                1.25          65.51           53.94
Texas                                   1.32          72.85           63.60
Florida                                 1.36          69.16           62.21
Illinois                                1.25          71.81           68.44
North Carolina                          1.30          71.67           66.95
Tennessee                               1.31          71.30           63.52
Georgia                                 1.26          69.21           61.49
Arizona                                 1.36          66.81           61.10
Oregon                                  1.29          71.57           66.79
Indiana                                 1.32          73.95           65.80
New York                                1.35          66.92           59.67
West Virginia                           1.30          71.49           67.14
New Jersey                              1.29          72.32           64.79
Nevada                                  1.38          65.74           59.34
Rhode Island                            1.17          75.26           69.06
Maryland                                1.42          65.44           59.72
Washington                              1.26          76.07           64.83
Kansas                                  1.29          73.09           67.47
Louisiana                               1.24          67.18           59.93
Pennsylvania                            1.27          75.19           66.15
Arkansas                                1.61          71.51           56.20
South Carolina                          1.22          72.50           64.83
Colorado                                1.35          69.40           60.87
Missouri                                1.42          68.68           57.01
Massachusetts                           1.21          73.57           66.90
Utah                                    1.32          72.01           65.99
Alabama                                 1.32          62.06           49.30
Connecticut                             1.20          65.52           51.15
New Mexico                              1.23          74.02           65.15
Ohio                                    1.27          72.91           66.13
Delaware                                1.25          80.07           71.26
Michigan                                1.25          77.27           66.61
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                 NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)   MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

          745,455  -  2,999,999             38                79,562,262        3.82%       6.2764            117
        3,000,000  -  3,999,999             15                52,435,629        2.52%       6.2887            118
        4,000,000  -  4,999,999             15                66,986,500        3.22%       6.2285            118
        5,000,000  -  5,999,999             22               119,523,874        5.74%       6.2296            119
        6,000,000  -  6,999,999             19               122,099,736        5.87%       6.1983            119
        7,000,000  -  7,999,999              8                59,860,123        2.88%       6.1996            112
        8,000,000  -  9,999,999             17               150,004,370        7.21%       6.2385            119
       10,000,000  -  14,999,999            20               249,561,355       11.99%       6.2960            119
       15,000,000  -  19,999,999             6               104,740,000        5.03%       6.0245            118
       20,000,000  -  49,999,999            12               336,692,252       16.18%       6.0792            116
       50,000,000  -  99,999,999             3               201,600,000        9.69%       6.1655            116
      100,000,000  -  247,200,000            3               537,800,000       25.85%       6.0941            103
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)    DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

          745,455  -  2,999,999         1.30          67.43           58.27
        3,000,000  -  3,999,999         1.31          65.66           59.86
        4,000,000  -  4,999,999         1.28          69.11           61.35
        5,000,000  -  5,999,999         1.32          69.61           61.71
        6,000,000  -  6,999,999         1.37          67.80           59.79
        7,000,000  -  7,999,999         1.34          66.93           59.16
        8,000,000  -  9,999,999         1.31          68.58           60.81
       10,000,000  -  14,999,999        1.39          66.72           58.41
       15,000,000  -  19,999,999        1.40          68.04           63.72
       20,000,000  -  49,999,999        1.24          72.46           66.02
       50,000,000  -  99,999,999        1.24          65.56           59.64
      100,000,000  -  247,200,000       1.51          62.61           56.51
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

Minimum:                     $745,455
Maximum:                     $247,200,000
Average:                     $11,690,259

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                 NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
MORTGAGE RATES (%)                    MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

                5.2709  -  5.6999            2                60,700,000        2.92%       5.2888            112
                5.7000  -  5.8999           11               270,944,043       13.02%       5.8414             84
                5.9000  -  5.9999           15               162,711,811        7.82%       5.9686            120
                6.0000  -  6.0999           13               267,785,000       12.87%       6.0285            120
                6.1000  -  6.1999           33               292,637,286       14.06%       6.1461            114
                6.2000  -  6.2999           38               535,334,038       25.73%       6.2665            119
                6.3000  -  6.4999           46               296,612,634       14.25%       6.3704            119
                6.5000  -  6.7499           15               154,319,321        7.42%       6.5969            119
                6.7500  -  6.9999            4                29,118,724        1.40%       6.7908            119
                7.0000  -  7.1300            1                10,703,243        0.51%       7.1300            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE RATES (%)                     DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

                5.2709  -  5.6999       1.28          69.24           62.04
                5.7000  -  5.8999       1.80          53.02           49.82
                5.9000  -  5.9999       1.33          66.15           60.92
                6.0000  -  6.0999       1.24          70.94           59.56
                6.1000  -  6.1999       1.29          70.16           63.33
                6.2000  -  6.2999       1.30          71.88           66.19
                6.3000  -  6.4999       1.34          67.58           59.22
                6.5000  -  6.7499       1.27          61.56           54.62
                6.7500  -  6.9999       1.35          63.36           51.94
                7.0000  -  7.1300       1.45          61.87           49.81
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

Minimum:                     5.2709
Maximum:                     7.1300
Weighted Average:            6.1629

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                 NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
DEBT SERVICE COVERAGE RATIOS (X)      MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

                    1.15  -  1.19            5                70,769,328        3.40%       6.0661            122
                    1.20  -  1.24           70               683,848,090       32.86%       6.1643            117
                    1.25  -  1.29           40               425,648,192       20.46%       6.1621            118
                    1.30  -  1.34           19               409,614,211       19.68%       6.2368            118
                    1.35  -  1.44           19               168,498,167        8.10%       6.2122            118
                    1.45  -  1.49            6                39,363,391        1.89%       6.5822            119
                    1.50  -  1.59            7                34,595,011        1.66%       6.2566            118
                    1.60  -  1.79            4                31,223,957        1.50%       6.1847            118
                    1.80  -  2.48            8               217,305,753       10.44%       5.9196             76
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
DEBT SERVICE COVERAGE RATIOS (X)       DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

                    1.15  -  1.19       1.16          74.25           67.01
                    1.20  -  1.24       1.22          72.22           63.52
                    1.25  -  1.29       1.26          66.43           59.75
                    1.30  -  1.34       1.31          69.72           64.60
                    1.35  -  1.44       1.40          68.32           59.68
                    1.45  -  1.49       1.45          65.87           53.89
                    1.50  -  1.59       1.54          65.49           55.12
                    1.60  -  1.79       1.66          69.28           58.17
                    1.80  -  2.48       2.08          43.16           42.16
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

Minimum:                     1.15x
Maximum:                     2.48x
Weighted Average:            1.36x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF CUT-OFF DATE                    NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
LOAN-TO-VALUE RATIOS (%)              MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

                  32.05  -  50.00           11               204,113,024        9.81%       5.8970             74
                  50.01  -  60.00           19               205,247,345        9.86%       6.4349            117
                  60.01  -  65.00           27               182,785,061        8.78%       6.2400            120
                  65.01  -  70.00           35               333,431,295       16.02%       6.0822            118
                  70.01  -  75.00           53               864,357,474       41.54%       6.1646            119
                  75.01  -  77.50           13               156,947,247        7.54%       6.2154            112
                  77.51  -  80.00           19               128,059,655        6.15%       6.1733            118
                  80.01  -  80.07            1                 5,925,000        0.28%       6.1900            117
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF CUT-OFF DATE                 WTD. AVG.   CUT-OFF DATE       OR ARD
LOAN-TO-VALUE RATIOS (%)               DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

                  32.05  -  50.00       2.06          41.02           40.74
                  50.01  -  60.00       1.35          56.09           49.12
                  60.01  -  65.00       1.31          63.19           55.46
                  65.01  -  70.00       1.29          68.00           61.19
                  70.01  -  75.00       1.29          72.49           64.55
                  75.01  -  77.50       1.24          76.61           68.55
                  77.51  -  80.00       1.22          79.09           71.36
                  80.01  -  80.07       1.25          80.07           71.26
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

Minimum:                     32.05
Maximum:                     80.07
Weighted Average:            66.99

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF MATURITY DATE                   NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
OR ARD LTV RATIOS (%)                 MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                             1                 3,557,540        0.17%       6.1500           118
          18.23  -  50.00                   25               301,908,121       14.51%       6.0574            88
          50.01  -  55.00                   18               188,921,498        9.08%       6.4403           119
          55.01  -  60.00                   30               308,281,719       14.82%       6.1474           120
          60.01  -  62.50                   24               259,632,934       12.48%       6.0275           117
          62.51  -  65.00                   17               127,865,325        6.14%       6.2526           119
          65.01  -  67.50                   32               579,586,685       27.85%       6.1638           119
          67.51  -  70.00                   16               147,094,278        7.07%       6.1485           119
          70.01  -  74.18                   15               164,018,000        7.88%       6.2205           111
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629           114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF MATURITY DATE                WTD. AVG.   CUT-OFF DATE       OR ARD
OR ARD LTV RATIOS (%)                  DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

Fully Amortizing                        1.20          32.05            0.00
          18.23  -  50.00               1.87          46.47           42.64
          50.01  -  55.00               1.28          59.00           51.60
          55.01  -  60.00               1.28          68.74           56.82
          60.01  -  62.50               1.31          68.36           61.35
          62.51  -  65.00               1.27          71.18           63.52
          65.01  -  67.50               1.27          73.21           66.62
          67.51  -  70.00               1.26          74.11           69.00
          70.01  -  74.18               1.26          77.59           72.92
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

Minimum:                     18.23
Maximum:                     74.18
Weighted Average:            60.13

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF REMAINING                       NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
TERMS TO MATURITY (MOS.)              MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

              60  -  84                      5               197,590,000        9.50%       5.9204             64
              85  -  114                     3                86,312,247        4.15%       5.5075            112
             115  -  121                   167             1,759,897,918       84.58%       6.2237            119
             122  -  179                     3                37,065,934        1.78%       6.0921            129
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    WTD. AVG.   CUT-OFF DATE       OR ARD
TERMS TO MATURITY (MOS.)               DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

              60  -  84                 1.92          47.16           46.08
              85  -  114                1.32          70.31           62.28
             115  -  121                1.31          68.92           61.52
             122  -  179                1.17          73.39           64.02
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

Minimum:                     60 mos.
Maximum:                     179 mos.
Weighted Average:            114 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF REMAINING                       NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
STATED AMORTIZATION TERMS (MOS.)      MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

    Interest Only                            8               237,015,000       11.39%       5.9109             80
              118  -  240                    4                16,894,523        0.81%       6.2249             94
              241  -  300                   12               205,615,137        9.88%       6.1835            120
              301  -  360                  148             1,563,977,525       75.16%       6.1974            118
              361  -  420                    6                57,363,915        2.76%       6.1702            100
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    WTD. AVG.   CUT-OFF DATE       OR ARD
STATED AMORTIZATION TERMS (MOS.)       DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

    Interest Only                       1.92          47.19           47.19
              118  -  240               1.35          55.66           40.88
              241  -  300               1.31          69.84           54.30
              301  -  360               1.29          69.48           62.71
              361  -  420               1.23          73.93           68.65
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

Minimum:                     118 mos.
Maximum:                     420 mos.
Weighted Average:            351 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                         NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1     MORTGAGE     MATURITY/ARD
AMORTIZATION TYPES                    MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

IO-Balloon                                  97             1,283,576,581       61.68%       6.1733            118
Balloon                                     70               540,916,979       25.99%       6.2460            118
Interest Only                                8               237,015,000       11.39%       5.9109             80
IO-ARD                                       2                15,800,000        0.76%       6.2547            119
Fully Amortizing                             1                 3,557,540        0.17%       6.1500            118
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    178            $2,080,866,100      100.00%       6.1629            114
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
AMORTIZATION TYPES                     DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

IO-Balloon                              1.27          69.83           63.88
Balloon                                 1.34          69.23           56.94
Interest Only                           1.92          47.19           47.19
IO-ARD                                  1.24          64.50           58.58
Fully Amortizing                        1.20          32.05           0.00
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.36X         66.99           60.13
===============================================================================

ESCROW TYPES

---------------------------------------------------------------------------------------

                                                       AGGREGATE CUT-OFF   % OF INITIAL
                                         NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1
ESCROW TYPES                          MORTGAGE LOANS      BALANCE ($)         BALANCE
---------------------------------------------------------------------------------------

Real Estate Tax                            159             1,459,002,391      70.12%
Insurance                                  141             1,213,821,839      58.33%
Replacement Reserves                       141             1,207,698,240      58.04%
TI/LC Reserves                              92               740,557,643      50.83%

LOCKBOX TYPES

---------------------------------------------------------------------------------------

                                                       AGGREGATE CUT-OFF   % OF INITIAL
                                         NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1
LOCKBOX TYPES                         MORTGAGE LOANS      BALANCE ($)         BALANCE
---------------------------------------------------------------------------------------

Hard                                        49               846,590,316      40.68%
Soft at Closing, Springing Hard              5               341,675,000      16.42%
Soft                                         1                94,000,000       4.52%
Soft at Closing, Springing Hard              1                 1,733,000       0.08%

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
MORTGAGE LOAN SELLER                  MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

MLML                                        10               149,913,471       43.56%       6.0257            119
PNC                                         11               110,389,617       32.08%       6.2089            125
CRF                                         12                83,852,845       24.36%       6.2790            102
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE LOAN SELLER                  DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

MLML                                    1.34          70.46           63.84
PNC                                     1.24          76.01           67.71
CRF                                     1.22          71.98           66.19
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                        NUMBER OF      AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        MORTGAGED       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
PROPERTY TYPE                           PROPERTIES        BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

Multifamily                                 33               332,655,933       96.66%       6.1392            119
Manufactured Housing                         1                11,500,000        3.34%       6.3500             60
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     34              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY TYPE                         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

Multifamily                             1.28          72.47           65.27
Manufactured Housing                    1.20          76.67           76.67
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                        NUMBER OF      AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        MORTGAGED       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
PROPERTY STATE/LOCATION                 PROPERTIES        BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

Texas                                        9               116,076,432       33.73%       6.1553            122
Arizona                                      5                71,421,315       20.75%       6.1746            119
Florida                                      3                42,526,997       12.36%       6.0643            120
Pennsylvania                                 2                26,800,000        7.79%       5.8890            120
Georgia                                      3                20,596,237        5.98%       6.3304            134
Nevada                                       1                12,400,000        3.60%       6.5000             59
Washington                                   1                11,500,000        3.34%       6.3500             60
Kentucky                                     1                10,725,000        3.12%       5.4130            116
Missouri                                     1                 8,463,471        2.46%       6.2710            119
Delaware                                     1                 6,200,000        1.80%       6.2300            117
New York                                     3                 5,225,000        1.52%       6.1291            119
Ohio                                         1                 4,742,864        1.38%       6.3750            118
Oregon                                       1                 4,300,000        1.25%       6.2800            119
Michigan                                     1                 2,096,875        0.61%       6.4100            118
Arkansas                                     1                 1,081,741        0.31%       7.0000            213
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     34              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY STATE/LOCATION               DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

Texas                                   1.23          75.45           67.81
Arizona                                 1.32          72.67           66.43
Florida                                 1.23          79.26           70.30
Pennsylvania                            1.44          53.74           48.06
Georgia                                 1.23          72.04           62.81
Nevada                                  1.20          70.86           68.53
Washington                              1.20          76.67           76.67
Kentucky                                1.67          55.00           55.00
Missouri                                1.20          78.37           67.05
Delaware                                1.22          75.15           65.61
New York                                1.36          72.59           66.26
Ohio                                    1.21          72.97           62.67
Oregon                                  1.25          72.88           66.22
Michigan                                1.53          73.57           63.25
Arkansas                                1.22          68.68           46.83
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)   MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

        1,081,741  -  3,499,999              7                15,051,850        4.37%       6.5520            155
        3,500,000  -  4,499,999              4                15,100,000        4.39%       6.1699            119
        4,500,000  -  5,499,999              1                 4,742,864        1.38%       6.3750            118
        5,500,000  -  6,999,999              2                13,025,000        3.78%       6.3144            118
        7,000,000  -  9,999,999              4                35,111,219       10.20%       6.3140            125
       10,000,000  -  12,999,999             4                45,125,000       13.11%       6.0917             87
       13,000,000  -  19,999,999             5                73,850,000       21.46%       6.1759            119
       20,000,000  -  27,500,000             6               142,150,000       41.30%       6.0381            120
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)   DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

        1,081,741  -  3,499,999         1.31          70.13           55.87
        3,500,000  -  4,499,999         1.27          75.09           67.48
        4,500,000  -  5,499,999         1.21          72.97           62.67
        5,500,000  -  6,999,999         1.21          75.07           66.36
        7,000,000  -  9,999,999         1.20          71.83           61.42
       10,000,000  -  12,999,999        1.31          68.16           66.49
       13,000,000  -  19,999,999        1.26          78.18           69.80
       20,000,000  -  27,500,000        1.30          71.08           65.15
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

Minimum:                     $1,081,741
Maximum:                     $27,500,000
Average:                     $10,428,968

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
MORTGAGE RATES (%)                    MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

         5.4130  -  5.7999                   1                10,725,000        3.12%       5.4130            116
         5.8000  -  5.8999                   1                24,000,000        6.97%       5.8620            120
         5.9000  -  6.0999                   7                97,800,000       28.42%       6.0252            119
         6.1000  -  6.1999                   5                81,964,794       23.82%       6.1313            119
         6.2000  -  7.0000                  19               129,666,139       37.68%       6.3602            114
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE RATES (%)                    DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

         5.4130  -  5.7999              1.67          55.00           55.00
         5.8000  -  5.8999              1.45          51.84           46.72
         5.9000  -  6.0999              1.29          75.27           69.04
         6.1000  -  6.1999              1.27          75.41           67.74
         6.2000  -  7.0000              1.22          74.14           66.16
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

Minimum:                     5.4130
Maximum:                     7.0000
Weighted Average:            6.1462

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF                                NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
DEBT SERVICE COVERAGE RATIOS (X)      MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

         1.15  -  1.19                       2                11,961,638        3.48%       6.6514            150
         1.20  -  1.24                      18               199,202,870       57.88%       6.1974            112
         1.25  -  1.29                       2                11,696,315        3.40%       6.2294            119
         1.30  -  1.39                       6                60,373,234       17.54%       6.1059            123
         1.40  -  1.67                       5                60,921,875       17.70%       5.9037            119
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF                              WTD. AVG.   CUT-OFF DATE       OR ARD
DEBT SERVICE COVERAGE RATIOS (X)      DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

         1.15  -  1.19                  1.15          74.06           59.94
         1.20  -  1.24                  1.21          75.22           68.47
         1.25  -  1.29                  1.26          66.33           59.99
         1.30  -  1.39                  1.33          73.96           67.38
         1.40  -  1.67                  1.49          63.65           56.92
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

Minimum:                     1.15x
Maximum:                     1.67x
Weighted Average:            1.28x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF CUT-OFF DATE                   NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
LOAN-TO-VALUE RATIOS (%)              MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

         51.84  -  70.00                     9                81,355,053       23.64%       5.9390            120
         70.01  -  72.50                     6                68,882,876       20.02%       6.3197            116
         72.51  -  75.00                     6                31,329,533        9.10%       6.2787            118
         75.01  -  77.50                     3                33,150,000        9.63%       6.3229             98
         77.51  -  82.73                     9               129,438,471       37.61%       6.1068            120
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF CUT-OFF DATE                 WTD. AVG.   CUT-OFF DATE       OR ARD
LOAN-TO-VALUE RATIOS (%)              DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

         51.84  -  70.00                1.39          60.66           57.07
         70.01  -  72.50                1.20          71.44           64.80
         72.51  -  75.00                1.23          73.57           64.43
         75.01  -  77.50                1.20          76.66           71.61
         77.51  -  82.73                1.28          79.48           70.26
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

Minimum:                     51.84
Maximum:                     82.73
Weighted Average:            72.61

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF MATURITY DATE                  NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
OR ARD LTV RATIOS (%)                 MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

         46.72  -  60.00                     9                62,087,928       18.04%       6.0500            129
         60.01  -  65.00                     7                47,179,533       13.71%       6.2047            122
         65.01  -  67.50                     8                97,538,471       28.34%       6.1550            119
         67.51  -  70.00                     1                12,400,000        3.60%       6.5000             59
         70.01  -  76.67                     8               124,950,000       36.31%       6.1300            113
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF MATURITY DATE                WTD. AVG.   CUT-OFF DATE       OR ARD
OR ARD LTV RATIOS (%)                 DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

         46.72  -  60.00                1.40          59.36           52.37
         60.01  -  65.00                1.22          71.92           63.65
         65.01  -  67.50                1.29          73.09           66.70
         67.51  -  70.00                1.20          70.86           68.53
         70.01  -  76.67                1.25          79.25           71.90
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

Minimum:                     46.72
Maximum:                     76.67
Weighted Average:            65.65

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF REMAINING                      NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
TERMS TO MATURITY (MOS.)              MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

          59  -  109                         2                23,900,000        6.94%       6.4278             59
         110  -  214                        31               320,255,933       93.06%       6.1252            121
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    WTD. AVG.   CUT-OFF DATE       OR ARD
TERMS TO MATURITY (MOS.)              DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

          59  -  109                    1.20          73.66           72.45
         110  -  214                    1.29          72.53           65.14
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

Minimum:                     59 mos.
Maximum:                     214 mos.
Weighted Average:            117 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
RANGE OF REMAINING                      NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
STATED AMORTIZATION TERMS (MOS.)      MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

  Interest Only                              3                43,475,000       12.63%       5.9595            103
            357  -  360                     28               265,784,618       77.23%       6.1932            119
            361  -  420                      2                34,896,315       10.14%       6.0211            121
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    WTD. AVG.   CUT-OFF DATE       OR ARD
STATED AMORTIZATION TERMS (MOS.)      DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

  Interest Only                         1.38          66.61           66.61
            357  -  360                 1.27          73.26           65.26
            361  -  420                 1.24          75.17           67.42
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

Minimum:                     357 mos.
Maximum:                     420 mos.
Weighted Average:            367 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD. AVG.
                                                       AGGREGATE CUT-OFF   % OF INITIAL    WTD. AVG.   REMAINING TERM TO
                                        NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2     MORTGAGE     MATURITY/ARD
AMORTIZATION TYPES                    MORTGAGE LOANS      BALANCE ($)        BALANCE        RATE (%)        (MOS.)
------------------------------------------------------------------------------------------------------------------------

IO-Balloon                                  17               199,400,000       57.94%       6.1480            115
Balloon                                     13               101,280,933       29.43%       6.2229            127
Interest Only                                3                43,475,000       12.63%       5.9595            103
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     33              $344,155,933      100.00%       6.1462            117
========================================================================================================================

-------------------------------------------------------------------------------
                                                                    WTD. AVG.
                                                    WTD. AVG.     MATURITY DATE
                                      WTD. AVG.   CUT-OFF DATE       OR ARD
AMORTIZATION TYPES                    DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------------------

IO-Balloon                              1.26          72.71           66.15
Balloon                                 1.28          74.98           64.26
Interest Only                           1.38          66.61           66.61
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.28X         72.61           65.65
===============================================================================

ESCROW TYPES

---------------------------------------------------------------------------------------

                                                       AGGREGATE CUT-OFF   % OF INITIAL
                                        NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2
ESCROW TYPES                          MORTGAGE LOANS      BALANCE ($)        BALANCE
---------------------------------------------------------------------------------------

Insurance                                   30               307,805,933      89.44%
Real Estate Tax                             30               299,944,295      87.15%
Replacement Reserves                        30               281,930,933      81.92%

LOCKBOX TYPES

---------------------------------------------------------------------------------------

                                                       AGGREGATE CUT-OFF   % OF INITIAL
                                        NUMBER OF       DATE PRINCIPAL     LOAN GROUP 2
LOCKBOX TYPES                         MORTGAGE LOANS      BALANCE ($)        BALANCE
---------------------------------------------------------------------------------------

Hard                                         1                26,400,000      7.67%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-3
                    SONIC AUTOMOTIVE I AMORTIZATION SCHEDULE

PERIOD       DATE        ENDING BALANCE     MONTHLY PAYMENT       PRINCIPAL
------       ----        --------------     ---------------       ---------
  0        9/1/2006       9,079,989.95
  1        10/1/2006      9,072,104.48         59,270.65           7,885.47
  2        11/1/2006      9,065,885.73         59,270.65           6,218.75
  3        12/1/2006      9,057,920.44         59,270.65           7,965.29
  4        1/1/2007       9,051,618.74         59,270.65           6,301.69
  5        2/1/2007       9,045,280.20         59,270.65           6,338.54
  6        3/1/2007       9,033,785.72         59,270.65          11,494.49
  7        4/1/2007       9,027,342.89         59,270.65           6,442.83
  8        5/1/2007       9,019,159.48         59,270.65           8,183.41
  9        6/1/2007       9,012,631.12         59,270.65           6,528.36
  10       7/1/2007       9,004,364.45         59,270.65           8,266.67
  11       8/1/2007       8,997,749.57         59,270.65           6,614.88
  12       9/1/2007       8,991,096.01         59,270.65           6,653.56
  13       10/1/2007      8,982,707.47         59,270.65           8,388.54
  14       11/1/2007      8,975,965.95         59,270.65           6,741.52
  15       12/1/2007      8,967,491.79         59,270.65           8,474.16
  16       1/1/2008       8,960,661.28         59,270.65           6,830.50
  17       2/1/2008       8,953,790.84         59,270.65           6,870.45
  18       3/1/2008       8,943,502.15         59,270.65          10,288.69
  19       4/1/2008       8,936,531.36         59,270.65           6,970.79
  20       5/1/2008       8,927,834.03         59,270.65           8,697.33
  21       6/1/2008       8,920,771.62         59,270.65           7,062.41
  22       7/1/2008       8,911,985.10         59,270.65           8,786.52
  23       8/1/2008       8,904,830.01         59,270.65           7,155.09
  24       9/1/2008       8,897,633.07         59,270.65           7,196.94
  25       10/1/2008      8,888,715.61         59,270.65           8,917.46
  26       11/1/2008      8,881,424.44         59,270.65           7,291.17
  27       12/1/2008      8,872,415.25         59,270.65           9,009.19
  28       1/1/2009       8,865,028.76         59,270.65           7,386.49
  29       2/1/2009       8,857,599.08         59,270.65           7,429.69
  30       3/1/2009       8,845,113.28         59,270.65          12,485.80
  31       4/1/2009       8,837,567.13         59,270.65           7,546.15
  32       5/1/2009       8,828,309.75         59,270.65           9,257.38
  33       6/1/2009       8,820,665.34         59,270.65           7,644.41
  34       7/1/2009       8,811,312.30         59,270.65           9,353.03
  35       8/1/2009       8,803,568.49         59,270.65           7,743.81
  36       9/1/2009       8,795,779.40         59,270.65           7,789.09
  37       10/1/2009      8,786,285.53         59,270.65           9,493.87
  38       11/1/2009      8,778,395.37         59,270.65           7,890.16
  39       12/1/2009      8,768,803.12         59,270.65           9,592.25
  40       1/1/2010       8,760,810.73         59,270.65           7,992.39
  41       2/1/2010       8,752,771.60         59,270.65           8,039.13
  42       3/1/2010       8,739,732.11         59,270.65          13,039.48
  43       4/1/2010       8,731,569.72         59,270.65           8,162.40
  44       5/1/2010       8,721,712.48         59,270.65           9,857.24
  45       6/1/2010       8,713,444.71         59,270.65           8,267.77
  46       7/1/2010       8,703,484.89         59,270.65           9,959.81
  47       8/1/2010       8,695,110.53         59,270.65           8,374.36

                                    ANNEX A-3
                    SONIC AUTOMOTIVE I AMORTIZATION SCHEDULE

PERIOD       DATE        ENDING BALANCE     MONTHLY PAYMENT       PRINCIPAL
------       ----        --------------     ---------------       ---------
  48       9/1/2010       8,686,687.19         59,270.65           8,423.33
  49       10/1/2010      8,676,575.96         59,270.65          10,111.24
  50       11/1/2010      8,668,044.23         59,270.65           8,531.72
  51       12/1/2010      8,657,827.49         59,270.65          10,216.74
  52       1/1/2011       8,649,186.13         59,270.65           8,641.36
  53       2/1/2011       8,640,494.24         59,270.65           8,691.89
  54       3/1/2011       8,626,861.72         59,270.65          13,632.52
  55       4/1/2011       8,618,039.28         59,270.65           8,822.44
  56       5/1/2011       8,607,539.55         59,270.65          10,499.73
  57       6/1/2011       8,598,604.12         59,270.65           8,935.43
  58       7/1/2011       8,584,156.30         63,108.75          14,447.82
  59       8/1/2011       8,571,246.03         63,108.75          12,910.27
  60       9/1/2011       8,558,260.26         63,108.75          12,985.77
  61       10/1/2011      8,543,584.13         63,108.75          14,676.13
  62       11/1/2011      8,530,436.60         63,108.75          13,147.53
  63       12/1/2011      8,515,603.01         63,108.75          14,833.59
  64       1/1/2012       8,502,291.85         63,108.75          13,311.16
  65       2/1/2012       8,488,902.85         63,108.75          13,389.00
  66       3/1/2012       8,472,232.88         63,108.75          16,669.97
  67       4/1/2012       8,458,668.10         63,108.75          13,564.78
  68       5/1/2012       8,443,428.37         63,108.75          15,239.74
  69       6/1/2012       8,429,695.14         63,108.75          13,733.22
  70       7/1/2012       8,414,291.44         63,108.75          15,403.70
  71       8/1/2012       8,400,387.83         63,108.75          13,903.61
  72       9/1/2012       8,386,402.92         63,108.75          13,984.92
  73       10/1/2012      8,370,754.22         63,108.75          15,648.70
  74       11/1/2012      8,356,596.01         63,108.75          14,158.21
  75       12/1/2012      8,340,778.63         63,108.75          15,817.38
  76       1/1/2013       8,326,445.13         63,108.75          14,333.50
  77       2/1/2013       8,312,027.82         63,108.75          14,417.32
  78       3/1/2013       8,292,822.27         63,108.75          19,205.54
  79       4/1/2013       8,278,208.34         63,108.75          14,613.94
  80       5/1/2013       8,261,947.35         63,108.75          16,260.99
  81       6/1/2013       8,247,152.86         63,108.75          14,794.49
  82       7/1/2013       8,230,716.12         63,108.75          16,436.74
  83       8/1/2013       8,215,739.00         63,108.75          14,977.12
  84       9/1/2013       8,200,674.29         63,108.75          15,064.71
  85       10/1/2013      8,183,974.52         63,108.75          16,699.77
  86       11/1/2013      8,168,724.07         63,108.75          15,250.46
  87       12/1/2013      8,151,843.49         63,108.75          16,880.58
  88       1/1/2014       8,136,405.13         63,108.75          15,438.35
  89       2/1/2014       8,120,876.50         63,108.75          15,528.63
  90       3/1/2014       8,100,661.32         63,108.75          20,215.18
  91       4/1/2014       8,084,923.66         63,108.75          15,737.66
  92       5/1/2014       8,067,568.84         63,108.75          17,354.82
  93       6/1/2014       8,051,637.66         63,108.75          15,931.18
  94       7/1/2014       8,034,094.47         63,108.75          17,543.19
  95       8/1/2014       8,017,967.54         63,108.75          16,126.93

                                    ANNEX A-3
                    SONIC AUTOMOTIVE I AMORTIZATION SCHEDULE

PERIOD       DATE        ENDING BALANCE     MONTHLY PAYMENT       PRINCIPAL
------       ----        --------------     ---------------       ---------
  96       9/1/2014       8,001,746.31         63,108.75           16,221.23
  97       10/1/2014      7,983,920.77         63,108.75           17,825.53
  98       11/1/2014      7,967,500.44         63,108.75           16,420.33
  99       12/1/2014      7,949,481.10         63,108.75           18,019.34
 100       1/1/2015       7,932,859.37         63,108.75           16,621.73
 101       2/1/2015       7,916,140.44         63,108.75           16,718.93
 102       3/1/2015       7,894,843.87         63,108.75           21,296.58
 103       4/1/2015       7,877,902.63         63,108.75           16,941.24
 104       5/1/2015       7,859,376.24         63,108.75           18,526.39
 105       6/1/2015       7,842,227.60         63,108.75           17,148.65
 106       7/1/2015       7,823,499.32         63,108.75           18,728.28
 107       8/1/2015       7,806,140.87         63,108.75           17,358.45
 108       9/1/2015       7,788,680.92         63,108.75           17,459.96
 109       10/1/2015      7,769,649.61         63,108.75           19,031.31
 110       11/1/2015      7,751,976.26         63,108.75           17,673.35
 111       12/1/2015      7,732,737.24         63,108.75           19,239.02
 112       1/1/2016       7,714,848.03         63,108.75           17,889.21
 113       2/1/2016       7,696,854.21         63,108.75           17,993.82
 114       3/1/2016       7,675,851.32         63,108.75           21,002.90
 115       4/1/2016       7,657,629.45         63,108.75           18,221.86
 116       5/1/2016       7,637,856.50         63,108.75           19,772.95
 117       6/1/2016           0.00             63,108.75        7,637,856.50

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-4
                 MEMORIAL REGIONAL MOB III AMORTIZATION SCHEDULE

PERIOD             DATE             ENDING BALANCE             PRINCIPAL
------             ----             --------------             ---------
  0              9/1/2006            8,093,266.96
  1              10/1/2006           8,085,152.78              8,114.17
  2              11/1/2006           8,078,343.17              6,809.61
  3              12/1/2006           8,070,154.51              8,188.66
  4              1/1/2007            8,063,267.55              6,886.96
  5              2/1/2007            8,056,345.07              6,922.48
  6              3/1/2007            8,045,366.10              10,978.97
  7              4/1/2007            8,038,351.29              7,014.80
  8              5/1/2007            8,029,963.04              8,388.25
  9              6/1/2007            8,022,868.81              7,094.24
  10             7/1/2007            8,014,403.29              8,465.52
  11             8/1/2007            8,007,228.80              7,174.48
  12             9/1/2007            8,000,017.32              7,211.48
  13             10/1/2007           7,991,437.75              8,579.57
  14             11/1/2007           7,984,144.83              7,292.92
  15             12/1/2007           7,975,486.05              8,658.78
  16             1/1/2008            7,968,110.86              7,375.19
  17             2/1/2008            7,960,697.64              7,413.22
  18             3/1/2008            7,950,597.48              10,100.16
  19             4/1/2008            7,943,093.94              7,503.54
  20             5/1/2008            7,934,230.28              8,863.66
  21             6/1/2008            7,926,642.32              7,587.95
  22             7/1/2008            7,917,696.55              8,945.77
  23             8/1/2008            7,910,023.34              7,673.22
  24             9/1/2008            7,902,310.54              7,712.79
  25             10/1/2008           7,893,243.34              9,067.21
  26             11/1/2008           7,885,444.01              7,799.33
  27             12/1/2008           7,876,292.63              9,151.38
  28             1/1/2009            7,868,405.88              7,886.75
  29             2/1/2009            7,860,478.46              7,927.42
  30             3/1/2009            7,848,587.12              11,891.34
  31             4/1/2009            7,840,557.49              8,029.63
  32             5/1/2009            7,831,182.09              9,375.40
  33             6/1/2009            7,823,062.69              8,119.39
  34             7/1/2009            7,813,599.98              9,462.72
  35             8/1/2009            7,805,389.91              8,210.07
  36             9/1/2009            7,797,137.50              8,252.41
  37             10/1/2009           7,787,545.40              9,592.11
  38             11/1/2009           7,779,200.96              8,344.43
  39             12/1/2009           7,769,519.34              9,681.62
  40             1/1/2010            7,761,081.94              8,437.40
  41             2/1/2010            7,752,601.03              8,480.91
  42             3/1/2010            7,740,207.19              12,393.84
  43             4/1/2010            7,731,618.62              8,588.57
  44             5/1/2010            7,721,699.52              9,919.10
  45             6/1/2010            7,713,015.51              8,684.01
  46             7/1/2010            7,703,003.56              10,011.95
  47             8/1/2010            7,694,223.13              8,780.43

                                    ANNEX A-4
                 MEMORIAL REGIONAL MOB III AMORTIZATION SCHEDULE

PERIOD             DATE             ENDING BALANCE             PRINCIPAL
------             ----             --------------             ---------
  48             9/1/2010            7,685,397.41              8,825.72
  49             10/1/2010           7,675,247.63              10,149.78
  50             11/1/2010           7,666,324.05              8,923.58
  51             12/1/2010           7,656,079.08              10,244.97
  52             1/1/2011            7,647,056.65              9,022.43
  53             2/1/2011            7,637,987.69              9,068.96
  54             3/1/2011            7,625,059.96              12,927.72
  55             4/1/2011            7,615,877.56              9,182.40
  56             5/1/2011            7,605,380.81              10,496.74
  57             6/1/2011            7,596,096.92              9,283.89
  58             7/1/2011            7,585,501.46              10,595.47
  59             8/1/2011            7,576,115.04              9,386.41
  60             9/1/2011            7,566,680.22              9,434.82
  61             10/1/2011           7,555,937.94              10,742.28
  62             11/1/2011           7,546,399.06              9,538.88
  63             12/1/2011           7,535,555.56              10,843.50
  64             1/1/2012            7,525,911.57              9,643.99
  65             2/1/2012            7,516,217.84              9,693.73
  66             3/1/2012            7,503,973.30              12,244.54
  67             4/1/2012            7,494,166.43              9,806.87
  68             5/1/2012            7,483,062.25              11,104.18
  69             6/1/2012            7,473,147.53              9,914.71
  70             7/1/2012            7,461,938.45              11,209.09
  71             8/1/2012            7,451,914.79              10,023.65
  72             9/1/2012            7,441,839.45              10,075.35
  73             10/1/2012           7,430,474.11              11,365.34
  74             11/1/2012           7,420,288.19              10,185.92
  75             12/1/2012           7,408,815.29              11,472.90
  76             1/1/2013            7,398,517.67              10,297.62
  77             2/1/2013            7,388,166.94              10,350.73
  78             3/1/2013            7,374,075.53              14,091.42
  79             4/1/2013            7,363,598.75              10,476.78
  80             5/1/2013            7,351,842.92              11,755.83
  81             6/1/2013            7,341,251.49              10,591.44
  82             7/1/2013            7,329,384.13              11,867.36
  83             8/1/2013            7,318,676.87              10,707.26
  84             9/1/2013            7,318,676.87                0.00
  85             10/1/2013           7,318,676.87                0.00
  86             11/1/2013           7,318,676.87                0.00
  87             12/1/2013           7,318,676.87                0.00
  88             1/1/2014            7,318,676.87                0.00
  89             2/1/2014            7,318,676.87                0.00
  90             3/1/2014            7,318,676.87                0.00
  91             4/1/2014            7,318,676.87                0.00
  92             5/1/2014            7,318,676.87                0.00
  93             6/1/2014            7,318,676.87                0.00
  94             7/1/2014            7,318,676.87                0.00
  95             8/1/2014            7,318,676.87                0.00

                                    ANNEX A-4
                 MEMORIAL REGIONAL MOB III AMORTIZATION SCHEDULE

PERIOD             DATE             ENDING BALANCE             PRINCIPAL
------             ----             --------------             ---------
  96             9/1/2014            7,318,676.87                0.00
  97             10/1/2014           7,318,676.87                0.00
  98             11/1/2014           7,318,676.87                0.00
  99             12/1/2014           7,318,676.87                0.00
 100             1/1/2015            7,318,676.87                0.00
 101             2/1/2015            7,318,676.87                0.00
 102             3/1/2015            7,318,676.87                0.00
 103             4/1/2015            7,318,676.87                0.00
 104             5/1/2015            7,318,676.87                0.00
 105             6/1/2015            7,318,676.87                0.00
 106             7/1/2015            7,318,676.87                0.00
 107             8/1/2015            7,318,676.87                0.00
 108             9/1/2015            7,318,676.87                0.00
 109             10/1/2015           7,318,676.87                0.00
 110             11/1/2015           7,318,676.87                0.00
 111             12/1/2015           7,318,676.87                0.00
 112             1/1/2016            7,318,676.87                0.00
 113             2/1/2016            7,318,676.87                0.00
 114             3/1/2016            7,318,676.87                0.00
 115             4/1/2016            7,318,676.87                0.00
 116             5/1/2016            7,318,676.87                0.00
 117             6/1/2016            7,318,676.87                0.00
 118             7/1/2016            7,318,676.87                0.00
 119             8/1/2016                0.00                7,318,676.87

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX 5
                        MORTGAGE POOL PREPAYMENT PROFILE

                      PERCENT OF REMAINING BALANCE ANALYSIS1
                                               % OF REM     % OF REM    % OF REM
                                               MORTGAGE     MORTGAGE    MORTGAGE
                                                 POOL         POOL        POOL
                           COLLATERAL           BALANCE      BALANCE     BALANCE
   PERIOD    LOANS          BALANCE          LOCKOUT/DEF2      YM3     6.00% PEN.
----------- ------- ----------------------- -------------- ---------- ------------

 March-07    211      $  2,420,611,613.94         98.82        1.18      0.00
 March-08    211      $  2,411,339,394.11         98.81        1.19      0.00
 March-09    211      $  2,398,539,213.08         98.35        1.65      0.00
 March-10    211      $  2,380,118,325.83         94.47        5.53      0.00
 March-11    211      $  2,357,979,965.78         87.20        6.20      0.00
 March-12    207      $  2,147,129,669.40         89.96        9.38      0.00
 March-13    207      $  2,116,502,430.78         89.96        9.38      0.00
 March-14    204      $  2,050,768,196.45         88.54        9.28      0.00
 March-15    204      $  2,016,522,939.98         88.53        9.28      0.00
 March-16    201      $  1,904,255,426.15         74.75        8.02      0.00
 March-17     6       $     21,270,987.65         90.02        9.98      0.00
 March-18     5       $     14,830,907.14         86.01       13.99      0.00
 March-19     4       $      6,743,502.81         70.00       30.00      0.00
 March-20     4       $      6,528,022.28         69.86       30.14      0.00
 March-21     4       $      6,296,007.54         69.70       30.30      0.00
 March-22     2       $      3,052,278.94        100.00        0.00      0.00
 March-23     2       $      2,939,290.86        100.00        0.00      0.00
 March-24     2       $      2,818,567.95         73.54        0.00      0.00

              % OF REM     % OF REM     % OF REM     % OF REM     % OF REM    % OF REM
              MORTGAGE     MORTGAGE     MORTGAGE     MORTGAGE     MORTGAGE    MORTGAGE
                POOL         POOL         POOL         POOL         POOL        POOL
               BALANCE      BALANCE      BALANCE      BALANCE      BALANCE    BALANCE
   PERIOD    5.00% PEN.   4.00% PEN.   3.00% PEN.   2.00% PEN.   1.00% PEN.     OPEN      TOTAL
----------- ------------ ------------ ------------ ------------ ------------ --------- -----------

 March-07       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-08       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-09       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-10       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-11       0.00         0.00         0.00         0.00         0.00        6.60     100.00
 March-12       0.66         0.00         0.00         0.00         0.00        0.00     100.00
 March-13       0.00         0.66         0.00         0.00         0.00        0.00     100.00
 March-14       0.00         0.00         0.67         0.00         0.00        1.51     100.00
 March-15       0.00         0.00         0.00         0.67         0.00        1.52     100.00
 March-16       0.00         0.00         0.00         0.00         0.70       16.53     100.00
 March-17       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-18       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-19       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-20       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-21       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-22       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-23       0.00         0.00         0.00         0.00         0.00        0.00     100.00
 March-24       0.00         0.00         0.00         0.00         0.00       26.46     100.00

--------------------

1    Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

2    Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

3    Mortgage Loans that permit either defeasance or prepayment with yield maintenance and mortgage loans that require defeasance if the cost of defeasance is less than yield maintenances are treated herein as yield maintenance loans.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B
CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

LOAN #   ORIGINATOR(1)               PROPERTY NAME                             STREET ADDRESS                        CITY
------------------------------------------------------------------------------------------------------------------------------------

14       MLML            Hawthorne Groves Apartments              204 Hawthorne Groves Boulevard              Orlando
16       PNC             Preserve at Colony Lakes                 1000 Farrah Lane                            Stafford
19       MLML            Autumn Park Apartments                   1963 Mosser Road                            Breinigsville
22       PNC             The Heritage Apartment Homes             7828 Pat Booker Road                        Live Oak
23       MLML            Arioso City Lofts                        3411 North 16th Street                      Phoenix
24       MLML            The Seasons                              811 East Wetmore Road                       Tucson
37       PNC             Windward Apartment Homes                 600 East Medical Center Boulevard           Webster
38       CRF             Northern Point Apartments                1905 West Las Palmaritas Drive              Phoenix
42       PNC             Leeward Apartment Homes                  444 East Medical Center Boulevard           Webster
45       MLML            Campus Quad Phase I                      316 Columbia Drive                          Carrollton
49       MLML            Portofino Apartments                     5780 Windhover Drive                        Orlando
55       CRF             Barclay Square Apartments                3535 Cambridge Street                       Las Vegas
58       CRF             Mariner Village Mobile Home Park         815 124th Street SW                         Everett
61       MLML            Southgate Apartments                     10960 Southgate Manor Drive                 Louisville
63       CRF             Mapleshade Park                          6606 Mapleshade Lane                        Dallas
69       CRF             Colonia Tepeyac Apartments               5880 Bernal Drive                           Dallas
75       PNC             Villas of Cordoba                        5901 East Stassney Lane                     Austin
83       MLML            Watermill Apartments                     1730 East Valley Water Mill Road            Springfield
94       CRF             Casas Adobes                             6200 North Oracle Road                      Tucson
100      MLML            Paseo del Sol                            2634 North 51st Avenue                      Phoenix
112      PNC             Colonial Village Apartments - DE         600 Moores Lane                             New Castle Hundred
144      CRF             Bayberry Cove Apartments                 4363 Bayberry Cove                          Bellbrook
150      PNC             Lakepointe Apartments - Lincoln City     120 SE Mast Avenue                          Lincoln City
166      MLML            Villager Apartments                      480 South Street                            Lockport
163      CRF             Cresthill Townhomes                      3589 Cresthill Drive                        Flowery Branch
165      PNC             La Prada Apartments                      8383 La Prada                               Dallas
174      PNC             The Park at Heritage Greene Apartments   2891 Springdale Road                        Atlanta
180      CRF             Prospect Park                            1600-26, 1685-95, and 1821 Parkline Drive   Pittsburgh
187      PNC             Gateway Village Seniors                  2825 South 12th Street                      Beaumont
192      CRF             Willow Creek Apts                        19 Willow Creek Drive                       Battle Creek
193      CRF             The Chateau Apartments                   511 North Woodward Avenue                   Tallahassee
203      CRF             Park Slope Apartments                    518 4th Avenue and 451 7th Avenue           Brooklyn
203.01   CRF             451 7th Avenue                           451 7th Avenue                              Brooklyn
203.02   CRF             518 4th Avenue                           518 4th Avenue                              Brooklyn
210      PNC             The Park Whispering Pines                605 First Avenue                            Conway

                                         NUMBER OF          PROPERTY               PROPERTY         CUT-OFF DATE
LOAN #   STATE   ZIP CODE     COUNTY     PROPERTIES           TYPE                 SUBTYPE          BALANCE ($)
----------------------------------------------------------------------------------------------------------------

14        FL      32835     Orange           1        Multifamily            Garden                   27,500,000
16        TX      77477     Fort Bend        1        Multifamily            Garden                   26,400,000
19        PA      18031     Lehigh           1        Multifamily            Garden                   24,000,000
22        TX      78233     Bexar            1        Multifamily            Garden                   22,500,000
23        AZ      85016     Maricopa         1        Multifamily            Garden                   21,250,000
24        AZ      85719     Pima             1        Multifamily            Student Housing          20,500,000
37        TX      77598     Harris           1        Multifamily            Garden                   16,750,000
38        AZ      85021     Maricopa         1        Multifamily            Garden                   15,450,000
42        TX      77598     Harris           1        Multifamily            Garden                   14,600,000
45        GA      30117     Carroll          1        Multifamily            Student Housing          14,000,000
49        FL      32819     Orange           1        Multifamily            Garden                   13,050,000
55        NV      89109     Clark            1        Multifamily            Garden                   12,400,000
58        WA      98204     Snohomish        1        Manufactured Housing   Manufactured Housing     11,500,000
61        KY      40229     Jefferson        1        Multifamily            Garden                   10,725,000
63        TX      75252     Collin           1        Multifamily            Garden                   10,500,000
69        TX      75212     Dallas           1        Multifamily            Garden                    9,764,794
75        TX      78744     Travis           1        Multifamily            Garden                    9,486,638
83        MO      65803     Greene           1        Multifamily            Garden                    8,463,471
94        AZ      85704     Pima             1        Multifamily            Garden                    7,396,315
100       AZ      85035     Maricopa         1        Multifamily            Garden                    6,825,000
112       DE      19720     New Castle       1        Multifamily            Garden                    6,200,000
144       OH      45305     Greene           1        Multifamily            Garden                    4,742,864
150       OR      97367     Lincoln          1        Multifamily            Garden                    4,300,000
166       NY      14094     Niagara          1        Multifamily            Garden                    3,600,000
163       GA      30542     Hall             1        Multifamily            Garden                    3,600,000
165       TX      75228     Dallas           1        Multifamily            Garden                    3,600,000
174       GA      30315     Fulton           1        Multifamily            Garden                    2,996,237
180       PA      15227     Allegheny        1        Multifamily            Garden                    2,800,000
187       TX      77701     Jefferson        1        Multifamily            Section 8                 2,475,000
192       MI      49015     Calhoun          1        Multifamily            Low Income Housing        2,096,875
193       FL      32304     Leon             1        Multifamily            Student Housing           1,976,997
203       NY      11215     Kings            2        Multifamily            Mid rise                  1,625,000
203.01    NY      11215     Kings            1        Multifamily            Mid/High Rise               991,250
203.02    NY      11215     Kings            1        Multifamily            Garden                      633,750
210       AR      72032     Faulkner         1        Multifamily            Section 8                 1,081,741

                                                                                    PADS              STUDIOS
         CUT-OFF DATE    LOAN                                                  --------------   --------------------
            BALANCE     GROUP                  OCCUPANCY                        AVG RENT PER      #     AVG RENT PER
LOAN #   PER UNIT ($)   1 OR 2   OCCUPANCY %     DATE       TOTAL UNITS/PADS      MO. ($)       UNITS     MO. ($)
--------------------------------------------------------------------------------------------------------------------

14          83,841.46     2         99.09      6/20/2006          328
16          62,857.14     2         92.90      6/30/2006          420
19          73,619.63     2         99.69      4/11/2006          326
22          73,770.49     2         89.50       6/1/2006          305
23          68,108.97     2         94.87      6/14/2006          312
24         155,303.03     2        100.00      5/22/2006          132
37          61,131.39     2         93.00      5/25/2006          274
38          31,790.12     2         94.65      6/13/2006          486                            192        472
42          57,031.25     2         89.50      5/25/2006          256                             50        519
45          97,222.22     2         82.11      8/24/2006          144
49          78,143.71     2         98.20      5/24/2006          167
55          64,921.47     2         98.95      6/30/2006          191
58          69,696.97     2        100.00       8/3/2006          165               601
61          41,894.53     2         92.58      7/20/2006          256
63          70,945.95     2         93.92      5/16/2006          148
69          34,626.93     2         98.94      3/22/2006          282
75          60,811.78     2        100.00      5/17/2006          156
83          51,606.53     2         93.90       6/1/2006          164                             14        438
94          36,256.45     2         90.69      6/22/2006          204                             22        437
100         31,744.19     2         97.21       7/6/2006          215                             79        490
112         46,969.70     2         97.00      5/17/2006          132
144         26,349.24     2         90.56      6/12/2006          180
150         44,791.67     2         97.90      6/13/2006           96
166         30,508.47     2         97.46       5/2/2006          118
163         63,157.89     2         98.25      5/18/2006           57
165         31,304.35     2         86.09       6/1/2006          115
174         27,488.41     2         95.40      4/24/2006          109
180         15,217.39     2         90.22       8/8/2006          184                             76        330
187         21,336.21     2         98.28      6/25/2006          116
192         23,298.62     2         90.00       6/9/2006           90
193         47,071.35     2        100.00       6/5/2006           42
203        116,071.43     2         92.86      7/26/2006           14
203.01                    2         83.33      7/26/2006            6
203.02                    2        100.00      7/26/2006            8
210         27,043.53     2        100.00      4/30/2006           40

                 1 BEDROOM                    2 BEDROOM                    3 BEDROOM
         --------------------------   --------------------------   --------------------------
             #        AVG RENT PER        #        AVG RENT PER        #        AVG RENT PER
LOAN #     UNITS        MO. ($)         UNITS        MO. ($)         UNITS        MO. ($)
---------------------------------------------------------------------------------------------

14           80           771            200            994            48          1,153
16          216           819            144          1,041            60          1,313
19           48           913            254          1,133            24          1,625
22          153           740            134          1,064            18          1,342
23          204           761            108            872
24            6           700             14          1,000            36          1,432
37                                       274            717
38          221           579             73            751
42          118           767             88            999
45                                        12            832            60          1,248
49          128           932             39          1,132
55           92           788             99            606
58
61          116           604            140            789
63                                       148          1,084
69           41           529            113            642           104            749
75                                        80            703            76            773
83           56           549             56            632            38            740
94           90           519             92            633
100         136           591
112          60           658             66            738             6            818
144                                      108            545            72            630
150                                       96            618
166          12           470             92            555            14            681
163                                       25            689            26            731
165          73           543             42            662
174          60           488             41            582             8            675
180          68           375             28            505            11            545
187          68           418             48            494
192          16           419             54            516            20            623
193          42           690
203           6           932              8          1,023
203.01        6           932
203.02                                     8          1,023
210                                       40            540

                 4 BEDROOM
         --------------------------
             #        AVG RENT PER    UTILITIES     ELEVATOR
LOAN #     UNITS        MO. ($)       TENANT PAYS   PRESENT    LOAN #
---------------------------------------------------------------------

14                                                  No         14
16                                                  No         16
19                                    E,G,S,W       No         19
22                                    E,S,W         No         22
23                                    E,S,W         No         23
24          76           1,867        E             Yes        24
37                                                  No         37
38                                                  No         38
42                                    E,S,W,T       No         42
45          72           1,540        E,S,W         No         45
49                                    E,S,W         No         49
55                                    E             Yes        55
58                                    E             No         58
61                                    E             No         61
63                                    E,W           No         63
69          24             780                      No         69
75                                                  No         75
83                                    E             No         83
94                                    E,G           No         94
100                                   G             No         100
112                                   E             No         112
144                                   E,G           No         144
150                                   E,S,W         No         150
166                                   E,G           No         166
163          6             770        E,S,W         No         163
165                                   E             No         165
174                                   E,H           No         174
180                                   E             No         180
187                                   E,H,W         No         187
192                                   E,G           No         192
193                                   E             No         193
203                                                 No         203
203.01                                              No         203.01
203.02                                              No         203.02
210                                   S,W           No         210

                             FOOTNOTES TO ANNEX B

1     MLML - Merrill Lynch Mortgage Lending, Inc., CRF - Countrywide Commercial
      Real Estate Finance, Inc., PNC - PNC Bank, National Association

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

THE ATRIUM HOTEL PORTFOLIO
--------------------------

                                 [PHOTO OMITTED]

 --------------------------------------------------------------------
                   PROPERTY INFORMATION
 --------------------------------------------------------------------
 Number of Mortgaged Real Properties                             6
 Location (City/State)                                     Various
 Property Type                                         Hospitality
 Size (Rooms)                                                1,473
 Percentage Physical Occupancy as of May 31, 2006           75.15%
 Year Built                                              See Table
 Year Renovated                                          See Table
 Loan Purpose                                            Refinance
 Appraisal Value                                      $345,800,000
 Average Rent Per Room                                         NAP
 Underwritten Occupancy                                     75.20%
 Underwritten Revenues                                 $80,533,163
 Underwritten Total Expenses                           $53,444,982
 Underwritten Net Operating Income (NOI)               $27,088,181
 Underwritten Net Cash Flow (NCF)                      $23,866,854
 Trailing 6 NOI as of June 30, 2006                    $14,473,267
 2005 NOI                                              $23,171,596
 2004 NOI                                              $22,030,755
 --------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------
 Mortgage Loan Seller                                         MLML
 Loan Group                                                      1
 Origination Date                                  August 11, 2006
 Cut-off Date Principal Balance                       $247,200,000
 Cut-off Date Loan Balance Per Room                       $167,821
 Percentage of Initial Mortgage Pool Balance                10.19%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                3 Fee/3 Leasehold
 Mortgage Rate                                             6.2952%
 Amortization Type                                      IO-Balloon
 IO Period (Months)                                             60
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           360
 Original Call Protection                    LO(24), Def(92), O(4)
 Lockbox                                                      Hard
 Cut-off Date LTV Ratio                                     71.49%
 LTV Ratio at Maturity or ARD                               67.14%
 Underwritten DSCR on NOI1                                   1.48x
 Underwritten DSCR on NCF2                                   1.30x
--------------------------------------------------------------------

1 The Underwritten DSCR on NOI during the interest only period is 1.72x

2 The Underwritten DSCR on NCF during the interest only period is 1.51x

                                       1

                               [MAP OMITTED]

                                       2

THE LOAN. The mortgage loan (the "Atrium Hotel Portfolio Loan") is evidenced by two promissory notes secured by a first mortgage encumbering the Atrium Hotel
Portfolio Borrower's fee and leasehold interests in six full-service hotel properties. The hotels, which total 1,473 rooms, are flagged by Embassy Suites with the exception of one hotel which is independently owned (each, an "Atrium
Hotel Portfolio Property" and collectively the "Atrium Hotel Portfolio
Properties"). The Atrium Hotel Portfolio Loan represents approximately 10.19%
of the initial mortgage pool balance and approximately 11.88% of the initial loan group 1 balance.

The Atrium Hotel Portfolio Loan was originated on August 11, 2006 and has a principal balance as of the cut-off date of $247,200,000. The Atrium Hotel
Portfolio Loan has a remaining term of 120 months and a scheduled maturity date of September 1, 2016. The Atrium Hotel Portfolio Loan may be prepaid without premium beginning June 1, 2016. Additionally, the Atrium Hotel Portfolio Loan
permits defeasance with U.S. governmental obligations or other "government securities" beginning two years after the creation of the Series 2006-3 securitization trust.

THE PROPERTIES. The Atrium Hotel Portfolio Loan is secured by six hotel properties containing a total of 1,473 rooms. The properties are located in six states and will be managed by affiliates of John Q. Hammons Hotels Management
LLC.

The following tables present certain information relating to the Atrium Hotel
Portfolio Properties:

--------------------------------------------------------------------
                  ATRIUM HOTEL PORTFOLIO PROPERTIES
                  ---------------------------------
 PROPERTY NAME                    PROPERTY LOCATION           ROOMS
--------------------------------------------------------------------

 Embassy Suites Raleigh-Durham   Cary, North Carolina          273
 Embassy Suites Portland Airport Portland, Oregon              251
 Embassy Suites Tampa            Tampa, Florida                247
 Embassy Suites Charleston       Charleston, West Virginia     253
 Embassy Suites on Monterey Bay  Seaside, California           225
 Topeka Capitol Plaza Hotel      Topeka, Kansas                224
--------------------------------------------------------------------
 TOTAL .........................                              1,473
--------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                   CUT-OFF DATE
                                    ALLOCATED     YEAR BUILT/
 PROPERTY NAME                       BALANCE      REVOVATED     APPRAISAL VALUE      U/W NCF
----------------------------------------------------------------------------------------------

 Embassy Suites Raleigh-Durham    $ 58,200,000      1997         $ 74,900,000     $ 5,814,604
 Embassy Suites Portland Airport  $ 48,000,000      1998         $ 62,600,000     $ 4,522,398
 Embassy Suites Tampa             $ 48,000,000      1998         $ 63,300,000     $ 4,537,776
 Embassy Suites Charleston        $ 43,000,000      1997         $ 55,900,000     $ 3,851,369
 Embassy Suites on Monterey Bay   $ 33,000,000    1995/2005      $ 54,500,000     $ 3,755,326
 Topeka Capitol Plaza Hotel       $ 17,000,000      1998         $ 34,600,000     $ 1,385,381
--------------------------------- ------------    ---------      ------------     -----------
 TOTAL .........................  $247,200,000                   $345,800,000     $23,866,854
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                           OPERATIONAL STATISTICS(1)
                                           -----------------------
                                                  2004                                  2005
                                  ------------------------------------- -------------------------------------
 PROPERTY NAME                         ADR       OCCUPANCY     REVPAR        ADR       OCCUPANCY     REVPAR
-------------------------------------------------------------------------------------------------------------

 Embassy Suites
  Raleigh-Durham                   $  120.10        73.7%     $ 88.78    $  126.04        74.9%     $ 94.35
 Embassy Suites
   Portland Airport                   115.10        71.7        82.50       117.90        75.9        89.49
 Embassy Suites Tampa                 115.29        72.1        83.17       124.16        77.7        96.57
 Embassy Suites Charleston            112.44        77.2        86.77       117.14        74.2        86.90
 Embassy Suites on
   Monterey Bay                       152.02        75.7       115.08       158.96        75.6       120.22
 Topeka Capitol Plaza Hotel            81.27        60.8        49.52        84.56        57.1        48.29
---------------------------------  ---------        ----      -------    ---------        ----      -------
 TOTAL/WEIGHTED AVERAGE .........  $  117.08        72.0%     $ 84.41    $  122.98        72.5%     $ 89.55
-------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       TRAILING 12-MONTH JUNE 2006                 MLML UNDERWRITING
                                  -------------------------------------- --------------------------------------
 PROPERTY NAME                         ADR       OCCUPANCY      REVPAR        ADR       OCCUPANCY      REVPAR
---------------------------------------------------------------------------------------------------------------

 Embassy Suites
  Raleigh-Durham                   $  130.09        77.5%    $  100.79    $  137.90        77.5%    $  106.83
 Embassy Suites
   Portland Airport                   122.10        78.7         96.13       129.43        78.7        101.90
 Embassy Suites Tampa                 131.51        79.1        104.08       139.40        79.1        110.32
 Embassy Suites Charleston            121.35        75.1         91.17       128.63        75.1         96.65
 Embassy Suites on
   Monterey Bay                       161.98        81.6        132.21       171.70        81.6        140.14
 Topeka Capitol Plaza Hotel            84.23        57.5         48.43        89.29        57.5         51.34
---------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .........  $  127.37        75.2%    $   95.73    $  135.01        75.2%    $  101.48
---------------------------------------------------------------------------------------------------------------

---------------------
(1)  Per information obtained from Smith Travel Research ("STR") as of May 2006.

                                       3

-----------------------------------------------------------------------------------------
                                  PENETRATION INDICES(1)
                                  ----------------------
-----------------------------------------------------------------------------------------
 PROPERTY NAME                          ADR INDEX      OCCUPANCY INDEX      REVPAR INDEX
-----------------------------------------------------------------------------------------

  Embassy Suites Raleigh-Durham           121.2%            107.5%             130.3%
  Embassy Suites Portland Airport         128.9             117.1              151.0
  Embassy Suites Tampa                    130.6             114.9              150.0
  Embassy Suites Charleston               152.4             124.2              189.3
  Embassy Suites on Monterey Bay          100.2             119.2              119.4
  Topeka Capitol Plaza Hotel              122.6             118.3              145.0
-----------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                  126.5%            116.7%             147.8%
-----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                HISTORICAL PERFORMANCE(2)
                                -----------------------
                                              2001                       2002
                                             -----                       ----
                                                   AVAILABLE                  AVAILABLE
                                     HISTORICAL      ROOM       HISTORICAL      ROOM
                                     OCCUPANCY      NIGHTS      OCCUPANCY      NIGHTS

 Embassy Suites Raleigh-Durham          68.7%        99,372        69.5%      101,283
 Embassy Suites Portland Airport        65.3         91,364        68.3        93,121
 Embassy Suites Tampa                   66.9         89,908        71.1        91,637
 Embassy Suites Charleston              68.2         92,092        73.9        93,863
 Embassy Suites on Monterey Bay         74.5         81,900        79.6        83,475
 Topeka Capital Plaza Hotel             55.5         81,536        56.9        83,104

-------------------------------------------------------------------------------------------------------------------
                                              2003                       2004                      2005
                                             -----                       ----                      -----
                                                   AVAILABLE                  AVAILABLE                  AVAILABLE
                                     HISTORICAL      ROOM       HISTORICAL      ROOM       HISTORICAL      ROOM
                                     OCCUPANCY      NIGHTS      OCCUPANCY      NIGHTS      OCCUPANCY      NIGHTS
-------------------------------------------------------------------------------------------------------------------

 Embassy Suites Raleigh-Durham          67.2%        99,372        74.1%        99,372        75.1%        99,372
 Embassy Suites Portland Airport        66.9         91,346        72.1         91,364        76.1         91,364
 Embassy Suites Tampa                   66.8         89,908        72.5         89,908        78.0         89,908
 Embassy Suites Charleston              77.2         92,092        77.6         92,092        74.4         92,092
 Embassy Suites on Monterey Bay         75.7         81,900        76.1         81,900        75.8         81,900
 Topeka Capital Plaza Hotel             59.6         81,536        61.1         81,536        57.3         81,536
-------------------------------------------------------------------------------------------------------------------

COMPETITIVE CONDITIONS(3).  The Embassy Suites Raleigh-Durham, containing 273 rooms, is subject to competitive conditions. According to a third party appraisal, four hotels are considered primary competitors for the Embassy
Suites Raleigh-Durham. Additionally, the primary competitors reported occupancy rates of 66% to 76%, with an average of 71.7%. For 2005, the Embassy Suites
Raleigh-Durham reported an occupancy penetration of 106.3%, showing that the property is performing better than its market as a whole.

The Embassy Suites Portland Airport, containing 251 rooms, is subject to competitive conditions. According to a third party appraisal, three hotels are considered primary competitors for the Embassy Suites Portland Airport.
Additionally, the primary competitors reported occupancy rates of 60% to 68%, with an average of 67.4%. For 2005, the Embassy Suites Portland Airport
reported an occupancy penetration of 113.0%, showing that the property is performing better than its market as a whole.

The Embassy Suites Tampa, containing 247 rooms, is subject to competitive conditions. According to a third party appraisal, four hotels are considered primary competitors for the Embassy Suites Tampa. Additionally, the primary competitors reported occupancy rates of 68% to 77%, with an average of 74.1%.
For 2005, the Embassy Suites Tampa reported an occupancy penetration of 107.7%, showing that the property is performing better than its market as a whole.

The Embassy Suites Charleston, containing 253 rooms, is subject to competitive conditions. According to a third party appraisal, two hotels are considered primary competitors for the Embassy Suites Charleston. Additionally, the
primary competitors reported occupancy rates of 52% to 68%, with an average of
65.1%. For 2005, the Embassy Suites Charleston reported an occupancy penetration of 116.4%, showing that the property is performing better than its market as a whole.

The Embassy Suites on Monterey Bay, containing 225 rooms, is subject to competitive conditions. According to a third party appraisal, four hotels are considered primary competitors for the Embassy Suites on Monterey Bay.
Additionally, the primary competitors reported occupancy rates of 55% to 76%, with an average of 68.8%. For 2005, the Embassy Suites Montery Bay reported an occupancy penetration of 109.2%, showing that the property is performing better than its market as a whole.

The Topeka Capital Plaza Hotel, containing 224 rooms, is subject to competitive conditions. According to a third party appraisal, two hotels are considered primary competitors for the Topeka Capital Plaza Hotel. Additionally, the
primary competitors reported occupancy rates of 45% to 50%, with an average of
50.4%. For 2005, the Topeka Capital Plaza Hotel reported an occupancy penetration of 109.5%, showing that the property is performing better than its market as a whole.

---------------------
(1)   Atrium Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from STR as of May 2006.
(2)   Information provided by the Atrium Portfolio Loan Borrower.
(3)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no represenation is made as to the accuracy of the assumption underlying the appraisal.

                                       4

THE BORROWER. Atrium Finance V, LLC (the "Atrium Hotel Portfolio Borrower") is
a single purpose bankruptcy remote entity owned indirectly and controlled by
Atrium Hotels, L.P. ("Atrium Hotels"). Atrium Hotels was formed to privatize the formerly public John Q. Hammons Hotels, Inc. ("JQH"). The JQH-Atrium Hotels
merger closed on September 16, 2005. Atrium Hotels owns 43 hotels containing
10,552 guest rooms located in twenty states and has interests in 23 additional hotels located throughout the United States.

PROPERTY MANAGEMENT. The Atrium Hotel Portfolio Properties are managed by affiliates of John Q. Hammons Hotels Management LLC ("JQHM") pursuant to a management agreement. JQHM is not affiliated with the Atrium Hotel Portfolio
Borrower. Founded in 1958 and based in Springfield, Missouri, JQHM has been a leading independent builder, developer, owner and manager of upscale, full-service hotels and resorts. JQHM manages each of the hotels owned by
Atrium Hotels, pursuant to management agreements which are terminable upon a sale of each property.

LOCKBOX. The Atrium Hotel Portfolio Borrower and manager are required to deposit all rents and other gross revenue (including credit card receivables)
from the property into lender-controlled clearing accounts. From and after (x)
the occurrence and continuance of an event of default or (y) at any time from and after 6 months after the closing date upon the occurrence of a Cash Trap
DSCR Trigger Event until the occurrence of a Cash Trap DSCR Trigger Termination
Event funds in the accounts will be swept into a lender-controlled cash management deposit account and applied in the following order: (a) fund the ground rents account, (b) fund the tax account, (c) fund the insurance account,
(d) fund the debt service account, (e) fund the capital expense account, (f) to pay any other amounts due to the lender, (g) fund amounts to pay operating expenses and capital expenditures for the properties in accordance with the approved annual budget and other operating expenses approved by lender and (h)
provided no event of default has occurred and be continuing, pay any excess amounts to the Atrium Hotel Portfolio Borrower. If an Event of Default has
occurred, lender may apply funds as it deems fit.

A "Cash Trap DSCR Trigger Event" means, as of any monthly payment date, the debt service coverage ratio (assuming a 4% reserve for FF&E) for the Atrium
Hotel Portfolio Properties is less than 1.20:1.00. A "Cash Trap DSCR Trigger
Termination Event" means the date, if any, upon which the debt service coverage ratio (assuming a 4% reserve for FF&E) for the Atrium Hotel Portfolio
Properties as of three (3) consecutive monthly payment dates is equal to or greater than 1.35:1.00.

ESCROWS/RESERVES.  In lieu of funding any reserves, Atrium Hotels has the right to provide a guaranty thereof so long as a Cash Reserve Period (defined below)
does exist. During a Cash Reserve Period the Atrium Hotel Portfolio Borrower
must make all such deposits or deliver letters of credit in lieu thereof.
Atrium Hotels has elected to provide a guaranty of all such reserves as of the closing date. "Cash Reserve Period" means the period of time from and after the occurrence of either (a) an event of default until the cure thereof or (b) the guarantor's net worth is less than $175,000,000 until such net worth is achieved for 60 consecutive days.

PERMITTED MEZZANINE DEBT. Lender shall permit new mezzanine debt, provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to lender and the rating agencies; (ii) as of the funding date of the mezzanine loan, the loan-to-value ratio of the Atrium Hotel Portfolio Loan plus mezzanine debt outstanding or yet to be incurred is equal to or less than 79%; (iii) as of the funding date of the mezzanine loan, the debt service coverage ratio (assuming a
4% FF&E reserve) of the Atrium Hotel Portfolio Loan plus mezzanine debt outstanding or yet to be incurred is equal to or greater than 1.20:1.00; and
(iv) no more than two mezzanine loans may be outstanding at any time during the term of the Atrium Hotel Portfolio Loan.

RELEASE PROVISIONS. The Atrium Hotel Portfolio Borrower may obtain the release of an Atrium Hotel Portfolio Property for which a partial defeasance was accomplished in accordance with the requirements for a defeasance (including defeasance of the Atrium Hotel Portfolio Loan in an amount equal to or greater than the release price for the applicable property) set forth in the loan documents and upon satisfaction of, among other things, the following additional conditions: (i)  the debt service coverage ratio (assuming a 4% FF&E reserve) as of the defeasance date (after giving effect to the defeasance) for the properties that will remain subject to the lien of the mortgages after such defeasance event shall be equal to or greater than the lesser of (a) the debt service coverage ratio (assuming a 4% FF&E reserve and without giving effect to the defeasance) as of the defeasance date for all of properties subject to the lien of the mortgages immediately prior to such defeasance date (including the properties to be released) and (b) 1.35 : 1.00; and (ii) the loan-to-value ratio (including any permitted mezzanine debt) as of the defeasance date (after giving effect to the defeasance) shall be equal to or less than (a) the greater of (1) the loan-to-value ratio (without giving effect to the defeasance)
immediately prior to such defeasance date and (2) seventy five percent (75%)
and (b) 71.53%.

SUBSTITUTION PROVISIONS. The Atrium Hotel Portfolio Borrower, at its option and sole cost and expense, may obtain a release of one or more of the properties securing the Atrium Hotel Portfolio Loan (each such property, an "Exchange
Property") subject to the satisfaction of certain conditions, including, but not limited to: (i) the Atrium Hotel Portfolio Borrower shall replace each
Exchange Property with another parcel of real property containing a hotel of like kind, use and quality (each such property, an "Acquired Property"); (ii)
no event of default under the Atrium Hotel Portfolio Loan shall have occurred and be continuing; (iii) the fair market value of the Acquired Property must be equal to or greater than the fair market value of the Exchange Property as of the closing date of the Atrium Hotel Portfolio Loan and as of the date immediately preceding the date of the substitution; (iv) the debt service coverage ratio (assuming a 4% reserve for FF&E) as of the substitution date shall not be less than the greater of (i) 1.20 : 1.00 and (ii) the lesser of
(a) the debt service coverage ratio (assuming a 4% reserve for FF&E) as of the substitution date prior to giving effect to the substitution and (b) 1.35 :
1.00; and (v) the aggregate amount of the allocated loan amounts for all of the properties substituted during the term of the Atrium Hotel Portfolio Loan shall not exceed 35% of the original balance of the Atrium Hotel Portfolio Loan.

                                       5

OPERATING LEASE. The general operation and control of the Atrium Hotel
Portfolio Properties is effectuated through a single operating lease, with
Atrium TRS V, LLC as the operating lessee, covering all of the properties.
Atrium TRS V, LLC serves as the franchisee under the various hotel franchise agreements. Atrium TRS V, LLC is a single purpose Delaware entity and an affiliate of the Atrium Hotel Portfolio Borrower (controlled by Atrium Hotels
Two, L.P., the upstream entity controlling both the Atrium Hotel Portfolio
Borrower and Atrium TRS V, LLC). The operating lease is subordinated to the
Atrium Hotel Portfolio Loan and is terminable, by the lender, upon an event of default under the Atrium Hotel Portfolio Loan. Additionally the operating lessee has pledged its assets to the lender as collateral for the Atrium Hotel
Portfolio Loan. Under certain circumstances the Atrium Hotel Portfolio Borrower may terminate or cancel the operating lease so long as, among other things, (i)
all personal property, fixtures, furniture and equipment, licenses, permits, contracts and any other rights of the operating lessee are transferred to the
Atrium Hotel Portfolio Borrower and pledged to the lender as collateral for the
Atrium Hotel Portfolio Loan, (ii) the Atrium Hotel Portfolio Borrower shall have obtained the consent of the applicable franchisors to such termination, and delivered to the lender updated comfort letters from such franchisors or confirmed that the comfort letters delivered in connection with the closing of the Atrium Hotel Portfolio Loan are still applicable, (iv) the loan documents are amended to reflect the termination of the operating lease and (v) certain other required materials are delivered.

ATRIUM GROUND LEASES. The Atrium Hotel Portfolio Loan is secured in part by the
Atrium Hotel Portfolio Borrower's leasehold interests in the Embassy Suites
Portland Airport and Embassy Suites on Monterey Bay and its sublease interest in the Embassy Suites Tampa.

The Embassy Suites Portland Airport ground lease expires on August 9, 2049 with two (2) options to extend the term for successive periods of ten (10) years each. The annual base rent is calculated on the basis of adjusted gross revenue of the property and that the Atrium Hotel Portfolio Borrower is current on all rent payments pursuant to an estoppel certificate executed by the ground lessor in favor of lender.

The Embassy Suites on Monterey Bay ground lease has a term of ninety-nine years expiring on September 8, 2088. The annual base rent is $100,000 for the first twenty-eight (28) years of the lease and $250,000 for the final seventy-one
(71) years of the term. The base rent may fluctuate in connection with changes to the CPI (United States Department of Labor Consumer Price Index).

The Embassy Suites Tampa ground lease and ground sublease each expire on
November 7, 2081. The Atrium Hotel Portfolio Borrower is the tenant under the sublease and as rent for subleasing the property, a one-time $65,000 payment was paid upon execution of the sublease.

                                       6

STONESTOWN MALL
---------------

                               [GRAPHIC OMITTED]

 --------------------------------------------------------------------
                       PROPERTY INFORMATION
 --------------------------------------------------------------------
 Number of Mortgaged Real Properties                            1
 Location (City/State)                          San Francisco, CA
 Property Type                                    Anchored Retail
 Size (Square Feet)                                       472,318
 Percentage Occupancy as of June 5, 2006                   96.65%
 Year Built                                                  1948
 Year Renovated                                         1987/1988
 Loan Purpose                                           Refinance
 Appraisal Value                                     $389,000,000
 # of Tenants                                                 141
 Average Rent Per Square Foot                              $40.32
 Underwritten Economic Occupancy                           97.00%
 Underwritten Revenues                                $30,578,389
 Underwritten Total Expenses                          $10,512,860
 Underwritten Net Operating Income (NOI)              $20,065,529
 Underwritten Net Cash Flow (NCF)                     $19,414,205
 --------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 --------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
 --------------------------------------------------------------------
 Mortgage Loan Seller                                         MLML
 Loan Group                                                      1
 Origination Date                                  August 11, 2006
 Cut-off Date Principal Balance                       $155,600,000
 Cut-off Date Loan Balance Per Square Foot1                   $329
 Percentage of Initial Mortgage Pool Balance                 6.42%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             5.8497%
 Amortization Type                                   Interest Only
 IO Period (Months)                                             60
 Original Term to Maturity/ARD (Months)                         60
 Original Amortization Term (Months)                   terest Only
 Original Call Proection                     LO(24), Def(29), O(7)
 Lockbox                           Soft at Closing, Springing Hard
 Cut-off Date LTV Ratio(2)                                  40.00%
 LTV Ratio at Maturity or ARD(3)                            40.00%
 Underwritten DSCR on NOI(4)                                 2.17x
 Underwritten DSCR on NCF(5)                                 2.10x
 Shadow Rating (Fitch/Moody's)(6)                            A+/A2
------------------------------------------------------------------

(1) If the $60,000,000 subordinate non-trust loan ("Stonestown Mall B-Note") had been included in the calculation, the resulting Cut-Off Date Loan Balance
    Per Square Foot would be $456.
(2) If the "Stonestown Mall B-Note" had been included in the calculation, the resulting Cut-Off Date LTV ratio would have been 55.42%.
(3) If the "Stonestown Mall B-Note" had been included in the calculation, the resulting LTV ratio at maturity would have been 55.42%.
(4) If the "Stonestown Mall B-Note" had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.58.
(5) If the "Stonestown Mall B-Note" had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.53.
(6) It has been confirmed by Fitch and Moody's in accordance with their respective methodologies, that the Stonestown Mall loan has credit characteristics consistent with investment-grade rated obligations.

                                       7

                                 [MAP OMITTED]

                                       8

THE LOAN. The mortgage loan (the "Stonestown Mall Loan"), is evidenced by one of two promissory notes and secured by a first mortgage encumbering a two-level regional mall located in San Francisco, California (the "Stonestown Mall
Property"). The Stonestown Mall Loan has a principal balance of $155,600,000 as of the cut-off date and represents approximately 6.42% of the initial mortgage pool balance and approximately 7.48% of the initial loan group 1 balance.

The Stonestown Mall Loan was originated on August 11, 2006 and has a remaining term of 60 months to its maturity date of September 1, 2011. The Stonestown
Mall Loan may be prepaid, in whole but not in part, on or after March 1, 2011 without premium and permits defeasance with United States government obligations beginning two years after the creation of the Series 2006-3 securitization trust.

A second promissory note, which has a principal balance of $60,000,000 (the
"Stonestown Mall B-Note"), is also secured by the first mortgage encumbering
Stonestown Mall. It is subordinate in right of payment and certain other respects to the Stonestown Mall Loan and will be held outside the Series 2006-3 trust.

THE PROPERTY. Located in San Francisco, California, the Stonestown Mall
Property is a two-story super-regional mall that contains a total of 916,007 square feet, including 472,318 square feet under subject ownership. The 472,318 square feet of subject collateral excludes Macy's, which is independently owned, and Nordstrom and United Artists Theaters which are under ground lease to the tenants. In addition to the 416,786 square feet of Mall space, the
Stonestown Mall Property also contains a 55,532 square foot medical office building. Enclosed mall shops total 252,353 square feet (inclusive of the food court).

Stonestown Mall was originally developed as a grocery-anchored shopping center in 1952, and later redeveloped, enclosed and expanded to its current configuration in 1987/1988. Parking is provided by surface level parking, a multi-level parking structure adjacent to Nordstrom, and below-grade capacity totaling 4,213 spaces. The medical office building was built in 1952 and features an adjoining two-level 90-space parking garage. Additional parking is available via the mall parking lots. Recent improvements include a new roof installed in 1999 and upgrades to the HVAC system and elevators in 2000 and
2001, respectively.

The following table presents certain information relating to the major tenants of the retail component of Stonestown Mall:

    ------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT INFORMATION
                                                         -------------------

                                                                       FITCH
                                                                 CREDIT RATINGS       SQUARE     % OF      BASE RENT      LEASE
    TENANT NAME                        PARENT COMPANY         (FITCH/MOODY'S/S&P)(1)   FEET       NRA          PSF      EXPIRATION
    ------------------------------------------------------------------------------------------------------------------------------

    Good Guys                U.S. Commercial, S.A. de D.V.             NR            49,996   10.59%      $ 18.60       07/31/12
    Borders Books & Music         Borders Group, Inc.                  NR            32,448    6.87        20.19        02/28/14
    Copeland Sports                 Copelands Sports                   NR            23,796    5.04        16.00        01/31/09
    Fitness U.S.A.                        NAP                          NR            12,222    2.59        11.87        12/31/13
    Olive Garden                 Darden Concepts, Inc.           BBB+/Baa1/BBB+      9,933     2.10        32.00        06/30/11
    H&M                           Hennes & Mauritz AB                  NR            9,719     2.06        47.00        06/30/17
    Pottery Barn                  William Sonoma, Inc.                 NR            9,704     2.05        29.96        01/31/11
    Express                          Limited Brands                NR/Baa2/BBB       9,012     1.91        32.64        05/31/14
    Banana Republic                    Gap, Inc.                 BBB-/Baa3/BBB-      9,008     1.91        34.00        01/31/17
   -----------------------------------------------------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE                                                          165,838    35.11        20.52
   -----------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants of the medical office component of Stonestown Mall:

----------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT INFORMATION
                                                         -------------------

TENANT INFORMATION                                              CREDIT RATINGS        SQUARE      % OF      BASE RENT     LEASE
 TENANT NAME                           PARENT COMPANY          (FITCH/MOODY'S/S&P)(1)  FEET       NRA         PSF      EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

 Wells Fargo Bank                Wells Fargo & Company               AA/Aa1/AA        5,930    1.22%      48.00         12/31/08
 San Francisco Fire Cred    San Francisco Fire Credit Union             NR            3,112    0.64       42.00          5/31/11
 Mitchell C. Sollod, M.D.                 NAP                           NR            2,762    0.57       53.43          9/30/04
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                                                               11,804   2.50       47.69
----------------------------------------------------------------------------------------------------------------------------------

--------
(1)  Ratings provided are for entity identified in the "Parent Company" column whether or not the Parent Company guarantees the lease.

                                       9

The following table presents certain information relating to the lease rollover schedule of Stonestown Mall:

---------------------------------------------------------------------
                      LEASE ROLLOVER SCHEDULE(1)
                      -------------------------

                   NUMBER
                 OF LEASES    SQUARE FEET    % OF NRA     BASE RENT
       YEAR       EXPIRING     EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------

 Vacant .......     NAP          15,827         3.4%    $         0
 MTM ..........      15          13,621         2.9         566,244
 2007..........      11          12,025         2.5         896,592
 2008..........      24          61,913        13.1       2,631,888
 2009..........      15          42,861         9.1       1,502,724
 2010..........      18          37,578         8.0       1,686,875
 2011 .........      19          51,228        10.8       2,141,940
 2012..........      15          70,558        14.9       1,988,270
 2013..........      13          29,841         6.3       1,181,380
 2014..........      11          69,949        14.8       2,121,534
 2015..........       9          23,383         5.0       1,159,520
 2016..........       9          14,503         3.1       1,027,117
 2017..........       7          29,031         6.1       1,383,148
 Thereafter ...       1          13,300         0.0         120,000
---------------------------------------------------------------------
 TOTAL ........     141         472,318       100.0%    $18,407,232
---------------------------------------------------------------------

--------------------------------------------------------------------------------------
                  % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE     CUMULATIVE
                    RENT      SQUARE FEET     % OF NRA      BASE RENT      % OF BASE
       YEAR       EXPIRING      EXPIRING      EXPIRING      EXPIRING     RENT EXPIRING
--------------------------------------------------------------------------------------

 Vacant .......       0.0%       15,827          3.4%     $          0        0.0%
 MTM ..........       3.1        29,448          6.2           566,244        3.1
 2007..........       4.9        41,473          8.8         1,462,836        7.9
 2008..........      14.3       103,386         21.9         4,094,724       22.2
 2009..........       8.2       146,247         31.0         5,597,448       30.4
 2010..........       9.2       183,825         38.9         7,284,323       39.6
 2011 .........      11.6       235,053         49.8         9,426,263       51.2
 2012..........      10.8       305,611         64.7        11,414,533       62.0
 2013..........       6.4       335,452         71.0        12,595,913       68.4
 2014..........      11.5       405,401         85.8        14,717,447       80.0
 2015..........       6.3       428,784         90.8        15,876,968       86.3
 2016..........       5.6       443,287         93.9        16,904,085       91.8
 2017..........       7.5       472,318        100.0        18,287,232       99.3
 Thereafter ...       0.7       472,318        100.0        18,407,232      100.0
--------------------------------------------------------------------------------------
 TOTAL ........     100.0%
--------------------------------------------------------------------------------------

Simultaneously with the funding of the Stonestown Mall Loan, Stonestown
Shopping Center Holding L.L.C., a Delaware limited liability company (the
"Stonestown Mezzanine Borrower") incurred mezzanine debt in the amount of
$57,400,000 (the "Stonestown Mall Mezzanine Loan"). The Stonestown Mall
Mezzanine Loan is secured by the Stonestown Mezzanine Borrower's pledge 100% of its ownership interests in the Stonestown Mall Borrower and in the general
Partner of the Stonestown Mall Borrower to the mezzanine lender. Lender and the mezzanine lender have entered into an intercreditor agreement, under which, generally, the mezzanine lender has subordinated and made junior the Stonestown
Mall Mezzanine Loan to the Stonestown Mall Loan and has agreed, among other things, not to enforce its rights under the Stonestown Mall Mezzanine Loan without written approval from the rating agencies or the satisfaction of certain conditions set forth in the intercreditor agreement.

THE MARKET(2). The Stonestown Mall Property is located in the Stonestown district within the City of San Francisco. This location is about five miles south of the downtown central business district. Generally, the boundaries of the local area are Golden Gate Park to the north, Interstate 280 and Highway 101 to the east, John Daly Boulevard to the south, and the Pacific Ocean to the west. The subject property is located along 19th Avenue, a major arterial connecting affluent comminutes of the San Francisco Bay area.

The subject is located within one of the most densely populated trade areas for a regional mall in the country. According to Claritas, as of 2005, population within the 3, 5 and 7 mile trade areas was 322,690, 718,055 and 961,117 people, respectively. Income figures indicate an upper-middle income market profile. As of 2005, average household within the 3, 5 and 7 mile trade areas was $98,922,
$94,709 and $92,975, respectively, with an average of 16.09%, 15.22%, 15.09% of households earning $150,000 or more. Average household income in the 5-mile trade area has grown 3.41% per year since 2000, compared to the city's growth in income at 3.31% per year. Over the next five years, income growth in the trade area is expected to average 3.14% per year, equal to city-wide income growth projections.

With respect to the medical office component of the Stonestown Mall according to CoStar, the city of San Francisco contains approximately 33 medical-oriented office buildings totaling 1.3 million square feet. Medical facilities in the immediate vicinity of the subject include Laguna Honda Hospital and UCSF
Medical Center. The subject's tenant roster is weighted with dentists and practitioners serving the health care needs of the student population of San
Francisco State University to the south of the subject.

THE BORROWER.  Stonestown Shopping Center, L.P., a Delaware limited partnership
(the "Stonestown Mall Borrower"), holds the fee interest in the Stonestown Mall
Property. The Stonestown Mall Borrower is sponsored by General Growth
Properties, Inc. ("GGP"). As of June 30, 2006, GGP (NYSE:GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization; had an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

PROPERTY MANAGEMENT. The property is self managed by the Stonestown Mall
Borrower.
--------
(1)   Information obtained from borrower's rent roll dated 6/5/06.
(2)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       10

LOCKBOX. The Stonestown Mall Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Only following the occurrence and during the continuance of a trigger event, provided no "trigger event" has occurred is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the Stonestown Mall Borrower on each business day. Upon the occurrence of a "trigger event," all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account and will be applied daily in the following order to:
(i) fund the tax and insurance reserves (provided that reserves for insurance will not be required as long as a blanket policy covering the Stonestown Mall
Property is maintained), (ii) pay the monthly debt service, (iii) fund the replacement reserve if required, (iv) fund the rollover reserve, if required,
(v) pay any other amounts due to the lender, (vi) the Stonestown Mall Borrower for operating expenses, (vii) pay the holder of the Stonestown Mall Mezzanine
Loan (as defined under "Additional Debt" below) amounts due under the
Stonestown Mall Mezzanine Loan, and (viii) provided no event of default has occurred and be continuing, pay any excess amounts to the Stonestown Mall
Borrower. A "trigger event" will occur upon (i) an event of default or (ii) the debt service coverage ratio is less than 1.10:1.00x.

With respect to the medical office component of the Stonestown Mall according to CoStar, the city of San Francisco contains approximately 33 medical-oriented office buildings totaling 1.3 million square feet. Medical facilities in the immediate vicinity of the subject include Laguna Honda Hospital and UCSF
Medical Center. The subject's tenant roster is weighted with dentists and practitioners serving the health care needs of the student population of San
Francisco State University to the south of the subject.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Stonestown Mall Loan:

---------------------------------------------------------------------
                           ESCROWS/RESERVES
                           ----------------

 TYPE:                     INITIAL                 MONTHLY(1)
---------------------------------------------------------------------
  Taxes                                  1/12 of Annual Taxes
  Insurance                         1/12 of Annual Insurance Premiums
  Rollover                          $39,165 (capped at $469,977)
  Capital Expenditures              $9,791 (capped at $117,494)
---------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. If the Stonestown Mall Mezzanine Loan has been paid in full and no event of default is then continuing under the Stonestown Mall
Loan, Lender shall permit new mezzanine debt, provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) lender's receipt of a rating agency confirmation letter;
(ii) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to the rating agencies and reasonably acceptable to lender; (iii) the aggregate debt service coverage ratio based upon the aggregate principal balance of the Stonestown Mall Loan, the Stonestown Mall B
Note and the new mezzanine loan shall be no less than 1.15:1.00; and (iv) the combined loan-to-value ratio based upon the aggregate principal balance of The
Stonestown Mall Loan, The Stonestown Mall B Note and the new mezzanine loan is not greater than 70%.

ADDITIONAL DEBT. The Stonestown Mall B-Note, which is subordinate to the
Stonestown Mall Loan, is also secured by the first mortgage encumbering the
Stonestown Mall. The Stonestown Mall Borrower is also the maker of the
Stonestown Mall B-Note. Additionally, the Stonestown Mall Mezzanine Loan was
originated simultaneously with the Stonestown Mall Loan. Stonestown Shopping
Center Holding L.L.C., a Delaware limited liability company (the "Stonestown
Mezzanine Borrower") incurred mezzanine debt in the amount of $57,400,000 (the
"Stonestown Mall Mezzanine Loan"). The Stonestown Mall Mezzanine Loan is
secured by the Stonestown Mezzanine Borrower's pledge of 100% of its ownership interests in the Stonestown Mall Borrower and in the general partner of the
Stonestown Mall Borrower to the mezzanine lender. Lender and the mezzanine lender have entered into an intercreditor agreement, under which, generally, the mezzanine lender has subordinated and made junior the Stonestown Mall
Mezzanine Loan to the Stonestown Mall Loan and has agreed, among other things, not to enforce its rights under the Stonestown Mall Mezzanine Loan without written approval from the rating agencies or the satisfaction of certain conditions set forth in the intercreditor agreement. The maturity date and the amortization period for the Stonestown Mall B-Note and the Stonestown Mall
Mezzanine Loan are the same as those of the Stonestown Mall Loan.

RELEASE PROVISIONS. The Stonestown Mall Borrower has the right to release one or more unimproved, non-income producing parcels of the Stonestown Mall
Property from the lien of the mortgage without prepayment or defeasance of the
Stonestown Mall Loan subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to (i) lender's receipt of rating agency confirmation; and (ii) no event of default is then continuing.

SUBSTITUTION PROVISION. The Stonestown Mall Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of
Stonestown Mall (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is then continuing; (ii) the Exchange
Parcel shall either be vacant, non-income producing and unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii) the Stonestown Mall Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition to the Exchange Parcel ("Acquired Parcel"); (iv) the Stonestown Mall
Borrower will provide lender with an environmental report and engineering report (if applicable) with respect to the Acquired Parcel, which reports satisfy certain conditions contained in the loan documents; and (v) the
Stonestown Mall Borrower shall obtain title insurance or a title endorsement for the Acquired Parcel and prepare a release of lien in a form appropriate to be recorded in San Francisco County.

---------------------
(1) All monthly escrows shall be collected only upon the occurrence or during the continuance of a trigger event as defined above.

                                       11

GUARANTY. GGPLP L.L.C. executed and delivered to lender an indemnity agreement pursuant to which GGPLP L.L.C. indemnified lender against any loss incurred by lender in connection with the failure of the Stonestown Mall Borrower to pay certain tenant allowances in excess of $1 Million in the aggregate in connection with identified leases.

MASTER LEASE. The Stonestown Mall Borrower and GGPLP L.L.C. entered into a master lease of all vacant space at the Stonestown Mall for a period of ten
(10) years at a rental equal to $300,000 per annum reduced by the amount that the net operating income of the Stonestown Mall exceeds $19,600,000 during any fiscal year. The rent payable under the Master Lease will be due and payable only during the continuance of a "trigger event". In addition, the Master Lease will terminate on the date that the net operating income of the Stonestown Mall exceeds $19,900,000 per annum.

                                       12

WILTON PORTFOLIO POOL(1)
------------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                       PROPERTY INFORMATION
---------------------------------------------------------------------
 Number of Mortgaged Real Properties                            45
 Location (City/State)                                   See Table
 Property Type                                        Retail (21),
                                             Industrial/Flex (18),
                                                        Office (6)
 Size (Square Feet)                                      1,868,121
 Percentage Physical Occupancy as of August 31, 2006        88.26%
 Year Built                                              See Table
 Year Renovated                                          See Table
 Loan Purpose                                            Refinance
 Appraisal Value                                      $186,430,000
 # of Tenant Leases                                            422
 Average Rent Per Square Foot                                $8.32
 Underwritten Economic Occupancy                            81.91%
 Underwritten Revenues                                 $17,403,812
 Underwritten Total Expenses                            $3,645,227
 Underwritten Net Operating Income (NOI)               $13,758,585
 Underwritten Net Cash Flow (NCF)                      $12,806,255
---------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 --------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
 --------------------------------------------------------------------
 Mortgage Loan Seller                                         MLML
 Loan Group                                                      1
 Origination Date                                  August 17, 2006
 Cut-off Date Principal Balance                       $135,000,000
 Cut-off Date Loan Balance Per Square Foot                     $72
 Percentage of Initial Mortgage Pool Balance                 5.57%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             6.0075%
 Amortization Type                                         Balloon
 IO Period (Months)                                              0
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           300
 Original Call Protection                    LO(24), Def(92), O(4)
 Lockbox                           Soft at Closing, Springing Hard
 Cut-off Date LTV Ratio                                     72.41%
 LTV Ratio at Maturity or ARD                               56.09%
 Underwritten DSCR on NOI                                    1.32x
 Underwritten DSCR on NCF                                    1.23x
---------------------------------------------------------------------

                                       13

                                 [MAP OMITTED]

                                       14

THE LOAN. The mortgage loan (the "Wilton Portfolio Loan") is evidenced by a promissory note (the "Note") secured, inter alia, by those certain Deeds of
Trust, Assignment of Leases and Rents and Security Agreements (individually and collectively, as the context may require, the "Security Instrument") which encumber forty-five (45) properties located in Henrico County, Hanover County,
Chesterfield County, the City of Richmond, and the City of Newport News, as
applicable, each in the State of Virginia. The Wilton Portfolio Loan represents approximately 5.57% of the initial pool balance and 6.49% of the initial loan group 1 balance.

The Wilton Portfolio Loan was originated on August 17, 2006 and has an aggregate principal balance as of the cut-off date of $135,000,000. The Wilton
Portfolio Loan has a remaining term of 120 months to its scheduled maturity date of September 1, 2016. The Wilton Portfolio Loan is structured with a 25 year amortization schedule. The Wilton Portfolio Loan permits prepayment without premium on and after June 1, 2016 and defeasance as described in the section entitled "Release Provisions" below.

All of the properties are cross-collateralized and cross-defaulted with each other. There is a guaranty of payment of rents up to 95% economic occupancy guaranteed by the sponsors. As-stabilized LTV is 66% and as-stabilized DSCR assuming 95% economic occupancy based on the guaranty of payment of rents and underwritten NCF, is 1.48x.

THE PROPERTIES. The Wilton Portfolio Loan is comprised of 45 properties totaling 1,868,121 square feet comprised of: 6 anchored retail properties totaling 517,790 square feet or 28% of the portfolio NRA, 13 unanchored retail properties totaling 438,019 square feet or 23% of the portfolio NRA, 2 single tenant retail properties totaling 19,813 square feet or 1% of the portfolio
NRA, 18 industrial / flex properties totaling 786,144 square feet or 42% of the portfolio NRA, and 6 office properties totaling 106,355 square feet or 5% of the portfolio NRA. Major properties in the portfolio include John Rolf Commons, a 159,000 square foot Ukrops (lease expiring in 2023) anchored shopping center constructed in 2004, Tuckahoe Village Shopping Center, a 135,000 sf Food Lion
(lease expiring in 2025) anchored shopping center, Hermitage Industrial Center, a 370,000 square foot industrial/flex park comprised of 12 buildings, and The
Shoppes of Crossridge, a 98,000 square foot Ukrop's (lease expiring in 2022)
anchored shopping center built in 2003.

The following table presents certain information relating to the major tenants at the Wilton Portfolio:

-------------------------------------------------------------------------------------------
                                MAJOR TENANT INFORMATION(1)
                                --------------------------
                                                                                CREDIT
                                                                                RATING
                                                                                (FITCH
                  TENANT                         PARENT COMPANY             MOODY'S/S&P)(2)
--------------------------------------------------------------------------------------------

 Ukrop's ................................ Ukrop's Supermarkets Inc.               NR
 Food Lion LLC .......................... Delhaize                            NR/Ba1/BB+
 Walgreen's ............................. Walgreen Co.                        NR/Aa3/A+
 CVS .................................... CVS Corp                          BBB/Baa2/BBB+
 Hollywood Video ........................ Movie Gallery Inc.                      NR
 Eagle Construction of Virginia ......... Eagle Construction of Virginia          NR
 Ben Franklin's ......................... Ben Franklin's                          NR
 The Wilton Companies, LLC .............. The Wilton Companies, LLC               NR
 Gentek Restructuring, Inc. ............. Gentek Restructuring, Inc.              NR
 Tuckahoe Cleaners ...................... Tuckahoe Cleaners                       NR
--------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .................
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                            ANNUAL BASE    % OF TOTAL
                  TENANT                       RENT        BASE RENT    SQUARE FEET    % OF GLA
------------------------------------------------------------------------------------------------

 Ukrop's ................................   $  922,226        5.93        123,231        6.60%
 Food Lion LLC ..........................      807,842        5.20         70,620        3.78
 Walgreen's .............................      386,000        2.48         14,820        0.79
 CVS ....................................      355,276        2.29         31,005        1.66
 Hollywood Video ........................      266,175        1.71         12,075        0.65
 Eagle Construction of Virginia .........      228,126        1.47         15,268        0.82
 Ben Franklin's .........................      219,918        1.41         22,670        1.21
 The Wilton Companies, LLC ..............      210,618        1.35         12,982        0.69
 Gentek Restructuring, Inc. .............      209,076        1.34         50,535        2.71
 Tuckahoe Cleaners ......................      182,982        1.18         10,270        0.55
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .................   $3,788,240       24.36%       363,476       19.46%
------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Wilton Portfolio:

------------------------------------------------------------------------------
                         LEASE ROLLOVER SCHEDULE(1)
                         --------------------------
                       NUMBER
       YEAR OF       OF LEASES                   PERCENT OF    CUMULATIVE
     EXPIRATION       EXPIRING    EXPIRING SF     TOTAL SF      TOTAL SF
------------------------------------------------------------------------------

 Vacant ...........     NAP          219,374        11.74%       219,374
 MTM ..............      17           37,045         1.98        256,419
 2006 .............      37          100,790         5.40        357,209
 2007 .............     111          263,685        14.11        620,894
 2008 .............      84          326,799        17.49        947,693
 2009 .............      70          242,514        12.98      1,190,207
 2010 .............      29          135,410         7.25      1,325,617
 2011 .............      30          133,086         7.12      1,458,703
 2012 .............       9           32,731         1.75      1,491,434
 2013 .............       1            4,320         0.23      1,495,754
 2014 .............       7           35,774         1.91      1,531,528
 2015 .............       9           33,278         1.78      1,564,806
 Thereafter .......      18          303,315        16.24      1,868,121
------------------------------------------------------------------------------
 TOTAL ............     422        1,868,121       100.00%     1,868,121
------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                            CUMULATIVE    YEARLY
                      CUMULATIVE                   PERCENT    CUMULATIVE     PERCENT     RENT PER
       YEAR OF        PERCENT OF       ANNUAL     OF TOTAL      TOTAL        OF TOTAL     SQUARE
     EXPIRATION        TOTAL SF      REVENUES     REVENUES     REVENUES      REVENUES      FOOT
---------------------------------------------------------------------------------------------------

 Vacant ...........      11.74%    $         0       0.00%   $         0        0.00%    $ 0.00
 MTM ..............      13.73         219,954       1.41        219,954        1.41       5.94
 2006 .............      19.12         848,064       5.45      1,068,018        6.87       8.41
 2007 .............      33.24       2,273,828      14.62      3,341,845       21.49       8.62
 2008 .............      50.73       2,718,593      17.48      6,060,438       38.98       8.32
 2009 .............      63.71       2,385,002      15.34      8,445,440       54.32       9.83
 2010 .............      70.96       1,339,638       8.62      9,785,078       62.93       9.89
 2011 .............      78.08       1,169,947       7.52     10,955,025       70.46       8.79
 2012 .............      79.84         506,122       3.26     11,461,147       73.71      15.46
 2013 .............      80.07          55,956       0.36     11,517,103       74.07      12.95
 2014 .............      81.98         648,730       4.17     12,165,834       78.25      18.13
 2015 .............      83.76         490,290       3.15     12,656,124       81.40      14.73
 Thereafter .......     100.00       2,892,023      18.60     15,548,146      100.00       9.53
---------------------------------------------------------------------------------------------------
 TOTAL ............     100.00%    $15,548,146     100.00%   $15,548,146      100.00%    $ 8.32
---------------------------------------------------------------------------------------------------

--------------
(1)   Information obtained from borrower's rent roll dated 8/31/2006.
(2)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

                                       15

THE MARKET(1). The majority of the properties are strategically located in
Richmond's Northwest Quadrant in Henrico County, which is considered to be the region's most prestigious submarket. The Thalhimer/Cushman Wakefield Richmond
Retail Market Report for the First Quarter 2006 reported approximately 61.5 million square feet of retail space with an overall vacancy rate of 5.4% and an average triple net rental rate of $13.01 per square foot. Overall vacancy for the Northwest Quadrant submarket is 3.5% and the average triple net rent is
$17.45 per square foot, which is the Richmond area's highest retail rent. The
Thalhimer/Cushman Wakefield Richmond Industrial Overview for First Quarter 2006
showed a total of approximately 86.6 million square feet of industrial space with an overall vacancy rate of 9.4% and an average rental rate of $4.03 per square foot. The Northwest submarket at First Quarter 2006 comprised 21% of
Richmond's Industrial Market and its vacancy was reported to be 8.3%. The
Northwest Quadrant's rents average $4.56 per square foot. The Richmond Flex
Market as of First Quarter 2006 was comprised of over 8.9 million square feet with an overall vacancy rate of 11% and an average rental rate of $8.56, up over a dollar from a year-ago. This quadrant's overall square footage represents 50% of Richmond's Flex Market. Vacancy levels for this market were reported to be 8.8%. As of First Quarter 2006, the Richmond Suburban Office
Market had approximately 46.5 million square feet with an overall vacancy rate of 10.2%. The average rent for office space in Richmond's Northwest Quadrant is
$16.02.

THE BORROWER: The Wilton Portfolio Borrower is composed of nineteen (19)
entities (the "Wilton Portfolio Borrowers"), which are not special purpose entities. Many of the Wilton Portfolio Borrowers have incurred debt with other financial institutions in connection with their ownership and operation of certain real properties that are not part of the Wilton Portfolio Loan (the
"Wilton Portfolio Existing Debt"). In addition, two of the Wilton Portfolio
Borrowers are permitted to acquire additional real properties during the Wilton
Portfolio Loan term and to secure financing in connection therewith (the
"Wilton Portfolio Permitted Debt"). Notwithstanding the foregoing, the Wilton
Portfolio Borrower has made customary special purpose entity and separateness covenants to lender and the Wilton Portfolio Borrower has represented that it will not incur any debt other than the Wilton Portfolio Loan, the Wilton
Portfolio Existing Debt, the Wilton Portfolio Permitted Debt and customary operational debt incurred in the ordinary course of business. Each Borrower is either a limited liability company or corporation formed in the State of
Virginia.

The Wilton Companies is a privately owned full-service commercial real estate firm, which presently owns and manages over 3,000,000 square feet of shopping center, office and warehouse space and nearly 1,000 apartment units, primarily in the Richmond Virginia Metropolitan Area. The firm was founded in 1945 and over the years, in addition to its commercial interests, has developed many residential subdivisions, and built over 4,500 homes and 2,000 apartments.
Principals for the company are: Henry L. Wilton, Chairman, Richard S. Johnson,
President and Chief Executive Officer and Rodney M. Poole, Senior Vice
President and General Counsel. The common shares of The Wilton Companies, Inc.
and The Wilton Companies, LLC are each owned 1/3 by Hank Wilton, Richard
Johnson, Rodney Poole.

PROPERTY MANAGEMENT. The properties will be managed by Wilton Realty, Inc., which manages over 3,000,000 square feet of shopping center, office and warehouse space and nearly 1,000 apartment units, primarily in the Richmond
Virginia Metropolitan Area.

LOCKBOX. On the date of closing, the Wilton Portfolio Borrower established multiple deposit accounts in the name of the Wilton Portfolio Borrower for the benefit of lender (collectively, the "Clearing Account"). The Wilton Portfolio
Borrower is obligated to deposit (or cause manager to deposit) all income from the property into the Clearing Account until a cash management period (upon the occurrence of an event of default) has occurred. Upon the occurrence of a Cash
Management Period, Borrower shall notify and advise each tenant under each lease to send directly to the Clearing Account all payments of rents or any other item payable under such leases. Prior to the occurrence of a cash management period, all funds in the Clearing Account are disbursed to The
Wilton Portfolio Borrower.
---------------------
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       16

The following table presents certain information relating to the Wilton
Portfolio:

-------------------------------------------------------------------------------------------------
                                   WILTON PORTFOLIO PROPERTIES
                                   ---------------------------

                                                       YEAR      SQUARE       % OF     PROPERTY
            PROPERTY                CITY       STATE   BUILT      FEET        TOTAL     TYPE(1)
-------------------------------------------------------------------------------------------------

 Hermitage Industrial            Richmond       VA     1972      370,470       19.83       IW
 Center
 John Rolfe Commons              Richmond       VA     2004      159,600        8.54       RA
 Tuckahoe Village                Richmond       VA     1974      135,351        7.25       RA
 Shopping Center
 The Shoppes of                 Glen Allen      VA     2003       98,262        5.26       RA
 CrossRidge
 Westland Shopping Center        Richmond       VA     1963       92,586        4.96       RU
 Lauderdale Square               Richmond       VA     1993       56,095        3.00       RU
 Shopping Center
 Gayton Business Center          Richmond       VA     1998       55,578        2.98       IW
 Dickens Place                   Richmond       VA     1998       53,852        2.88       IW
 Stratford Hills Shopping        Richmond       VA     1954       53,445        2.86       RU
 Center
 Montpelier Shopping            Montpelier      VA     2006       51,668        2.77       RA
 Center
 Atlee Commons II                 Ashland       VA     1995       51,323        2.75       IW
 Canterbury Shopping             Richmond       VA     1969       46,295        2.48       RU
 Center
 Beverly Hills Shopping          Richmond       VA     1955       44,495        2.38       RA
 Center
 Atack-Eagle Building           Glen Allen      VA     1986       39,485        2.11       OS
 Atlee Commerce Center III        Ashland       VA     2005       39,221        2.10       IW
 2400 Westwood Avenue            Richmond       VA     1966       36,765        1.97       IW
 Maybuery North Complex          Richmond       VA     1960       35,975        1.93       RU
 Wilton Park                     Richmond       VA     1972       34,894        1.87       OS
 2121 Dabney Road                Richmond       VA     1957       30,035        1.61       IW
 2208-2218 Perl Road             Richmond       VA     1969       29,040        1.55       IW
 Crofton Green -- Nova           Richmond       VA     1997       28,414        1.52       RA
 Complex
 Tuckahoe Village                Richmond       VA     1970       25,240        1.35       RU
 Merchants Square
 4411 Jacque Street              Richmond       VA     1959       25,005        1.34       IF
 Maybuery South Shopping         Richmond       VA     1963       24,030        1.29       RU
 Center
 Westland East Shopping          Richmond       VA     1963       23,362        1.25       RU
 Center
 5001-03 W. Leigh Street         Richmond       VA     1958       23,330        1.25       IW
 2040 Westmoreland Street        Richmond       VA     1955       21,515        1.15       IW
 Quioccasin Square               Richmond       VA     1965       19,910        1.07       RU
 Shopping Center
 Canterbury Green                Richmond       VA     1968       18,990        1.02       OS
 Shopping Center
 Crofton Green Shopping          Richmond       VA     1976       18,460        0.99       RU
 Center
 Genito Station Shopping        Midlothian      VA     1985       17,345        0.93       RU
 Center
 Ridgefield Walgreens            Richmond       VA     2006       14,820        0.79      RST
 5712-16 Greendale Road          Richmond       VA     1972       14,195        0.76       IW
 The Parham & Patterson          Richmond       VA     1980       10,680        0.57       OS
 Bldg.
 Canterbury Building             Richmond       VA     1970       10,200        0.55       OS
 4909-4911 West Clay Street      Richmond       VA     1961        9,500        0.51       IW
 5612-14 Greendale Road          Richmond       VA     1973        8,925        0.48       IW
 4100 West Clay Street           Richmond       VA     1965        7,300        0.39       IF
 Canterbury Green                Richmond       VA     2002        6,690        0.36       OS
 Brookside Convenience           Richmond       VA     1988        6,286        0.34       RU
 Center
 Children's World Learning     Newport News     VA     1984        4,993        0.27      RST
 Center
 4901 West Clay Street           Richmond       VA     1962        4,810        0.26       IW
 Wilton Building                 Richmond       VA     2002        4,406        0.24       OS
 5010 West Clay Street           Richmond       VA     1962        3,730        0.20       IW
 4905-4907 West Clay Street      Richmond       VA     1958        1,550        0.08       IW
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                                        1,868,121      100.00
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                AS-IS      AS-STABILIZED
                                    %                                         APPRAISED      APPRAISED
            PROPERTY           OCCUPANCY            PRIMARY TENANT              VALUE          VALUE
------------------------------------------------------------------------------------------------------------

 Hermitage Industrial             89.53   Gentek Restructuring, Inc.        $18,200,000      $18,200,000
 Center
 John Rolfe Commons               76.18   Ukrops                             31,300,000       32,200,000
 Tuckahoe Village                 85.29   Food Lion                          18,500,000       19,300,000
 Shopping Center
 The Shoppes of                   93.54   Ukrops                             12,900,000       12,900,000
 CrossRidge
 Westland Shopping Center        100.00   Books a Million                    11,000,000       11,000,000
 Lauderdale Square                98.28   CVS                                 9,800,000        9,800,000
 Shopping Center
 Gayton Business Center          100.00   W.S. Connelly & Co.                 4,900,000        4,900,000
 Dickens Place                    86.81   Cherokee Wholesalers                3,300,000        3,600,000
 Stratford Hills Shopping         75.83   Stratford Hills Antique Market      7,100,000        7,300,000
 Center
 Montpelier Shopping              72.12   Food Lion                           1,250,000       10,600,000
 Center
 Atlee Commons II                 88.25   Rentway, Inc.                       3,400,000        3,400,000
 Canterbury Shopping             100.00   M. Kambourian & Sons                5,000,000        5,000,000
 Center
 Beverly Hills Shopping           97.17   Ben Franklins                       6,800,000        6,800,000
 Center
 Atack-Eagle Building             96.10   Eagle Construction of Virginia      5,100,000        5,100,000
 Atlee Commerce Center III        60.22   Avad                                3,410,000        3,620,000
 2400 Westwood Avenue            100.00   Dixie Sporting Goods                1,100,000        1,100,000
 Maybuery North Complex           83.24   Dollar Tree Stores                  4,500,000        4,900,000
 Wilton Park                      96.80   The Wilton Companies, LLC           4,500,000        4,500,000
 2121 Dabney Road                100.00   L. Fishman & Sons                     890,000          890,000
 2208-2218 Perl Road             100.00   Counterworks, Inc.                  1,100,000        1,100,000
 Crofton Green -- Nova           100.00   NOVA of Virginia Aquatics             960,000          960,000
 Complex
 Tuckahoe Village                 85.22   Duron Paint Company                 3,000,000        3,100,000
 Merchants Square
 4411 Jacque Street              100.00   Snyder's of Hanover                   510,000          510,000
 Maybuery South Shopping          96.25   Tuckahoe Cleaners                   4,300,000        4,300,000
 Center
 Westland East Shopping            5.99   Hertz                               2,530,000        3,200,000
 Center
 5001-03 W. Leigh Street         100.00   Maddux Supply Company               1,020,000        1,020,000
 2040 Westmoreland Street        100.00   One of a Kind Kid, Inc.               830,000          830,000
 Quioccasin Square                77.77   Regency T.V. GT                     2,800,000        3,200,000
 Shopping Center
 Canterbury Green                 97.92   American Family Childcare           2,800,000        2,800,000
 Shopping Center
 Crofton Green Shopping           67.09   Daddio's Grill                      2,300,000        2,300,000
 Center
 Genito Station Shopping          96.60   Century 21 -- US Realty             2,700,000        2,700,000
 Center
 Ridgefield Walgreens            100.00   Walgreen's                          1,030,000        5,800,000
 5712-16 Greendale Road           61.96   Richmond Hot Dogs                     350,000          350,000
 The Parham & Patterson           66.15   W.S. Logan                          1,000,000        1,100,000
 Bldg.
 Canterbury Building             100.00   Environmental Solutions               850,000          850,000
 4909-4911 West Clay Street      100.00   Virginia Millwork and Fuqua           680,000          680,000
                                          and Sheffield
 5612-14 Greendale Road          100.00   Lamb's Basket                         310,000          310,000
 4100 West Clay Street           100.00   Cosby Appliance Center                420,000          420,000
 Canterbury Green                100.00   Gumineck Management                   740,000          740,000
                                          Company
 Brookside Convenience           100.00   Jerry's Coin Laundry                1,100,000        1,100,000
 Center
 Children's World Learning       100.00   Children's World Learning           1,000,000        1,000,000
 Center                                   Center
 4901 West Clay Street           100.00   Forest Ambulance Services             270,000          270,000
 Wilton Building                 100.00   Diamond Source of VA.                 540,000          540,000
 5010 West Clay Street           100.00   Maddux Supply Company                 250,000          250,000
 4905-4907 West Clay Street      100.00   Divine Threads                         90,000           90,000
------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE           88.26                                    $186,430,000   $204,630,000
------------------------------------------------------------------------------------------------------------

(1)   RA - Retail Anchored, RU - Retail Unanchored, IW - Industrial
      Warehouse/Distribution, IF - Industrial Flex, RST - Retail Single Tenant,
      OS - Office Suburban,

                                       17

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Wilton Portfolio Loan:

    ---------------------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------

     TYPE:                                         INITIAL        MONTHLY
    ---------------------------------------------------------------------
      Taxes                                    $  453,526       $113,337
      Montpelier LOC                           $6,747,323
      Walgreen's LOC                           $3,530,000
      Westland East LOC                         $775,000
      Holdback Reserve                          $100,000
      Westland Environmental Reserve             $52,500
      Maybeury South Environmental Reserve       $42,750
      Transfer Fee Reserve LOC                    $4,500
    ---------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. Notwithstanding anything to the contrary contained herein, constituent entities of The Wilton Portfolio Borrower shall be permitted to incur mezzanine financing (the "Mezzanine Loan") secured by 100%
direct or indirect equity ownership interests in The Wilton Portfolio Borrower
(the "Mezzanine Option"); provided (i) Borrower obtains lender's approval of the Mezzanine Option (including, but not limited to, approval of (a) the lender under the Mezzanine Loan and (b) the form and substance of the intercreditor agreement to be entered into between lender and the lender under the Mezzanine
Loan), which approval shall be at lender's sole discretion, and, if requested by lender, a rating agency confirmation and (ii) the Mezzanine Option loan to value ratio is equal to or less than 85%.

RELEASE PROVISIONS. Permitted after the second anniversary of securitization, provided that, among other conditions, the following conditions are satisfied after giving effect to the release: (i) Borrower shall provide lender with at least sixty (60) days but no more than ninety (90) days prior written notice of its request to obtain a release of the individual property; (ii) a wire transfer to lender of immediately available federal funds in an amount equal to the release price for the applicable individual property, together with (a) all accrued and unpaid interest on the amount of principal being prepaid on the date of such prepayment and (b) all other sums due under loan agreement, the
Note or the other loan documents in connection with a partial prepayment to be applied in accordance with the provisions of the loan agreement; (iii) Borrower shall satisfy all of the requirements of the loan agreement and defease the portion of the note equal to the release price of the individual property being released (together with all accrued and unpaid interest on the principal amount being defeased) in accordance with the terms and conditions of the loan agreement; (iv) Borrower shall submit to lender, not less than thirty (30) days prior to the date of such release, a release of lien (and related loan documents) for such individual property for execution by lender; (v) after giving effect to such release, lender shall have determined that the debt service coverage ratio for the properties then remaining subject to the liens of the security instrument shall be equal to or greater than (A) 1.35 to 1.00 and (B) the debt service coverage ratio for all of the properties (including the individual property being released) for the twelve (12) full calendar months immediately preceding the property release; (vi) after giving effect to such release, lender shall have determined that the loan to value ratio for the properties then remaining subject to the liens of the security instrument shall be no greater than the lesser of (A) 75% and (B) the aggregate loan to value ratio with respect to the properties then remaining subject to the lien of the security instrument immediately prior to the date of such property release.

SUBSTITUTION PROVISIONS. Subject to the terms of the loan agreement, after the permitted defeasance date, and only with respect to those individual properties that, in the aggregate during the term of the Wilton Portfolio Loan, comprise no greater than thirty percent (30%) of the original principal balance of the
Wilton Portfolio Loan, Borrower may obtain a release of the lien of the applicable Security Instrument (and the related loan documents) encumbering an individual property (a "Substitution Release Property") up to one (1) time during the term of the Wilton Portfolio Loan by substituting therefore another office, retail or warehouse property, as applicable, of like kind and quality acquired by Borrower or an affiliate of Borrower (a "Property Substitution")
(individually, a "Substitute Property" and collectively, the "Substitute
Properties"), (provided, however, if the Substitute Property shall be owned by an affiliate of Borrower said affiliate (i) shall assume all the obligation of
Borrower under the Wilton Portfolio loan agreement, the Note and the other loan documents and (ii) shall become a party to the Note and the other loan documents and shall be bound by the terms and provisions thereof as if it had executed the Note and the other loan documents and shall have the rights and obligations of Borrower thereunder) provided that the conditions listed in the loan agreement are satisfied including that after the substitution the debt service coverage ratio for the 12 calendar months immediately preceding the date of the substitution with respect to all properties remaining subject to the lien of the security instruments after the substitution shall be equal to or greater than (A) 1.35 : 1.00 and (B) debt service coverage ratio for the 12 calendar months immediately preceding the substitution.

GUARANTY OF PAYMENT. The Wilton Companies, Inc. and The Wilton Companies, LLC
unconditionally guarantee to lender and its successors and assigns the
Effective Gross Income Differential. The term "Effective Gross Income
Differential" shall mean the amount equal to (i) $20,224,153 ("Assumed
Effective Gross Income") less (ii) the Actual Effective Gross Income of all of the individual properties on any date of determination. The term "Actual
Effective Gross Income" shall mean (i) the amount of gross income ("Gross
Income") from all rents, additional rent, reimbursements or other income from the property less (ii) the greater of either (A) 5% of Gross Income for tenant vacancy and credit losses or (B) Gross Income from actual tenant vacancy and credit losses.

                                       18

WESTIN ARLINGTON GATEWAY
------------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                   PROPERTY INFORMATION
---------------------------------------------------------------------
 Number of Mortgaged Real Properties                             1

 Location (City/State)                               Arlington, VA
 Property Type                                         Hospitality
 Size (Rooms)                                                  336
 Percentage Physical Occupancy as of May 30, 2006           76.76%
 Year Built                                                   2006
 Loan Purpose                                          Acquisition
 Appraisal Value(1)                                   $168,000,000
 Underwritten Economic Occupancy                            74.30%
 Underwritten Revenues                                 $29,784,266
 Underwritten Total Expenses                           $20,520,207
 Underwritten Net Operating Income (NOI)                $9,264,059
 Underwritten Net Cash Flow (NCF)                       $9,264,059
---------------------------------------------------------------------

                               [GRAPHIC OMITTED]

 ---------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 Mortgage Loan Seller                                          CRF
 Loan Group                                                      1
 Origination Date                                    July 24, 2006
 Cut-off Date Principal Balance                        $94,000,000
 Cut-off Date Loan Balance Per Room                       $279,762
 Percentage of Initial Mortgage Pool Balance                 3.88%
 Number of Mortgage Loans                                        1
 Type of Security (fee/leasehold)                              Fee
 Mortgage Rate                                             6.6360%
 Amortization Type                                      IO-Balloon
 IO Period (Months)                                             36
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           336
 Original Call Protection                      LO(25),Def(91),O(4)
 Lockbox                                                      Soft
 Cut-off Date LTV Ratio(1)                                  55.95%
 LTV Ratio at Maturity or ARD(1)                            50.29%
 Underwritten DSCR on NOI(2)                                 1.25x
 Underwritten DSCR on NCF(3)                                 1.25x
---------------------------------------------------------------------

(1)   Based on stabilized appraised value as of June 1, 2009 and stabilized cash flows. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are 63.09% and
      56.70%, respectively, based on an "as is" appraised value of $149,000,000.
      On the origination date, the Westin Gateway Borrower deposited
      $1,250,000 into a debt service reserve account. See "Escrows/Reserves
      -- Debt Service Reserve Account" below.
(2)   The Underwritten DSCR on NOI during the interest only period is 1.46x.
(3)   The Underwritten DSCR on NCF during the interest only period is 1.46x.

                                       19

                                 [MAP OMITTED]

                                       20

THE LOAN. The mortgage loan (the "Westin Arlington Gateway Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a newly constructed 336 room full service Westin Hotel (the "Westin Arlington Gateway
Property") located in Arlington, Virginia. The Westin Arlington Gateway Loan
represents approximately 3.88% of the initial mortgage pool balance and approximately 4.52% of the initial loan group 1 balance.

The Westin Arlington Gateway Loan was originated on July 24, 2006, and has a principal balance as of the cut-off date of $94,000,000. The Westin Arlington
Gateway Loan has a remaining term of 119 months and a scheduled maturity date of August 8, 2016. The Westin Arlington Gateway Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Westin Arlington Gateway Loan is permitted on or after May 8, 2016 without penalty.

THE PROPERTY. The Westin Arlington Gateway Loan is secured by a fee interest in a newly constructed 336 room upscale, full service Westin hotel located in the heart of the Ballston submarket, in Arlington Virginia. The hotel is comprised of one 15-story tower and 181 available parking spaces located in a 3-story subterranean parking structure operated by a third-party operator. A portion of the hotel opened in March 2006 and the remaining portion opened in April  2006.

Amenities at the Westin Arlington Gateway Property include a lounge area, a new
120 seat Italian steakhouse and bar, a Starbucks, a 3,800 square foot fitness facility, an indoor swimming pool, a 6,798 square foot ballroom, a 17,036 square foot meeting space, and an underground parking garage with 281 spaces.
An adjacent property owner leased 100 of the parking spaces at a total cost of
$3500 per month.

The hotel has 175 king rooms (including 25 executive club rooms), 145 double/double rooms (including 20 executive club rooms), 12 suites, one gateway suite (non-bedded that adjoins a traditional king room) and 3 work-out rooms.
The rooms consist of Westin's "Heavenly Bed and Bath" amenities, a 32 inch
HDTV-LCD television with Web TV, cordless phones, Turbonet High Speed internet access (wireless and hard wired in every guest room) and full service mini-bars. The average room size is approximately 350 square feet.

The following tables present certain information regarding the Westin Arlington
Gateway Loan Property.

-------------------------------------------------------------------------------------------------------------------------
                                                 OPERATIONAL STATISTICS(1)
                                                 -------------------------

                                         2006 BUDGET       2007 BUDGET       2008 BUDGET       APPRAISAL(2)          UW
-------------------------------------------------------------------------------------------------------------------------

 Average Daily Rate (ADR) .........       $190.22            $213.04          $232.22          $242.77         $213.00
 Occupancy % ......................        69.58%             74.30%           78.21%           78.00%          74.30%
 RevPAR ...........................       $132.36            $158.29          $181.62          $189.36         $158.26
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PENETRATION INDICES(3)
                             ----------------------

 PROPERTY NAME                      ADR INDEX    OCCUPANCY INDEX   REVPAR INDEX
-------------------------------------------------------------------------------
  Westin Arlington Gateway ....... 106.0%       82.8%              87.7%
-------------------------------------------------------------------------------

THE MARKET.(4)

The Westin Arlington Gateway Property is located in the Ballston neighborhood of the Rosslyn-Ballston Corridor in Arlington, which is in the metropolitan
Washington, D.C. area across the Potomac River.

The location provides access to primary demand driver areas of commerce and government such as the Arlington business district (approximately 3 miles south east), U.S. Department of Defense (Pentagon -- approximately 5 miles east), and
Capitol Hill (approximately 8 miles north east). The Westin Arlington Gateway
Property is part of an expected one million square foot, five building, mixed-use Arlington Gateway development sponsored by JBG Companies, of which a residential condominium building and an office building, in addition to the
Westin Arlington Gateway Property, have already been completed.

---------------------
(1)   Based on the Westin Arlington Gateway Borrower's budget.
(2)   Based on the appraiser's stabilized values.
(3)   Westin Arlington Gateway Property ADR, Occupancy and RevPAR penetration statistics obtained from Smith Travel Research Reports as of July 2006;
      represents three months worth of data.
(4)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       21

The Westin Arlington Gateway Property anchors the west end of the Rosslyn
Ballston Corridor. There is a Metrorail station across the street from the
Westin Arlington Gateway Property with service throughout Arlington and into
Washington, D.C. According to a report by CB Richard Ellis, as of the first quarter of 2006, the eight submarkets of Arlington County comprise 33.7 million square feet of rentable office space, which is only 7.9% vacant with year to date absorption of 170,799 square feet. The Rosslyn-Ballston Corridor contains approximately 18.6 million square feet, with a vacancy of approximately 6%.
Additionally, the Westin Arlington Gateway Property is less than one quarter mile away from Interstate 66 which travels around Arlington and provides access into Washington, D.C. and to the Pentagon. According to the appraisal, other than Westin Arlington Gateway Property, which came on-line in 2006, no full service hotel has been added to the submarket since 1990.

THE BORROWER. The borrower, Arlington Gateway Hotel, L.L.C. (the "Westin
Arlington Gateway Borrower") is a single purpose entity that is a Delaware limited liability company. The Westin Arlington Gateway Borrower is 100% owned by Arlington Gateway Hotel Member, L.L.C. Arlington Gateway Hotel Member,
L.L.C.'s managing member, with a 0% economic interest, is JBG/Company Manager
II, L.L.C. The Arlington Gateway Hotel Member, L.L.C.'s members, each with a
50% interest, are KFS Arlington Gateway, Inc. and JBG/Arlington Hotel, L.L.C.
KFS Arlington Gateway, Inc. is indirectly owned 100% by institutional foreign investors. JBG/Arlington Hotel, L.L.C.'s managing member, with a 0% economic interest, is also JBG/Company Manager II, L.L.C. JBG Investment Fund III, L.P
has a 96.36% membership interest in this entity with the balance indirectly owned by individual investors.

JBG Investment Fund III, L.P., an institutionally backed fund sponsored by the
JBG Companies ("JBG") is the non recourse covenant guarantor under the Westin
Arlington Gateway Loan. Founded in 1960, JBG is a commercial developer, owner and operator in the Washington, D.C., Virginia and Maryland markets, with a portfolio, owned via 7 JBG-managed closed-end funds, that exceeds 21,000,000 square feet and a market valuation estimated by it at $8 billion as of June,
2006. Through these affiliated companies, JBG has invested equity of approximately $900 million in 82 assets during the past six years. JBG's funds own 7 hotels in the Washington, D.C. metropolitan area and is currently the largest franchisee of Starwood hotels in the D.C. area. JBG Investment Fund
III, L.P. owns 17 assets in Maryland, Virginia and Washington, D.C. with a value estimated by it as greater than $1 billion.

PROPERTY MANAGEMENT. The hotel is operated by Westin Hotel Management, L.P.
(the "Manager"), an affiliate of Starwood Hotels & Resorts, pursuant to a management agreement expiring on December 31, 2023. The Manager is not affiliated with the Westin Arlington Gateway Borrower. The Starwood Hotels &
Resorts owns or leases 130 hotels, manages 378 hotels and franchises 337 hotels. Starwood Hotels & Resorts' Frequent Guest Program has over 27 million members and since its inception in 1999, it has been awarded the Hotel Program of the Year six times by consumers.

LOCKBOX. The Manager is required to deposit all amounts payable to the Lessee
(as defined below under "-- Master Lease") directly into a cash collateral account controlled by the lender after the payment of (i) operating expenses and (ii) for so long as the Manager is Westin Hotel Management, L.P. or any one
of its affiliates, amounts required to be deposited into a reserve for furniture, fixtures and equipment (the "FFE Reserve"). Amounts in the cash collateral account are required to be applied to pay debt service and reserves prior to any disbursements to the Westin Arlington Gateway Borrower.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Westin Arlington Gateway Loan.

        ------------------------------------------------------------
                          ESCROWS/RESERVES
                          ----------------

         TYPE:                        INITIAL      MONTHLY
        ------------------------------------------------------------
          Taxes .................    $188,350      $33,333
          Insurance .............     $58,708      $14,677
                                                    2% of
                                                  operating
          FFE ...................    $154,307     revenue(1)
          Debt Service(2)........  $1,250,000           $0
        ------------------------------------------------------------

Debt Service Reserve Account. On the origination date, the Westin Arlington
Gateway Borrower deposited $1,250,000 into a debt service reserve account. On each payment date thereafter, until the 18th payment date, provided that an event of default under the Westin Arlington Gateway Loan does not exist and provided that the ratio of the net operating income (net of the FFE Reserve) to the actual interest and/or principal payment for the previous month is greater than 1.15:1.00 on a trailing one month basis, the lender will be required to release to the Westin Arlington Gateway Borrower an amount equal to $69,444.44 minus the amount applied by lender to the payment of interest and/or principal on the loan from the debt service reserve account. From the 19th payment date, provided that an event of default under the Westin Arlington Gateway Loan does not exist and the net operating income exceeds 115% of $9,265,000 for two consecutive calendar quarters, annualized in each instance, all amounts remaining in the debt service reserve account are required to be released to the Westin Arlington Gateway Borrower.

---------------------
(1)  A percentage of the gross operating revenue at the Westin Arlington Gateway
     Property is required to be reserved as follows: 2% for months 1 through 24, 3% for months 25 through 36 and 4% thereafter. These amounts will be held by the Manager so long as the Manager is Westin
     Hotel Management, L.P. (or one of its affiliates) and provided it is not in default.
(2)  See "- Debt Service Reserve Account".

                                       22

CASH FLOW SWEEP. If, at any time after all funds in the debt service reserve account have been depleted and the net operating income is less than $9,265,000 for any trailing 12-month period for two consecutive calendar quarters, then all funds remaining in the cash collateral account after payment of debt service and reserves are required to be swept to a lender controlled account and held as additional collateral for the Westin Arlington Gateway Loan, until the net operating income equals or exceeds 115% of $9,265,000 on a trailing
12-month period for two consecutive calendar quarters.

MASTER LEASE. The Westin Arlington Gateway Property is operated under a master lease dated July 24, 2006 between the Westin Arlington Gateway Borrower, as lessor, and Arlington Hotel Operator, L.L.C., a Delaware limited liability company, as lessee (the "Lessee"), which is an affiliate of the Westin
Arlington Gateway Borrower. The master lease has a five year term commencing on the opening date of the Westin Arlington Gateway Property. The master lease has a base rent plus a participating rent provision. Pursuant to the master lease, base rent for 2006 is $2,650,000, base rent for 2007 will be $8,570,000, base rent for 2008 will be $8,720,000 and base rent for 2009 will be $8,820,000.
Additionally, there is a participating rent percentage that is calculated based on gross revenue. For the first lease year, the percentages are as follows: 15%
for the first quarter, 20% for the second quarter, 22% for the third quarter and 23% for the fourth quarter. The master lease is subordinate to the Westin
Arlington Gateway Loan and the Lessee granted the lender a security interest in its interest in the master lease.

                                       23

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                       24

FARMERS MARKET I, II & III
--------------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------------
 Number of Mortgaged Real Properties                             1
 Location (City/State)                              Sacramento, CA
 Property Type                                              Office
 Size (Square Feet)                                        376,134
 Percentage Occupancy as of May 1, 2006                    100.00%
 Year Built                                                   1989
 Loan Purpose                                          Acquisition
 Appraised Value                                       $71,150,000
 # of Tenants                                          2
 Average Rent Per Square Foot                               $19.83
 Underwritten Occupancy                                     95.30%
 Underwritten Revenues                                  $8,181,872
 Underwritten Total Expenses                            $2,757,007
 Underwritten Net Operating Income (NOI)                $5,424,865
 Underwritten Net Cash Flow (NCF)                       $4,987,017
---------------------------------------------------------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 Mortgage Loan Seller                                          CRF
 Loan Group                                                      1
 Origination Date                                     June 8, 2006
 Cut-off Date Principal Balance                        $56,000,000
 Cut-off Date Loan Balance Per Square Foot                    $149
 Percentage of Initial Mortgage Pool Balance                  2.31
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                    Fee/Leasehold
 Mortgage Rate                                             6.2000%
 Amortization Type                                      IO-Balloon
 IO Period (Months)                                             60
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           360
 Original Call Protection                    LO(27), Def(89), O(4)
 Lockbox                                                      Hard
 Cut-off Date LTV Ratio                                     78.71%
 LTV Ratio at Maturity or ARD                               73.84%
 Underwritten DSCR on NOI(1)                                 1.32x
 Underwritten DSCR on NCF(2)                                 1.21x
---------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.54x.
(2)   The Underwritten DSCR on NCF during the interest only period is 1.42x.

                                       25

                                 [MAP OMITTED]

                                       26

THE LOAN. The mortgage loan (the "Farmers Market I, II & III Loan") is evidenced by a single promissory note secured by a first mortgage encumbering three Class A- office buildings and a two-level parking garage (collectively, the "Farmers Market I, II & III Properties") located in Sacramento, California.
The Farmers Market I, II & III Loan represents approximately 2.31% of the initial mortgage pool balance and approximately 2.69% of the initial loan group
1 balance.

The Farmers Market I, II & III Loan was originated on June 8, 2006, and has a principal balance as of the cut-off date of $56,000,000. The Farmers Market I,
II & III Loan has a remaining term of 117 months and a scheduled maturity date of June 8, 2016. The Farmers Market I, II & III Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Farmers Market I, II & III
Loan is permitted on or after March 8, 2016 without penalty.

THE PROPERTY. The Farmers Market I, II & III Loan is secured by a fee interest in three, Class A-, multi-story urban office buildings totaling 376,134 net rentable square feet, and a leasehold interest in a two-level parking garage serving the office buildings. Overall, the Farmers Market I, II & III
Properties are 100% leased. More specifically, the Farmers Market I, II & III
Properties are 99.3% leased (as described below) to the State of California's
Department of Transportation ("Caltrans") with the balance leased to Little
Folks University, Inc. The Farmers Market I, II and III Properties are situated in close proximity (approximately 1.5 miles away) to Caltrans' headquarters, in
Sacramento, California. Caltrans employs approximately 1,800 employees at the
Farmers Market I, II & III Properties. The Farmers Market I, II & III
Properties are located adjacent to the Capitol City Freeway and the Sacramento
Regional Transit District Light Rail stop, each of which is considered a necessity for occupancy by a State agency.

The Farmers Market I, II & III Properties were built in two phases. Farmers
Market I, located at 1801 30th Street, is a five-story structure with 160,900 square feet that was built in 1989. Farmers Market II, located at 1820 Alhambra
Street, is a three-story structure with 91,498 square feet that was built in
1989. Farmers Market III, located at 1727 30th Street, is a six-story structure with 123,736 square feet that was built in 1994. The office structures are steel-framed structures supported by spread footings with stucco exterior.
According to the appraisal, many of the interior fixtures were replaced and/or repaired between 1998 and 1999.

The parking garage, located at 2910 S Street, across the street from Farmers
Market I and situated directly below the freeway, is an approximately 217,800 square foot, two-level parking garage containing 697 available parking spaces.
The parking garage, built in 1989, has reinforced concrete block walls. The
Farmers Market I, II & III Properties contain 53 additional surface parking spaces. Overall, there are 750 parking spaces available resulting in a parking ratio of 1.99 per 1000 square feet. The parking garage is ground leased from the State of California pursuant to a lease that expires in September 2034.

Caltrans occupies 99.3% of the three buildings: 100% of Farmers Market I and
Farmers Market III and 97% of Farmers Market II. The Caltrans lease for Farmers
Market I & II expires on June 30, 2014. Caltrans has an option to terminate the lease and vacate the premises upon 30 days notice beginning June 30, 2009. The
Caltrans lease for Farmers Market III expires on June 30, 2009.

The following tables present certain information regarding the Farmers Market
I, II & III Loan Property.

----------------------------------------------------------------------------------
                               TENANT INFORMATION(1)
                               --------------------

 TENANT NAME                                 PARENT COMPANY    FITCH/MOODY'S/S&P
----------------------------------------------------------------------------------

 State of CA Dept. of Transportation .....        NAP               NR/A2/A
 Little Folks University, Inc. ...........        NAP                 NR
----------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE ..................
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                             SQUARE      % OF     BASE RENT            LEASE
 TENANT NAME                                  FEET       GLA         PSF             EXPIRATION
--------------------------------------------------------------------------------------------------

 State of CA Dept. of Transportation ..... 373,522       99.3%    $  19.83   6/30/2009/6/30/2014(2)
 Little Folks University, Inc. ...........   2,612        0.7        12.20         6/30/2010
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .................. 376,134        100%       19.78
--------------------------------------------------------------------------------------------------

(1)   Based on Information obtained from the Farmers Market I, II & III
      Borrower's rent roll dated May 1, 2006.
(2)   This tenant has an early termination option, as described above.

                                       27

--------------------------------------------------------------------------------
                         LEASE EXPIRATION SCHEDULE(1),(2)
                         --------------------------------

                        NUMBER OF      SQUARE FEET    % OF GLA     BASE RENT
 YEAR               LEASES EXPIRING     EXPIRING      EXPIRING     EXPIRING
--------------------------------------------------------------------------------

 Vacant ..........        NAP                  0         0.0%     $      0.0
 MTM .............          0                  0         0.0             0.0
 2009 ............          2            123,736       32.90       2,393,490
 2010 ............          1              2,612        0.69          31,863
 2011 ............          0                  0          --              --
 2012 ............          0                  0          --              --
 2013 ............          0                  0          --              --
 2014 ............          1            249,786       66.41       5,031,023
 Thereafter ......          0                 --          --              --
--------------------------------------------------------------------------------
 TOTALS ..........          4            376,134       100.0%     $7,456,376
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                   CUMULATIVE    CUMULATIVE   CUMULATIVE
                                     CUMULATIVE       % OF          BASE         % OF
                       % OF BASE    SQUARE FEET       GLA           RENT       BASE RENT
 YEAR               RENT EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING
-------------------------------------------------------------------------------------------

 Vacant ..........          0%              0          0.0%     $       0.0          0%
 MTM .............        0.0               0         0.0               0.0       0.0
 2009 ............      32.10         123,736        32.90        2,393,490      32.10
 2010 ............       0.43         126,348        33.59        2,425,353      32.53
 2011 ............         --         126,348        33.59        2,425,353      32.53
 2012 ............         --         126,348        33.59        2,425,353      32.53
 2013 ............         --         126,348        33.59        2,425,353      32.53
 2014 ............      67.46         376,134       100.00        7,456,376     100.00
 Thereafter ......         --         376,134       100.00        7,456,376     100.00
-------------------------------------------------------------------------------------------
 TOTALS ..........      100.0%
-------------------------------------------------------------------------------------------

THE MARKET(3). The Farmers Market I, II & III Properties are located in the
Sacramento Central Business District ("CBD"), specifically in the Midtown submarket. According to CB Richard Ellis, Inc. ("CBRE"), the Sacramento CBD in
the first quarter of 2006 consisted of 10,494,840 square feet with a reported first quarter 2006 vacancy of 13.32% and a positive net absorption of 10,292 square feet. The average asking gross rents were $20.76 a square foot.

The Midtown submarket for the first quarter of 2006 consisted of 1,807,728 square feet with a reported first quarter 2006 vacancy of 10.4% and a positive net absorption of 3,405 square feet. The average asking gross rents were $20.40 a square foot. The Midtown submarket vacancy decreased from 15.3% at year end
2004 to 10.44% at year end 2005. Other than the Farmers Market I, II & III
Properties, the Midtown submarket has no other Class A- structures that are part of the CBRE survey. All offices in the survey are Class B and C competitive ratings, which has a downward impact on the reported average lease rate.

According to Reis, Inc., rental comparables for Class B office buildings
(assuming mid-rise buildings, 40,000 square feet in a 3 mile radius and built circa 1990, i.e. competitive set contains 8 buildings comprising 944,738 square feet) are averaging $22.88 a square foot. On a weighted average basis,
Caltrans' in-place rent is $19.83 per square foot. However, vacancy for this same submarket is 15%.

Located in the Sacramento-Yolo Consolidated Metropolitan Statistical Area
("CMSA"), the Farmers Market I, II & III Properties are in the hub of
population and employment activity for the Central Valley. Sacramento, the principal urban center in the CMSA and the state capital, serves as the financial, communication, cultural and transportation hub of the Central
Valley. It is the center for state government and is California's most populous inland metropolitan area.

The year 2005 population count is estimated at 2,023,510, which indicates an average annual growth rate of approximately 2.5%. Population by the year 2010 is projected to be near 2,260,441, an average annual increase of 2.3% from
2005. Between 2005 and 2010, median household income is projected to increase from $52,712 to $59,607, an average increase of 2.7% per year for the
Sacramento area. Strategically located in the Central Valley with few physical barriers to limit growth, the area has enjoyed one of the fastest growth rates in the country over the past several years. The average 2004 California unemployment rate was 5.4%, with the rate decreasing to 5.1% as of January
2006. In addition to private-sector employers like Kaiser Permanente, Raley's,
Inc., Intel Corp. and UC Davis Health System, the State of California plays a critical roll in employment in the region, with over 66,000 employees.

The Farmers Market I, II & III Properties are located within a stable neighborhood experiencing minimal new development due to the fully built out nature of the area. The neighborhood is appealing due to its proximity to all major freeways in the area, and the proximity to the state capitol and downtown district, as well as other governmental and business-related entities close to the downtown Sacramento core. Given its proximity to major freeways in the area and direct placement along the Sacramento Regional Transit District Light Rail
Transit line, the location of the Farmers Market I, II & III Properties offers convenient transportation to the state capital.

THE BORROWER. The borrower, AREF Sacramento, L.P. (the "Farmers Market I, II &
III Borrower") is a single purpose entity that is a Texas limited partnership.
The general partner of the Farmers Market I, II & III Borrower is AFSGP, Inc.,
with a 1.0% ownership interest. The limited partner of the Farmers Market I, II
& III Borrower is Americus Real Estate Fund II, Ltd., with a 99.0% ownership interest. Americus Real Estate Fund II, Ltd. and Americus Real Estate
Investments, Inc. ("Americus") are the non-recourse carve out guarantors under the Farmers Market I, II & III Loan.

---------------------
(1)  Based on information obtained from the Farmers Market I, II & III
     Borrower's rent roll dated May 1, 2006.
(2)  The numbers in the Lease Expiration Schedule are based on the assumption that no tenant exercises an early termination option.
(3)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       28

According to Americus, it is a privately held investment company that invests in commercial real estate across the United States. With combined experience of over 100 years, the Americus team has been investing in real estate for the last 17 years. Americus founded Americus Real Estate Fund II, Ltd., an investment fund organized and managed by AM-PM Management, LP, a partnership between Americus and PM Realty Group, LP, a Houston-based real estate organization providing comprehensive real estate services through its 20 divisional and regional offices with over 1,300 employees. Established in
December 2005 with initial investor equity of $25,000,000 and a maximum equity pool of $50,000,000, Americus Real Estate Fund II, Ltd. plans on leveraging its equity and securing debt financing of up to 80% for total property acquisition funds. Prior to January of 2005 Americus owned the Farmers Market I & II
Properties and is therefore familiar with the properties.

According to Americus's website, John Gravenor and Andrew Schatte, the founding principals of Americus, have been involved in acquiring, managing, constructing, redeveloping, and disposing of real estate and formed a formal partnership in 1999. Mr. Gravenor has been involved in real estate management, development, acquisition, disposition, and financing for more than 25 years.
Active in the commercial real estate industry since 1978, Mr. Schatte has served in multiple capacities including development principal, institutional advisor, investor, and financial intermediary in every sector of the real estate market. He has over 29 years of experience working with governmental entities in numerous capacities.

PROPERTY MANAGEMENT. The property manager for the Farmers Market I, II & III
Property is PM Realty Group, L.P. (the "PM Realty Group") an affiliate of the
Farmers Market I, II & III Borrower. PM Realty Group has over 50 years of history providing commercial real estate services and manages over 140 million square feet of office, industrial, R&D, manufacturing, retail, multi-family and special-use space. PM Realty Group, with more than 1,300 employees, offers property and facility management, leasing and marketing, corporate services, investment services, construction management, asset management and development, engineering services, portfolio administration, disposition and acquisition, consulting and due diligence and healthcare services. Headquartered in Houston,
Texas, the firm conducts business in almost every state and maintains divisional or regional offices in Houston, Dallas, Washington DC, Newport
Beach, Atlanta, Austin, Chicago, Denver, El Paso, Honolulu, Los Angeles, New
Orleans, New York City, Orlando, Phoenix, Sacramento, San Diego, San Francisco,
Seattle, and Tampa.

LOCKBOX. The Farmers Market I, II & III Loan is structured with a hard lockbox
(in place at closing) and springing cash management. The loan documents require the Farmers Market I, II & III Borrower to direct the tenant to pay its rent directly to the lockbox account. Prior to a Cash Sweep Event, all rents are required to be swept to an account controlled by the Farmers Market I, II & III
Borrower. Following the occurrence and continuance of a Cash Sweep Event, all rents are required to be swept into an account controlled by the lender.

A Cash Sweep Event will occur upon the occurrence of any of the following: (i)
the debt service coverage ratio is less than 1.10:1.00 for any trailing twelve month period, (ii) an event of default has occurred, (iii) any of the Caltrans leases are terminated or expire for any reason, (iv) Caltrans has not given notice to the Farmers Market I, II & III Borrower that it intends to renew both leases (the lease covering Farmers Market I & II as well as the lease covering
Farmers Market III) at least twelve months prior to June 30, 2009 or such notice was given but is subsequently rescinded, (v) either Caltrans lease is renewed (or a new lease is entered into for any leased space) for a period of less than ten years from the expiration date set forth in such lease as of the origination date and either (a) the date which is twelve months prior to the expiration date of the new or renewal lease with the earlier expiration date has occurred or (b) the date which is twelve months prior to the first date in either new or renewal lease upon which Caltrans has the unilateral right to terminate a lease has occurred, (vi) both state leases are renewed (or new leases are entered into for the Caltrans space) for a period of greater than ten years from the expiration date set forth in such lease as of the origination date, the date which is twelve months prior to the first date in either new or renewal lease upon which Caltrans has the unilateral right to terminate a lease has occurred, or (vii) Caltrans (a) provides notice to the
Farmers Market I, II & III Borrower that it intends to vacate any portion of the space, (b) executes any lease or letter of intent or term sheet evidencing a lease that may be executed for alternative space to any portion of the space,
(c) otherwise commences or executes contracts, term sheets or other documents in advance of the construction of alternative space to any portion of the space, (d) conducts a feasibility study or issues a request for proposal for an alternative space to any portion of the space, or (e) ceases operating in any portion of the space for a period of thirty or more days.

A Cash Sweep Event will terminate ("Cash Sweep Termination Event") if (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio has been at least 1.15:1.00 for at least two consecutive calendar quarters; (iii) (A) with respect to a Cash Sweep Event pursuant to clause (iv)
above, the notice contemplated in such clause is given (B) with respect to a
Cash Sweep Event pursuant to clauses (v) or (vi) above, both new or renewed state leases are subsequently renewed (or a new lease is entered into for any state lease space) and both (a) the date which is twelve months prior to the expiration date of the new or renewal state lease with the earlier expiration date has not occurred and (b) the date which is twelve months prior to the first date in either new or renewal state lease upon which Caltrans has the unilateral right to terminate a state lease has not occurred; and (iv) at least
$1,600,000 is in the TI/LC reserve account.

                                       29

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Farmers Market I, II & III Loan.

---------------------------------------------------------------------
                            ESCROWS / RESERVES
                            ------------------

 TYPE:                                         INITIAL       MONTHLY
---------------------------------------------------------------------
  Taxes ...............................       $200,400      $66,800
  Insurance ...........................         $7,388       $7,388
  TI/LC Reserve .......................     $1,600,000(1)        $0
  Capital Expenditure Reserve .........             $0       $6,268
  Deferred Maintenance ................             $0           $0
  Carpet Replacement Reserve ..........       $725,000           $0
---------------------------------------------------------------------

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the occurrence of a Cash Sweep Termination Event (as defined above).

RELEASE OF PARCEL. The Farmers Market I, II & III Borrower is permitted to obtain a release from the lien of the mortgage of an unimproved portion of land currently used for surface parking (the "Release Parcel") without any required prepayment or defeasance of the Farmers Market I, II & III Loan in the event that Farmer's Market III, Ltd. exercises its option under an agreement dated
November 24, 2004 to purchase the Release Parcel, provided, among other things,
(a) no event of default exists; (b) the Farmers Market I, II & III Borrower certifies that sufficient parking remains to comply with the ground lease and all other leases on the remaining property, and (c) the Farmers Market I, II &
III Borrower pays all costs and expenses of the lender incurred in connection with the partial release (including the lender's reasonable attorneys' fees and expenses).

---------------------
(1)  The Farmers Market I, II and III Borrower is required to maintain at least
     $1,600,000 in the TI/LC reserve account through the maturity date or a Cash
     Sweep Event will be triggered.

                                       30

VALDOSTA-COLONIAL MALL
----------------------

                                [GRAPHIC OMITTED]

---------------------------------------------------------------------
                       PROPERTY INFORMATION
---------------------------------------------------------------------
 Number of Mortgaged Real Properties                             1
 Location (City/State)                                Valdosta, GA
 Property Type                                              Retail
 Size (Square Feet)                                        442,832
 Percentage Occupancy as of September 6, 2006               91.17%
 Year Built                                                   1983
 Year Renovated                                               2005
 Loan Purpose                                          Acquisition
 Appraised Value1                                      $75,000,000
 # of Tenants                                                   62
 Average Rent Per Square Foot                               $11.53
 Underwritten Occupancy                                     88.76%
 Underwritten Revenues                                  $6,647,147
 Underwritten Total Expenses                            $1,970,807
 Underwritten Net Operating Income (NOI)                $4,676,340
 Underwritten Net Cash Flow (NCF)                       $4,360,562
---------------------------------------------------------------------

                                [GRAPHIC OMITTED]

---------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 Mortgage Loan Seller                                          CRF
 Loan Group                                                      1
 Origination Date                                November 23, 2005
 Cut-off Date Principal Balance                        $51,600,000
 Cut-off Date Loan Balance Per Square Foot                    $117
 Percentage of Initial Mortgage Pool Balance                  2.13
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             5.2709%
 Amortization Type                                      IO-Balloon
 IO Period (Months)                                             36
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           360
 Original Call Protection                    LO(33), Def(83), O(4)
 Lockbox                                                      Hard
 Cut-off Date LTV Ratio(1)                                  68.80%
 LTV Ratio at Maturity or ARD(1)                            61.25%
 Underwritten DSCR on NOI(2)                                 1.36x
 Underwritten DSCR on NCF(3)                                 1.27x
---------------------------------------------------------------------

(1)  Based on stabilized value as of September 1, 2007. Cut-off Date LTV Ratio and LTV Ratio at Maturity are 101.17% and 90.07%, respectively, based on "as is" appraised value of $51,000,000.
(2)  The Underwritten DSCR on NOI during the interest only period is 1.70x.
(3)  The Underwritten DSCR on NCF during the interest only period is 1.58x.

                                       31

                                 [MAP OMITTED]

                                       32

THE LOAN. The mortgage loan (the "Valdosta-Colonial Mall Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 442,832 square foot (inclusive of a newly constructed power center and lifestyle space but exclusive of the non-owned Belk Store) single-story, Class-B, enclosed regional mall (the "Valdosta-Colonial Mall Property") located in Valdosta,
Georgia. The Valdosta-Colonial Mall Loan represents approximately 2.13% of the initial mortgage pool balance and approximately 2.48% of the initial loan group
1 balance.

The Valdosta-Colonial Mall Loan was originated on November 23, 2005, and has a principal balance as of the cut-off date of $51,600,000. The Valdosta-Colonial
Mall Loan has a remaining term of 111 months and a scheduled maturity date of
December 8, 2015. The Valdosta-Colonial Mall Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Valdosta-Colonial Mall Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTY. The Valdosta-Colonial Mall Loan is secured by a fee interest in a single-story, Class-B, enclosed regional mall and an adjacent, recently constructed power center and lifestyle space. The Valdosta-Colonial Mall
Property is anchored by Sears, JC Penney and the Belk store (which is owned by the tenant and is not part of the collateral for the Valdosta-Colonial Mall
Loan). During 2005, the Valdosta-Colonial Mall Borrower spent approximately
$15,000,000 on the construction of an approximately 110,406 square foot power center and lifestyle space which includes an additional 23,332 square feet of in-line mall shop space. The junior anchors in the power center include Old
Navy, Petsmart, Office Depot and Ross Dress for Less.

The mall is located at 1700 Norman Drive in Valdosta, GA. It is the only enclosed mall within the south central part of Georgia and northern Florida.
The nearest large city and enclosed mall competition is located to the southwest in Tallahassee, Florida, approximately 65 miles away. The
Valdosta-Colonial Mall Property is situated in the retail hub of the region, located at the intersection of State Route 94 (St. Augustine Road) and Norman
Road. The Valdosta-Colonial Mall Property is located less than one mile west of
Interstate 75, which runs north/south and in close proximity to U.S. Route 84, which is the area's primary east/west thoroughfare. The immediate area includes a high commercial/retail concentration including additional retail, hotels, grocery stores, restaurants, and a movie theater complex. These stores include,
Wal-Mart, Target, Best Buy, Home Depot and Lowes. There are approximately 2,866 parking spaces or 5.45 spaces per 1,000 square feet.

Situated on 57.57 acres, the Valdosta-Colonial Mall Property was constructed in
1983 and renovated in 1999 and again in 2005. In addition to the improvements made adding the power center, the Valdosta-Colonial Mall Borrower has spent nearly $500,000 in capital improvements over the past three years, including replacing the roof, maintaining the HVAC system and resurfacing/re-striping the parking lot.

The following tables present certain information regarding the
Valdosta-Colonial Mall Loan Property.

--------------------------------------------------------------------------------------------------------------------------
                                                  TENANT INFORMATION(1)
                                                  ---------------------
                                                                                                       BASE
                                                                                                     RENT PER
                                                                   FITCH/      SQUARE        %        SQUARE      LEASE
 TENANT NAME                             PARENT COMPANY       MOODY'S/S&P(2)    FEET      OF GLA       FOOT    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

 Sears ..........................    Sears Holding Corp.       BB/Ba1/BB+      80,347      18.14%    $ 3.23    2/15/2008
 JC Penney ......................  J.C Penney Company Inc.   BBB-/Baa3/BBB-    65,616      14.82       3.90    2/28/2011
 Ross Dress for Less ............            NAP                NR/NR/BBB      30,187       6.82       9.90    1/31/2017
 Petsmart .......................            NAP                NR/Ba2/BB      20,087       4.54      12.00    5/31/2016
 Office Depot ...................            NAP               NR/Ba1/BBB-     20,000       4.52      11.00   12/31/2016
--------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .........                                             216,237      48.83%   $ 5.90
--------------------------------------------------------------------------------------------------------------------------

(1)  Based on information obtained from the Valdosta-Colonial Mall Borrower's rent roll dated September 6, 2006.
(2)  Ratings provided are for the entity identified in the "Parent Company"
     column, if applicable, whether or not the parent company guarantees the lease.

                                       33

---------------------------------------------------------------------
                    LEASE ROLLOVER SCHEDULE(1), (2)
                    -------------------------------

                         NUMBER      SQUARE      % OF
                       OF LEASES     FEET        GLA      BASE RENT
 YEAR                   EXPIRING   EXPIRING   EXPIRING    EXPIRING
---------------------------------------------------------------------

 Vacant .............     NAP       39,086       8.83%           $0
 MTM ................       1        1,250       0.28        30,625
 2006 ...............       4        8,983       2.03       186,625
 2007 ...............      14       47,955      10.83       861,960
 2008 ...............       6      103,640      23.40       571,021
 2009 ...............       7       17,283       3.90       392,433
 2010 ...............       6       17,189       3.88       363,955
 2011 ...............       8       95,785      21.63       771,046
 2012 ...............       1          582       0.13        32,010
 2013 ...............       3        7,992       1.80       152,542
 2014 ...............       2        4,301       0.97        76,997
 2015 ...............       1        1,064       0.24        54,892
 Thereafter .........       9       97,722      22.07     1,161,800
---------------------------------------------------------------------
 TOTALS .............      62      442,832     100.00%   $4,655,904
---------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                        % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                          RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR                   EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------

 Vacant .............      0.00%       39,086         8.83%     $         0        0.00%
 MTM ................      0.66        40,336         9.11           30,625        0.66
 2006 ...............      4.01        49,319        11.14          217,250        4.67
 2007 ...............     18.51        97,274        21.97        1,079,210       23.18
 2008 ...............     12.26       200,914        45.37        1,650,231       35.44
 2009 ...............      8.43       218,197        49.27        2,042,664       43.87
 2010 ...............      7.82       235,386        53.15        2,406,619       51.69
 2011 ...............     16.56       331,171        74.78        3,177,665       68.25
 2012 ...............      0.69       331,753        74.92        3,209,675       68.94
 2013 ...............      3.28       339,745        76.72        3,362,217       72.21
 2014 ...............      1.65       344,046        77.69        3,439,214       73.87
 2015 ...............      1.18       345,110        77.93        3,494,106       75.05
 Thereafter .........     24.95       442,832       100.00        4,655,904      100.00
-------------------------------------------------------------------------------------------
 TOTALS .............    100.00%
-------------------------------------------------------------------------------------------

THE MARKET.(3)  The Valdosta-Colonial Mall Property is the only enclosed mall within the south central part of Georgia and northern Florida. Due to the distance of its competition as well as the configuration of area roads, the
Valdosta-Colonial Mall Property draws from a trade area of up to 30 miles or well beyond that of a typical regional mall. Overall, Valdosta is expected to continue to experience moderate economic growth over the near-term resulting in population and household growth rates that match typical averages for relatively rural areas. The City of Valdosta had a 2004 estimated population of
45,000 persons. At the same time, about 80,000 persons were estimated to live within a 10-mile radius from the Valdosta-Colonial Mall Property and 178,000 persons within 30 miles. Population within this radius is projected to grow
0.55% over the next five years or about 3/5 of the U.S. average growth rate. At the same time, average household income of $43,352 within the 30 mile radius is expected to grow 1.86% as compared to the U.S. average of 2.53%. The
Valdosta-Colonial Mall Property also benefits from the approximately 10,000 students attending the nearby Valdosta State University.

Valdosta's economy is highly dependent on the local government as the city serves as the county seat. Other large employers include Moody Air Force Base
(currently employing approximately 3,200 military and civilian personnel),
South Georgia Medical Center (2,350 employees) and Valdosta State University
(1,460 employees). The city is also actively marketing a number of business parks with substantial relocation incentives in an effort to attract new business.

THE BORROWER. The borrower, Marelda Valdosta Mall LLC (the "Valdosta-Colonial
Mall Borrower") is a single purpose entity that is a Delaware limited liability company. The Valdosta-Colonial Mall Borrower is 100% owned by Marelda Retail
Development LLC ("Marelda Retail"). Marelda Realty is the non-recourse carveout guarantor under the Valdosta-Colonial Mall Loan. Colonial Realty Limited
Partnership indirectly owns a 10% non-managing membership interest in Marelda
Retail and Babcock & Brown GPT Reit Inc. indirectly owns a 0.01% managing membership interest and directly owns an 89.99% non-managing membership interest in Marelda Retail.

PROPERTY MANAGEMENT. Colonial Properties Services, Inc., an affiliate of
Colonial Realty Limited Partnership and an affiliate of the seller, will continue to manage the Valdosta-Colonial Mall Property. Colonial Properties
owns or manages 47 retail properties across 26 cities in 8 states. Its portfolio includes more than 13.5 million square feet and eleven enclosed malls.

LOCKBOX. The Valdosta-Colonial Mall Loan documents are structured with a hard lockbox (in place at closing) and springing cash management. The loan documents require the Valdosta-Colonial Mall Borrower to direct the tenants to pay rent directly to the lockbox account. Prior to a Cash Management Period, all funds on deposit in the lockbox account are required to be swept to an account controlled by the Valdosta-Colonial Mall Borrower. Following the occurrence and continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept into an account controlled by the lender. A
"Cash Management Period" will commence upon the occurrence of an event of default under the loan documents and will terminate upon the lender giving notice that such event of default no longer exists and no other event of default exists under the loan documents.

---------------------
(1)   Based on information obtained from the Valdosta-Colonial Mall Borrower's rent roll dated September 6, 2006.
(2)   The numbers in the Lease Rollover Schedule are based on the assumption that no tenant exercises an early termination option.
(3)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       34

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Valdosta-Colonial Mall Loan.

            ----------------------------------------------------------
                                      ESCROWS/RESERVES

             TYPE:                               INITIAL    MONTHLY
            ----------------------------------------------------------
              Tax .........................     $43,423     $21,712
              Insurance ...................     $17,542      $8,771
              Capital Expenditures ........    $443,833      $6,933
              Valdosta Holdback(1)......... $17,727,044          $0
              TI/LC .......................    $741,365     $20,579
            ----------------------------------------------------------

PERMITTED MEZZANINE DEBT. The direct or indirect parents of the
Valdosta-Colonial Mall Borrower are permitted to incur mezzanine debt secured by their ownership interests in the Valdosta-Colonial Mall Borrower provided that certain conditions are met including, (i) that the mezzanine loan will have a maturity date that is co-terminous or later than the maturity date of the Valdosta-Colonial Mall Loan, (ii) that the aggregate debt service coverage ratio for the trailing 12 month period (including the Valdosta-Colonial Mall
Loan and the mezzanine loan, assuming the mezzanine loan had been advanced at the beginning of such period) is at least 1.20:1.0 and the projected aggregate debt service coverage ratio (including the mezzanine loan and assuming it is fully advanced) for the next 12 months is at least 1.20:1.0, (iii) that the aggregate amounts of the Valdosta-Colonial Mall Loan and the mezzanine debt as of the effective date of the mezzanine debt do not exceed 85% of the aggregate fair market value of the Valdosta-Colonial Mall Property, and (iv) a rating agency confirmation letter is obtained from each of the rating agencies rating the Certificates.

RELEASE OF UNIMPROVED PARCEL. Pursuant to the terms of the Valdosta-Colonial
Mall Loan documents, an unimproved portion of the Valdosta-Colonial Mall
Property was released from the lien of the Mortgage on May 6, 2006.

---------------------
(1)  $16,782,044 of the Valdosta Holdback was reserved at closing in connection with construction costs related to the power center.
     $945,0000 of the Valdosta Holdback was reserved at closing in connection with tenants not in occupancy. As of the cut-off date,
     $12,530,245, in the aggregate, has been released to the
     Valdosta-Colonial Borrower.

                                       35

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                       36

EXEL LOGISTICS
--------------

                               [GRAPHIC OMITTED]

 --------------------------------------------------------------------
                    PROPERTY INFORMATION
 --------------------------------------------------------------------

 Number of Mortgaged Real Properties                             1
 Location (City/State)                                 Baytown, TX
 Property Type                                          Industrial
 Size (Square Feet)                                      1,216,499
 Percentage Occupancy as of May 10, 2006                   100.00%
 Year Built                                                   1991
 Year Renovated                                               2005
 Loan Purpose                                          Acquisition
 Appraised Value                                       $48,500,000
 # of Tenants                                                    1
 Average Rent Per Square Foot                                $2.96
 Underwritten Occupancy                                     98.00%
 Underwritten Revenues                                  $4,662,140
 Underwritten Total Expenses                            $1,246,893
 Underwritten Net Operating Income (NOI)                $3,415,247
 Underwritten Net Cash Flow (NCF)                       $3,301,652
--------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------
 Mortgage Loan Seller                                          CRF
 Loan Group                                                      1
 Origination Date                                     May 15, 2006
 Cut-off Date Principal Balance                        $37,027,252
 Cut-off Date Loan Balance Per Square Foot                     $30
 Percentage of Initial Mortgage Pool Balance                 1.53%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             6.2750%
 Amortization Type                                         Balloon
 IO Period (Months)                                              0
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           360
 Original Call Protection                      LO(27),Def(89),O(4)
 Lockbox                                                      Hard
 Cut-off Date LTV Ratio                                     76.34%
 LTV Ratio at Maturity or ARD                               65.44%
 Underwritten DSCR on NOI                                    1.24x
 Underwritten DSCR on NCF                                    1.20x
--------------------------------------------------------------------

                                       37

                                 [MAP OMITTED]

                                       38

THE LOAN. The mortgage loan (the "Exel Logistics Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a Class B bulk warehouse facility (the "Exel Logistics Property") located in Baytown, Texas.
The Exel Logistics Loan represents approximately 1.53% of the initial mortgage pool balance and approximately 1.78% of the initial loan group 1 balance.

The Exel Logistics Loan was originated on May 15, 2006, and has a principal balance as of the cut-off date of $37,027,252. The Exel Logistics Loan has a remaining term of 117 months and a scheduled maturity date of June 8, 2016. The
Exel Logistics Loan permits defeasance of the entire loan with United States
Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Exel Logistics Loan is permitted on or after March 8, 2016 without penalty.

THE PROPERTY. The Exel Logistics Loan is secured by a fee interest in a
1,216,499 square foot single-tenant, Class B bulk warehouse facility on 68.05 acres in the Cedar Crossing Business Park, located in Baytown, Texas.  The Exel
Logistics Property consists of four separate buildings with the characteristics described in the chart below. The buildings were constructed in phases starting in the early 1990s with the newest expansion completed in 2005 (a portion of buildings 5 and 6).  The buildings are a combination of insulated metal and tilt up concrete construction with metal roofs. The Exel Logistics Property has approximately 1% of office space in each building. All buildings contain sprinklers, front loading docks and direct access to rail service.

   --------------------------------------------------------------------
                                                           APPROXIMATE
S                                                        CEILING HEIGHTS
        BUILDING       APPROXIMATE SF      YEAR BUILT         (FEET)
   --------------------------------------------------------------------
     1-3 .........       305,896             1991            32 - 42
     4 ...........       310,000             1995            46 - 60
     5 ...........       212,000             1999            40 - 42
     6 ...........       392,000             2002            41 - 43
   --------------------------------------------------------------------

The Exel Logistics Property is 100% leased to Exel Inc. ("Exel"), an integrated logistics company that packages, warehouses and distributes petrochemical resin
(a raw material used in the production of plastic) domestically and internationally. According to Exel's website, Exel has approximately 111,000 employees, in 2000 operating locations and facilities in over 135 countries.
The Exel Logistics Property is in close proximity to petrochemical manufacturing and petroleum refining facilities including Exxon, Chevron and
First Chemical, all located within a 10-mile radius of the Exel Logistics
Property.

The Exel Logistics Property is located at 4000 Cedar Boulevard, Baytown, Texas, in Southeast Houston, in the Cedar Crossing Business Park. The Exel Logistics
Property affords direct access to operating rail tracks and to 2 barge terminals for direct access to the Port of Houston, one of the largest domestic and international distribution ports.  It is also located near major thoroughfares, such as Beltway 8, IH-45, SH-225 and 380/Loop 380, air transportation (a 60-minute drive from the George Bush International Airport), shipping gateways via the Port of Houston and Houston Ship Channel and a
45-minute drive from the Houston central business district.

The following tables present certain information regarding the Exel Logistics
Loan Property.

---------------------------------------------------------------------------------------------------------------------------
                                                  TENANT INFORMATION(1)
                                                  ---------------------

                                                       FITCH/         SQUARE           %           BASE         LEASE
 TENANT NAME                   PARENT COMPANY     MOODY'S/S&P(2)       FEET         OF GLA      RENT PSF     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

 Exel Logistics .........    Deutsche Post AG        A+/A2/A        1,216,499       100.0%        $ 2.96       5/19/2016
---------------------------------------------------------------------------------------------------------------------------

(1)  Based on information obtained from the Excel Logistics Borrower's rent roll dated May 10, 2006.
(2)  Credit ratings are of the parent company whether the parent guarantees the lease or not.

                                       39

THE MARKET(1). Population growth and employment rates in Houston have experienced a positive trend in recent years. Specifically, the Houston population has increased 9.8% from 2000 to 2005; a 1.5% increase from 2004 to
2005; and a 2.4% increase from 2005 to 2006. The Houston unemployment rate has decreased from 6.3% in 2004 to 5.6% in 2005; and held steady in 2006. Total employment has also increased by 0.7% in 2004; 2.6% in 2005 and 3.6% in 2006.
Within a 5-mile radius of the Exel Logistics Property there has been a 4.33%
population growth from 1990 - 2000; 1.61% population growth from 2000 - 2003;
and 2.35% population growth is expected from 2003-2008. In 2005, the population within a 5-mile radius was 54,824.

As of the first quarter of 2006, the Baytown area industrial market's average occupancy is 93.5%. In addition, as of the first quarter of 2006, the Southeast
Houston industrial submarket's average occupancy is 95.1% and rents range from
$3.00 to $5.40 per square foot. Industrial properties have been positively absorbed in the submarket for the past 4 years: 508,208 square feet in 2002;
95,253 square feet in 2003; 2,209,664 square feet in 2004; and 922,672 square feet in 2005. The submarket's vacancy has also remained in the 2-7% range for the past 8 years. Big box stores such as Home Depot and Wal-Mart have also entered the submarket in recent years.

The Exel Logistics Property is in close proximity to the Port of Houston
(approximately 25 miles long), which port is ranked first in US foreign waterborne commerce and second in total tonnage. The Port of Houston
Authority's ("PHA") expansion plan includes construction of Bayport, an estimated $1.2 billion project anticipated to create 12,000 jobs within the first 10 years.

THE BORROWER. The borrower, Baytown Long Ball, L.P. (the "Exel Logistics
Borrower") is a single purpose entity that is a Texas limited partnership. The general partner of the Exel Logistics Borrower is GP Baytown Long Ball, Inc.
with a 0.10% ownership interest. The limited partners of the Exel Logistics
Borrower consist of over 30 individuals/entities each owning less than a 20%
ownership interest. The managing members of the general partner corporation are
George and Kathryn Hicker, with 40% ownership interest, Carl M. Buck, Jr.,
Trustee of the Carl M. Buck Building Co. Profit Sharing Plan & Trust with a 40%
ownership interest and Marty Jones with a 20% ownership interest. The non-recourse carve out guarantor is George Hicker. George Hicker has equity interests in 8 commercial properties and 34 years of real estate experience.

PROPERTY MANAGEMENT. The property manager for the Exel Logistics Property is
Longo Real Estate Services, Inc. doing business as Cardinal Industrial an affiliate of the Exel Logistics Borrower.

LOCKBOX. The Exel Logistics Loan is structured with a hard lockbox (in place at closing) and springing cash management. The Exel Logistics Loan documents require the Exel Logistics Borrower to direct the tenant to pay its rent directly to the lockbox account. Prior to a Cash Sweep Event, all rents are required to be swept to an account controlled by the Exel Logistics Borrower.
Following the occurrence and continuance of an event of default or a Cash Sweep
Event, all rents are required to be swept into an account controlled by the lender.

A "Cash Sweep Event" will occur upon the occurrence of any of the following:
(i) the date that is twelve months prior to the expiration of the initial term of the Exel lease, (ii) if Exel or its parent company declares, files, or acquiesces to the filing of, bankruptcy, (iii) if Exel physically vacates the
Exel Logistics Property, (iv) if Exel (A) is unable to issue financial statements, and/or (B) fails to maintain a minimum net worth of $30,000,000.00, as determined by the lender, (v) if the parent of Exel fails to maintain an S&P rating of "BBB-" or above or an equivalent investment grade rating by Fitch, or
(vi) if the debt service coverage ratio for the Exel Logistics Property is less than 1.10:1.00.

A Cash Sweep Event will terminate ("Cash Sweep Termination Event") if there is no event of default under the Exel Logistics loan documents, if certain other conditions are satisfied, and if the Cash Sweep Event was caused solely by the occurrence of: (A) clause (i) in the definition of "Cash Sweep Event," the Exel lease has been renewed or relet to a new tenant on terms and conditions acceptable to lender, and in either case the tenant has been in possession, open for business, and paying full rent under such lease for at least one month, (B) clause (ii) in the definition of "Cash Sweep Event," the bankruptcy filing is discharged, stayed or dismissed within ninety days of such filing, provided that such filing of an involuntary petition against Exel or its parent company (after dismissal or discharge) does not materially increase the monetary obligations of Exel or its parent company, (C) clause (iii) in the definition of "Cash Sweep Event," Exel has reoccupied the space leased pursuant to its lease or such space has been leased to a new tenant and on terms and conditions acceptable to lender, and in either case the tenant has been in possession, open for business, and paying full rent under such lease for at least one month, (D) clause (iv) in the definition of "Cash Sweep Event," (1)
Exel is again able to issue financial statements and satisfy the minimum net worth requirement, as determined by lender and has continued to do so for a period of two quarters, or (2) the Exel lease has been renewed on terms and conditions acceptable to lender, or such space has been leased to a new tenant and on terms and conditions acceptable to Lender, and in either case the tenant has been in possession, open for business, and paying full rent under such
Lease for at least one month, (E) clause (v) in the definition of "Cash Sweep
Event," the parent of Exel has an S&P rating of "BBB-" or above or an equivalent investment grade rating by Fitch; or (F) clause (vi) in the definition of "Cash Sweep Event," the debt service coverage ratio has been at least 1.20:1.00 for at least two consecutive calendar quarters.

---------------------
(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       40

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Exel Logistics Loan.

 -----------------------------------------------------------------------------
                              ESCROWS/RESERVES

 TYPE:                           INITIAL                  MONTHLY
 -----------------------------------------------------------------------------
  Taxes ...................... $ 0.00            1/12 of annual taxes(1)
  Insurance .................. $ 0.00     1/12 of annual insurance premiums(1)
 -----------------------------------------------------------------------------

---------------------
(1)  The Exel Logistics Loan documents provide that such monthly reserves are required only if an event of default under the Exel Logistics Loan documents exists or the Exel Logistics Borrower has failed to deliver evidence, reasonably acceptable to lender, that the tenant has paid all such amounts.

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral for the Exel Logistics Loan until the occurrence of a Cash Sweep Termination
Event (as defined above).

                                       41

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                       42

LUFKIN MALL
-----------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------------------------------------------------
 Number of Mortgaged Real Properties                             1
 Location (City/State)                                  Lufkin, TX
 Property Type                                              Retail
 Size (Square Feet)                                        343,069
 Percentage Occupancy as of June 30, 2006%                93.63%
 Year Built                                                   1980
 Year Renovated                                               2005
 Loan Purpose                                          Acquisition
 Appraised Value                                       $40,500,000
 # of Tenants                                                   73
 Average Rent Per Square Foot                               $11.29
 Underwritten Occupancy                                     93.30%
 Underwritten Revenues                                  $5,729,320
 Underwritten Total Expenses                            $2,544,887
 Underwritten Net Operating Income (NOI)                $3,184,433
 Underwritten Net Cash Flow (NCF)                       $2,884,903
---------------------------------------------------------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 Mortgage Loan Seller                                          CRF
 Loan Group                                                      1
 Origination Date                                 February 7, 2006
 Cut-off Date Principal Balance                        $30,000,000
 Cut-off Date Loan Balance Per Square Foot                     $87
 Percentage of Initial Mortgage Pool Balance                 1.24%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             5.8700%
 Amortization Type                                      IO-Balloon
 IO Period (Months)                                             24
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           360
 Original Call Protection                    LO(31), Def(85), O(4)
 Lockbox                                                      Hard
 Cut-off Date LTV Ratio                                     74.07%
 LTV Ratio at Maturity or ARD                               65.45%
 Underwritten DSCR on NOI1                                   1.50x
 Underwritten DSCR on NCF2                                   1.36x
---------------------------------------------------------------------

---------------------
(1)   The Underwritten DSCR on NOI during the interest only period is 1.78x.
(2)   The Underwritten DSCR on NCF during the interest only period is 1.62x.

                                       43

                                 [MAP OMITTED]

                                       44

THE LOAN. The mortgage loan (the "Lufkin Mall Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 343,069 square foot single-story, Class-B, enclosed regional mall (the "Lufkin Mall Property")
located in Lufkin, Texas. The Lufkin Mall Loan represents approximately 1.24%
of the initial mortgage pool balance and approximately 1.44% of the initial loan group 1 balance.

The Lufkin Mall Loan was originated on February 7, 2006, and has a principal balance as of the cut-off date of $30,000,000. The Lufkin Mall Loan has a remaining term of 113 months and a scheduled maturity date of February 8, 2016.
The Lufkin Mall Loan permits defeasance of the entire loan with United States
Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Lufkin Mall Loan is permitted on or after November 8, 2015 without penalty.

THE PROPERTY. The Lufkin Mall Loan is secured by a fee interest in a 343,069
(excluding the non owned space) square feet single-story, Class-B, enclosed regional shopping center located in Lufkin, Texas. The Lufkin Mall Property is anchored by Sears, JC Penney, Bealls and Carmike Cinema, with in-line tenants that include, Gap, Victoria's Secret, American Eagle, Bath & Body Works, The
Body Shop, Aeropostale, and Footlocker. A portion of the mall is not part of the collateral including two out-parcels, an IHOP and a Red Lobster. The Lufkin
Mall Property is the largest shopping mall within an 86-mile radius.

The Lufkin Mall Property was constructed in 1980 and renovated four times: in
1999, 2001, 2002 and 2004/2005. The Lufkin Mall Property has undergone significant renovations to its interior and exterior, in recent years, including the installation of new monument signage, upgrades to entrance signs, renovations of the northeast and southeast mall entrances, parking lot repairs, new common area seating for food court tenants, a new customer service center and soft play area for children and replacement of the entire roof over the common area of the mall. The Carmike Theaters, one the anchor tenants, was recently renovated and expanded to add stadium seating and five new screens
(the theater now has 9 screens) for an estimated cost, according to the Lufkin
Mall Borrower, of approximately $2,300,0000.

The Lufkin Mall Property sits on a 33.65-acre parcel at the intersection of
South Medford Drive (State Loop 287) and South First Street (U.S. 59) -- two of
the region's major thoroughfares, in Lufkin, Angelina County, Texas.

The following tables present certain information regarding the Lufkin Mall Loan
Property.

----------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION(1)

                                           PARENT                FITCH/      SQUARE      % OF      BASE RENT      LEASE
            TENANT NAME                  COMPANY            MOODY'S/S&P(2)    FEET       GLA          PSF      EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

 Sears Roebuck & Co. .........     Sears Holding Corp.       BB/Ba1/BB+      64,772      18.88%      $2.53     2/1/20303
 J C Penney ..................  J.C. Penney Company Inc.   BBB-/Baa3/BBB-    51,324      14.96        2.85     2/28/2010
 Bealls ......................             NAP                   NR          30,650       8.93        9.00    12/31/2015
 Carmike Cinemas Inc. ........             NAP                NR/B2/B-       29,305       8.54       16.21     6/30/2019
 Nickels and Dimes, Inc. .....             NAP                   NR          15,799       4.61        5.10    12/31/2007
----------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE ......                                              191,850      55.92%     $ 5.95
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
                 LEASE EXPIRATION SCHEDULE(1), (4)

                   NUMBER      SQUARE
                 OF LEASES     FEET      % OF GLA    BASE RENT
       YEAR       EXPIRING   EXPIRING    EXPIRING    EXPIRING
-----------------------------------------------------------------

 Vacant .......     NAP       21,845        6.37%   $        0
 MTM ..........      13        7,339        2.14       173,548
 2006 .........       9        8,737        2.55       195,308
 2007 .........      15       40,762       11.88       505,555
 2008 .........       5       11,655        3.40       211,893
 2009 .........       4       10,977        3.20       150,020
 2010 .........       8       71,878       20.95       477,348
 2011 .........       6       16,253        4.74       279,008
 2012 .........       1        1,149        0.33        28,725
 2013 .........       2        7,300        2.13        61,250
 2014 .........       3       12,689        3.70       162,796
 2015 .........       4       36,875       10.75       451,226
 Thereafter ...       3       95,610       27.87       664,935
-----------------------------------------------------------------
 TOTALS .......      73      343,069      100.00%   $3,361,612
-----------------------------------------------------------------

---------------------------------------------------------------------------------------
                     % OF     CUMULATIVE    CUMULATIVE    CUMULATIVE     CUMULATIVE
                 BASE RENT   SQUARE FEET     % OF GLA     BASE RENT    % OF BASE RENT
       YEAR       EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING
---------------------------------------------------------------------------------------

 Vacant .......      0.00%      21,845         6.37%              $0        0.00%
 MTM ..........      5.16       29,184         8.51          173,548        5.16
 2006 .........      5.81       37,921        11.05          368,856       10.97
 2007 .........     15.04       78,683        22.94          874,411       26.01
 2008 .........      6.30       90,338        26.33        1,086,304       32.31
 2009 .........      4.46      101,315        29.53        1,236,324       36.78
 2010 .........     14.20      173,193        50.48        1,713,672       50.98
 2011 .........      8.30      189,446        55.22        1,992,680       59.28
 2012 .........      0.85      190,595        55.56        2,021,405       60.13
 2013 .........      1.82      197,895        57.68        2,082,655       61.95
 2014 .........      4.84      210,584        61.38        2,245,451       66.80
 2015 .........     13.42      247,459        72.13        2,696,677       80.22
 Thereafter ...     19.78      343,069       100.00        3,361,612      100.00
--------------------------------------------------------------------------------------
 TOTALS .......    100.00%
--------------------------------------------------------------------------------------

(1)   Based on information obtained from the Lufkin Mall Borrower's rent roll dated June 30, 2006.
(2)   Credit Ratings are of the parent company, if applicable, whether or not the parent guarantees the lease.
(3)   Sears may terminate its lease at any time with two years notice. Sears has not provided a termination notice.
(4)   The numbers in the Lease Expiration Schedule are based on the assumption that no tenant exercises an early termination option.

                                       45

THE MARKET.(1) The Lufkin Mall Property is located in Angelina County at the intersection of U.S. highways 59 and 69, in the heart of Piney Woods of East
Texas. Lufkin is the largest city in the Northeastern Texas area that lies between Houston (approximately 120 miles southwest), Dallas (160 miles northwest) and Shreveport, Louisiana (93 miles northeast). The city serves as the commercial and economic hub of a growing 12 country regional trade area.

The Lufkin Mall Property is the largest retail destination within the surrounding 12-county primary trade area and a nine county secondary trade area, which together comprise the mall's Effective Trade Area. The mall is one of just two enclosed malls within the primary trade area (an area of more than
9,900 square miles). In addition, Stephen F. Austin State University is located within the primary trade area in neighboring Nacogdoches, approximately 20 miles north of the Lufkin Mall. In 2003, nearly 11,500 full and part time students were enrolled at the university, with an additional 1,000 faculty and staff members. Lufkin Mall benefits from its close proximity to the university
(via US Highway 59), as students and faculty from the university add to the region's daily population.

According to the appraisal, the primary trade area has approximately 367,077 people and the overall market occupancy rate for retail properties is 95%, with occupancies ranging from 85%-100%. According to the appraisal, retail rents at regional malls in Texas range anywhere from $20.75 to $130.52 per square foot
(triple net) for small space, while larger spaces rent in the $21.00 to $40.00 per square foot range, also on a net basis. Anchor leases were in the $2.00 per square foot range on a net basis.

THE BORROWER. The borrower, Lufkin GKD Partners, LP (the "Lufkin Mall
Borrower") is a single purpose entity that is a Texas Limited Partnership. The general partner of the Lufkin Mall Borrower is Lufkin GKD Management, LLC.,
with a 1.0% ownership interest. The limited partner of the Lufkin Mall Borrower is Invest Linc/GK Properties Fund II, LLC, with a 99.0% ownership interest. The sole member of the general partner and also the non-recourse carveout guarantor is Invest Linc/GK Properties Fund II, LLC.

PROPERTY MANAGEMENT. The property manager for the Lufkin Mall Property is GK
Development, Inc., an affiliate of the Lufkin Mall Borrower.

Garo Kholamian is the founder and President of GK Development, Inc., a real estate development and acquisition company specializing in retail and commercial properties. The company was formed in 1995 and is currently engaged in various projects in the Chicago area. Since the company's formation in 1995, the company acquired and redeveloped approximately 1.8 million square feet.
Over the past 3 years, the company has acquired 7 regional shopping malls for a total of over 2.8 million square feet and a reported value of $246,300,000. The company's current portfolio under management contains 19 properties totaling
4million square feet.

LOCKBOX. The Lufkin Mall Loan documents are structured with a hard lockbox and cash management in place at closing. The loan documents require the Lufkin Mall
Borrower to direct the tenants to pay rent directly to the lockbox account.
Funds will be transferred daily into the cash collateral account, from which the lender will pay taxes and insurance, debt service, capital expenditures, and rollover reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Lufkin Mall Loan.

                -----------------------------------------------
                              ESCROWS/RESERVES

                 TYPE:                  INITIAL     MONTHLY
                -----------------------------------------------
                  Taxes ............. $44,505    $22,253
                  Insurance ......... $59,293    $ 5,390
                  TI/LC .............    $0    Springing(2)
                -----------------------------------------------

SEARS EXPANSION RIGHT AND PERMITTED MEZZANINE DEBT. Pursuant to the Sears
lease, Sears has a one-time option to expand its space by 17,000 square feet through May 31, 2007. In the event that Sears exercises its right to require expansion of its premises, then the direct or indirect parents of the Lufkin
Mall Borrower are permitted to incur mezzanine debt secured by their ownership interests in the Lufkin Mall Borrower provided that certain conditions, are met including: (i) the amount of the debt does not exceed $1,500,000, (ii) the aggregate debt service coverage ratio (including the Lufkin Mall Loan and the mezzanine loan) is at least 1.10:1.0 and the stressed aggregate debt service coverage ratio (using a debt service constant of 9.25%) is at least 0.85:1.0,
(iii) the aggregate amounts of the Lufkin Mall Loan and the mezzanine debt immediately after the effective date of the mezzanine debt do not exceed 85% of the aggregate fair market value of the Lufkin Mall Property, and (iv) the proceeds of the mezzanine loan will be used to finance the Lufkin Mall
Borrower's obligations to improve the Lufkin Mall Property in connection with the expansion of the premises under the Sears lease.

---------------------
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
(2)   The loan documents provide that a reserve amount of $0.55 per square foot will be collected in the event that the in-line leasing falls below
      80% or if any of the anchor tenants (other than Sears) gives notice of non-renewal, vacates or goes dark. If at any time during the loan term
      Sears gives notice to terminate its lease, an additional $20,000 per month will be collected for the 24-month notice period that Sears is required to give.

                                       46

COOL SPRINGS COMMONS
--------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                   PROPERTY INFORMATION
---------------------------------------------------------------------

 Number of Mortgaged Real Properties                             1
 Location (City/State)                               Brentwood, TN
 Property Type                                              Office
 Size (Square Feet)                                        301,697
 Percentage Physical Occupancy as of April 1, 2006          96.79%
 Year Built                                              1983/1990
 Year Renovated                                          2004/2005
 Loan Purpose                                          Acquisition
 Appraisal Value                                       $40,575,000
 # of Tenant Leases                                             22
 Average Rent Per Square Foot                               $15.95
 Underwritten Economic Occupancy                            95.00%
 Underwritten Revenues                                  $4,631,722
 Underwritten Total Expenses                            $1,701,975
 Underwritten Net Operating Income (NOI)                $2,929,747
 Underwritten Net Cash Flow (NCF)                       $2,574,736
---------------------------------------------------------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 Mortgage Loan Seller                                          PNC
 Loan Group                                                      1
 Origination Date                                   April 28, 2006
 Cut-off Date Principal Balance                        $29,975,000
 Cut-off Date Loan Balance Per Square Foot                     $99
 Percentage of Initial Mortgage Pool Balance                 1.24%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             5.8800%
 Amortization Type                                      IO-Balloon
 IO Period (Months)                                             36
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           360
 Original Call Portection                    LO(36), Def(81), O(3)
 Lockbox                           Soft at closing, Springing Hard
 Cut-off Date LTV Ratio                                     73.88%
 LTV Ratio at Maturity or ARD                               66.61%
 Underwritten DSCR on NOI(1)                                 1.38x
 Underwritten DSCR on NCF(2)                                 1.21x
---------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.64x.
(2)   The Underwritten DSCR on NCF during the interest only period is 1.44x.

                                       47

                                 [MAP OMITTED]

                                       48

THE LOAN. The mortgage loan (the "Cool Springs Common Loan") represents acquisition financing for two, two and three-story Class A multi-tenant office buildings totaling 301,697 square feet in Brentwood, Tennessee. The mortgage loan is structured with a ten year term and a 30-year amortization. The
Borrower received a 36 month interest only period. The Cool Springs Commons loan represents approximately 1.24% of the initial mortgage pool balance and approximately 1.44% of the initial loan group 1 balance.

THE PROPERTY. The property is located at 7100 Commerce Way in Brentwood,
Williamson County, Tennessee (the "Cool Springs Commons Property"). Brentwood
is located approximately 10 miles south of the Nashville CBD and the property is located in an office market commonly referred to as Cool Springs.
Neighborhood development is centered around the Cool Springs Galleria, a 1.1 million square foot, quad anchored mall, one mile south of this property. These buildings were completed in two phases (1983 and 1990) and are the former corporate headquarters for Service Merchandise. The property recently received a complete renovation into its current multi-tenant office configuration at considerable cost.

The two-story building is 107,705 square feet and the three-story building is
193,992 square feet. The buildings are connected by a recently upgraded lobby and two-story atrium. A spiral staircase and five passenger elevators lead to the upper floor tenant spaces. The two-story building is fully occupied by
Community Health Systems, an operator of acute care hospitals. The three-story building is a multi-tenanted with the largest tenant, Ardent Health Services, occupying 11.3% of the space. Ardent Health Services is a health care provider in communities throughout the United States.

The following table presents certain information relating to the major tenants at the Cool Springs Commons Property:

---------------------------------------------------------------------
                         TENANT INFORMATION
                         ------------------
 TENANT NAME                                 PARENT COMPANY
---------------------------------------------------------------------

 Community Health Systems .....
 Ardent Health Services .......
 Nationwide Mutual Insurance ..  Nationwide Financial Services, Inc.
---------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .......
---------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                     CREDIT RATINGS      SQUARE        %        BASE       LEASE
 TENANT NAME                     (FITCH/MOODY'S/S&P)(1)   FEET     OF GLA    RENT PSF   EXPIRATION
---------------------------------------------------------------------------------------------------

 Community Health Systems .....        NR/NR/BB-        107,705      35.7%   $  15.88   1/31/2016
 Ardent Health Services .......           NR             34,183      11.3       16.47   6/30/2014
 Nationwide Mutual Insurance ..        A-/A3/A-          24,114       8.0%   $  18.00  11/30/2011
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE .......                         166,002      55.0%   $  16.31
---------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Cool Springs Commons Property:

---------------------------------------------------------------------
                   LEASE ROLLOVER SCHEDULE(2)
                   --------------------------

                   NUMBER      SQUARE    % OF
                 OF LEASES     FEET       GLA        BASE RENT
 YEAR             EXPIRING   EXPIRING   EXPIRING     EXPIRING
---------------------------------------------------------------------

 Vacant .......    NAP        9,698      3.21%          $0.00
 MTM ..........    NAP          0        0.00            0.00
 2006 .........     0           0        0.00            0.00
 2007 .........     5         5,490      1.82          50,565
 2008 .........     0           0        0.00            0.00
 2009 .........     1         1,163      0.39          21,108
 2010 .........     6        64,141     21.26         854,589
 2011 .........     4        57,624     19.10         992,150
 2012 .........     1         9,241      3.06         159,407
 2013 .........     0           0        0.00            0.00
 2014 .........     2        34,183     11.33         559,412
 2015 .........     1        12,452      4.13         309,000
 2016 .........     2        107,705    35.70       1,709,985
 Thereafter ...     0           0        0.00            0.00
---------------------------------------------------------------------
 TOTAL ........     22       301,697   100.00%     $4,656,217
---------------------------------------------------------------------

--------------------------------------------------------------------------------------
                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                    RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR             EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------

 Vacant .......   0.00%         9,698        3.21%       $    0.00       0.0%
 MTM ..........   0.00          9,698        3.21             0.00       0.0
 2006 .........   0.00          9,698        3.21             0.00       0.0
 2007 .........   1.09          15,188       5.03           50,565       1.09
 2008 .........   0.00          15,188       5.03           50,565       1.09
 2009 .........   0.45          16,351       5.42           71,673       1.54
 2010 .........  18.35          80,492      26.68          926,263      19.89
 2011 .........  21.31         138,116      45.78        1,918,413      41.20
 2012 .........   3.42         147,357      48.84        2,077,820      44.62
 2013 .........   0.00         147,357      48.84        2,077,820      44.62
 2014 .........  12.01         181,540      60.17        2,637,232      56.64
 2015 .........   6.64         193,992      64.30        2,946,232      63.28
 2016 .........  36.72         301,697     100.00        4,696,217     100.00
 Thereafter ...   0.00         301,697     100.00                      100.00
-------------------------------------------------------------------------------------
 TOTAL ........ 100.00%
-------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.
(2)   Based on information provided from the Borrower's rent roll dated 4/1/06.

                                       49

THE MARKET.(1) The Cool Springs Commons Property is located in the City of
Brentwood, 13 miles south of Nashville's CBD, in an office market referred to as Cool Springs. Cool Springs is an affluent Nashville suburb and the property has good demographics with average household incomes above $85,000 within a
5-mile ring. According to CoStar's 2005 Year End Report, the Cool Springs
office market comprises four million square feet in 184 properties with an overall occupancy of 97.1%. The report further segments by class type and the
2.2 million square feet of Class A space had a year-end occupancy of 96.9%.
Market rent for these buildings is concluded to be $16.90 per square foot.

THE BORROWER. The Borrower is a series of co-makers organized as tenants in common and sponsored by Michael and Randy McQuay through Principal Equity
Management, LP. Principle Equity is the designated manager and has signed the non-recourse carveouts. Principle Equity is owned by Michael and Randy McQuay.
The sponsors have more than 25 years of combined commercial real estate experience. They formed Principle Equity in 1997 and have acquired and managed a portfolio of 15 office properties totaling more than 1.4 million square feet,
1,120 multifamily units, and 175,000 square feet of retail.

PROPERTY MANAGEMENT. The property manager for the Cool Springs Commons Property is the Nashville office of Colliers Turley Martin Tucker ("CTMT"). CTMT manages a portfolio in excess of 82 million square feet throughout the United States.
CTMT's management agreement provides for a fee equal to 2% of the gross rental collections for the Cool Springs Commons Property. Colliers employs 80 real estate professionals in the Nashville market to manage a portfolio of 14.2 million square feet of office space in 81 buildings and lease 12.6 million square feet in 131 buildings.

LOCKBOX. The Cool Springs Commons Loan has a soft lockbox that springs in the event of a default. Following an event of default under the loan documents, all tenants shall pay all rents directly to the lockbox.

ESCROWS/RESERVES. The Cool Springs Commons Loan provides for the following escrow/reserve accounts:

     ---------------------------------------------------------------------
                             ESCROWS/RESERVES
                             ----------------

      TYPE:                                  INITIAL         MONTHLY
     ---------------------------------------------------------------------
       Taxes ........................       $144,333        $36.083
       Insurance ....................        10,963          3,654
       Immediate Repairs ............        165,345           0
       Capital Expenditures .........           0            5,026
       Rollover Reserve .............      $1,500,0002      12,5003
       Rent Credit ..................        $24,7064         $0
     ---------------------------------------------------------------------

---------------------
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
(2)   On June 8, 2006, Borrower deposited $1,150,000.00 in the Rollover Reserve.
(3)   Borrower shall commence monthly payments into the Rollover Reserve on the 37th monthly payment date. In the event amounts in the Rollover
      Reserve exceed $1,150,000.00 Borrower shall cease monthly payments into the Rollover Reserve. In the event amounts in the Rollover
      Reserve fall below $1,150,000.00 Borrower shall commence monthly payments in the Rollover Reserve until such time as the funds in the
      Rollover Reserve equal or exceed $1,150,000.00.
(4)   At closing, Borrower deposited $196,372 into a Rent Credit escrow, which shall be fully distributed to Borrower as of November 2006. The balance as of September 6, 2006 is $24,706.05

                                       50

SOUTH STATE STREET
------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                  PROPERTY INFORMATION
---------------------------------------------------------------------
 Number of Mortgaged Real Properties                             2
 Location (City/State)                                 Chicago, IL
 Property Type                                              Retail
 Size (Square Feet)                                        107,543
 Percentage Physical Occupancy as of July 31, 2006          100.00%

 Year Built                                            1912 / 1925
 Year Renovated                                        2002 / 2004
 Loan Purpose                                            Refinance
 Appraisal Value                                       $42,300,000
 # of Tenant Leases                                              4
 Average Rent Per Square Foot                               $22.11
 Underwritten Economic Occupancy                            98.00%
 Underwritten Revenues                                  $2,762,395
 Underwritten Total Expenses                              $411,383
 Underwritten Net Operating Income (NOI)                $2,351,012
 Underwritten Net Cash Flow (NCF)                       $2,313,738
---------------------------------------------------------------------

                               [GRAPHIC OMITTED]

---------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 Mortgage Loan Seller                                         MLML
 Loan Group                                                      1
 Origination Date                                  August 24, 2006
 Cut-off Date Principal Balance                        $29,590,000
 Cut-off Date Loan Balance Per Square Foot                    $275
 Percentage of Initial Mortgage Pool Balance                 1.22%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             5.9790%
 Amortization Type                                    Interest Only
 IO Period (Months)                                            120
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                 Interest Only
 Call Protection                              LO(24), Def(92),O(4)
 Lockbox                                                      Hard
 Cut-off Date LTV Ratio                                     69.95%
 LTV Ratio at Maturity or ARD                               69.95%
 Underwritten DSCR on NOI                                    1.31x
 Underwritten DSCR on NCF                                    1.29x
---------------------------------------------------------------------

                                       51

                                 [MAP OMITTED]

                                       52

THE LOAN. The mortgage loan (the "South State Street Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage, encumbering the 107,543 square foot retail shopping center known as South State
Street, located in Chicago, Illinois (the "South State Street Properties").

The South State Street Loan has a principal balance of $29,590,000 as of the cut-off date and represents 1.22% of the initial mortgage pool balance and
1.42% of the initial loan group 1 balance. The South State Street Loan was originated on August 24, 2006 and has a remaining term of 120 months to its maturity date on September 1, 2016. The South State Street Loan may be
voluntarily prepaid, in whole but not in part on or after June 1, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after the creation of the series 2006-3 securitization trust.

THE PROPERTY. The South State Street Properties are comprised of two properties, 26-34 South State Street and 36 South State Street, and consists of a 107,543 square foot retail shopping center located in Chicago, Illinois. The
South State Street Properties are located at the intersection of South State
Street and West Monroe Street in the downtown area of the city of Chicago.

The 26-34 South State Street property is comprised of 2 buildings totaling approximately 88,000 square feet. The 26 South State Street building is seven stories while the 34 South State Street building is eight stories. The 26-34
South State Street Property is 100% occupied by Forever 21. Forever 21 leases all 88,000 square feet but only occupies 33,136 square feet which makes up the basement, first and second floor of the property. The remaining floors are part of the Forever 21 lease but the space is currently vacant and not built out.

The 36 South State Street property is a 19,543 square foot retail property that occupies the first two floors of a 19 story retail/residential development. The property was constructed in 1912 and was gut renovated in 2004. The tenants include Zales Fine Jewelry (3,000 sf), T-Mobile (1,543 sf) and Dick Blicks
(15,000 sf). The 36 South State Street property is 100% occupied by three tenants.

The following table presents certain information relating to the major tenants at the South State Street Properties:

-------------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION
                                                     ------------------

                                                             CREDIT RATINGS      SQUARE     % OF      BASE RENT      LEASE
 TENANT NAME                           PARENT COMPANY    (FITCH/MOODY'S/S&P)(1)   FEET       GLA        PSF        EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

 Forever 21 .......................     Forever 21                NR            88,000    81.83%      $ 15.63     12/15/2014
 Dick Blick Retail, Inc.. ......... Dick Blick Retail             NR            15,000    13.95%        32.33     12/31/2022
 Zale Delaware, Inc. ..............     Zales Inc.                NR            3,000      2.79%       120.00      1/31/2016
 T-Mobile .........................      T-Mobile             NR/Ba2/BBB+       1,543      1.43%       102.07      3/31/2016
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE ...........                                            107,543   100.00%      $ 22.11
-------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

                                       53

The following table presents certain information relating to the lease rollover schedule at the South State Street Properties:

---------------------------------------------------------------------
                   LEASE ROLLOVER SCHEDULE(1)
                   --------------------------

                   NUMBER      SQUARE      % OF
                 OF LEASES     FEET        GLA      BASE RENT
 YEAR             EXPIRING   EXPIRING   EXPIRING    EXPIRING
---------------------------------------------------------------------

 Vacant .......     0              0        0.0%    $       0
 MTM ..........     0              0       0.0              0
 2006 .........     0              0       0.0              0
 2007 .........     0              0       0.0              0
 2008 .........     0              0       0.0              0
 2009 .........     0              0       0.0              0
 2010 .........     0              0       0.0              0
 2011 .........     0              0       0.0              0
 2013 .........     0              0       0.0              0
 2014 .........     1         88,000      81.83     1,375,000
 2015 .........     0              0       0.0              0
 Thereafter ...     3         19,543      18.17     1,002,500
---------------------------------------------------------------------
 TOTAL ........              107,543     100.00%   $2,377,000
---------------------------------------------------------------------

---------------------------------------------------------------------------------------
                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                    RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR             EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------

 Vacant .......         0%            0            0%     $         0           0%
 MTM ..........         0             0            0                0           0
 2006 .........         0             0            0                0           0
 2007 .........         0             0            0                0           0
 2008 .........         0             0            0                0           0
 2009 .........         0             0            0                0           0
 2010 .........         0             0            0                0           0
 2011 .........         0             0            0                0           0
 2013 .........         0             0            0                0           0
 2014 .........     57.85        88,000        81.83        1,375,000       57.85
 2015 .........         0        88,000        81.83        1,375,000       57.85
 Thereafter ...     42.17       107,543       100.00        2,377,000      100.00
--------------------------------------------------------------------------------------
 TOTAL ........    100.00%
--------------------------------------------------------------------------------------

THE MARKET.(2) The South State Street Properties are made up of 2 properties known as 26-34 South State Street and 36 South State Street.

The 26-34 South State Street property is located on the west side of South
State Street, between West Madison Street and West Monroe Street to the north and south respectively, in the downtown area of the city of Chicago, Illinois.
The street address is 26-34 South State Street, Chicago, Cook County, Illinois.
Based on the 33,136 square feet that Forever 21 occupies in the 26-34 South
State Street property, the rental rate per square foot is $41.50, below the appraisers concluded current market rents for the subject at $55.00 per square foot.

The 36 South State Street Property is located at the northwest corner of South
State Street and West Monroe Street within downtown Chicago, Illinois. The street address is 36 South State Street, Chicago, Cook County, Illinois.

Within a 5-mile radius of the South State Street Properties, there are 314,624 households as of 2005. In 2000, household counts were 308,242 up from 284,389 in 1990, representing a change of 8.39%. It is estimated that the number of households in this area will be 319,834 in 2010, representing a change of 1.66%
from 2005. In 2005, the average estimated household income within a one-mile radius of the subject is $103,647.

The vacancy rate for the City North Submarket, in Chicago, is 4.2% as of the
4th quarter 2005 based on CBRE's MarketView Chicago Retail Report.

THE BORROWER. The borrowing entities are Thor Gallery at State Street, LLC., a
New York limited liability company, and Thor Gallery II at State Street, LLC, a
Delaware limited liability company. Thor Gallery at State Street, LLC. is the borrowing entity for the 26-34 South State Street Property. The managing member is Thor MM Gallery at State Street, LLC, a New York limited liability company that holds a 1.0% ownership interest in the borrowing entity. The Joseph J.
Sitt SBT Trust, holds a 99.0% ownership interest in the borrowing entity. The
Joseph J. Sitt SBT Trust and Mr. Joseph J. Sitt have a 99.0% and 1.0% interest in the managing member, respectively. Thor Gallery II at State Street, LLC. is the borrowing entity for the 36 South State Street Property. The managing member is Thor MM Gallery II at State Street, LLC, a Delaware limited liability company that holds a 1.0% ownership interest in the borrowing entity. The
Joseph J. Sitt SBT Trust, holds a 99.0% ownership interest in the borrowing entity. The Joseph J. Sitt SBT Trust and Mr. Joseph J. Sitt have a 99.0% and
1.0% interest in the managing member, respectively.

Joseph J. Sitt founded Thor Equities, a real estate acquisition and development company, in 1986. From its inception, Mr. Sitt has led Thor Equities through all aspects of the investment process, including sourcing and screening investment opportunities, as well as due diligence, structuring, and negotiating transactions. Thor Equities has acquired a retail, hotel, office, warehouse and residential portfolio totaling approximately 10 million square feet and valued at more than $2 billion. Thor Equities has purchased properties in New York City, Chicago, Detroit, New Orleans, Atlanta, Philadelphia and
Norfolk and Virginia.

---------------------
(1)   Information obtained from Borrower's rent roll dated 3/31/2006 and
      7/31/2006.
(2)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       54

PROPERTY MANAGEMENT. The South State Street Properties are managed by Thor
Equities, LLC, a Delaware limited liability company, an affiliate of the borrowing entity.

LOCKBOX. Borrower was required to establish an account (the "Clearing Account")
at a bank acceptable to lender into which all proceeds from the property shall be deposited. At closing borrower or the property manager was required to notify each tenant and account debtor to remit all amounts due with respect to the Property directly into the Clearing Account. During the "Cash Management
Period" (defined below), all proceeds including excess cash flow on deposit in the Clearing Account shall be swept into another account (the "Lockbox
Account"). The Lockbox Account shall be in the name and under the sole dominion and control of lender. Borrower shall pay all fees and expenses in connection with both the Clearing Account and the Lockbox Account. Cash Management Period
shall mean the period (a) commencing on the date upon which the debt service coverage ratio for the property, as reasonably determined by lender, for the immediately preceding six (6) month period is less than 1.15:1.00 (on an interest only basis), and ending on the date the debt service coverage ratio equals or exceeds 1.30:1.00 (based on an interest only basis) for the immediately preceding six (6) month period, or (b) commencing on the date upon which an event of default occurs and ending on the date that such event of default is cured, or (c) commencing on the date that the 36 S State Street is released from the lien of the Security Instrument with respect to a release in accordance with the loan documents, or (d) the date which is three (3) months prior to the maturity date, or (e) the date upon which Dick Blick has given
Borrower notice of its intent not to renew the Dick Blick Lease or to terminate the Dick Blick Lease until certain conditions in the loan agreement are met including an estoppel from a new replacement tenant acceptable to lender, or
(f) the date upon which T-Mobile has given notice to borrower to terminate the
T-Mobile Lease until the certain conditions in the loan agreement are met including an estoppel from a new replacement tenant acceptable to lender.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to South State Street Loan:

-------------------------------------------------------------------------------
                                   ESCROWS/RESERVES
                                   ----------------

 TYPE:                               INITIAL              MONTHLY
-------------------------------------------------------------------------------
  Taxes ........................   . $63,460                $28,588
  Insurance .....................    $53,570                $6,696
  Immediate Repairs .............     $2,000                  $0
  Capital Expenditures ..........      $0             $317 (capped at $11,412)
  TI/LC Reserve .................      $0           $3,175 (capped at $114,300)
  Other Reserve .................    $627,2741                $0
-------------------------------------------------------------------------------
 (1)   An initial tenant improvement allowance reserve ($539,158) and an initial occupancy holdback T-Mobile reserve ($88,116) was collected.

RELEASE PROVISIONS. Provided no event of default has occurred and is continuing, at any time after the permitted defeasance date, Borrower may obtain the release of either property from the lien of the security instrument thereon upon the satisfaction of certain conditions contained in the loan agreement which include (i) the payment of the release price (which shall be
110% of the Allocated Loan Amount (defined below) for such individual property plus defeasance costs and expenses in accordance with the loan agreement) and
(ii) after giving effect to the release (A) a debt service coverage ratio of
1.40:1.00 (on an interest only basis) for the property remaining and (B) a loan to value for the remaining property of no more than 75%. The Allocated Loan
Amounts for 26-34 South State Street and 36 South State Street are $17,990,000
and $11,600,000, respectively.

                                       55

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                       56

                                                                         ANNEX D

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
135 S. LaSalle Street, Suite 1625                                                   Next Payment:   13-Nov-06
Chicago, IL 60603                                                                   Record Date:    29-Sep-06
USA

Administrator:                                      ABN AMRO ACCT:                  Analyst:
Daniel Laz 312.992.2191                  REPORTING PACKAGE TABLE OF CONTENTS        Patrick Gong 714.259.6253
daniel.laz@abnamro.com                                                              patrick.gong@abnamro.com

--------------------------------------------------------------------------------

-----------------------------------------
Issue Id:                        MLCFC063
Monthly Data File
Name:               MLCFC063_200610_3.ZIP
-----------------------------------------

----------------------------------------------------------------
                                                         Page(s)
                                                         -------
Statements to Certificateholders                         Page 2
Cash Reconciliation Summary                              Page 3
Bond Interest Reconciliation                             Page 4
Bond Interest Reconciliation                             Page 5
Bond Principal Reconciliation                            Page 6
Shortfall Summary Report                                 Page 7
Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 8
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 9
Mortgage Loan Characteristics                            Page 10
Delinquent Loan Detail                                   Page 11
Loan Level Detail                                        Page 12
Realized Loss Detail                                     Page 13
Collateral Realized Loss                                 Page 14
Appraisal Reduction Detail                               Page 15
Material Breaches Detail                                 Page 16
Historical Collateral Prepayment                         Page 17
Specially Serviced (Part I) - Loan Detail                Page 18
Specially Serviced (Part II) - Servicer Comments         Page 19
Summary of Loan Maturity Extensions                      Page 20
Rating Information                                       Page 21
Other Related Information                                Page 22
----------------------------------------------------------------

---------------------------------------
Closing Date:               29-Sep-2006
First Payment Date:         12-Oct-2006
Rated Final Payment Date:
Determination Date:          5-Oct-2006
---------------------------------------
        Trust Collection Period
---------------------------------------
          9/1/2006 - 10/8/2006
---------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
                Depositor: Merrill Lynch Mortgage Investors, Inc.
   Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated/Countrywide
                 Securities Corporation/PNC Capital Markets LLC

       Master Servicer: Midland Loan Services, Inc./Capmark Finance, Inc.
                  Special Servicer: ING Clarion Partners, LLC.

           Rating Agency: Fitch, Inc./Moody's Investors Service, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                              www.capmark.com,www.midlandls.com
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                    ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
------------------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
                                                              ------------------------------------
                                                              Total P&I Payment
                                                              ------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                          CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
--------------------------------------------------------------------------------
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                      0.00       0
Scheduled Principal                                                 0.00       0
Unscheduled Principal                                               0.00       0
Deferred Interest                                                   0.00
Liquidations                                                        0.00       0
Repurchases                                                         0.00       0
--------------------------------------------------------------------------------
Ending Pool                                                         0.00       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NON-P&I SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                           0.00
Plus Current Period                                                         0.00
Less Recovered                                                              0.00
Less Non Recovered                                                          0.00
Ending Outstanding                                                          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------------------------------------------
Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                                0.00       0.00
Plus Current Period                                              0.00       0.00
Less Recovered                                                   0.00       0.00
Less Non Recovered                                               0.00       0.00
Ending Outstanding                                               0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued       Total        Total
        -------------   Opening   Pass-Through   Certificate    Interest    Interest
Class   Method   Days   Balance       Rate         Interest    Additions   Deductions
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                                 ------------------------------------

                                    Current     Remaining            Credit
        Distributable   Interest     Period    Outstanding           Support
         Certificate     Payment   Shortfall     Interest    ----------------------
Class      Interest      Amount     Recovery    Shorfalls    Original   Current (1)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

        --------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                                     Additions
                              -----------------------------------------------------------------------------
         Prior      Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   on Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                              -----------------------------------------------------------------------------

                    Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable    Accretion     Interest      Certificate     Payment
Class      PPIS      Interest    Loss Expense     Interest       Amount
------------------------------------------------------------------------

------------------------------------------------------------------------

        ----------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                          BOND PRINCIPAL RECONCILIATION

                                                                               Accreted Principal
                                                                           -------------------------
                         Basic        Extra     Int Shortfall     Pool        Extra       Pledged        Prior    Cumulative
         Beginning     Principal    Principal      Res Fund       Loss      Principal   Certificate     Losses       Pool
Class  Class Balance  Payment Amt  Payment Amt      Release    Allocation  Payment Amt  Def Interest  Reimbursed     Loss
----------------------------------------------------------------------------------------------------------------------------

                                                                                            0.00
----------------------------------------------------------------------------------------------------------------------------
                                                                                            0.00
----------------------------------------------------------------------------------------------------------------------------

                        Interest
                       Accrued on    Rated      Credit Support
          Ending      Pool Losses    Final   --------------------
Class  Class Balance    Cls A-M    Maturity  Original  Current(4)
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

(1)  Extra Principal Amounts: the lessor of (i) the excess, if any, of the overcollateralization Target Amount over the Overcollateralization Amount.

                                                                    PAGE 6 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 7 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                           Delinquency Aging Categories
               -----------------------------------------------------------------------------------
               Delinq 1 Month   Delinq 2 Months   Delinq 3+ Months    Foreclosure         REO
               --------------   ---------------   ----------------   -------------   -------------
Distribution
    Date         #    Balance     #     Balance     #     Balance     #    Balance    #    Balance
--------------------------------------------------------------------------------------------------

                          Special Event Categories (1)
               --------------------------------------------------
               Modifications   Specially Serviced     Bankruptcy
               -------------   ------------------   -------------
Distribution
    Date         #    Balance     #      Balance     #    Balance
-----------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 8 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

               Ending Pool (1)    Payoffs (2)      Penalties    Appraisal Reduct. (2)   Liquidations (2)
Distribution   ---------------   -------------   ------------   ---------------------   ----------------
    Date         #    Balance     #    Balance    #    Amount        #    Balance         #    Balance
--------------------------------------------------------------------------------------------------------

               Realized Losses (2)   Remaining Term   Curr Weighted Avg.
               -------------------   --------------   ------------------
Distribution
    Date           #    Amount           Life          Coupon   Remit
------------------------------------------------------------------------

                                                                    PAGE 9 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                      Weighted Average
Current Scheduled   # of    Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                     0         0         0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance    (9,999,999,99)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing   # of    Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                     0         0        0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage   # of    Scheduled     % of    -------------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                     0         0        0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ,900.000%
Maximum Mortgage Interest Rate   ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
   Balloon        # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                     0         0      0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                          ABN AMRO ACCT:
                                                     DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status     Servicer      Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**     Advances       Code (1)     Transfer Date      Date          Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. In Grace Period                      1. Delinq. 1 month    3. Delinquent 3 + months        5. Non Performing Matured   9. REO
                                                                                                 Balloon

B. Late Payment but < 1 month delinq.   2. Delinq. 2 months   4. Performing Matured Balloon   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 11 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                    ABN AMRO ACCT:
                                                  LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:  A. In Grace Period   1. Delinquent 1 month   3. Delinquent 3+ months        5. Non Performing Matured  9. REO
                                                                                            Ballon
             B. Late Payment but  2. Delinquent 2 months  4. Performing Matured Balloon  7. Foreclosure
                < 1 month delinq

                                                                   PAGE 12 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                         ABN AMRO ACCT:
                                                      REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 13 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                       Beginning                                                                   Interest
                    Balance of the      Aggregate      Prior Realized    Amounts Covered by      (Shortages)/
Prospectus              Loan at     Realized Loss on  Loss Applied to  Overcollateralization    Excesses applied
    ID      Period    Liquidation         Loans         Certificates      and other Credit    to Realized Losses
                                                             A                   B                     C
----------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                                                                                 (Recoveries)/
                                        Additional                                               Realized Loss
                 Modification          (Recoveries)/     Current Realized Loss   Recoveries of     Applied to
Prospectus   Adjustments/Appraisal  Expenses applied to       Applied to        Realized Losses   Certificate
    ID       Reduction Adjustment     Realized Losses        Certificates*        paid as Cash      Interest
                       D                     E
--------------------------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields
---------------------
          A             Prior Realized Loss Applied to Certificates

          B             Reduction to Realized Loss applied to bonds (could
                        represent OC, insurance policies, reserve accounts, etc)

          C             Amounts classified by the Master as interest adjustments
                        from general collections on a loan with a Realized Loss

          D             Adjustments that are based on principal haircut or
                        future interest foregone due to modification

          E             Realized Loss Adjustments, Supplemental Recoveries or
                        Expenses on a previously liquidated loan

                                                                   PAGE 14 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life             Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

            -----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 15 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                     Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 16 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

CURRENT                                      -----------------------------

CUMULATIVE                                   -----------------------------

                                                                   PAGE 17 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                      Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ---------  Property    Geo.                             NOI
Control #   Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life         Type    Location     NOI        DSCR       Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Not Avail  Not Avail  Not Avail

            ---------           ----------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace Period  1. P&I Adv - delinquent  3. P&I Adv - delinquent      5. Non Performing Mat.  9. REO
                                              1 month                  3+ months                    Balloon
             B. P&I Adv -                  2. P&I Adv - delinquent  4. Mat. Balloon/Assumed P&I  7. Foreclosure
                < one month delinq            2 months
--------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 18 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
Control #     Strategy    Comments
----------------------------------

----------------------------------

                                                                   PAGE 19 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0
LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0
LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0
LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0
LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 20 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                ORIGINAL RATINGS   RATING CHANGE/CHANGE DATE(1)
              -------------------  ----------------------------
CLASS  CUSIP  FITCH  MOODY'S  S&P   FITCH     MOODY'S     S&P
---------------------------------------------------------------

---------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 21 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 12-Oct-06
                                                    SERIES 2006-3                   Payment Date:   12-Oct-06
                                                                                    Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 22 OF 22

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

               PRINCIPAL                     PRINCIPAL                     PRINCIPAL
   DATE       BALANCE ($)        DATE       BALANCE ($)        DATE       BALANCE ($)
----------   --------------   ----------   --------------   ----------   --------------

 9/29/2006   118,000,000.00   11/12/2009   118,000,000.00    1/12/2013    83,751,925.30
10/12/2006   118,000,000.00   12/12/2009   118,000,000.00    2/12/2013    81,635,319.51
11/12/2006   118,000,000.00    1/12/2010   118,000,000.00    3/12/2013    78,612,369.33
12/12/2006   118,000,000.00    2/12/2010   118,000,000.00    4/12/2013    76,468,363.44
 1/12/2007   118,000,000.00    3/12/2010   118,000,000.00    5/12/2013    74,015,466.59
 2/12/2007   118,000,000.00    4/12/2010   118,000,000.00    6/12/2013    71,846,961.62
 3/12/2007   118,000,000.00    5/12/2010   118,000,000.00    7/12/2013    69,678,456.65
 4/12/2007   118,000,000.00    6/12/2010   118,000,000.00    8/12/2013    67,811,160.25
 5/12/2007   118,000,000.00    7/12/2010   118,000,000.00    9/12/2013    65,644,118.25
 6/12/2007   118,000,000.00    8/12/2010   118,000,000.00   10/12/2013    63,176,985.66
 7/12/2007   118,000,000.00    9/12/2010   118,000,000.00   11/12/2013    60,985,240.94
 8/12/2007   118,000,000.00   10/12/2010   118,000,000.00   12/12/2013    58,494,074.78
 9/12/2007   118,000,000.00   11/12/2010   118,000,000.00    1/12/2014    56,277,366.99
10/12/2007   118,000,000.00   12/12/2010   118,000,000.00    2/12/2014    54,048,844.75
11/12/2007   118,000,000.00    1/12/2011   118,000,000.00    3/12/2014    50,948,802.04
12/12/2007   118,000,000.00    2/12/2011   118,000,000.00    4/12/2014    48,691,864.89
 1/12/2008   118,000,000.00    3/12/2011   118,000,000.00    5/12/2014    46,137,272.21
 2/12/2008   118,000,000.00    4/12/2011   118,000,000.00    6/12/2014    43,854,684.81
 3/12/2008   118,000,000.00    5/12/2011   118,000,000.00    7/12/2014    41,275,136.68
 4/12/2008   118,000,000.00    6/12/2011   118,000,000.00    8/12/2014    38,966,628.67
 5/12/2008   118,000,000.00    7/12/2011   118,000,000.00    9/12/2014    36,645,815.73
 6/12/2008   118,000,000.00    8/12/2011   118,000,000.00   10/12/2014    34,029,077.52
 7/12/2008   118,000,000.00    9/12/2011   118,000,000.00   11/12/2014    31,681,941.07
 8/12/2008   118,000,000.00   10/12/2011   116,071,562.15   12/12/2014    29,039,592.40
 9/12/2008   118,000,000.00   11/12/2011   114,141,883.91    1/12/2015    26,665,854.96
10/12/2008   118,000,000.00   12/12/2011   111,901,213.05    2/12/2015    24,279,464.10
11/12/2008   118,000,000.00    1/12/2012   109,949,313.80    3/12/2015    21,036,068.55
12/12/2008   118,000,000.00    2/12/2012   107,987,016.56    4/12/2015    18,619,653.43
 1/12/2009   118,000,000.00    3/12/2012   105,414,954.94    5/12/2015    15,909,902.64
 2/12/2009   118,000,000.00    4/12/2012   103,428,491.23    6/12/2015    13,466,156.18
 3/12/2009   118,000,000.00    5/12/2012   101,132,573.24    7/12/2015    10,729,814.39
 4/12/2009   118,000,000.00    6/12/2012    99,123,290.26    8/12/2015     8,258,448.49
 5/12/2009   118,000,000.00    7/12/2012    96,805,171.18    9/12/2015     5,773,907.50
 6/12/2009   118,000,000.00    8/12/2012    94,758,122.47   10/12/2015     2,997,876.18
 7/12/2009   118,000,000.00    9/12/2012    92,700,167.62   11/12/2015       485,285.71
 8/12/2009   118,000,000.00   10/12/2012    90,330,990.72   12/12/2015               --
 9/12/2009   118,000,000.00   11/12/2012    88,249,443.53
10/12/2009   118,000,000.00   12/12/2012    85,857,313.41

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

      Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2006-3, Commercial Mortgage Pass-Through Certificates, Series
2006-3, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                      F-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear

                                      F-2

the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                      F-3

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form):

                  (i)     stating the name, permanent residence address and
                          qualified intermediary employer identification number
                          of the qualified intermediary and the country under
                          the laws of which the qualified intermediary is
                          created, incorporated or governed;

                  (ii)    certifying that the qualified intermediary has
                          provided, or will provide, a withholding statement as
                          required under section 1.1441-1(e)(5)(v) of the U.S.
                          Treasury Regulations;

                  (iii)   certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified
                          intermediary is not acting for its own account but is
                          acting as a qualified intermediary; and

                  (iv)    providing any other information, certifications, or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information and certifications described
                          in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form):

                  (i)     stating the name and permanent residence address of
                          the nonqualified intermediary and the country under
                          the laws of which the nonqualified intermediary is
                          created, incorporated or governed;

                  (ii)    certifying that the nonqualified intermediary is not
                          acting for its own account;

                  (iii)   certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement
                          that is associated with the appropriate IRS Forms W-8
                          and W-9 required to substantiate exemptions from
                          withholding on behalf of such nonqualified
                          intermediary's beneficial owners; and

                  (iv)    providing any other information, certifications or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information, certifications, and
                          statements described in section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

            5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until

                                      F-4

the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates

                                      F-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX G

                        CLASS XP REFERENCE RATE SCHEDULE

    PAYMENT DATE           WAC (%)              PAYMENT DATE           WAC (%)
----------------------------------          ----------------------------------
               1         6.1014000                        61         6.1182800
               2         6.3049700                        62         6.3223200
               3         6.1013700                        63         6.1182700
               4         6.1013500                        64         6.3223100
               5         6.1013400                        65         6.1182600
               6         6.1014900                        66         6.1184700
               7         6.3048800                        67         6.3222900
               8         6.1012900                        68         6.1182500
               9         6.3048500                        69         6.3222700
              10         6.1012600                        70         6.1182300
              11         6.3048200                        71         6.3222600
              12         6.3048000                        72         6.3222500
              13         6.1012100                        73         6.1182200
              14         6.3047600                        74         6.3222400
              15         6.1011700                        75         6.1182100
              16         6.3047200                        76         6.1182000
              17         6.1011300                        77         6.1181900
              18         6.1011800                        78         6.1188900
              19         6.3046600                        79         6.3221900
              20         6.1010800                        80         6.1180200
              21         6.3046300                        81         6.3220100
              22         6.1010500                        82         6.1177900
              23         6.3046000                        83         6.3217800
              24         6.3045900                        84         6.3197600
              25         6.1010100                        85         6.1158400
              26         6.3045600                        86         6.3197300
              27         6.1009800                        87         6.1158200
              28         6.1009700                        88         6.1158100
              29         6.1009800                        89         6.1158000
              30         6.1012700                        90         6.1165500
              31         6.3045600                        91         6.3196700
              32         6.1010000                        92         6.1157600
              33         6.3045700                        93         6.3196400
              34         6.1010200                        94         6.1157400
              35         6.3046000                        95         6.3196200
              36         6.3046100                        96         6.3196100
              37         6.1010300                        97         6.1157100
              38         6.3045800                        98         6.3195800
              39         6.1010100                        99         6.1156800
              40         6.1009900                       100         6.1156700
              41         6.1009800                       101         6.1156600
              42         6.1013800                       102         6.1164800
              43         6.3045000                       103         6.3195000
              44         6.1009300                       104         6.1156100
              45         6.3044700                       105         6.3194700
              46         6.1009000                       106         6.1155900
              47         6.3044400                       107         6.3194400
              48         6.3044300                       108         6.3194300
              49         6.1008600                       109         6.1188800
              50         6.3044000                       110         6.3228600
              51         6.1008400                       111         6.1188500
              52         6.1008200                       112         6.3447600
              53         6.1008100                       113         6.1409600
              54         6.1012500                       114         6.1478100
              55         6.3043100                       115         6.3502200
              56         6.1007600                       116         6.1453600
              57         6.3042800                       117         6.3190100
              58         6.1007300                       118         6.1529700
              59         6.3042500                       119         6.3576100
              60         6.3023800                       120         6.3096300

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

      THE OFFERED CERTIFICATES:               ASSETS OF THE ISSUING ENTITY:

The offered certificates will be        The assets of each issuing entity will
issuable in series. The issuing         include--
entity for each series of offered
certificates will be a statutory or     o    mortgage loans secured by first
common law trust created at our              and/or junior liens on, or security
direction. Each series of offered            interests in, various interests in
certificates will--                          commercial and multifamily real
                                             properties,
o    have its own series designation,
     and                                o    mortgage-backed securities that
                                             directly or indirectly evidence
o    consist of one or more classes          interests in, or are directly or
     with various payment                    indirectly secured by, those types
     characteristics.                        of mortgage loans, or

The offered certificates will           o    some combination of those types of
represent interests only in the              mortgage loans and mortgage-backed
issuing entity. The offered                  securities.
certificates will not represent
interests in or obligations of the      The assets of the issuing entity may
depositor, any of the sponsors or any   also include cash, permitted
of our or their respective              investments, letters of credit, surety
affiliates.                             bonds, insurance policies, guarantees,
                                        reserve funds, guaranteed investment
                                        contracts, interest rate exchange
                                        agreements, interest rate cap or floor
                                        agreements or currency exchange
                                        agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September 13, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Arrangements Providing Reinvestment, Interest Rate and Currency

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................    110
   Reports to Certificateholders.........................................    111

                                       -2-

                                       -3-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -4-

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

--------------------------------------------------------------------------------

                                       -5-

--------------------------------------------------------------------------------

                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

--------------------------------------------------------------------------------

                                       -6-

--------------------------------------------------------------------------------

                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

--------------------------------------------------------------------------------

                                      -7-

--------------------------------------------------------------------------------

                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

--------------------------------------------------------------------------------

                                      -8-

--------------------------------------------------------------------------------

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

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                                      -9-

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                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

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                                      -10-

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                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

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                                      -11-

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                                 related series of certificates, as described in
                                 the related prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

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                                      -12-

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                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES .................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

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                                      -13-

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                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

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                                      -14-

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                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

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                                      -15-

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                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -16-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -17-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -18-

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT
SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is

                                      -19-

possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                      -20-

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a

                                      -21-

series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

                                      -22-

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

                                      -23-

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

                                      -24-

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

                                      -25-

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

                                      -26-

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

                                      -27-

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

                                      -28-

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

                                      -29-

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the

                                      -30-

tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

                                      -31-

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                      -32-

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

                                      -33-

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or

                                      -34-

revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -35-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

                                      -36-

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

                                      -37-

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a

                                      -38-

franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

                                      -39-

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                      -40-

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

                                      -41-

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.

                                      -42-

Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

                                      -43-

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing

                                      -44-

community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -45-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                      -46-

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

                                      -47-

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

                                      -48-

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

                                      -49-

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is

                                      -50-

insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -51-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding

                                      -52-

various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for

                                      -53-

bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

                                      -54-

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                      -55-

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

                                      -56-

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                                      -57-

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the

                                      -58-

trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -59-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -60-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain

                                      -61-

in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

                                      -62-

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC,

                                      -63-

regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.
While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC

                                      -64-

would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

                                      -65-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -66-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                      -67-

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

                                      -68-

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in

                                      -69-

foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage

                                      -70-

Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

                                      -71-

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

                                      -72-

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the

          underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

                                      -73-

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                      -74-

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

                                      -75-

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

                                      -76-

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in

                                      -77-

interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity

                                      -78-

for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case

                                      -79-

basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances,
MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

                                      -80-

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

                                      -81-

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of

                                      -82-

the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage

                                      -83-

Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch &
Co., Inc. Our principal executive offices are located at 4 World Financial
Center, 10th Floor 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on
Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

                                      -84-

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

                                      -85-

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

                                      -86-

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

                                      -87-

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal

                                      -88-

balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.
Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -89-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -90-

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

                                      -91-

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

                                      -92-

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

                                      -93-

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

                                      -94-

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -95-

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

                                      -96-

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The

                                      -97-

Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that

                                      -98-

Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing
Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if

                                      -99-

          the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered

                                      -100-

          and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad

                                      -101-

faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

                                      -102-

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing
Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

                                      -103-

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

                                      -104-

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

                                      -105-

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or

                                      -106-

payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise

                                      -107-

          variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that

                                      -108-

certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST
FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders

                                      -109-

and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

                                      -110-

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

                                      -111-

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class

                                      -112-

of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                      -113-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not

                                      -114-

maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                     -115-

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

                                     -116-

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of

                                     -117-

default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only

                                     -118-

against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

                                     -119-

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property

                                     -120-

in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

                                     -121-

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

                                     -122-

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most

                                     -123-

states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states,

                                     -124-

redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

                                     -125-

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt

                                     -126-

are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

                                     -127-

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

                                     -128-

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

                                     -129-

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -130-

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans

                                     -131-

originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the

                                     -132-

regulations issued pursuant to that Act, as well as the narcotic drug laws.
Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -133-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

                                     -134-

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar

                                     -135-

quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets.

                                     -136-

Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

                                     -137-

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

                                     -138-

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

                                     -139-

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular

                                     -140-

certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

                                     -141-

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the

                                     -142-

premium over the life of the certificate as an offset against qualified stated
interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently

                                     -143-

than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                     -144-

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are

                                     -145-

retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -146-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the

                                     -147-

long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

                                     -148-

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a

                                     -149-

reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

                                     -150-

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by an amount equal to the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

                                     -151-

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

                                     -152-

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

                                     -153-

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                     -154-

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

                                     -155-

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the

                                     -156-

tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

                                     -157-

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                     -158-

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

                                     -159-

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable deduction will be decreased by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may

                                      -160-

be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for

                                      -161-

information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

                                      -162-

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

                                      -163-

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

                                      -164-

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

                                      -165-

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

                                      -166-

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -167-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

                                      -168-

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

                                      -169-

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

                                      -170-

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

                                      -171-

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

                                      -172-

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

                                      -173-

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by

                                      -174-

the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                      -175-

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                      -176-

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

                                      -177-

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

                                      -178-

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -179-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

                                      -180-

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

                                      -181-

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                      -182-

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -183-

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The attached CD-ROM contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "ML-CFC
2006-3.xls". The spreadsheet file "ML-CFC 2006-3.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this offering prospectus and on Annexes A-1, A-2, A-3, A-4 and
B to this offering prospectus. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

__________________

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

     Until December 21, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $2,246,176,000
                                  (Approximate)

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                               MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                             PNC CAPITAL MARKETS LLC

                              GOLDMAN, SACHS & CO.

                                 MORGAN STANLEY

                               SEPTEMBER 22, 2006

===============================================================================